As filed with the U.S. Securities and Exchange Commission on October 15, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Broad Capital Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	86-3382967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6208 Sandpebble Court, Dallas, TX	75254
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (469) 951-3088

Copies to:

Debbie A. Klis

Rimon P.C.

1050 Connecticut Avenue, NW, Suite 500

Washington D.C. 20036

Tel: (202) 935-3390

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.000001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

This General Form for Registration of Securities on Form 10 is to register our common stock, par value $0.000001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This registration statement will become effective automatically by lapse of time 60 days after the date of the initial filing of this registration statement pursuant to Section 12(g)(1) of the Exchange Act.

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Following effectiveness of this registration statement, we intend to maintain compliance with Exchange Act reporting requirements. We may seek quotation of our securities on an over-the-counter market; however, there can be no assurance that a market maker will file an application for quotation, that quotation will be approved, or that an active trading market will develop.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means Broad Capital Acquisition Corp. Our principal place of business is located at 6208 Sandpebble Court, Dallas, Texas 75254. Our telephone number is: (469) 951-3088.

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FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements unless required by applicable laws or regulations.

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Item 1. Business.

Background and Current Status of BRAC

Broad Capital Acquisition Corp. (the “Company”) was incorporated in the State of Delaware on April 16, 2021. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. Since the closing of our initial public offering on January 13, 2022, we have focused our efforts on the search for an initial business combination that may provide significant opportunities for attractive investor returns.

On January 13, 2022, we closed our initial public offering of 10,000,000 units. Each unit consists of one share of common stock of the Company, par value $0.000001 per share and one right of the Company, with each right entitling the holder thereof to receive one-tenth (1/10) of a share of common stock upon consummation of our initial business combination. The units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $100,000,000.

Simultaneously with the closing of the initial public offering, we completed the private sale of an aggregate of 446,358 units to our sponsor at a purchase price of $10.00 per placement unit, generating gross proceeds of $4,463,580. On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690 and the Company completed the additional private sale of 4,772 private units at a purchase price of $10.00 per private placement unit, to the Company’s sponsor generating gross proceeds to the Company of $47,720.

In connection with the closing and sale of the Over-Allotment Units and the additional private placement units (together, the “Over-Allotment Closing”), a total of $1,606,597 in proceeds from the Over-Allotment Closing (which amount includes $31,814 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“CSTT”).

Our management team is led by Johann Tse, our Chief Executive Officer, and Rongrong (Rita) Jiang, our Chief Financial Officer, both of whom permanently reside in, and are citizens of, the United States. Mr. Tse brings more than 30 years of leadership experience across numerous engagements in the fields of corporate operation and management, venture capital, and multinational mergers and acquisitions and has served as an independent board member of several Chinese companies listed in the United States in sectors including tourism, media and restaurant supplies manufacturing and sales. Mr. Tse and Ms. Jiang are directors of the Company and the co-managers and 50:50 owners of our sponsor.

On January 18, 2023, the Company entered into an Agreement and Plan of Merger and Business Combination Agreement (the “Merger Agreement”) with Openmarkets Group Pty Ltd., an Australian proprietary limited company (“Openmarkets”), BMYG OMG Pty Ltd., an Australian proprietary limited company and Broad Capital LLC, solely as the Company’s sponsor. On February 12, 2025, the Company received a notice of termination from Openmarkets Group Pty Ltd. advising the Company of their termination of the Merger Agreement pursuant to Section 11.1(d)(i) and Section 11.3 thereof, at which point the Merger Agreement became null and void with no further force and effect (other than the provisions of Section 9.6 of the Merger Agreement, Article XIII of the Merger Agreement and Section 11.3 of the Merger Agreement, which survive the termination of the Merger Agreement).

Since the termination of the Merger Agreement, we have commenced our search for a new business combination target and, since that time, the Company has conducted negotiations and entered into one letter of intent concerning a potential target business on April 24, 2026 involving a target company in the construction and engineering industry. The letter of intent is governed by and construed under the laws of the State of New York and is non-binding with respect to the proposed transaction. No party is obligated to proceed with the transaction unless and until definitive agreements are executed. The business purpose of the Company is to continue to seek the acquisition of or merger with an existing company.

The Company is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines a “blank check” company as “any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. As a shell company, the Company may experience difficulty attracting potential acquisition candidates, obtaining financing, maintaining service providers, and developing a trading market for its securities.

As of June 30, 2026, the Company had $42,368 in cash, and its auditors have issued an opinion raising substantial doubt about its ability to continue as a going concern. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a trading market to develop in our securities, whether debt or equity, before we have successfully concluded a business combination. This statement does not preclude us from obtaining working capital loans, sponsor or affiliate support, private financing, or other financing arrangements to fund our operations, transaction expenses, or the consummation of a business combination, as described elsewhere in this registration statement. The Company’s need for cash to fund operating expenses until the completion of a business combination does not change that conclusion. Any interim financing that the Company may seek or obtain would be for working capital purposes, including expenses associated with maintaining its reporting status, identifying and evaluating potential business combination opportunities, and negotiating and completing a business combination. Such financing would not be undertaken for the purpose of developing a market in the Company’s securities.

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To the extent the Company raises additional capital before completing a business combination, management expects that any such financing would be conducted through private arrangements with founders, sponsors, affiliates, existing securityholders, or other accredited or sophisticated investors, as applicable, and not through activities intended to create or stimulate a public trading market. Accordingly, the Company believes that its potential need for working capital is not inconsistent with the disclosure that management does not intend to undertake efforts to cause a market to develop in the Company’s securities before a business combination is completed. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. We have entered into a Business Combination Agreement with Conwall Construction Industries Limited, Conwall DE Sub Inc. and Conwall Construction Industries Sdn. Bhd. (collectively, “Conwall”). The Business Combination has not closed as of the date of this filing.

Our planned Business Combination with Conwall has not closed to date. The Conwall business, financial statements, management discussion and risk factors included in this registration statement provide information for evaluating the proposed transaction, but the Business Combination remains subject to its closing conditions. Although our management will endeavor to evaluate the risks inherent in any particular target business, we cannot assure you that we will adequately ascertain or assess all significant risk factors.

Summary of the proposed Business Combination

On August 12, 2026, Broad Capital Acquisition Corp. (BRAC), Conwall Construction Industries Limited (Holdco), Conwall DE Sub Inc. (Merger Sub) and Conwall Construction Industries Sdn. Bhd. (CCISB) entered into a Business Combination Agreement, amended and restated as of October 5, 2026 (the Business Combination Agreement). The following summary is qualified by the agreement filed as Exhibit 2.3 and the more detailed disclosures below.

Term	Summary

Parties and structure	Holdco is the Cayman Islands parent of Malaysian operating company CCISB. Merger Sub is Holdco’s wholly owned Delaware subsidiary. CCISB became wholly owned by Holdco in the July 16, 2026 share swap. At Closing, Merger Sub will merge into BRAC, which will survive as another wholly owned subsidiary of Holdco.

Consideration	The July reorganization issued 30,000,000 Holdco Ordinary Shares; 5,329,076 were repurchased and cancelled on September 8, 2026, leaving a fixed target block of 24,670,924 shares. The negotiated $250 million amount is enterprise value; the agreement defines Company Equity Value by deducting net indebtedness and does not recalculate the fixed share block by dividing that value by $10.

BRAC securities	Each unredeemed BRAC common share is exchanged for one Holdco Ordinary Share. Units separate into one common share and one right. Ten rights convert into one Holdco Ordinary Share, subject to contractual fractional-share treatment. BRAC has no outstanding preferred shares or warrants. Holdco Ordinary Shares have a par value of $0.0001.

Ownership and financing	The full illustrative Closing capitalization below is 32,293,888 shares with no further redemptions and 32,286,919 with maximum redemptions, including 564,078 illustrative loan shares and 3,000,000 illustrative underwriting settlement shares, and excluding uncommitted financing. Target holders would own approximately 76.40% and 76.41%, respectively. Actual Closing amounts and ownership may differ.

Conditions and timing	Conditions include BRAC stockholder approval, Conwall approvals, effective Form F-4, regulatory approvals, Nasdaq approval, completed reorganization, ancillary agreements, specified representations and covenants, and the agreed D&O insurance arrangements. No definitive Closing date has been established. The agreement states an April 30, 2027 Outside Date.

Termination and expenses	Termination rights include mutual consent, specified approval failures, prohibitions, uncured material breaches and failure to close by the Outside Date, subject to the agreement. Holdco bears the parties’ transaction expenses at Closing. The amended agreement removes the expense cap and related Sponsor cap-excess payment and forfeiture mechanism. A separate $5 million reimbursement limit applies to specified breach-related termination expenses.

Questions and answers for BRAC securityholders

What does this Form 10 do and what will stockholders vote on?

This Form 10 registers BRAC Common Stock under Section 12(g) of the Exchange Act. It does not solicit a vote, constitute a redemption demand or register the issuance of Holdco shares under the Securities Act. The separate Form F-4 and proxy materials will describe the Business Combination and related proposals, voting procedures, record date and meeting date. Approval of the Business Combination requires the affirmative vote of a majority of BRAC’s outstanding shares entitled to vote; abstentions and failures to vote therefore have the effect of votes against that proposal.

What will I receive?

A holder of an unredeemed BRAC common share will receive one Holdco Ordinary Share. Public shares properly redeemed will receive cash and will not also receive exchange shares. Rights convert separately at ten rights for one Holdco Ordinary Share even if the holder redeems its public common shares. Units must be separated to exercise redemption rights. Rights carry no claim to the Trust Account.

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How do redemption and dilution affect me?

Eligible public stockholders may request redemption whether they vote for or against the transaction or do not vote, subject to the charter and the procedures in the definitive proxy materials. The June 30, 2026 illustrative Trust Account amount is $87,208, or approximately $12.51 per remaining public share. Actual payments depend on the permitted trust calculation at the applicable date. Founder shares, rights conversion, loan conversion, underwriting settlement and any future financing dilute the percentage interests of holders who retain shares. See “Closing capitalization and dilution scenarios” and Item 4.

When could the transaction close and what are the principal risks?

Closing depends on SEC registration, approvals and the other contractual conditions; it is not assured. The agreement’s Outside Date is April 30, 2027, distinct from BRAC’s charter deadline of July 13, 2027. Risks include failure to satisfy listing requirements, limited remaining trust cash, additional financing needs, Sponsor conflicts, substantial dilution, Conwall’s customer and project concentration, execution and licensing risks in Malaysia, and uncertainty in forecasts. Holdco shares will carry Cayman Islands shareholder rights. See Item 1A and the comparison in Item 11.

Organizational structure and transaction steps

Holdco and Conwall Construction Industries Limited are the same Cayman Islands legal entity. CCISB is Conwall Construction Industries Sdn. Bhd., the Malaysian operating company. The diagrams distinguish the completed July 16, 2026 share swap from the proposed Delaware merger.

Before the July 16, 2026 share swap, Ng Boon Teik and Jingji Hu owned 70% and 30% of CCISB, respectively. They exchanged 525,000 and 225,000 CCISB shares for 21,000,000 and 9,000,000 Holdco shares. The subsequent repurchases and transfers produced the following pre-Closing ownership; neither the September transfers nor the repurchases constitute another issuance at Closing.

Holdco holder before Closing	Shares	Percentage
Ng Boon Teik	16,282,810	66.0000%
Jingji Hu	4,934,185	20.0000%
ENSP Limited	1,480,255	6.0000%
HK Xingfu Capital Holding Limited	986,837	4.0000%
Haibiao Deng	986,837	4.0000%
Total	24,670,924	100.0000%

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At Closing, outstanding BRAC securities will be exchanged or converted as described below, the Covered Loans will convert under their agreements, and the underwriting obligation will be settled in shares. After Closing, Holdco will own 100% of CCISB and 100% of surviving BRAC; Merger Sub will cease to exist. The diagrams use the no-redemption, $0.50 underwriting-price and $10 loan-conversion illustration; the scenario table presents other redemption levels.

Consideration and treatment of each class of securities

The original 30,000,000-share reorganization consideration is historical. After the September 8, 2026 cancellation of 5,329,076 shares, the amended Business Combination Agreement fixes the net Company Reorganization Consideration at 24,670,924 Holdco Ordinary Shares. The $250,000,000 contractual enterprise value, the Company Equity Value after net indebtedness, and the number of Holdco shares are different measures. The fixed share allocation is not an additional 24,670,924-share issuance on top of the existing target block.

Security or obligation	Treatment

BRAC nonredeemable common stock	2,990,897 shares exchange one-for-one, comprising 2,910,897 Sponsor shares and 80,000 independent-director shares.

BRAC public common stock	Up to 6,969 remaining shares exchange one-for-one, reduced by shares properly redeemed. Redeemed or otherwise cancelled shares do not also receive merger consideration.

BRAC public rights	10,159,069 public rights convert at ten rights per share; the aggregate illustration is 1,015,907 shares, subject to holder-level fractional treatment.

Private placement rights	451,130 rights convert into 45,113 shares. Together with public rights, 10,610,199 rights support the 1,061,020-share aggregate illustration. No loan-conversion rights are added.

BRAC units	Each outstanding unit separates into its common share and right before the component securities receive their respective treatment. Units are not a third, additive share category.

Preferred stock and warrants	None outstanding; no preferred-stock or warrant exchange is assumed.

Covered Loans	Actual covered principal, contractually convertible interest and other covered amounts at Closing convert into Holdco Ordinary Shares under creditor-specific Loan Conversion Agreements to be entered into before Closing, net of repayments, credits and effective waivers. The June 30 balance is $5,640,780; 564,078 shares at $10 are illustrative.

Underwriting settlement	The $1,500,000 settlement is paid in Holdco shares at the contractual variable price, subject to the 9.9% cap and return of unsold excess shares. It is separate from loan conversion.

Background and negotiations

BRAC evaluated potential targets across industries and jurisdictions after the Openmarkets termination. Its review focused on operating history, competitive position, growth opportunities, capital needs, management and the prospects for a U.S. listing. The following chronology summarizes the material contacts disclosed for the Conwall transaction.

Date	Material event

January 18, 2023 / February 12, 2025	BRAC signed the Openmarkets agreement and subsequently received Openmarkets’ termination notice under Sections 11.1(d)(i) and 11.3. Specified survival provisions remained effective. BRAC resumed its target search.

Mid-November 2025 / November 24, 2025	Introduction to Conwall and introductory videoconference with Ng Boon Teik and management concerning operations, customers, industry, growth and capital requirements.

Early December 2025	Following a nondisclosure agreement, Conwall provided preliminary financial and business information; BRAC began follow-up diligence.

January–March 2026	Market research, industry consultations and negotiations concerning valuation, structure, financing, governance, management and listing readiness.

April 24, 2026	Non-binding letter of intent reflected an indicative approximately $300 million equity valuation, subject to diligence and definitive documentation.

May–July 2026	HK Credible was engaged in May; financial, legal and commercial diligence and negotiations continued. The parties negotiated a $250 million enterprise value, a different measure from the LOI equity value. The share-swap reorganization occurred on July 16.

August 10–12, 2026	The BRAC Board discussed approval conditions on August 10, approved the original agreement by unanimous written consent before execution, and the four parties executed it on August 12.

September 8 / September 25, 2026	Repurchase and cancellation reduced target shares to 24,670,924; advisory transfers occurred. HK Credible revised its report on September 25, using a June 30 valuation date, and management reaffirmed its forecasts as of September 25.

October 5 / October 8, 2026	The parties amended and restated the agreement on October 5, including the loan, expense and lock-up provisions. The BRAC Board ratified the amended agreement and reaffirmed its determinations on October 8.

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Diligence included management presentations, data-room materials, financial statements, material project contracts, backlog, customer concentration, working capital, indebtedness, permits, litigation, employee matters, related-party transactions and listing readiness. BRAC considered continuing its target search and the risk of failing to complete a business combination within the available period. The parties negotiated the consideration and structure; the valuation adviser did not set the transaction price.

BRAC Board determination and material factors

The BRAC Board approved the original Business Combination Agreement in August 2026 and determined that the transaction was fair to, advisable for and in the best interests of BRAC and its stockholders. The parties signed the amended and restated agreement on October 5, 2026. The BRAC Board ratified the amended agreement and reaffirmed its determinations on October 8, 2026.

Favorable factors included Conwall’s specialized cleanroom, process-utility and engineering capabilities; fiscal 2026 growth and return to profitability; potential geographic and service expansion; possible access to capital; the negotiated consideration; and governance and Closing protections. Adverse factors included customer, project and Malaysia concentration; a limited history of profitability at the current scale; reliance on forecasts and new awards; collection and working-capital risks; industry cyclicality; BRAC’s limited trust balance and float; financing, dilution and listing risks; and the interests of the Sponsor, officers and directors. Continuing the target search could preserve alternatives but would entail additional expense and the risk of liquidation if no transaction could be completed.

There is no separate majority-of-unaffiliated-stockholders approval condition, and BRAC did not appoint a representative solely for its unaffiliated stockholders. The full BRAC Board, including its independent directors, participated in the August 2026 approval of the original agreement. The October 5 amended agreement was ratified by the BRAC Board on October 8, 2026. The Sponsor’s voting commitment and substantial shareholding may affect the stockholder approval outcome.

Independent valuation and financial due diligence

BRAC engaged HK Credible Market Research Co., Limited (“HK Credible”) to prepare an independent target equity valuation and financial due diligence analysis of Conwall in connection with the proposed Business Combination. BRAC identified HK Credible through an evaluation process that included consideration of several potential providers, including Frost & Sullivan and Nikkei Business Research. BRAC evaluated the firms based on, among other factors, their prior case experience, professional fees and analyst qualifications, and selected HK Credible based on these considerations. BRAC paid or agreed to pay HK Credible a fixed fee of $12,000 for the independent target equity valuation and financial due diligence analysis. Such compensation was not contingent upon the valuation conclusion, transaction consideration, financing, shareholder approval or consummation of the Business Combination. During the two years preceding the date of the Valuation Report, except for its engagement by BRAC and receipt of the fixed professional fee described in this section, neither HK Credible nor, to HK Credible’s knowledge, the personnel participating in the Valuation Report had any equity ownership, control, employment relationship, debt arrangement, success fee, underwriting fee, financing participation or other economic relationship with BRAC, the Sponsor, Conwall, or their respective controlling shareholders, directors, officers, financial advisors, legal advisors, PIPE investors or other transaction participants that would materially impair HK Credible’s independence. The September 25, 2026 revision described in this section updates the valuation date to June 30, 2026 and presents the separate analyses summarized below.

HK Credible Market Research Co., Limited (“HK Credible”) prepared an independent target equity valuation and financial due diligence analysis, revised September 25, 2026, with a valuation date of June 30, 2026 (the “Valuation Report”), described in this section. The report presents separate analytical outcomes: a $356.4 million to $520.4 million future-earnings scenario range, a $138.2 million policy discounted-cash-flow indication, and a $102.6 million to $149.8 million actual trailing-twelve-month diagnostic range. These analyses use different earnings bases and assumptions and are not combined into a weighted valuation or midpoint. The future-earnings range is conditional on projected performance, new project awards and financing; the DCF does not corroborate that range. The report is not a fairness opinion or a recommendation to approve the Business Combination. The negotiated $250 million enterprise value remains unchanged; it is distinct from the report’s equity-value indications and from the fixed 24,670,924-share target allocation.

The BRAC Board considered the information available to it when it approved the Business Combination in August 2026. The September 25 revision postdates that approval and is provided as updated information for BRAC’s consideration; it should not be read as information available to the Board at its August meeting. HK Credible’s analysis is one factor in evaluating the transaction and does not determine the negotiated consideration.

HK Credible’s principal methods were discounted cash flow, conditional future-earnings capitalization and a trailing-earnings diagnostic. It relied on information furnished by management and market comparisons and did not independently verify the forecasts. The report’s assumptions include forecast growth, financing availability, margins, reinvestment and discount rates. It is not a fairness opinion, and its higher conditional range should not be presented as independent corroboration that the negotiated consideration is fair. The September revision was not available at the August approval.

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Projected financial information

Conwall management prepared the forecasts described in the transaction disclosure on April 15, 2026 for a PIPE roadshow and reaffirmed them as of September 25, 2026. HK Credible used management’s strategic-expansion forecast in its revised analysis; the report states that the forecast was furnished after its June 30 valuation date. The management projections and the adviser’s separate calculations are distinguished below. Fiscal years end March 31; amounts are in millions of U.S. dollars.

Metric	FY2027E	FY2028E	FY2029E	FY2030E
Revenue	90.800	122.600	165.500	223.500
Management EBITDA	8.600	13.000	20.700	33.500
Management net income	6.350	10.400	17.400	29.000
Analytical D&A	0.363	0.490	0.662	0.894
Analytical operating income	8.237	12.510	20.038	32.606
Analytical net interest	0.328	0.328	0.328	0.328
Analytical pretax earnings	7.909	12.182	19.710	32.278
Analytical tax at 24%	1.898	2.924	4.730	7.747
Analytical normalized net income	6.011	9.258	14.980	24.531
Management less normalized net income	0.339	1.142	2.420	4.469

Revenue, EBITDA and management net income are management estimates. EBITDA is a non-GAAP measure of earnings before interest, taxes, depreciation and amortization. It presents projected operating earnings before those items; projected GAAP net income is the most directly comparable measure. EBITDA is not a substitute for GAAP net income. The normalized earnings rows are HK Credible’s calculations using D&A of 0.4% of revenue, annual net interest of approximately $0.327844 million and a 24% tax rate. They are not management’s reconciliation of projected EBITDA to projected GAAP net income. The FY2030 difference of $4.469 million, or approximately 18.2% of normalized net income, remains attributable to unresolved tax and normalization assumptions; no tax incentive is established by that difference.

Material assumptions include revenue growth of approximately 35% annually, substantial new awards, timely execution and collections, margin expansion, adequate skilled capacity and financing, and a presentation exchange convention of approximately RM4.70 per U.S. dollar. The June 2026 quarter generated $11.286729 million of revenue, leaving $79.513271 million required in the remaining nine months to reach FY2027 projected revenue. June 30 RPO of $7.605215 million covers only approximately 9.56% of that remaining requirement, assuming full recognition by March 31. The $71.908056 million difference depends on additional awards and their timely conversion into revenue. At a 13.2% award-by-value rate and complete same-period delivery, that gap would require approximately $544.8 million of eligible quotations; at 25%, approximately $287.6 million. These are arithmetic sensitivities, not forecasts of awards.

Separate adviser cash flow scenario

US$ millions except years	FY2027 remaining	FY2028	FY2029	FY2030
Revenue	79.513	122.600	165.500	223.500
Operating EBITDA	7.799	13.000	20.700	33.500
D&A	0.348	0.490	0.662	0.894
Capital expenditure	0.477	0.736	0.993	1.341
Increase in operating working capital	7.314	3.816	5.148	6.960
Free cash flow to the firm	(1.780)	5.446	9.750	17.374
Discount period in years	0.750	1.750	2.750	3.750

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The adviser used a 14.7% WACC, 15% cost of equity, 3% terminal growth, 12% operating working capital relative to revenue and capital expenditure at 0.6% of sales. These are modeling conventions; discount-rate calibration and terminal reinvestment remain limitations. The policy DCF equity indication was approximately $138.2 million, compared with the conditional future-earnings range of $356.4 million to $520.4 million and actual trailing-earnings diagnostic of $102.6 million to $149.8 million. Those measures are not interchangeable or a weighted conclusion.

The projections were prepared for specific transaction purposes, have not been audited, and do not predict actual results. Their assumptions are sensitive to customer concentration, industry spending, backlog conversion, project timing, costs, financing, licensing and foreign exchange. Actual performance may differ materially. The September 25 reaffirmation is the latest affirmation identified here; it should not be understood as a new affirmation as of a later filing or mailing date.

Sponsor compensation and interests

Interest	Amount and treatment

Founder shares	$25,000 paid for 2,875,000 shares on May 7, 2021 (approximately $0.0087 per original share). After transfer of 80,000 shares to four independent directors and forfeiture of 335,233 shares, 2,539,767 founder shares remained, including 2,459,767 held by the Sponsor. The $25,000 cost divided by the total retained founder block is approximately $0.00984 per share.

Private units	451,130 units acquired at $10 each for $4,511,300; they comprise 451,130 common shares and 451,130 rights. Sponsor common shares total 2,910,897, plus 45,113 shares attributable to its existing rights at conversion.

Covered financing	June 30, 2026 working-capital loans of $2,134,116 plus extension loans of $3,506,664 equal $5,640,780. The loans were provided by the Sponsor and a group of affiliated and unaffiliated lenders. Actual covered Closing balances convert under creditor-specific agreements to be entered into before Closing. The aggregate balance is not attributed entirely to the Sponsor; creditor-specific amounts and controlling persons have not been finalized in the disclosure.

Administrative fees	$10,000 monthly; $530,000 accrued and unpaid at June 30, 2026, including $60,000 incurred in the six months. Future fees cease on Closing or liquidation. No unexecuted waiver of the accrued balance is assumed.

Other interests	Out-of-pocket reimbursements subject to Audit Committee review; continuing indemnification and required D&O insurance; and Johann Tse’s expected Holdco directorship. No finder’s fee, consulting fee or transaction bonus is disclosed for completing the transaction.

Underwriter	Historical deferred commission of $3,555,674 is separate from Sponsor compensation and from Covered Loans. The contractual Closing settlement is $1,500,000 in variable-price Holdco shares.

Broad Capital LLC is a Delaware limited liability company formed to sponsor and support BRAC’s acquisition activities. Johann Tse and Rita Jiang are identified in the ownership disclosure as its co-managers and 50:50 owners and may share voting and dispositive power over the same Sponsor securities; those holdings must not be added twice. Each of BRAC’s four independent directors holds 20,000 founder shares. The Sponsor and insiders’ nominal-cost securities, potential recoveries and continuing protections can create an incentive to complete a transaction even if unaffiliated public stockholders experience a loss.

The Sponsor has committed to support the transaction and has waived redemption rights as described in the Sponsor Support Agreement. Founder securities remain subject to their applicable restrictions. Under the October 5 holder-specific target arrangements, Ng Boon Teik and Jingji Hu are subject to the twelve-month target lock-up; ENSP Limited, HK Xingfu Capital Holding Limited and Haibiao Deng are not subject to that contractual lock-up. Absence of contractual restrictions does not itself establish lawful unrestricted resale or Nasdaq public-float eligibility. Loan conversion and existing-rights conversion are separate issuance categories; applicable securities-law restrictions continue to apply.

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Illustrative sources and uses

The following cash bridge uses June 30, 2026 balances and the pro forma assumptions. No PIPE, backstop or other uncommitted cash financing is included. No-redemption and minimum-redemption mean the same scenario. The midpoint assumes redemption of 3,484 shares, leaving 3,485 shares. Amounts are whole U.S. dollars.

Source or use	No / minimum	Midpoint	Maximum
Conwall cash and cash equivalents	7,016,296	7,016,296	7,016,296
BRAC operating cash	42,368	42,368	42,368
BRAC trust cash	87,208	87,208	87,208
Total cash sources	7,145,872	7,145,872	7,145,872
Public-share redemptions	—	43,598	87,208
September share repurchase	533	533	533
September dividend	253,424	253,424	253,424
Total modeled cash uses	253,957	297,555	341,165
Illustrative cash to balance sheet	6,891,915	6,848,317	6,804,707

The $5,640,780 illustrative loan conversion supplies no new cash and is not both a cash source and a cash repayment. The target consideration is the existing 24,670,924-share block, not a cash acquisition payment. Underwriting settlement is in shares; no $1.5 million cash payment is assumed. The separate $530,000 accrued administrative fees, $291,400 trust over-withdrawal liability, unpaid transaction costs and other retained liabilities are not treated as extinguished.

This bridge is not a Closing funds-flow forecast. Additional legal, audit, advisory, listing, D&O insurance and other Closing costs remain unquantified in the preliminary pro forma information. Actual available cash will also reflect intervening operations and Conwall’s July 2 repayment of $6,506,252 of invoice financing, which the pro forma treats as an ordinary-course subsequent event. The contractual financing objective is approximately $3 million to $5 million and is not a minimum-cash Closing condition; interim equity financing is subject to the agreement’s approvals, minimum-price restrictions and $10 million post-signing limit.

Redemption procedures and limitations

Only holders of BRAC public common shares are entitled to redeem those shares for their pro rata interest in the Trust Account, subject to the charter and applicable law. A holder must submit a written demand identifying its legal name, address and telephone number and deliver its shares to Continental Stock Transfer & Trust Company, physically or electronically through DTC’s DWAC system, at least two business days before the vote at the special meeting. Street-name holders must instruct their bank or broker in time to meet the deadline. Unit holders must first separate units into shares and rights. The definitive proxy materials will specify the actual dates and instructions.

A holder may redeem whether it votes for, against or does not vote on the Business Combination. Redemption is conditional on completion; if the transaction is not completed, tendered shares will be returned. Rights are not redeemable and confer no Trust Account interest. A public-share redemption does not cancel separately held rights. The Sponsor and insider holders’ waivers apply as described in their agreements.

At June 30, 2026, the Trust Account held $87,208 for 6,969 public shares, equivalent to $12.5137 per share before subsequent permissible adjustments. The redemption price at the actual measurement date may differ. The $291,400 liability arising from trust over-withdrawals is separate and is not netted against that reported cash balance. Maximum redemption in the illustrations means all 6,969 remaining public shares. The agreement imposes no minimum cash or net-tangible-asset Closing condition, but this does not waive an independently applicable charter restriction or Nasdaq condition. No proceeds from an undisclosed or uncommitted backstop, non-redemption agreement, forward purchase or PIPE are assumed.

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Closing capitalization and dilution scenarios

The following table includes all legally outstanding shares in the stated illustration. It assumes no additional financing or other issuance, $5,640,780 of Covered Loans converted at $10 per share, and 3,000,000 underwriting settlement shares at the $0.50 floor. The underwriter is assumed to have no other attributable shares; its approximately 9.29% ownership is below the 9.9% cap. All settlement shares count while legally outstanding even if some must later be returned.

Holder or issuance category	No / minimum	Midpoint	Maximum
Fixed target block	24,670,924	24,670,924	24,670,924
Sponsor common shares	2,910,897	2,910,897	2,910,897
Independent-director common shares	80,000	80,000	80,000
Remaining BRAC public common shares	6,969	3,485	0
Public-rights conversion shares	1,015,907	1,015,907	1,015,907
Private-rights conversion shares	45,113	45,113	45,113
Covered-loan shares at assumed $10	564,078	564,078	564,078
Underwriting shares at assumed $0.50	3,000,000	3,000,000	3,000,000
Total Holdco Ordinary Shares	32,293,888	32,290,404	32,286,919

Ownership measure	No / minimum	Midpoint	Maximum
Target holder block	76.3950%	76.4033%	76.4115%
Sponsor including private rights	9.1535%	9.1545%	9.1554%
Remaining public common shares	0.0216%	0.0108%	0.0000%
Public shares plus public-rights shares	3.1674%	3.1570%	3.1465%
Underwriter settlement block	9.2897%	9.2907%	9.2917%

The original 29,293,888 / 29,290,404 / 29,286,919 subtotals exclude underwriting settlement shares. Adding 3,000,000 produces the complete illustrative totals above; no rights or loan shares are counted twice. Actual underwriting shares equal $1,500,000 divided by the higher of $0.50 and ten times the contractual recent average BRAC Rights price, subject to the ownership cap and other terms. The illustration is not a commitment to issue 3,000,000 shares.

Additional PIPE shares equal financing proceeds divided by the actual issuance price, adjusted for any other securities or economics. At the contractual $5 floor, hypothetical $3 million and $5 million equity financings would add 600,000 and 1,000,000 shares, respectively, but no such financing is assumed committed here. Loan balances, interest, waivers, fractional rights, equity compensation and return or cancellation of underwriting shares may also change ownership. “Public shares plus public-rights shares” describes issuance origins, not a verified list of unaffiliated holders or Nasdaq unrestricted public float. Comparative per-share measures appear in Item 13.

Closing conditions timing and termination

The parties’ obligations are subject to the required BRAC and Conwall shareholder approvals; effective Form F-4 without a stop order; applicable regulatory approvals and absence of prohibitory orders; completion of the reorganization; Nasdaq approval and applicable listing requirements after redemptions; and effectiveness of the ancillary agreements. BRAC’s conditions also include the specified Conwall representations, covenants, absence of material adverse effect, third-party consents, holder-specific lock-up deliveries and the D&O insurance evidence required by Sections 6.7 and 9.2. Conwall’s conditions include the specified BRAC representations, covenants, absence of material adverse effect, ancillary deliveries and reporting compliance.

The agreement does not impose a minimum cash or minimum net-tangible-assets Closing condition. Its approximately $3 million to $5 million financing objective is non-binding. Nasdaq approval, permitted treatment of restricted shares and any independently applicable charter restrictions remain separate requirements. Any waiver must comply with the agreement, including the independent, disinterested board and audit-committee process for the specified insurance condition.

No fixed Closing date is available. Section 10.1 states an April 30, 2027 Outside Date. That date is not the July 13, 2027 charter liquidation deadline. Termination is permitted for mutual written consent; final prohibitory orders; failure of BRAC stockholder approval; failure of Conwall consent within ten business days after Form F-4 effectiveness; specified listing or reorganization failures; an uncured qualifying breach, subject to the applicable fifteen-day cure period; or failure of effectiveness or Closing by the Outside Date, subject to the agreement’s limitations on a materially breaching party.

Upon termination, the agreement becomes void except for its surviving provisions and liability for specified pre-termination willful and material breaches. Generally, each party bears its own expenses, subject to the express allocation provisions and reimbursement of reasonable documented out-of-pocket expenses up to $5 million following specified material-breach termination. Proxy and registration expenses are shared equally subject to true-up under Section 8.1. At Closing, Holdco pays the parties’ transaction expenses under Sections 2.5 and 11.6; Covered Loans convert separately. The amended agreement has no transaction expense cap or related Sponsor cap-excess cash payment or share forfeiture. The $5 million termination reimbursement limit and $1.5 million underwriting settlement are not loan-conversion or Closing-expense caps.

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Material U.S. federal income tax considerations

The following summarizes the intended treatment described in the transaction disclosure for U.S. holders that hold their securities as capital assets. It does not address every holder or all state, local or non-U.S. taxes. Special rules apply to, among others, five-percent holders, the Sponsor and holders of founder or private securities, financial institutions, dealers, tax-exempt investors and compensatory holders. Investors should obtain advice for their own circumstances.

Exchanges and cross-border limitations

The parties intend that the July reorganization and the BRAC merger, considered together, qualify under Section 351 of the Internal Revenue Code and that the BRAC merger not trigger gain under Section 367(a)(1), subject to the applicable requirements. If that treatment applies, a qualifying U.S. holder generally would recognize no gain or loss on exchanging BRAC common shares for Holdco shares, carry over its aggregate basis, and include the holding period of the surrendered shares. Section 367 and its regulations impose additional conditions for transfers to a foreign corporation. A holder owning at least five percent of Holdco’s vote or value after the transaction may need a timely five-year gain recognition agreement and related compliance to avoid recognition of gain, but not loss. Satisfaction of the five-percent rules does not dispense with the other requirements of Sections 351 and 367.

If the exchange is taxable because the intended treatment fails, a U.S. holder generally recognizes gain or loss equal to the fair market value of the Holdco shares received less the basis of the surrendered shares; its new basis generally equals fair market value and its new holding period begins the following day. Capital-loss limitations and holder-specific rules apply. The July reorganization, September share changes, advisory transfers and all Closing issuances must be considered in the transaction-specific analysis. Rights holders and Covered Loan creditors require separate analysis of their particular instruments; the common-share discussion does not establish their tax treatment.

Redemptions

A cash redemption is generally analyzed under Section 302 as a sale or exchange if the applicable substantially disproportionate, complete-termination or not-essentially-equivalent-to-a-dividend test is met, taking account of constructive ownership, including relevant rights. Sale treatment generally produces capital gain or loss equal to cash received less basis. Otherwise, Section 301 generally treats the payment as a dividend to the extent of earnings and profits, then as a reduction of basis and then gain. A holder that redeems all shares and receives no Holdco shares ordinarily is not exposed to Holdco’s PFIC rules or Section 367 solely through the merger; a partial redeemer receiving Holdco shares may be.

Holdco PFIC risk and information

BRAC is a domestic corporation and is not a PFIC. Holdco is foreign and may be a PFIC for a year if at least 75% of gross income is passive or at least 50% of assets produce or are held to produce passive income, subject to the applicable look-through rules. Status is determined annually and depends on actual income, assets, valuations and the use of cash. No assurance is given that Holdco or a relevant subsidiary will not be a PFIC. Absent an effective qualified electing fund or mark-to-market election where available, gains and excess distributions can be subject to adverse allocation, tax-rate and interest-charge rules. Elections, information reporting, dividends and subsequent disposals are subject to holder-specific requirements.

The agreement provides for PFIC determinations and commercially reasonable efforts to supply applicable annual information statements within the specified framework, including a 120-day determination period after the relevant year-end. This covenant does not guarantee availability or effectiveness of any investor election. Backup withholding and information-reporting rules may also apply.

Tax analysis and opinions

No transaction-specific U.S. tax opinion is included in this registration statement. The intended treatment is an objective rather than an opinion that the applicable requirements have been met, and Closing is not conditioned on receipt of such an opinion. No IRS ruling has been requested or is intended. CCISB reports that it has no U.S. holders and does not foresee material U.S. federal income tax consequences of the Business Combination to its pre-merger stockholders on that basis. This limited statement does not establish the entity-level tax consequences to BRAC, Holdco or CCISB, or the treatment of BRAC rights, debt conversion or redemption excise tax, which require completed transaction-specific analysis by U.S. tax counsel. The parties intend to engage U.S. tax counsel to provide the required transaction-specific opinion and consent with a subsequent Form F-4 amendment. Neither is included in the supplied draft, and no tax-treatment conclusion is represented as having been delivered. Neither the pro forma assumptions nor this summary replaces that analysis.

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Additional de-SPAC disclosure

The transaction disclosure in this Form 10 includes Sponsor compensation and conflicts, the background and terms, Board determination, valuation analysis, projections, redemption rights and dilution, together with Conwall business, management and financial information. The specific locations are set out below. This Form 10 does not replace the separate Form F-4, definitive proxy materials or any tender-offer materials required for the transaction.

Regulation S-K topic	Disclosure location

Item 1603	Item 1 — Sponsor compensation and interests; Items 4, 5 and 7 — ownership, management and related-party transactions.

Item 1604	Item 1 — summary, sources and uses, redemption procedures and Closing capitalization; Items 4 and 13 — ownership, dilution and per-share information.

Item 1605	Item 1 — background, consideration, conditions, termination and tax consequences; Item 11 — comparison of shareholder rights.

Item 1606	Item 1 — Board determination, positive and negative factors, alternatives, approval process and absence of separate unaffiliated approval or representative.

Item 1607	Item 1 — HK Credible engagement, report dates, methods, findings, compensation, independence and limitations.

Item 1608	Item 1 — redemption procedures through the contemplated stockholder vote. Any alternative tender offer would require separate compliant tender-offer materials.

Item 1609	Item 1 — management forecasts, purpose, dates, assumptions, reaffirmation, limitations and separate adviser calculations.

Terminology used in the transaction disclosure

In this Form 10, “BRAC,” “Registrant” and, unless a subsection expressly specifies otherwise, “Company,” “we,” “us” and “our” refer to Broad Capital Acquisition Corp. “Holdco” means Conwall Construction Industries Limited, the Cayman Islands parent; “CCISB” means the Malaysian operating subsidiary. “Conwall” refers to Holdco and CCISB as the context requires. “Business Combination” means the overall proposed transaction and related steps. “BRAC Merger” means the specific Delaware merger of Conwall DE Sub Inc. into BRAC and corresponds to the agreement’s defined “SPAC Merger.” “SPAC” means BRAC when used in the executed agreement. Defined terms in reproduced agreements and historical financial statements retain their document-specific meanings.

References to financial statement notes are specific to the relevant financial statement set. Conwall annual and interim Notes 1–15 are separate series; BRAC annual Notes 1–11 and interim Notes 1–9 are also separate. References to pro forma notes (a)–(j) refer only to the notes accompanying the unaudited pro forma information. Exhibit 2.2 is the original August 12, 2026 agreement; Exhibit 2.3 is the October 5, 2026 amended and restated agreement.

During the remainder of the fiscal year and beyond such time, we anticipate incurring costs related to the filing of Exchange Act reports, and investigating, analyzing and consummating an acquisition. We believe we will be able to meet these costs through the use of funds to be loaned by or invested in us by our stockholders, management or other investors. Our management and stockholders have indicated their intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements; however, there are no agreements in effect between the Company and our management and stockholders specifically requiring that they provide any funds to the Company. Any future loans from officers, directors, sponsors or affiliates may be evidenced by promissory notes, may be unsecured, may bear interest or be non-interest bearing, and may be repayable upon completion of a business combination or other future financing event. As a result, there are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

The analysis of new business opportunities will be undertaken by or under the supervision of the Company’s management. As of the date of this filing, the Company has entered into a Business Combination agreement with Conwall. While the Company has limited assets and no revenues, the Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek out a target company in any type of business, industry or geographical location. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

(a)	potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

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(c)	strength and diversity of management, either in place or scheduled for recruitment;

(d)	capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f)	the extent to which the business opportunity can be advanced; and

(g)	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be definitive, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant’s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies and our limited personnel and financial resources. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or other such professionals. The costs associated with hiring third parties as required to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like, which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction are all factors that determine the costs associated with completing a business combination transaction. The time and costs required to complete a business combination can be estimated once a business combination target has been identified. Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, the Company is aware that there are hundreds of shell companies seeking a business combination target. As a result, the Company believes it is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

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None of BRAC’s current directors or executive officers is presently involved in any other blank-check company. They may become associated with another blank-check company in the future, which could create conflicts in allocating business opportunities. In evaluating opportunities among entities with which management may become affiliated, management would consider applicable fiduciary duties, the stage of transaction development, industry focus, capital requirements, target company preferences and other relevant factors.

At this time, the Company has not identified any specific factors or criteria that will be used to determine which entity will proceed with a proposed transaction in the event of a conflict of interest and management reserves the right to use any such criteria as it determines to be relevant at the time a proposed transaction is presented. However, in the event a conflict of interest arises in connection with the identification of a proposed business transaction, the Company’s management and board of directors will use its reasonable judgment and intends to take all such actions as may be required in order to satisfy its fiduciary duties. At this time, there are no specific conflicts of interests identified by our management.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and are employed on a full-time basis by other companies. Our officers and directors will be dividing their time amongst these entities and anticipate that they will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. We anticipate that our officers will devote on average approximately 5 to 10 hours per week to the Company’s operations, including corporate governance, regulatory compliance and identifying potential business opportunities. Management anticipates that this time commitment may increase as the Company moves closer to identifying and executing a business combination. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise their fiduciary duties as an officer and/or director of the Company and believes that they will be able to devote the time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Former SPAC Status

The Company was formed as a blank check company, or special purpose acquisition company, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is filing this registration statement on Form 10 in connection with the re-registration of its shares of common stock, par value $0.000001 per share, to complete a business combination.

On January 13, 2022, the Company consummated its initial public offering of 10,000,000 units. Each unit consisted of one share of common stock and one right, with each right entitling the holder thereof to receive one-tenth of one share of common stock upon consummation of the Company’s initial business combination. The units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $100,000,000. Simultaneously with the closing of the initial public offering, the Company completed the private sale of an aggregate of 446,358 units to Broad Capital LLC, the Company’s sponsor, at a purchase price of $10.00 per placement unit, generating gross proceeds to the Company of $4,463,580.

On February 9, 2022, the underwriters of the initial public offering partially exercised their over-allotment option, and on February 10, 2022, purchased an additional 159,069 units from the Company, or the Over-Allotment Units, generating additional gross proceeds to the Company of $1,590,690. In connection with the partial exercise of the over-allotment option, the Company also completed the additional private sale of 4,772 private placement units to the sponsor at a purchase price of $10.00 per private placement unit, generating additional gross proceeds to the Company of $47,720. The Company currently has 10,159,069 rights outstanding.

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On January 18, 2023, the Company entered into an Agreement and Plan of Merger and Business Combination Agreement with Openmarkets Group Pty Ltd., an Australian proprietary limited company, or Openmarkets, BMYG OMG Pty Ltd., an Australian proprietary limited company, and Broad Capital LLC, solely in its capacity as the Company’s sponsor. On February 12, 2025, the Company received a notice of termination from Openmarkets advising that Openmarkets had terminated the Merger Agreement pursuant to Section 11.1(d)(i) of the Merger Agreement.

The Company has experienced significant redemptions by its public stockholders. As a result, only 6,969 public shares of Common Stock remain outstanding after giving effect to such redemptions, which may adversely affect the liquidity of the Company’s securities, the viability of consummating a business combination, and the value of the Company’s securities. As of December 31, 2025, the Company had cash held in trust of $1,257,251. The Company had 2,990,897 issued and outstanding shares of Common Stock excluding 101,216 shares subject to possible redemption. As of June 30, 2026, the Company had cash held in trust of $87,208. The Company had 2,990,897 issued and outstanding shares of Common Stock excluding 6,969 shares subject to possible redemption, for total issued and outstanding Common Stock of 2,997,866 shares.

Reconciliation of BRAC shares and trust balances

Measure	December 31, 2025	Change	June 30, 2026
Redeemable public shares	101,216	(94,247)	6,969
Nonredeemable common shares	2,990,897	—	2,990,897
Total common shares outstanding	3,092,113	(94,247)	2,997,866
Cash held in Trust Account	$1,257,251	$(1,170,043)	$87,208

The 94,247-share reduction reflects redemptions in connection with the January 2026 extension, at approximately $12.42 per share. The net change in trust cash also reflects the other trust-account movements shown in the financial statements and is not necessarily equal to redeemed shares multiplied by the rounded redemption price. Outstanding shares, record holders and beneficial holders are different measures; the latest record-holder count must be obtained from the transfer agent. The share totals above do not establish that count.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its Common Stock or other securities of the Registrant, which could result in substantial dilution to the equity of stockholders of the Registrant immediately prior to the consummation of a transaction. The proposed Conwall transaction is governed by the amended Business Combination Agreement. Its intended tax treatment is subject to applicable legal requirements and the facts at Closing. It should be noted that the criteria for determining whether an acquisition is a so-called “tax-free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depend upon the transaction meeting certain statutory and non-statutory requirements. There are different statutory requirements for each type of tax-free reorganization, and each transaction must be reviewed carefully to determine its eligibility. One statutory requirement in a tax-free reorganization is that at least a certain percentage of the total consideration must be voting stock of the acquirer corporation. This could result in substantial dilution to the equity of those who were stockholders of the Registrant before the reorganization. In addition, post-transaction dispositions of Registrant stock received as consideration could have implications for the tax-free nature of the transaction. The Company does not intend to supply disclosure to stockholders concerning a target company before consummation of a Business Combination unless required by applicable law or regulation. In the event a proposed Business Combination involves a change in a majority of the directors of the Company, the Company will file and provide to stockholders a Schedule 14F-1, which will include information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a Business Combination that results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present stockholders of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant’s directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Any proposed business combination will be structured and completed in accordance with applicable Delaware law, federal securities laws, SEC rules and regulations, and any applicable stock exchange requirements.

The Company has entered into a Business Combination agreement with Conwall.

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It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine with any degree of specificity at this time as such costs are expected to be dependent on factors such as the amount of time it takes to identify and complete a Business Combination transaction, the location, size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred. The Company has identified Conwall as its proposed Business Combination target. Completion remains subject to the amended Business Combination Agreement, applicable approvals and other closing conditions.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of stockholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our emerging growth company status is subject to the statutory five-year limit following our initial public offering and may end earlier if our annual gross revenues are $1.235 billion or more, we issue more than $1 billion of non-convertible debt in a three-year period, or we become a large accelerated filer under Exchange Act Rule 12b-2.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

Shell Company Status

We are a “shell company” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 12b-2 under the Exchange Act. The term shell company means a registrant, other than an asset-backed issuer as defined in Item 1101(b) of Regulation AB, that has no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.

Some of the consequences of being a shell company are as follows:

◌	Rule 145a under the Securities Act provides that any direct or indirect business combination of a reporting shell company (that is not a business combination related shell company as defined in Rule 405) involving another entity that is not a shell company is deemed to involve an offer, offer to sell, offer for sale, or sale within the meaning of section 2(a)(3) of the Securities Act of securities to the reporting shell company’s existing shareholders. Where Rule 145a applies, that deemed offer and sale would need to be registered under the Securities Act, unless there is an applicable exemption. The proposed Conwall Business Combination contemplates a separate registration statement on Form F-4 covering the transaction. This Form 10 registers BRAC’s common stock under the Exchange Act and does not itself register the offer or sale of the transaction securities under the Securities Act.

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◌	The applicable rules of the SEC prohibit the use of Form S-8 under the Securities Act (for registration of securities of the registrant to be offered under employee benefit plans to its directors, officers, employees and consultants) by shell companies until 60 days after the registrant ceases to be a shell company.

◌	Form 8-K under the Exchange Act requires a shell company (other than a business combination related shell company) that is reporting an acquisition of a business or change of control that causes it to cease being a shell company to disclose the same information, giving effect to the transaction, that it would be required to provide in registering a class of securities under the Exchange Act, including financial statements and pro forma financial information of an acquired business (a so-called “Super 8-K”) within four business days after completing the transaction. We anticipate filing such a Super 8-K upon completing a prospective business combination.

◌	Rule 15-01 of Regulation S-X provides for specific financial statement requirements applicable to acquisitions involving shell companies (other than business combination related shell companies).

◌	Pursuant to Rule 144(i) “restricted” securities (generally, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering) and “control” securities (generally, securities held by an affiliate of the issuer) issued by a current or former shell company that otherwise meet the holding period and other requirements for resale under Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the issuer (a) is no longer a shell company and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months, other than Form 8-K reports. As a result, restrictive legends on certificates or book-entry positions for our shares that are “restricted” or “control” securities cannot be removed except in connection with (i) an actual sale meeting the foregoing requirements or (ii) pursuant to an effective registration statement. We anticipate that the Super 8-K that we would file upon completing a prospective business combination would contain the required current “Form 10 information.” As a shell company, the Company may experience difficulty attracting potential acquisition candidates, obtaining financing, maintaining service providers, and developing a trading market for its securities,

Blank Check Company

We are a “blank check company” as defined under Rule 419 of the Securities Act, as amended. Rule 419 imposes certain restrictive requirements on offerings of securities by blank check companies. However, we have no present intention of engaging in an offering of our securities that would be subject to Rule 419 while we remain a blank check company. We anticipate raising funds through an offering of our securities only upon completion of a business combination as a result of which we would no longer be a blank check company. Therefore, we do not anticipate that the provisions of Rule 419 will deter a potential target company from entering into a business combination transaction with us.

Following effectiveness of this registration statement, we intend to maintain compliance with Exchange Act reporting requirements. We may seek quotation of our securities on an over-the-counter market; however, there can be no assurance that a market maker will file an application for quotation, that quotation will be approved, or that an active trading market will develop.

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Conwall Business

Holdco Corporate Structure

Holdco is an exempted company with limited liability incorporated under the laws of the Cayman Islands on 12 February 2026 solely for the purpose of effectuating the Business Combination described herein. Holdco intends to report as a foreign private issuer, subject to satisfying the applicable Rule 405 and Exchange Act Rule 3b-4 tests described under Item 5.

Upon incorporation, Holdco has an authorized share capital of US$50,000.00 divided into 500,000,000 ordinary shares of US$0.0001 par value each. Upon incorporation, Holdco had one ordinary share in issue. Following the July 2026 reorganization and September 8, 2026 repurchase and cancellation, the Conwall equity-holder block comprises 24,670,924 issued and outstanding Holdco Ordinary Shares. Holdco’s ordinary shares have a par value of $0.0001 each; the transaction exchange and capitalization terms are described in the pro forma notes and the amended Business Combination Agreement. The objects for which Holdco is established are unrestricted and Holdco has full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Following the September transactions, the holders of the Conwall equity-holder block are Ng Boon Teik, Jingji Hu, ENSP Limited, HK Xingfu Capital Holding Limited and Haibiao Deng. Upon Closing, the Holdco Board will consist of no fewer than seven directors, of whom (i) one will be designated by BRAC and (ii) six will be designated by Holdco, of whom a majority will qualify as “independent directors” under the stock exchange regulations applicable to Holdco.

On July 16, 2026, Boon Teik Ng and Jingji Hu held 21,000,000 and 9,000,000 of our ordinary shares, respectively. On September 8, 2026, we repurchased and cancelled 3,730,353 ordinary shares from Mr. Ng and 1,598,723 ordinary shares from Mr. Hu, for aggregate nominal consideration of US$533. In respect of advisory services rendered, on September 8, 2026, (i) Jingji Hu transferred 1,480,255 ordinary shares to ENSP Limited, (ii) Ng Boon Teik transferred 986,837 ordinary shares to HK Xingfu Capital Holding Limited, and (iii) Jingji Hu transferred 986,837 ordinary shares to Haibiao Deng. As a result of these transfers and repurchases, Boon Teik Ng and Jingji Hu held 16,282,810 and 4,934,185 of our ordinary shares, respectively, as of September 8, 2026.

The mailing address of Holdco’s registered office is c/o ICS Corporate Services (Cayman) Limited, Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A, Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands. After consummation of the Business Combination, Holdco’s principal executive office and mailing address are expected to be that of CCISB, located at No. 25 & 27, Lorong Valdor Jaya 3, Golden Gateway Perindustrian Valdor, 14200 Pulau Pinang, Malaysia, and its telephone numbers are expected to be +(604) 582-3505 and +(604) 582-9649.

Following Closing, Holdco intends to develop an executive compensation program designed to align the interests of its executive officers with those of its stakeholders while enabling Holdco to attract, motivate and retain individuals who contribute to Holdco’s long-term success. Specific determinations with respect to director and executive compensation after the Business Combination have not yet been made.

Holdco’s auditor is KG CPA LLP.

The following discussion describes Conwall Construction Industries Sdn. Bhd. (“CCISB”), the Malaysian operating subsidiary of Conwall Construction Industries Limited (“Holdco”), the proposed parent following the Business Combination. References to “we,” “our,” “us” and the “Company” in this subsection mean CCISB. Completion of the Business Combination remains subject to its closing conditions.

Unless the context otherwise requires, all references in this section to “we”, “our”, “us” and the “Company” refer to CCISB.

Overview

CCISB, a Malaysian private limited company, was incorporated on October 8, 2019, under the Companies Act 2016 of Malaysia. The Company’s principal office is located at: No. 25 & 27, Lorong Valdor Jaya 3, Golden Gateway Perindustrian Valdor, 14200 Pulau Pinang, Malaysia.

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CCISB is a specialized high-technology facility infrastructure company providing cleanroom engineering, process utility systems, controlled-environment construction, facility integration, maintenance, engineering and project delivery services. We mainly serve semiconductor, advanced manufacturing and other technology-oriented customers who require high-tech production facilities and controlled manufacturing environments. For a discussion of the risks associated with our dependence on these customers and their capital expenditure cycles, see “Risk Factors — Demand for our services depends substantially on industry capital expenditures, which are cyclical, difficult to predict and affected by customer investment decisions.” and “Risk Factors — Customer concentration, project concentration and non-recurring project revenue may cause significant volatility in our results.”

Corporate History

We were incorporated in Malaysia on October 8, 2019, under the Companies Act 2016 of Malaysia, as a private company limited by shares, and commenced operations in 2021 by providing construction and maintenance services.

On October 8, 2019, the Company was incorporated with a total share capital of RM250,000 divided into 250,000 registered shares with a par value per share of RM1.00. Through a cash consideration, Jingji Hu acquired 75,000 ordinary shares and Ng Choon Wah acquired 175,000 ordinary shares.

On July 10, 2020, we allotted a further 500,000 ordinary shares to Jingji Hu and Ng Choon Wah, with the former acquiring 150,000 ordinary shares and the latter acquiring 350,000 ordinary shares, by cash consideration.

On May 31, 2023, Ng Choon Wah transferred all 525,000 of his ordinary shares to Boon Teik Ng for the cash consideration of RM525,000.00.

On July 16, 2026, Conwall Construction Industries Limited (“Holdco”) entered into a share swap agreement (as supplemented from time to time) with the stockholders of CCISB, Jingji Hu and Boon Teik Ng. Pursuant to the agreement, Mr. Ng exchanged 525,000 CCISB shares for 21,000,000 Holdco Ordinary Shares, and Mr. Hu exchanged 225,000 CCISB shares for 9,000,000 Holdco Ordinary Shares. Upon completion of the share swap, Holdco became the sole stockholder of CCISB. On September 8, 2026, Holdco repurchased an aggregate of 5,329,076 Holdco Ordinary Shares from Mr. Ng and Mr. Hu for nominal value, following which 24,670,924 Holdco Ordinary Shares remained issued and outstanding.

Our Business

CCISB is a specialized high-technology facility infrastructure company providing cleanroom engineering, process utility systems, controlled-environment construction, facility integration, maintenance, engineering and project delivery services. We mainly serve semiconductor, advanced manufacturing and other technology-oriented customers who require high-tech production facilities and controlled manufacturing environments.

Business operations segments and project visibility

CCISB operates one reportable segment, construction and maintenance services, focused on cleanroom, precision HVAC, process utilities, mechanical and electrical integration and related high-technology facility infrastructure. All fiscal 2026 and June-quarter revenue was generated in Malaysia. Since commencing operations in 2021, it had completed 53 projects with individual contract values of at least RM100,000 and had 12 such projects in progress at June 30, 2026.

GAAP remaining performance obligations were $53,447,887 at March 31, 2025, $18,062,490 at March 31, 2026 and $7,605,215 at June 30, 2026. Management expects the June balance to be recognized within twelve months, subject to execution and contract terms. For the June quarter, $18,062,490 opening backlog plus $769,503 of new binding awards and approved variations, less $7,278 of cancellations and scope adjustments, less $11,286,729 of revenue, plus $67,229 of currency translation equals $7,605,215.

Backlog measures unperformed committed work under binding contracts and excludes quotations, prospective projects and unapproved, cancelled or disputed portions. It is an operating measure, not GAAP revenue or cash. Its definition may differ from GAAP RPO because of enforceability, variable consideration and scope. The detailed rollforward in Item 2 reconciles the disclosed amounts to RPO. Preliminary geographic expansion and Clean Room as a Service plans are not current revenue or committed backlog.

Customer and project concentration

For the year ended March 31, 2026, Chipbond Technology Malaysia Sdn. Bhd. accounted for approximately 79.1% of Conwall revenue. One Chipbond project generated $52,024,368, or approximately 77.4% of $67,259,375 total revenue, and gross profit of $6,341,627, a margin of approximately 12.2%. It was 91.72% complete at March 31, 2026; two other Chipbond projects were completed during the year.

For the three months ended June 30, 2026, Coherent Malaysia Sdn. Bhd. generated $7,479,374, or approximately 66.27%, and Chipbond generated $2,785,205, or approximately 24.68%, of total revenue of $11,286,729. Together they represented approximately 90.95%. Projects are awarded individually; completion or a prior award does not ensure renewal or follow-on work. The runoff of the large Chipbond project creates a need for replacement awards, and timing, customer investment decisions and collections may materially affect revenue and liquidity. All revenue in both periods was Malaysian.

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Competition and project awards

Conwall’s competitors, principal competitive factors and East Asia sourcing network are described below under “Competition.” Competitive tendering, execution capacity and price remain material to its ability to obtain profitable awards.

Customers generally evaluate technical experience, prior project references, safety and quality qualifications, ability to mobilize qualified personnel, procurement capability, schedule, price and financial capacity. Conwall’s quotation process does not guarantee an award; management describes approximately three months from quotation to award and approximately one week from award to mobilization, depending on the project. In fiscal 2026, 205 awards from 705 quotations represented approximately 29.1% by count and 13.2% by value. These historical ratios are not forecasts.

Larger contractors may have greater financial resources, bonding capacity and execution experience. Competitive tendering and negotiated pricing can put pressure on margins, particularly where materials, subcontract labor and schedule risks cannot be passed through to customers. Conwall’s technical specialization and supplier network do not assure future awards or profitable performance.

Personnel and subcontractors

Conwall had 54 full-time employees at June 30, 2026: 33 in operations, seven in commercial functions, five in sales, marketing and business support, and nine in general and administration. Conwall also reports a workforce of 54 as of the date of this registration statement, comprising 50 local and four foreign employees. The foreign employees hold valid work permits, employment passes or other required immigration documents, renewable under applicable law. The departmental breakdown is measured at June 30; these employee counts exclude subcontractor personnel.

Project delivery also depends on subcontractors, outsourced specialists and qualified engineers and project managers. Key personnel include Ng Boon Teik, Chief Executive Officer; Lim Chong Hin, Chief Operating Officer; Kam Lian Hooi, Chief Financial Officer; and Jingji Hu in construction and engineering leadership. Loss of personnel, restrictions on foreign-worker approvals, permit expiration, rising labor costs or subcontractor nonperformance could delay work and reduce margins. Conwall generally uses employment and confidentiality agreements and reports no material labor dispute.

Properties and manufacturing facility

Conwall’s operating office arrangements include the related-party Keyone Property Development Sdn. Bhd. lease discussed in Item 7, at RM30,000 monthly, with the disclosed renewal period through June 30, 2027. Other disclosed premises include No. 5, Jalan Ekoperniagaan 2/4, Taman Ekoperniagaan, 81100 Johor Bahru, and 28A, Laluan Lapangan Siber 1, Bandar Siber, 31650 Ipoh, Perak. As of September 18, 2026, Conwall intended to terminate the Ipoh tenancy by two months’ notice or rent in lieu, subject to operational requirements.

The manufacturing property at No. 2 Lorong Valdor Jaya 4, Taman Perindustrian Valdor Jaya, 14200 Sungai Jawi, Pulau Pinang has approximately 153,228 square feet of floor area and a contractual RM38 million purchase price. At June 30, 2026, RM36.1 million had been paid and RM1.9 million remained; construction was incomplete, title had not transferred, and the payments were classified as construction in progress. A Certificate of Occupancy was issued September 10. Conwall paid the final RM1.9 million on September 22, 2026, settling the purchase price in full, and reports that construction is complete. These developments are reflected in interim Notes 4, 10 and 15. Title transfer is not established by payment or occupancy certification.

On September 17, 2026, Conwall entered into a third-party lease commencing November 24, 2026. The property was intended for prefabricated construction components; Conwall elected to lease it pending finalization of its manufacturing processes. The RM purchase-price bridge is exact. U.S. dollar carrying amounts use accounting and transaction exchange rates and should not be added across different dates as though a single translation rate applied.

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Material registration and licensing status

On October 5, 2026, CCISB terminated its CIDB Grade G7 local-contractor registration following the July 16 share swap that made it a subsidiary of Cayman Islands Holdco. It then applied for foreign-contractor registration. Conwall states that the application remains pending and that no penalty has been received. The former certificate’s stated May 6, 2026 to July 27, 2029 period does not make that terminated local registration currently effective. Approval timing, grade, categories, specializations and conditions of the replacement registration are uncertain.

The former CIDB registration covered Building Works B04, Civil Engineering Works CE01 and CE21, and Mechanical Engineering Works M15. Conwall reports a valid Penang business-premises and advertising licence, number PRI/01/20230526/6331, for No. 25 and No. 27, Lorong Valdor Jaya 3, valid from November 21, 2024 through December 31, 2026. Conwall also reports a valid Johor Bahru licence as of June 15, 2026 for No. 5, Jalan Ekoperniagaan 2/4; a specific renewal date is not provided here. The Ipoh premises have no valid premises and advertising licence. Their June 24, 2026 application remains under consideration, and tenancy termination was contemplated on September 18, subject to two months’ notice or rent in lieu. Conwall reports no penalties at these locations as of the date of this registration statement. Foreign workers and site personnel must maintain the applicable immigration, employment and CIDB credentials. Pending applications do not establish operating authority.

Regulatory framework and compliance exposure

Conwall’s Malaysian operations are subject to contractor registration and project declarations under the CIDB framework; building completion and occupancy requirements; local premises and advertising licenses; employment, immigration and foreign-worker approvals; workplace safety and health duties; and statutory provident-fund, social-security, employment-insurance and minimum-wage obligations. These requirements affect tender eligibility, deployment of workers, occupation of premises and project execution. The detailed applicable laws and disclosed requirements follow in “Government and Industry Regulations.”

Project performance also involves environmental and site controls, waste and pollution requirements, anti-bribery obligations, and protection of employee, customer and project information. Cybersecurity incidents, mishandled personal data, corrupt payments or regulatory noncompliance could result in claims, investigation, remediation costs, loss of licenses or project eligibility, and reputational damage. The terminated local CIDB registration, pending foreign registration and Ipoh license application described above are specific compliance exposures and are not covered by a blanket statement of compliance.

Compliance entails registration and renewal fees, levies, employee contributions, safety personnel and training, monitoring and remediation costs. These costs are included in the appropriate operating or project expenses; the financial information included here does not separately quantify a comprehensive compliance-cost amount. The CIDB regime described below imposes a 0.125% levy on construction work exceeding RM500,000, subject to applicable exemptions. The financial statements do not isolate actual levy and other compliance expenditures; the statutory rate is not an estimate of total compliance cost. Pending licensing matters may generate additional costs or operating restrictions that have not been quantified.

Proceedings and disputes

Conwall states that it is not a party to, and management is not aware of a threat of, legal or administrative proceedings likely to have a material adverse effect on its business, financial condition, cash flows or results. This disclosure should be read with the specific regulatory and licensing matters above and the contingencies notes to its financial statements. It does not eliminate risks from ordinary-course construction claims, liquidated damages, customer disputes, labor matters or tax examinations.

As of June 30, 2026, CCISB had completed 53 construction and facility infrastructure projects, each with a contract price of at least $24,038 (RM100,000), since commencing operations in 2021 and had 12 additional projects in progress. Our projects are primarily located in Malaysia, where we have established experience and relationships with customers in the semiconductor and advanced manufacturing sectors. For the fiscal year ended March 31, 2026 and the three months ended June 30, 2026, all of our revenue was generated from projects in Malaysia, and we did not generate any revenue from outside Malaysia during these periods. See “Risk Factors — All of our revenue is generated in Malaysia, and our planned expansion into other Southeast Asian markets may not succeed.” and “Risk Factors — Customer concentration, project concentration and non-recurring project revenue may cause significant volatility in our results.”

Competition

We operate in an increasingly competitive industry that is rapidly evolving. We compete with specialized engineering and cleanroom infrastructure contractors such as Polycool THE Engineering Sdn Bhd, IAQ Engineering Sdn Bhd and Hong Poh Engineering Sdn Bhd.

We believe the principal competitive factors in our market include semiconductor project expertise; the ability to manage technically complex projects without compromising manufacturing readiness; schedule reliability; cleanroom and contamination-control capabilities; process utility and M&E expertise; experience in supporting advanced packaging capabilities; access to skilled and qualified personnel; established supplier and procurement networks; and local presence and customer relationships.

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We believe we compete favorably on the factors described above. In particular, we believe our competitive strengths include our experience in high-technology facility infrastructure projects, particularly for semiconductor and advanced manufacturing customers, our ability to integrate cleanroom, process utility and M&E works, and our track record of delivering technically complex projects within customers’ required schedules. Since commencing our construction and maintenance services in 2021, we have completed 53 construction and facility infrastructure projects, each with a contract price of at least $24,038 (RM100,000), and had 12 additional projects in progress as of June 30, 2026. We also believe our established customer relationships, understanding of semiconductor facility requirements and ability to coordinate multiple engineering and construction disciplines enable us to respond effectively to customers’ project requirements and support timely project delivery.

In addition, we have developed a broad sourcing network across East Asia, which enables us to identify and procure equipment, materials and other project resources from a wider range of suppliers and may provide us with cost competitiveness in project execution.

Despite our competitive strengths, we anticipate that larger Malaysian general contractors and construction groups may directly compete with us for projects. Many of our current and potential competitors have longer operating histories, greater financial resources, bonding capacity and large-project execution experience. These factors, together with uncertainty regarding customer investment, procurement decisions and semiconductor cyclicality, may intensify competition and lead competitors to adopt lower prices, making it difficult for us to secure projects on acceptable terms. If we are unable to compete effectively, our business, financial condition and results of operations will be adversely affected. See “Risk Factors — Competition from specialized M&E contractors and larger general contractors may reduce project awards, pricing and margins.” and “Risk Factors — We compete for project awards on the basis of a limited number of reference projects and customer qualifications, and we may be unable to win new work on commercially acceptable terms.”

Insurance

CCISB maintains insurance coverage that it believes is relevant for its businesses and operations. The Company maintains commercial general liability, motor vehicle insurance, workmen’s compensation, construction insurance covering contractor all risks and erection all risks, public liability insurance, employee insurance covering term life, crisis cover, accidental death, accidental medical, among other coverage. We also purchase fire, burglary and business insurance, covering our inventory and fixed assets such as equipment and tools of trade. We also maintain business inconvenience insurance. We believe that our insurance coverage is in line with industry standards and is adequate to cover our key assets, facilities and liabilities. See “Risk Factors — Our insurance coverage may be insufficient to cover project claims, professional liability, property loss or business interruption.”

Intellectual Property

As of the date of this registration statement, the Company holds nine registered trademarks which are registered in Malaysia. The registered trademarks will expire between 2033 and 2035.

CCISB’s registered trademarks and their details are as follows:

Registered Trademark	Jurisdiction	Class	Expiry Date
	Malaysia	19	October 25, 2033
	Malaysia	35	October 25, 2033
	Malaysia	37	October 25, 2033
	Malaysia	6	March 20, 2035
	Malaysia	19	March 20, 2035
	Malaysia	35	March 20, 2035
	Malaysia	6	May 9, 2035
	Malaysia	19	May 9, 2035
	Malaysia	35	May 9, 2035

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Employees

CCISB had 54 full-time employees as of June 30, 2026. The following table sets forth the number of our full-time employees as of June 30, 2026 by job functions:

Function:	Number
Operations	33
Commercial	7
Sales and Marketing, Business Support	5
General and Administration	9
Total	54

We typically enter into employment agreements and confidentiality agreements with all our full-time employees. In addition, we impose non-compete covenants on our senior management and core personnel, which prohibit them from competing with us, directly or indirectly, during his or her employment and for six months after termination of employment. We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. See “Risk Factors — Our ability to execute projects depends on our ability to hire, retain and deploy qualified engineers, project managers and technical personnel.” and “Risk Factors — We depend on foreign labor, and increases in levies, quotas or immigration restrictions could increase our costs or delay our projects.”

New Business Initiatives

Management is also evaluating a proposed expansion into a Clean Room as a Service, or CRaaS, data-center infrastructure model. The proposed CRaaS model is intended to build on our experience in cleanroom engineering, controlled-environment construction, mechanical and electrical systems, power distribution, cooling, commissioning and facility delivery. Under this model, we would seek to prepare or co-develop move-in ready, environmentally controlled, high-specification data-center facilities or related infrastructure for customers that require reliable, scalable and rapidly deployable computing-center capacity. This initiative remains preliminary and is not treated as current revenue, signed backlog or committed customer demand unless and until supported by definitive land rights, power allocations, network access, governmental approvals, financing commitments and customer contracts. See “Risk Factors — Our proposed CRaaS data-center infrastructure strategy is preliminary and may expose us to capital-intensive development, financing, leasing, utilization and operating risks that differ from our historical EPC business.”

Government and Industry Regulations

CCISB is subject to the general laws in Malaysia governing businesses including labor, occupational safety and health, licensing and other similar laws. Compliance with these laws and regulations is essential to our operations and to maintaining the licenses and approvals required for our business. See “Risk Factors — Failure to comply with environmental, workplace safety, building, construction, tax, labor or licensing regulations could adversely affect our operations.” and “Risk Factors — Changes in Malaysian government policy, taxation and licensing requirements could increase our costs or restrict our ability to bid for projects.”

Lembaga Pembangunan Industri Pembinaan Malaysia Act 1994 (“CIDB Act 1994”)

The CIDB Act 1994 governs the establishment of CIDB and provides for its function in relation to the construction industry and all matters connected therewith.

Pursuant to Section 25(1) of the CIDB Act 1994, a person may not carry out or undertake construction work, or hold itself out as a contractor, unless it is registered with CIDB and holds a valid certificate of registration issued by CIDB. Under Section 29 of the CIDB Act 1994, any person who contravenes Section 25(1) commits an offence and shall, on conviction, be liable to a fine of not less than RM10,000 and not more than RM100,000.

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In this regard, contractors must comply with various regulatory requirements imposed under the CIDB Act 1994, including obligations relating to the declaration and submission of construction contracts awarded to them, as well as the payment of levy to CIDB in respect of construction contracts exceeding RM500,000 at the prescribed rate of 0.125% of the contract sum. Contractors are further required to fully disclose all information affecting their levy obligations and to comply with prescribed timelines for such submissions. Failure to comply with such requirements may result in the imposition of fines of up to RM50,000 or other penalties as prescribed under the CIDB Act 1994.

In addition, Section 34B of the CIDB Act 1994 imposes general duties on contractors undertaking construction works, including the obligation to submit information and supporting documents relating to construction works as required by CIDB, to ensure compliance with the CIDB Act 1994 and all applicable laws, regulations and conditions imposed by CIDB, and to ensure the safety of construction works during and after completion.

On October 5, 2026, CCISB terminated its CIDB Certificate of Registration as a Grade G7 local contractor following the July 16, 2026 share swap. Before termination, that registration permitted projects without a tender-value limit in Building Works B04, Civil Engineering Works CE01 and CE21, and Mechanical Engineering Works M15. CCISB then applied for foreign-contractor registration; the application remains pending, and its timing, grade, categories, specializations and conditions are uncertain.

The terminated local CIDB certificate stated a validity period from May 6, 2026 to July 27, 2029; that printed expiry date does not establish current authority following its October 5, 2026 termination. Under the terms and conditions of its registration, the Company is required, among others, to comply with CIDB Act 1994 and all regulations, conditions and restrictions imposed by CIDB from time to time, undertake construction works only within its registered categories and specialisations, submit notifications and information relating to construction contracts within the prescribed timeframe, display its registration details as required, ensure compliance with applicable codes of conduct and ethics, and appoint appropriately skilled and accredited construction personnel and site supervisors. The Company is also required to ensure that all construction personnel at its sites possess valid CIDB Construction Personnel Cards.

CIDB may suspend, revoke or cancel a contractor’s registration in the event of non-compliance with applicable laws, breach of registration conditions, provision of false or misleading information, abandonment of construction works without reasonable cause, or other prescribed grounds under the CIDB Act 1994 and its regulations.

The July 16, 2026 share swap placed CCISB under the ownership of Cayman Islands Holdco. Following termination of local-contractor registration on October 5, CCISB applied for foreign-contractor registration. The application remains pending and Conwall reports no penalty received. A lapse, restriction or delay in obtaining authority may affect existing projects, new tenders and revenue; the ability to continue affected construction activities must be assessed under the applicable requirements.

Street, Drainage and Building Act 1974 (“SDBA 1974”) and Uniform Building By-Laws 1984 (“UBBL 1984”)

The SDBA 1974 regulate laws relating to street, drainage and buildings in local authority areas in Peninsular Malaysia. It provides for the requirement to have a Certificate of Fitness for Occupation (“CFO”) or a Certificate of Completion and Compliance (“CCC”) to ensure that a building is safe and fit for occupation.

UBBL 1984 has been put into force pursuant to the exercise of the powers conferred by the SDBA 1974. Under the UBBL 1984, a CFO or a CCC in respect of a building shall be issued upon satisfaction of amongst others, the following requirements:

(a) the qualified persons (i.e. the architect, registered building draughtsman or engineer) (“Qualified Persons”) have certified that they have supervised the erection of the building and that the building has been constructed in accordance with the relevant laws and regulations and any conditions imposed by the local authority;

(b) the building has been constructed in accordance with the UBBL 1984 and any conditions imposed by the local authority have been satisfied;

(c) the Qualified Persons accept full responsibility for those portions which they are respectively concerned with; and

(d) all essential services have been provided.

Any person who occupies or permits to be occupied any building or any part thereof without a CFO/CCC shall be liable on conviction to a fine not exceeding RM250,000 or to imprisonment for a term not exceeding 10 years or to both.

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Local Government Act 1976 (“LGA 1976”)

Pursuant to Section 102 of the LGA 1976, local authorities in Malaysia are empowered to regulate and supervise trades, businesses and industries within their respective jurisdictions through the issuance of by-laws, including licensing requirements for business premises and related activities.

Under Section 107 of the LGA 1976 and the relevant local authority by-laws, no person may carry out any trade or business or use any premises for business purposes without obtaining a valid business premise licence issued by the relevant local authority. In addition, where applicable, separate licences may be required for the display of advertisements or signage at business premises.

In Johor Bahru, the Company’s operations are subject to the Undang-Undang Kecil Pelesenan Tred, Perniagaan dan Perindustrian (Majlis Bandaraya Johor Bahru) 2016 and the Undang-Undang Kecil Pelesenan Iklan (Majlis Bandaraya Johor Bahru) 2010. These by-laws require that no person shall use any premises within the Johor Bahru City Council area for any trade, business or industrial activity, or exhibit any advertisement, without first obtaining the requisite licence issued by the Mayor. The Johor Bahru by-laws also empower the local authority to impose licence conditions, require compliance with specified requirements, and order the closure of any premises operating without a valid licence until such licence is obtained or renewed. Non-compliance with these requirements constitutes an offence and may result in a fine not exceeding RM2,000 or imprisonment for a term not exceeding one (1) year, or both, and in the case of a continuing offence, a further fine not exceeding RM200 for each day during which the offence continues after conviction. As of June 15, 2026, the Company holds a valid Business Premise and Advertisement License for its premises located at No. 5, Jalan Ekoperniagaan 2/4, Taman Ekoperniagaan, 81100 Johor Bahru, Malaysia.

In Ipoh, the Company’s operations are subject to the Licensing of Trades, Business and Industries (Ipoh City Council) By-Laws 2017 and the Licensing of Advertisement (Ipoh City Council) By-Laws 2013. These by-laws similarly require that business and industrial activities, as well as the display of advertisements, be carried out only upon obtaining the relevant licences from the local authority. Failure to comply with the applicable licensing requirements constitutes an offence and is punishable by a fine not exceeding RM2,000 or imprisonment for a term not exceeding one (1) year, or both, and in the case of a continuing offence, a further daily fine may be imposed. As of June 24, 2026, the Company has submitted a new licence application for the Company’s Ipoh premises located at 28A, Laluan Lapangan Siber 1, Bandar Siber, 31650 Ipoh, Perak. Further, as of September 18, 2026, the Company intends to terminate the Ipoh premises tenancy agreement, subject to commercial and operational requirements. Termination is expected to be effected by giving two (2) months’ written notice or payment of two (2) months’ rental in lieu, in accordance with the tenancy agreement, and the Company does not expect such termination to have a material adverse impact on its business or financial condition.

In Penang (Seberang Perai), the Company’s operations are governed by the Municipal Council Province Wellesley Licence Fees By-Laws 1980 (License Fees By-Laws 1980) and the Municipal Council of Province Wellesley (Advertisement) By-Laws 2001 (Advertisement By-Laws 2001). Under the Licence Fees By-Laws 1980, it is an offence to operate any licensable item specified in the schedules thereto without a valid licence issued by the President of the Council, and any contravention of the said by-laws or of any condition imposed thereunder is punishable by a fine not exceeding RM2,000 or imprisonment for a term not exceeding one (1) year, or both, and in the case of a continuing offence, a further fine not exceeding RM200 for each day during which the offence continues after conviction. Under the Advertisement By-Laws 2001, no advertisement may be exhibited except under and in accordance with a licence issued by the Council, and any contravention of the said by-laws or of any notice or order of the Council is punishable by a fine not exceeding RM2,000 or imprisonment for a term not exceeding one (1) year, or both. Where the Council approves the retention of an advertisement which has been exhibited without a licence, a fee equivalent to three (3) times the annual license fee is payable, and the Council may in addition order the removal or erasure of the advertisement and recover the costs of removal from the person in default. The Company holds a valid Business Premise and Advertisement Licence for its premises located at No. 25 and No. 27, Lrg Valdor Jaya 3, Golden Gateway Perindustrian Valdor, 14200 Sungai Jawi, Pulau Pinang, under licence number PRI/01/20230526/6331, valid from 21 November 2024 to 31 December 2026. The said licence has been duly complied with and remains in force as at the date of this registration statement.

In addition, certain administrative matters, including internal restructuring and partition of premises where applicable, are being undertaken by the Company in its premises. These activities may also be subject to similar licensing requirements imposed by the local authorities.

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The Company currently holds a valid Business Premise and Advertisement Licence for its Penang and Johor Bahru premises. The Ipoh premises currently does not hold a valid Business Premise and Advertisement Licence. The licence application has been submitted and is under consideration by the Ipoh City Council. As of the date of this registration statement, the Company has not experienced any penalty in any of its locations.

Employment Act 1955 (“EA 1955”), Employment (Restriction) Act 1968 (Revised 2017) (“ERA 1968”) and Immigration Act 1959/63 (“Immigration Act”)

The employment of foreign workers in Malaysia is principally governed by EA 1955, ERA 1968 and the Immigration Act. These laws regulate, among others, the employment of foreign employees, the requirement to obtain valid employment permits and immigration passes, and the obligations of employers engaging foreign workers in Malaysia.

Pursuant to Section 60K of the EA 1955, an employer is prohibited from employing a foreign employee unless prior approval has been obtained from the Director General of Labor. An employer who contravenes this requirement commits an offence and shall, upon conviction, be liable to a fine not exceeding RM100,000 or imprisonment for a term not exceeding five (5) years or both.

In addition, Section 5 of the ERA 1968 prohibits the employment of a non-citizen in Malaysia unless a valid employment permit has been issued in respect of such non-citizen. Any person who fails to comply with this requirement commits an offence and shall, upon conviction, be liable to a fine not exceeding RM5,000 or imprisonment for a term not exceeding one (1) year or both.

The Immigration Act further regulates the entry and employment of non-citizens in Malaysia. Under Section 55B of the Immigration Act, any person who employs one or more persons, other than a citizen or holder of a valid entry permit, who are not in possession of a valid pass commits an offence and shall, upon conviction, be liable to a fine of not less than RM10,000 and not more than RM50,000 or imprisonment for a term not exceeding twelve (12) months or both for each such employee. Where more than five (5) such employees are employed, additional penalties, including imprisonment, may be imposed under the Immigration Act.

The Company’s operations require the employment of both local and foreign workers. As of the date of this registration statement, the Company had a total workforce of 54 employees, comprising 50 local employees and 4 foreign employees. The foreign employees are employed pursuant to valid work permits, employment passes and/or other immigration documents, which are renewable in accordance with the applicable laws and regulations.

We believe that we have complied in all material respects with the requirements of the EA 1955, ERA 1968 and the Immigration Act relating to the employment of foreign workers. As of the date of this registration statement, we are not aware of any material non-compliance with these laws that would have a material adverse effect on our business, financial condition or results of operations.

Occupational Safety and Health Act 1994 (“OSHA 1994”)

The OSHA 1994 establishes the framework for securing the safety, health and welfare of persons at work and for protecting other persons against risks to safety or health arising from work activities.

Under the OSHA 1994, employers are required to ensure, so far as is practicable, the safety, health and welfare of their employees while at work. These obligations include providing and maintaining safe systems of work, ensuring the safe use, operation, handling, storage and transportation of plant and substances, providing adequate information, instruction, training and supervision to employees, maintaining a safe working environment, implementing emergency procedures, conducting workplace risk assessments and adopting appropriate risk control measures.

The OSHA 1994 further requires employers to prepare and maintain a written occupational safety and health policy and to communicate such policy to employees. Employers are also required to notify the Department of Occupational Safety and Health (“DOSH”) of the occupation or use of premises as a place of work where applicable.

In addition, where prescribed under the OSHA 1994 and its subsidiary legislation, employers are required to appoint competent and registered safety and health officers and establish safety and health committees at their workplaces. Failure to comply with these requirements may result in fines, imprisonment or both. In particular, contravention of certain provisions relating to occupational safety and health policies, workplace risk assessments and employer duties may result in penalties of up to RM500,000 or imprisonment for a term of up to two (2) years or both.

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As a company engaged in construction-related activities, occupational safety and health compliance forms an important part of the Company’s operations. The Company has adopted a written occupational safety and health policy and has implemented occupational safety, health and environmental procedures designed to promote compliance with the OSHA 1994 and applicable regulations. The Company also conducts workplace risk assessments and implements appropriate control measures to manage occupational safety and health risks arising from its operations.

As of the date of this registration statement, the Company has appointed competent personnel to oversee occupational safety and health matters and has established a safety and health committee in accordance with the applicable requirements under the OSHA 1994. The Company has also submitted the requisite notice of occupation to DOSH and maintains the relevant occupational safety and health documentation required for its operations.

Employees’ Provident Fund Act 1991 (“EPFA 1991”)

The EPFA 1991 imposes the statutory obligations on employers and employees to make contributions towards the Employees Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for retirement purposes. Pursuant to section 43(1) of the EPFA 1991, it is compulsory for employees and their employers to make monthly contributions on the amount of wages at the rate respectively set out in the Third Schedule of the EPFA. Any employer who fails to pay the necessary contributions to the account of the individual employee shall be liable to imprisonment for a term not exceeding 3 years or to a fine not exceeding RM10,000 or to both.

As of the date of this registration statement, the Company has made the required contributions towards the Employees Provident Fund and is in compliance with the EPFA 1991 and all regulations made thereunder.

Employees’ Social Security Act 1969 (“ESSA 1969”)

The ESSA 1969 was implemented to provide protection for employees and their dependents against economic and social distress in the event of invalidity, disablement or employment injury.

The schemes of social security under the 1969 Act are administered by Social Security Organization (“SOCSO”) and are financed by compulsory contributions made by the employers and the employees. All employees, in industries to which the SOCSO Act applies are required to be insured. It is the obligation of the employer to pay the contribution (both the employer’s contribution and the employee’s contribution) to SOCSO at the rates set out in Third Schedule of ESSA 1969.

Pursuant to ESSA 1969, any person being an employer who fails to pay any contributions which he is liable under the ESSA 1969 to pay in respect of or on behalf of any employee shall be punishable with imprisonment for a term which may extend to 2 years, or with fine not exceeding RM10,000, or with both.

As of the date of this registration statement, the Company has made the required contributions under the ESSA 1969 and is in compliance with the ESSA 1969 and all regulations made thereunder.

Employment Insurance System Act 2017 (“EISA 2017”)

The EISA 2017 provides for the establishment of an employment insurance system (“EIS”) administered by SOCSO to provide certain benefits and a re-employment placement program for insured persons in the event of loss of employment which will promote active labor market policies.

All employees in the industries to which the EISA 2017 applies shall be registered and insured by the employers. Under the EISA 2017, both employers and employees (from 18 to 59 years of age) are required to contribute to the EIS with the rates, subject to the revision by the Minister, as specified in the Second Schedule based on the amount of the monthly wages of the employee. Employees who have attained the age of 60, or employees who have attained the age of 57 and have never made contributions under the EISA 2017 before attaining the age of 57, are exempted from this protection plan.

An insured person who considers that he has lost his employment shall submit an application to claim for benefits up to 6 months to SOCSO within 60 days from the date he considers that he has lost his employment. After considering if the contributions qualifying conditions are fulfilled (the fulfillment of which depends on the number of past claims and contributions made preceding to the loss of employment) in respect of a claim for benefits by an insured person, SOCSO may approve or reject the claim for benefits.

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Minimum Wages Order 2024

Pursuant to the Minimum Wages Order 2024, the minimum wage for employees shall be RM1,700 a month. Under the National Wages Consultative Council Act 2011, failure to comply with the minimum wage requirement may result in a fine of not more than RM10,000 imposed on the employer for each employee. If an employer is a body corporate, any person who at the time of the commission of the offence was a director, manager, secretary or other similar officer of the body corporate may be charged severally or jointly in the same proceedings with the body corporate and if the body corporate is found to have committed the offence, shall be deemed to have committed that offence unless, having regard to the nature of his functions in that capacity and to all circumstances, he proves that the offence was committed without his knowledge, consent or connivance; and that he had taken all reasonable precautions and exercised due diligence to prevent the commission of the offence.

The Malaysian court may also order the employer to pay each employee the difference between statutory minimum wages and the employee’s basic wages paid by the employer to the employee, including outstanding differences.

Customers, Project Awards and Backlog

During the three months ended June 30, 2026, we recognized revenue of $7,479,374 from Coherent Malaysia Sdn. Bhd. (“Coherent”), a significant customer, representing approximately 66.27% of our total revenue for the period. In addition, we recognized revenue of $2,785,205 from Chipbond Technology Malaysia Sdn. Bhd. (“Chipbond”), another significant customer, representing approximately 24.68% of our total revenue for the period.

Contracted Backlog and Remaining Performance Obligations

Management’s backlog measure and U.S. GAAP remaining performance obligations may differ because of scope, contract enforceability, variable consideration and other recognition criteria. Historical quotation-to-award conversion rates are not assurances of future awards or revenue recognition.

The following table presents a reconciliation and current rollforward.

	Contracted Backlog
Activity	No. of Projects with Contract Price Not Less Than $24,038 (RM100,000)	No. of Projects with Contract Price Less Than $24,038 (RM100,000)	Total No. of Projects	Amount	Award Rate – Projects	Award Rate – Amount	GAAP remaining performance obligation (RPO)
Opening balance @ April 1, 2024	4	-	4	$67,831			$67,831
Quotations submitted (not included in backlog)	117	651	768	$261,667,753
New binding awards and approved contract variations	24	217	241	$56,722,129	31.4%	21.7%	$56,722,129
Cancellations, scope changes and other adjustments	-	-	-	$(115,663)			$(115,663)
Completed projects / revenue recognized	(18)	(217)	(235)	$(4,062,207)			$(4,062,207)
Foreign-exchange translation				$835,797			$835,797
Closing balance @ March 31, 2025	10	-	10	$53,447,887			$53,447,887
Quotations submitted (not included in backlog)	129	576	705	$211,590,656
New binding awards and approved contract variations	20	185	205	$27,863,230	29.1%	13.2%	$27,863,230
Cancellations, scope changes and other adjustments	-	-	-	$(2,150)			$(2,150)
Completed projects / revenue recognized	(18)	(185)	(203)	$(67,259,375)			$(67,259,375)
Foreign-exchange translation				$4,012,898			$4,012,898
Closing balance @ March 31, 2026	12	-	12	$18,062,490			$18,062,490
Quotations submitted (not included in backlog)	26	186	212	$3,847,515
New binding awards and approved contract variations	5	56	61	$769,503	28.8%	20.0%	$769,503
Cancellations, scope changes and other adjustments			-	$(7,278)			$(7,278)
Completed projects / revenue recognized	(5)	(56)	(61)	$(11,286,729)			$(11,286,729)
Foreign-exchange translation				$67,229			$67,229
Closing balance @ June 30, 2026	12	-	12	$7,605,215			$7,605,215

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Item 1A. Risk Factors.

As a “smaller reporting company” as defined in Item 10 of Regulation S-K (17 C.F.R. §229.10(f)(1)), the Company is not required to provide the information called for by this Item. However, the Company has elected to provide the following risk factor disclosure for the benefit of investors. An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors, together with all of the other information included in this registration statement, before making an investment decision. If any of the following risks actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, and results of operations.

Risks Relating to Our Status as a Shell Company

We are a blank check company with no operating history and no revenues, and you will not have a basis for evaluating our ability to achieve our business objective.

We are a blank check company incorporated under the laws of the State of Delaware with no operating history and no revenues. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing an initial business combination. We have not conducted any operations other than organizational activities, activities relating to our initial public offering, and activities directed toward identifying and evaluating prospective acquisition candidates. We may never generate any operating revenues or profits. Our sole activities since inception have been organizational activities, including the identification of potential target businesses. We have not generated any revenues from operations to date and do not expect to generate operating revenues until after the completion of our initial business combination. We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. Our ability to commence operations is contingent upon obtaining adequate financial resources through a business combination. Since we do not have an operating history and have not generated any revenues, investors have no basis for evaluating our ability to achieve our stated business objective.

We are dependent upon our officers and directors, and their loss could adversely affect our ability to identify and consummate a business combination.

Our operations are dependent upon a relatively small group of individuals, and, in particular, our officers and directors. We believe that our success depends on the efforts of these individuals and their ability to identify prospective target businesses, negotiate potential business combinations, and integrate combined businesses. Our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, may have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-person insurance on the lives of, any of our officers or directors. The unexpected loss of the services of one or more of our officers or directors could have a detrimental effect on us. Additionally, none of our officers or directors is required to commit his or her full time to our affairs, which could create conflicts of interest when allocating their time between our operations and their other commitments. Each of our officers and directors engages in other business endeavors and is not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs, which could have a negative impact on our ability to consummate a business combination.

An investment in our securities is speculative and there is no assurance that any returns on such investment will be realized.

An investment in our securities is highly speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks, including the risk of losing their entire investment. Accordingly, there is no current basis for investors to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will endeavor to evaluate the risks inherent in any particular target business, we cannot assure you that we will adequately ascertain or assess all significant risk factors. Our securities are not an appropriate investment for investors who require liquidity, guaranteed income, or preservation of capital. There can be no assurance that investors will realize a return on their investment or that they will not lose their entire investment. Prospective investors should carefully consider the risk factors described herein before making an investment decision.

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Our Company has experienced significant redemptions, leaving only 6,969 shares of common stock outstanding, which may adversely affect liquidity, the viability of a business combination, and the value of our securities.

As a result of significant redemptions by public shareholders, only 6,969 shares of our common stock remain outstanding. The substantially reduced number of outstanding shares may adversely affect the liquidity of our securities, as fewer shares available for trading may result in wider bid-ask spreads, reduced trading volume, and increased price volatility. The limited float may also make it more difficult for shareholders to sell their shares at favorable prices or at all. Furthermore, the reduced share count means that our trust account holds substantially less cash than it did following our initial public offering, which may impair our ability to consummate a business combination, satisfy minimum cash or net tangible asset conditions, or offer sufficient consideration to attract a suitable target company. The significant level of prior redemptions may also signal to prospective target companies, investors, or counterparties a lack of market confidence in our ability to complete a business combination, which could further hinder our efforts to consummate a transaction.

As a shell company, we are subject to additional regulatory requirements and restrictions that could limit our operations and impair the value of our securities.

We are a shell company as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a shell company, we are subject to certain restrictions and regulatory requirements that may impair the ability of our securityholders to realize value from their investment. For example, shell companies are not permitted to use Form S-8 for the registration of securities offered under employee benefit plans. Additionally, our status as a shell company may make it more difficult for us to raise capital through the sale of equity securities, and may cause investors to view our securities as less attractive or more risky. The SEC has adopted enhanced disclosure requirements and other regulations applicable to shell companies, including special purpose acquisition companies, which may increase our compliance costs and impose additional obligations on us in connection with any proposed business combination. Further, under the Securities Act, Rule 144 is not available for resales of securities of shell companies or former shell companies unless certain conditions are met, including that the issuer has ceased to be a shell company, has filed all required Exchange Act reports, and at least one year has elapsed since the filing of Form 10-type information reflecting the issuer’s status as a non-shell company. This restriction may limit the liquidity of our securities and adversely affect the ability of our securityholders to sell their shares.

Risks Relating to Our Business Combination

We may not be able to identify suitable business combination targets or complete a business combination within the required time period.

Our ability to consummate an initial business combination depends upon a number of factors, including our ability to identify a suitable target business, negotiate acceptable terms, satisfy closing conditions, and obtain any required regulatory approvals. The process of identifying and evaluating prospective targets, negotiating acquisition agreements, and obtaining required approvals is time-consuming, complex, and costly. There can be no assurance that we will be able to locate a suitable target business or that we will be able to complete a business combination on favorable terms, or at all. If we are unable to consummate a business combination within the timeframe required by our governing documents, we will be required to liquidate and dissolve, and our public shareholders may receive less than the original per-share price paid in our initial public offering. In connection with extending the period to consummate an initial business combination, the Company must deposit into the Trust Account $139.38 for each monthly extension period, commencing on January 13, 2026 and ending on July 13, 2027, unless the closing of the Company’s initial business combination shall have occurred prior thereto. There can be no assurance that the Company will have sufficient funds to make all required extension deposits or that a business combination will be consummated before the final deadline. Competition from other entities with a similar business objective, including other special purpose acquisition companies, private equity groups, venture capital funds, leveraged buyout funds, and public and private companies seeking strategic acquisitions, may reduce the pool of available target businesses and increase the terms required to consummate a business combination. Many of these competing entities have greater financial and human resources, technical expertise, and greater access to capital than we do, which may place us at a competitive disadvantage.

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Any target business with which we complete a business combination may not meet our expectations or perform as anticipated, and any such business combination may not be successful.

We cannot assure you that any target business with which we ultimately consummate a business combination will achieve projected financial results or meet our expectations in any respect. There are inherent risks and uncertainties in projecting future performance, and any projections we rely upon in evaluating a target business may prove to be inaccurate. A target business may not achieve its projected revenue, earnings, or other financial metrics, which could adversely affect the post-combination company’s results of operations, financial condition, and the value of our securities. The target business may have undisclosed or unknown liabilities, may be subject to pending or threatened litigation, may have deficiencies in its internal controls or financial reporting, or may be subject to regulatory issues that were not identified during the due diligence process. Any such issues could have a material adverse effect on the post-combination company’s business, financial condition, and results of operations, and could cause the value of our securities to decline significantly after the business combination is completed.

Our due diligence of prospective target businesses may not identify all material risks and liabilities.

We intend to conduct customary legal, accounting, environmental, and business due diligence prior to completing a business combination. However, due diligence processes, even if conducted thoroughly, may not reveal all material facts or risks associated with a target business. The scope and nature of due diligence depends on the target’s industry, the geographic location of its operations, and the specific terms of the proposed transaction, among other factors. There may be matters for which customary due diligence practices are inadequate or which are not subject to discovery through the due diligence process. We may be forced to rely on limited and potentially unverified information when evaluating potential target businesses, particularly if the target is privately held and has limited public reporting obligations. The time constraints under which we operate may further limit our ability to conduct exhaustive due diligence. To the extent that the due diligence conducted in connection with a business combination is inadequate or fails to identify material risks or liabilities, we may acquire a target business that has significant undisclosed liabilities or other adverse characteristics, which could materially harm the post-combination company and reduce the value of our securities.

The integration of a target business following a business combination may be more difficult, costly, or time-consuming than expected, and the anticipated benefits may not be realized.

Following the completion of a business combination, we will face significant challenges in integrating the operations, technologies, personnel, and systems of the combined company. These integration challenges may include, among others: difficulties in maintaining existing customer, supplier, and strategic relationships; challenges in retaining key personnel of the target business; potential disruptions to ongoing operations; the need to implement or improve internal controls, procedures, and policies; and the potential for unforeseen costs or liabilities. The diversion of management’s attention to integration efforts may adversely affect the combined company’s ability to execute its business plan. Any failure to successfully integrate a target business could adversely affect the combined company’s results of operations and financial condition. Additionally, even if integration is successful, the anticipated synergies and other benefits of the business combination may not be realized in full or at all, or may take longer to achieve than originally anticipated.

We may be unable to obtain required regulatory approvals or satisfy conditions to closing a business combination, which could delay or prevent the consummation of a transaction.

The completion of a business combination may require regulatory approvals from governmental authorities, including, but not limited to, approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approvals from industry-specific regulators, or approvals from foreign regulatory bodies. The receipt of required regulatory approvals is subject to various uncertainties, including the timing of such approvals and the possibility that such approvals may be denied, delayed, or conditioned upon the satisfaction of additional requirements or divestitures that could reduce the anticipated benefits of the transaction or make the transaction impracticable. Additionally, changes in applicable law or regulation, or a change in the regulatory environment, could impose new requirements or restrictions that affect our ability to consummate a business combination. Any delay in receiving required approvals, or the imposition of unfavorable conditions, could increase our costs, reduce the anticipated benefits of a transaction, and, if we are unable to consummate a business combination within the required timeframe as a result, could lead to our liquidation and dissolution.

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Risks Relating to Tax Liabilities and the Trust Account

Taxes payable on interest earned on the trust account may reduce the per-share redemption amount available to public shareholders.

The proceeds held in our trust account are invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 of the Investment Company Act of 1940. Interest earned on the trust account is subject to income taxes. To the extent that income taxes are payable on interest earned on the amounts held in trust, the per-share amount available for distribution to our public shareholders upon redemption or liquidation will be reduced. We may use a portion of the interest earned on the trust account to pay our income tax obligations, which would reduce the amount available for distribution to public shareholders. In addition, the Company is required to deposit into the Trust Account $139.38 for each monthly extension period (commencing on January 13, 2026 and ending on July 13, 2027, unless the closing of the Company’s initial business combination shall have occurred prior thereto); externally funded extension deposits increase the Trust Account balance. The amount of taxes payable on trust account interest will depend on the amount of interest earned, the applicable tax rates, and the availability of any deductions or credits. We can provide no assurance as to the ultimate amount of taxes that will be payable, and such taxes could be material. Furthermore, if we are unable to complete a business combination within the required timeframe and are required to liquidate, the per-share distribution from the trust account to our public shareholders will be reduced by the amount of taxes paid or payable on interest earned during the period such amounts were held in trust. As a result, the per-share redemption or liquidation amount may be less than the original per-share price paid by public shareholders in our initial public offering.

The $139.38 monthly extension deposit equals $0.02 for each of the 6,969 remaining public shares. The January 2026 extension authorizes eighteen monthly periods from January 13, 2026 through July 13, 2027; if all periods are used at that rate, the aggregate scheduled deposits are $2,508.84. These current deposits are different from the historical cumulative extension-loan liability of $3,506,664, which was unchanged between December 31, 2025 and June 30, 2026. That historical balance includes earlier extensions made when the public-share base and deposit requirements were substantially larger.

An external deposit increases trust cash; it is not a withdrawal of trust interest and does not itself reduce redemption value. Taxes, permitted withdrawals and earnings affect the redemption calculation separately. The financial statements report no increase in the extension-loan balance during the first six months of 2026; the scheduled fee does not establish that a deposit was made or how any such payment was funded or classified. The parties must comply with the effective charter and Trust Agreement for each extension actually used.

The trust account could be subject to claims of third-party creditors, which could reduce the per-share redemption or liquidation amount.

Funds held in the trust account could be subject to claims that could take priority over the claims of our public shareholders. Although we have obtained waivers from certain vendors and service providers to which we may owe fees and expenses, waiving any right, title, interest, or claim of any kind in or to the monies held in the trust account, there is no guarantee that such parties will not bring claims against the trust account. Additionally, our sponsor has agreed to indemnify us in the event that certain vendor claims reduce the amounts available in the trust account below a specified per-share threshold, but there can be no assurance that our sponsor will have sufficient assets to satisfy such indemnification obligations. If we are forced to file a bankruptcy petition or an involuntary bankruptcy case is filed against us that is not dismissed, funds held in the trust account may be considered property of our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we may be unable to return to public shareholders the amounts otherwise payable to them upon redemption or liquidation.

Changes in tax law could adversely affect the trust account, the Company, or investors.

Tax laws and regulations are subject to frequent change by legislative, administrative, and judicial action. Changes in tax law could affect the amount of interest earned on trust account investments, the tax treatment of distributions to shareholders, or the overall tax position of the Company. For example, changes in the tax rates applicable to interest income, the imposition of new taxes on investment income, or the elimination of favorable tax treatment for certain types of investments could reduce the after-tax return on trust account assets and diminish the per-share amount available for distribution to public shareholders. Additionally, the tax treatment of special purpose acquisition companies and their shareholders is an area of evolving regulatory focus. The Internal Revenue Service or Congress may adopt rules or interpretations that adversely affect the tax treatment of our structure, our business combination, or the redemption or exchange of our securities. We cannot predict whether, when, or in what form new tax legislation or regulations may be enacted, and any such changes could have a material adverse effect on us or our shareholders.

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The Company has significant income tax liabilities that may reduce the funds available in the trust account and adversely affect the per-share redemption or liquidation amount.

As of June 30, 2026 and December 31, 2025, the Company had income taxes payable of $827,098 and $784,432, respectively. These balances included accrued interest and penalties related to unpaid income taxes of $192,224 and $149,558, respectively. In 2025, the Company paid $0 to settle the Company’s prior year income taxes payable. The funds withdrawn from the Trust which were to pay its income tax were deposited to the Company’s general account and used to pay for general operating expenses. The Company also revised previously issued financial statements to recognize accrued penalties and interest on unpaid income taxes and to correct the accounting for certain withdrawals from the Trust Account. The Company has no operating revenues and limited cash outside the Trust Account. Accordingly, the Company currently expects that any payment of these income tax liabilities, accrued interest and penalties, and any related tax obligations would need to be funded from one or more of the following sources: (i) interest or other amounts released or permitted to be released from the Trust Account for the payment of taxes, to the extent available and permitted under the Company’s governing documents and trust agreement; (ii) cash held outside the Trust Account; (iii) working capital loans, advances or capital contributions from the Sponsor, officers, directors or their affiliates; (iv) amounts contributed to the Trust Account or otherwise provided in connection with monthly extensions; or (v) third-party financing, backstop financing, PIPE financing or proceeds from financing arrangements entered into in connection with a business combination, if available. There can be no assurance that any such sources of funds will be available in amounts sufficient to satisfy these obligations, on acceptable terms, or at all, and any related-party or third-party financing may be dilutive or otherwise adverse to existing shareholders.

The Company’s ability to use cash held in the Trust Account is subject to restrictions under the trust agreement and the Company’s governing documents. Although the Company may be permitted to withdraw interest or other amounts from the Trust Account to pay income and other tax obligations, the Company withdrew funds from trust account income and did not use such funds for the authorized purpose of paying the Company’s income taxes. Instead, the Company used such withdrawn funds to pay general operating expenses. The Company’s independent registered public accounting firm identified a lack of controls to monitor compliance with the Trust Agreement regarding the use of amounts withdrawn from the Trust Account for payment of the Company’s tax liabilities. This use of trust account income to pay general operating expenses may be inconsistent with the restrictions set forth in the trust agreement and the Company’s governing documents and could give rise to claims by public stockholders, parties to the trust agreement, or other legal or contractual duty. As a result, the amount available for redemption or liquidation distributions to public stockholders could be reduced, the Company could incur additional costs and delays, and its ability to consummate an initial business combination could be materially impaired.

Material weaknesses in our internal control over financial reporting could result in errors in our financial statements and adversely affect our business, liquidity and ability to consummate a business combination.

In connection with the preparation and audit of the Company’s financial statements as of and for the year ended December 31, 2025, management identified material weaknesses in the Company’s internal control over financial reporting. These material weaknesses relate to inadequate segregation of duties within accounting processes due to limited personnel; insufficient written policies and procedures for accounting, information technology, financial reporting and recordkeeping; a lack of controls over the financial reporting process that failed to recognize the accrual of penalties and interest on tax payables and resulted in the revision of previously issued financial statements; and a lack of controls to monitor compliance with the provisions of the Trust Agreement relating to the use of funds withdrawn from the Trust Account for payment of our tax liabilities. These material weaknesses increase the risk of errors in our financial reporting, including errors affecting tax payables, penalties and interest, and the Trust Account, and may require additional revisions to our financial statements. They may also adversely affect our ability to comply with our reporting obligations, maintain compliance with the Trust Agreement, preserve funds available to public shareholders and consummate an initial business combination. We may be unable to remediate these material weaknesses promptly or at all, particularly given our limited personnel and resources.

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The Company has net operating loss carryovers that may not be realized and that are subject to limitations and uncertainties.

As of December 31, 2025, the Company had net operating loss carryovers available to offset future taxable income of $4,413,401. The ability of the Company to utilize these net operating loss carryovers to offset future taxable income is subject to various limitations and uncertainties, including limitations under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which may apply if the Company experiences an “ownership change” as defined thereunder. A business combination could constitute an ownership change under Section 382, which would impose annual limitations on the Company’s ability to use pre-change net operating losses to offset post-change taxable income. Additionally, there can be no assurance that the Company will generate sufficient future taxable income against which to utilize the net operating loss carryovers, particularly if the Company is required to liquidate prior to completing a business combination. If the Company is unable to realize the benefit of its net operating loss carryovers, its overall tax burden may be higher than anticipated, which could reduce the funds available for distribution to public shareholders or adversely affect the financial position of the post-combination company.

The per-share redemption or liquidation amount may be less than the original public offering price, resulting in a loss to public shareholders.

The per-share amount to be distributed to public shareholders who redeem their shares in connection with a business combination, or upon liquidation if we fail to consummate a business combination within the required timeframe, may be less than the original per-share price paid by public shareholders in our initial public offering. The amount available for distribution will be reduced by (i) taxes payable on interest earned on the trust account, (ii) amounts previously released from the trust account to pay taxes or fund permitted working capital withdrawals, (iii) extension deposits of $139.38 per month deposited into the trust account for each monthly extension period (commencing on January 13, 2026 and ending on July 13, 2027), (iv) any claims of creditors that are not subject to valid waivers, and (v) redemption or liquidation expenses. Given that only 6,969 public shares of common stock remain outstanding as a result of significant prior redemptions, any further reduction in trust account value on a per-share basis may be amplified. As a result of these deductions, the per-share redemption or liquidation amount may be less than the price at which public shareholders acquired their shares, and public shareholders may experience a loss on their investment.

Risks Relating to Related-Party Financing

We are dependent on loans, advances, and working capital contributions from our sponsor and its affiliates, and such financing may not be available on favorable terms or at all.

We are dependent upon loans, advances, and working capital contributions from our sponsor, officers, directors, and their respective affiliates to fund our operations and transaction costs in connection with identifying and consummating a business combination. Our sponsor and its affiliates are under no obligation to provide such financing, and there can be no assurance that such financing will be available when needed or on terms acceptable to us. If we are unable to obtain sufficient working capital financing, we may be unable to fund the costs associated with searching for, evaluating, and negotiating potential business combinations, which could force us to liquidate earlier than anticipated. To date, our sponsor and its affiliates have made loans and advances to us to cover organizational expenses, offering costs, and ongoing working capital needs. These related-party financings may be evidenced by promissory notes that are unsecured and bear no interest, or may contain conversion features that allow the lender to convert the outstanding balance into equity securities at or prior to the consummation of a business combination. The terms of any future related-party financings have not been determined and will be negotiated at the time such financing is needed.

Related-party loans may contain conversion features that could dilute public shareholders.

Loans and advances from our sponsor, officers, directors, or their affiliates may, at the option of the lender, be convertible into equity securities of the Company upon or after the consummation of a business combination. The conversion of such loans into equity securities would dilute the ownership interests of our public shareholders and could have an adverse effect on the market price of our securities. Any future loans from officers, directors, sponsors or affiliates may be evidenced by promissory notes, may be unsecured, may bear interest or be non-interest bearing, and may be repayable upon completion of a business combination or other future financing event. The conversion price or terms of such conversion features are typically determined at the time the loan is made or at the time of conversion and may be at a price or on terms that are more favorable to the insider lender than would be available to the Company in an arm’s-length financing transaction. Furthermore, the availability of conversion features may create incentives for our sponsor and its affiliates to make loans or advances to us in anticipation of receiving equity securities at favorable terms, rather than for the primary purpose of supporting the Company’s operations. The dilutive impact of such conversions could be material and could adversely affect the per-share value of our public shares.

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Related-party financing transactions are not negotiated at arm’s length and may not reflect terms that would be available from unaffiliated third parties.

All financing transactions between us and our sponsor, officers, directors, or their respective affiliates are conducted between related parties and are not the result of arm’s-length negotiations. Accordingly, the terms of such transactions, including interest rates, repayment terms, conversion features, and security interests, may not reflect terms that would be available to us if we were to obtain financing from unaffiliated third-party lenders. The lack of arm’s-length negotiation increases the risk that such transactions may be on terms that are less favorable to the Company (or more favorable to the related party) than would otherwise be obtainable. Although our board of directors (or a committee thereof) may review and approve related-party transactions, the inherent conflicts of interest among our officers, directors, and sponsor create a risk that such transactions may not be entered into solely in the best interests of the Company and its public shareholders. There can be no assurance that any related-party financing will be on terms that are fair to the Company or that comparable financing could not have been obtained on more favorable terms from unaffiliated sources.

Risks Relating to Conflicts of Interest

Our officers and directors may have conflicts of interest arising from their involvement with other entities, which could adversely affect their ability to devote time and attention to our affairs.

Certain of our officers and directors presently have, and any of them in the future may have, additional fiduciary or contractual obligations to other entities, including other special purpose acquisition companies, pursuant to which such officer or director is or will be required to present business combination opportunities. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us, subject to applicable fiduciary duties under Delaware law. Our officers and directors are not required to commit their full time to our affairs, and the amount of time they devote to us may vary from time to time. The other entities to which our officers and directors owe fiduciary or contractual duties may compete with us for business combination opportunities, and our officers and directors may be incentivized to favor such other entities over us due to their existing financial interests, commitments, or relationships with those entities.

The financial interests of our sponsor and insiders in the completion of a business combination may differ from, and conflict with, the interests of our public shareholders.

Our sponsor acquired founder shares prior to our initial public offering for nominal consideration. These founder shares (and any shares issuable upon conversion thereof) will be worthless if we do not consummate a business combination. Additionally, our sponsor and certain of our officers and directors hold private placement rights that were purchased simultaneously with the consummation of our initial public offering, which rights will also expire worthless if we do not consummate a business combination. The personal and financial interests of our sponsor and insiders in completing a business combination may influence their judgment and create a conflict of interest in determining whether a particular target business is an appropriate candidate for a business combination.

The nominal consideration paid by our sponsor for the founder shares and private placement rights creates a disparity between the economic interests of our insiders and those of our public shareholders. Our insiders may realize a substantial return on their investment even if the business combination results in a decline in the value of our public shares, because the founder shares were acquired at a price substantially below the per-share price paid by public shareholders in our initial public offering. This economic disparity may create an incentive for our insiders to complete a business combination that may not be in the best interests of our public shareholders, including a combination with a less favorable target or on less favorable terms than would otherwise be acceptable.

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Fiduciary duties owed by our officers and directors to multiple entities may result in the allocation of business opportunities away from us.

Our officers and directors owe fiduciary duties to us under Delaware law. However, to the extent that our officers and directors serve as officers or directors of other entities, including affiliates of our sponsor, they also owe fiduciary or contractual duties to those entities. Where a business combination opportunity is appropriate for both us and one or more of such other entities, our officers and directors may have a conflict of interest in determining to which entity such opportunity should be presented. Under Delaware law, the doctrine of corporate opportunity may not clearly resolve such conflicts, particularly where our certificate of incorporation includes a provision renouncing the Company’s interest in certain business opportunities. We cannot assure you that any conflicts of interest will be resolved in our favor. Additionally, our officers and directors may become aware of business opportunities that may be appropriate for presentation to us or to the other entities to which they owe duties, and may present such opportunities to other entities before presenting them to us. The loss of potential business combination opportunities to other entities could limit our ability to identify and consummate a suitable business combination, which could result in our liquidation and dissolution.

Risks Relating to the Uncertainty of Completing a Business Combination

There is no assurance that we will consummate a business combination, and if we fail to do so within the required timeframe, we will be required to liquidate.

There is no guarantee that we will be able to identify a suitable target business, negotiate and execute a definitive agreement with respect to a business combination, obtain the requisite shareholder and regulatory approvals, and satisfy all conditions to closing within the timeframe required by our governing documents. Our ability to consummate a business combination is subject to numerous risks, uncertainties, and conditions beyond our control, including market conditions, the availability of suitable targets, competition from other acquirors, and our access to sufficient capital to complete a transaction. If we are unable to consummate a business combination within the required timeframe, our governing documents require that we (i) cease all operations except for the purpose of winding up, (ii) redeem all public shares for a pro rata portion of the funds held in trust (less taxes payable and amounts previously released for permitted purposes), and (iii) thereafter liquidate and dissolve. In such event, our public shareholders may receive less than the original per-share price paid in our initial public offering, and our rights will expire worthless.

Shareholder redemptions in connection with a business combination may reduce the amount of cash available to consummate a transaction, impairing our ability to close.

In connection with a proposed business combination, our public shareholders have the right to redeem their shares for a pro rata portion of the trust account. The Company has already experienced significant redemptions, and as a result, only 6,969 public shares of common stock remain outstanding. If additional public shareholders exercise their redemption rights in connection with a proposed business combination, the amount of cash available to fund the business combination consideration or to satisfy minimum cash conditions required by the target company or its advisors will be further and substantially reduced. Given the already diminished share count, even a modest number of additional redemptions could cause us to fail to satisfy minimum cash or net tangible asset conditions required to consummate the business combination, which could prevent us from closing the transaction.

Given the significant redemptions already experienced, with only 6,969 shares of common stock remaining outstanding, we may seek to reduce the extent of further redemptions through arrangements such as forward purchase agreements, backstop agreements, or non-redemption agreements with third parties. However, there can be no assurance that such arrangements will be available or that they will provide sufficient capital to close the transaction. If we are unable to consummate a business combination because of excessive redemptions or our failure to satisfy closing conditions related to cash on hand, we may be forced to seek alternative transactions on less favorable terms or ultimately liquidate.

Our governing documents may impose minimum cash or net tangible asset conditions that could prevent us from completing a business combination.

Our amended and restated certificate of incorporation and the agreements governing our trust account may impose conditions requiring that we maintain a minimum level of net tangible assets or a minimum amount of cash at the time of closing a business combination. Given that only 6,969 public shares of common stock remain outstanding following prior redemptions, the amount of funds available in the trust account has been significantly reduced. If, after giving effect to any further shareholder redemptions and the payment of transaction expenses, we are unable to satisfy such conditions, we may be prevented from consummating the proposed business combination. Additionally, the SEC has adopted rules requiring that a special purpose acquisition company have a minimum of $5,000,001 of net tangible assets in order to avoid being subject to the provisions of the Exchange Act applicable to “penny stocks.” If we fail to meet these conditions, we may be required to seek alternative transactions, raise additional capital, or liquidate.

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If we are forced to liquidate, our rights and founder shares will expire worthless, and the distribution to public shareholders may be less than anticipated.

In the event of a liquidation, the proceeds of the trust account will be distributed to holders of our public shares on a pro rata basis, after satisfaction of taxes and certain permitted expenses. As of the date of this registration statement, only 6,969 public shares of common stock remain outstanding as a result of prior redemptions. Our rights will expire worthless, and holders of such securities will receive no distribution in connection with the liquidation. Similarly, our founder shares do not participate in the liquidation distribution, and our sponsor and insiders will lose their entire investment in such shares. The per-share distribution amount will be reduced by any taxes payable, amounts previously withdrawn from trust for permitted purposes, extension deposits, and costs associated with the dissolution and liquidation process. As a result, public shareholders may receive less than the original per-share price paid in our initial public offering. The liquidation process may be time-consuming and costly, and the actual amount and timing of distributions to shareholders is uncertain. We cannot assure you that the funds remaining in the trust account after satisfaction of all obligations will be sufficient to provide shareholders with a meaningful return on their investment, particularly after giving effect to any reduction in trust account value during the period of our operations.

Risks Relating to Limited Cash Resources

We have limited cash resources outside of the trust account, which may be insufficient to fund our operations and pursuit of a business combination.

The proceeds of our initial public offering were placed into a trust account and are generally not available to us for operating expenses, transaction costs, or other corporate purposes other than as specifically permitted by our governing documents. The funds available to us outside the trust account, together with any loans or advances from our sponsor and its affiliates, may be insufficient to fund our ongoing operations, conduct due diligence on prospective targets, negotiate and complete a business combination, and pay our general and administrative expenses. We have limited sources of revenue, and our existing cash resources outside the trust account may be depleted before we are able to consummate a business combination. If we are unable to obtain additional working capital from our sponsor or other sources, we may be required to curtail our search for a business combination target, reduce our operating activities, or liquidate earlier than anticipated. The limited availability of cash outside the trust account creates a risk that we may be unable to adequately evaluate prospective targets, fund necessary due diligence activities, or pay professional fees and expenses required to consummate a business combination.

We are dependent on our sponsor for working capital support, and there can be no assurance that such support will be provided.

Our ongoing operations have been funded primarily by loans and advances from our sponsor and its affiliates. Our sponsor is under no contractual or legal obligation to provide additional funding to us beyond what has already been committed. If our sponsor determines not to provide further working capital support, or is unable to do so due to its own financial constraints or other reasons, we may lack sufficient funds to continue our operations, pursue business combination opportunities, or satisfy our obligations as they become due. The reliance on our sponsor for working capital support also means that our ability to operate independently is limited. Decisions regarding the timing and amount of working capital contributions may be influenced by our sponsor’s own financial interests, the sponsor’s assessment of potential business combination opportunities, or the sponsor’s evaluation of the likelihood that we will successfully consummate a transaction. There can be no assurance that the interests of our sponsor in providing (or withholding) working capital support will align with the interests of our public shareholders.

Insufficient funds outside the trust account may force us to liquidate earlier than planned, which could result in reduced distributions to public shareholders.

If we exhaust our available cash resources outside the trust account and are unable to obtain additional financing from our sponsor or other sources, we may be unable to continue our search for a business combination target or fund the costs necessary to consummate a proposed transaction. In such circumstances, we may be forced to commence liquidation proceedings earlier than the deadline imposed by our governing documents. An early liquidation could result in reduced distributions to public shareholders because (i) we would have less time to allow interest to accrue on trust account funds, and (ii) the costs of an early liquidation, including professional fees and administrative expenses, would reduce the amount available for distribution.

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Restrictions on the use of trust account funds limit our operational flexibility and our ability to pursue business combination opportunities.

The funds in our trust account are subject to strict restrictions on use and may only be released in connection with the consummation of a business combination, shareholder redemptions, tax payments, and limited other permitted purposes as set forth in our governing documents and the trust agreement. These restrictions significantly limit our operational flexibility and our ability to deploy capital in pursuit of business combination opportunities. For example, we may not use trust account funds to pay deposits, fund due diligence expenses, or make preliminary investments in a target company prior to the closing of a business combination. Additionally, our inability to use trust account funds for general corporate purposes means that we are entirely reliant on funds outside the trust account and related-party financing for our day-to-day operations. If we are unable to secure sufficient funding from these limited sources, we may be unable to take advantage of business combination opportunities that arise, potentially resulting in our failure to consummate a transaction and our ultimate liquidation.

Risks Relating to Potential Dilution from Rights and Future Financings

The conversion of rights into shares of common stock upon consummation of a business combination will dilute the ownership interests of public shareholders.

Each holder of a right included in the units sold in our initial public offering is entitled to receive a fraction of a share of common stock (for example, one-tenth of a share) upon the consummation of a business combination. The issuance of shares upon conversion of these rights will dilute the ownership interests of holders of our public shares and will increase the number of shares outstanding. The dilutive effect of the conversion of rights will reduce the per-share value of our common stock, and public shareholders who do not hold rights (or who hold fewer rights relative to their share ownership) will bear a disproportionate share of this dilution. Additionally, the conversion of rights upon a business combination is automatic and occurs without the payment of additional consideration by the rights holders. This means that the issuance of shares upon conversion of rights will increase the total number of shares outstanding without a corresponding increase in the aggregate value of the Company, resulting in dilution to all other shareholders.

The issuance of founder shares to our sponsor at nominal cost creates significant dilution to public shareholders and may misalign incentives.

Prior to our initial public offering, our sponsor was issued founder shares representing approximately 20% of our total outstanding shares of common stock following the offering, in exchange for nominal consideration. Following significant redemptions by public shareholders, only 6,969 public shares of common stock remain outstanding, which means the founder shares now represent a substantially larger percentage of our outstanding equity than they did at the time of the initial public offering. The disparity between the price paid by our sponsor for such shares and the price paid by our public shareholders in the initial public offering results in immediate and substantial dilution to public shareholders, and this dilutive effect has been significantly magnified by the reduction in public shares outstanding due to redemptions. The founder shares are BRAC common stock. At the Conwall Business Combination, each outstanding BRAC common share is to be exchanged for one Holdco Ordinary Share under the amended Business Combination Agreement; the Sponsor has waived its anti-dilution rights under the BRAC Charter. The existence of the founder shares may make it more difficult for us to consummate a Business Combination with a target company at a price that would deliver attractive returns to public shareholders, as the value represented by the founder shares must effectively be absorbed by the value of the combined company. Furthermore, because the founder shares were acquired at nominal cost, our sponsor may realize a positive return on its investment even if the per-share value of the post-combination company declines significantly below the per-share price paid by public shareholders.

Future equity or convertible financings undertaken in connection with or following a business combination may result in additional dilution to public shareholders.

In connection with a business combination, or following the consummation thereof, we may issue additional shares of common stock, preferred stock, convertible securities, or other equity-linked instruments to finance the transaction consideration, raise additional working capital, fund the operations of the post-combination company, or for other corporate purposes. Any such issuance will dilute the ownership interests of our existing shareholders, and the terms of such securities may include rights, preferences, or privileges that are senior to those of our common stock. There can be no assurance that future financing transactions will be completed on terms that are favorable to existing shareholders, and any dilutive financing could adversely affect the per-share value of our common stock. Additionally, we may issue equity or equity-linked securities to the sellers of a target business as part of the business combination consideration, to financial advisors or service providers as transaction fees, or to investors in a private investment in public equity (PIPE) transaction or similar financing. The aggregate dilutive effect of such issuances, together with the conversion of rights and the outstanding founder shares, could be substantial and could significantly reduce the percentage ownership of public shareholders in the post-combination company. Investors should be aware that they may experience significant dilution from multiple sources in connection with a business combination.

BRAC’s directors’ and officers’ insurance has lapsed, and obtaining replacement and prior-acts coverage may be costly or may not fully protect BRAC or its directors and officers.

BRAC’s directors’ and officers’ liability insurance has lapsed and is not currently in force. Claims arising during the lapse, or from conduct predating replacement coverage, may leave BRAC and its directors and officers exposed to uninsured defense costs, judgments or settlements, subject to applicable indemnification arrangements. Such liabilities could strain BRAC’s limited liquidity, impair its ability to retain directors and officers and adversely affect completion of the Business Combination. Management intends to secure full directors’ and officers’ protection in connection with the de-SPAC, including coverage for prior BRAC acts and go-forward coverage, as contemplated by the amended Business Combination Agreement. Full protection cannot be assured: coverage remains subject to underwriting, exclusions, limits, retentions and the policy’s terms, and a new policy may not eliminate the existing coverage gap.

Section 6.7 of the amended Business Combination Agreement requires, at or before Closing, a six-year run-off, tail, legacy or prior-acts policy for BRAC and the required go-forward directors’ and officers’ coverage effective at Closing. The agreement requires the best coverage commercially available on commercially reasonable terms, specifies protections for prior BRAC acts and requires delivery of binders and evidence of payment or irrevocable funding at Closing. If the specified prior-acts coverage is unavailable, the agreement requires the best available alternative supported by written broker evidence and the prescribed consultation. The applicable closing condition may be waived only through the independent, disinterested board and audit-committee process specified in Section 9.2. An intention to obtain coverage after Closing does not satisfy those requirements. Coverage availability or cost could delay the transaction, and any permitted alternative or waiver could leave material uninsured exposure.

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Risks Related to Conwall

The following risks relate to CCISB and its business, industry and markets. In this subsection, “we,” “our,” “us” and the “Company” mean CCISB and its consolidated business. These risks would affect Holdco following the Business Combination.

Execution and licensing failures could interrupt projects and materially reduce revenue

Conwall’s fixed-price and other project contracts expose it to estimating errors, material and labor inflation, subcontractor failures, changes in scope, delayed customer approvals and liquidated damages. Losses on a large project can outweigh profits elsewhere. Completion of Chipbond work and concentration in Coherent increase dependence on a small number of replacement awards. June 30 RPO of $7.605 million is substantially below the revenue assumed in management’s forecasts and may be delayed, amended or cancelled.

Conwall terminated its local CIDB G7 registration on October 5, 2026 and its foreign-contractor application remains pending. The loss of current registration or restrictions during the transition could prevent bidding, delay work or impair contract performance. Permits, foreign-worker approvals, subcontractor qualifications and local premises licenses are separate requirements. No assurance is given that all necessary approvals will be obtained in time. The detailed construction, concentration, backlog, personnel and regulatory risks below further explain these exposures.

Malaysian operations and foreign enforcement create additional risks

All Conwall revenue in the periods presented was generated in Malaysia. Local political, tax, licensing, labor and foreign-investment policy changes can affect eligibility for awards and project economics. Restrictions on foreign workers, higher levies or delayed approvals may increase costs or interrupt delivery. Ringgit revenues, costs and balance-sheet amounts translated into U.S. dollars may fluctuate even without a change in underlying operating activity.

Substantially all operating assets and many relevant persons are outside the United States. Service of process and enforcement of U.S. judgments in Malaysia or the Cayman Islands can be more difficult and may require separate proceedings under local law. Foreign courts may not recognize particular securities-law judgments or claims. These limitations can increase the time and cost of pursuing remedies and reduce an investor’s practical ability to obtain recovery.

Holdco shareholder protections reporting and listing may differ from those of BRAC

Holdco is a Cayman Islands company. Its articles and Cayman law differ from Delaware law in meetings, shareholder action, inspection, derivative remedies and enforcement, as summarized in Item 11. If Holdco qualifies as a foreign private issuer, it may report on Forms 20-F and 6-K and use permitted home-country practices; investors may receive information on different schedules and with different content from a U.S. domestic issuer. Qualification is not assured merely by Cayman incorporation.

In the full no-redemption underwriting illustration, Ng Boon Teik would hold approximately 50.421% of Holdco. The issuance of approximately 271,732 additional ordinary shares, with no change in his holdings, would reduce his ownership to 50% under that illustration. Controlled-company status therefore depends on actual Closing capitalization and cannot be assumed under every financing scenario. Any available governance exemption could reduce minority protections. Loss of foreign-private-issuer status or failure to satisfy initial or continued Nasdaq standards could increase compliance costs, delay Closing or impair trading and liquidity.

The Business Combination may dilute investors without delivering the expected benefits

Founder shares, conversion of existing rights and Covered Loans, variable-price underwriting settlement and any financing can materially dilute nonredeeming holders. Higher redemptions reduce cash while rights and many other issuances remain outstanding. The Sponsor and insiders’ acquisition costs and potential recovery of loans or fees may create incentives that differ from public investors’ incentives.

The transaction may fail because of regulatory, listing, financing or other conditions. Unquantified transaction costs and retained liabilities can reduce resources available after Closing. The preliminary pro forma does not resolve all settlement accounting, and forecasts depend heavily on uncontracted awards and financing. If Closing occurs, integrating governance, controls and public-company reporting may take longer or cost more than expected. If it fails, BRAC will incur costs without the anticipated benefits and may be required to liquidate at its charter deadline, while rights may expire without value.

Risks Related to Conwall’s Business and Industry

If we are unable to maintain and strengthen our competitive advantages in high-tech production facility projects, our ability to win new projects and maintain margins may be adversely affected.

Our results depend on our ability to deliver construction and maintenance services for high-tech production facilities in a manner that satisfies customer requirements, technical specifications, project schedules and quality expectations. If customers perceive that our technical capabilities, project execution, innovation, quality control or cost efficiency are inferior to those of competitors, we may be unable to secure new projects, retain existing customers or maintain pricing. Any failure to strengthen our competitive position could adversely affect our revenue, profitability and prospects.

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Competition from specialized M&E contractors and larger general contractors may reduce project awards, pricing and margins.

The Company faces competition from specialized semiconductor infrastructure and cleanroom engineering contractors, including local mechanical and electrical (M&E) and controlled-environment specialists, as well as international engineering, procurement, construction (EPC), engineering, procurement, and construction management (EPCM), and facility-integration providers.

If competitors offer lower pricing, broader balance-sheet support, stronger customer references, faster mobilization, more comprehensive semiconductor experience or better access to qualified personnel, suppliers or financing, the Company may be unable to win projects on commercially acceptable terms. Increased competition could also require the Company to accept lower margins, less favorable contract terms, greater performance obligations or higher working-capital commitments, any of which could materially adversely affect revenue, profitability, backlog conversion and cash flow.

Our project awards depend on competitive tendering and customer qualification requirements, and our historical quotation conversion rates are not indicative of future awards.

We secure projects through customer qualification, tender invitations, technical and commercial submissions, negotiations and formal purchase orders or contract awards. In the three months ended June 30, 2026, we submitted 212 quotations with an aggregate value of $3.9 million and received 61 purchase orders with an aggregate value of $0.8 million, representing conversion rates of approximately 28.8% by number of quotations and 20.0% by aggregate value. During the twelve months ended March 31, 2026, we submitted 705 quotations with an aggregate value of $211.6 million and received 205 purchase orders with an aggregate value of $27.9 million, representing conversion rates of approximately 29.1% by number of quotations and 13.2% by aggregate value. During the twelve months ended March 31, 2025, we submitted 768 quotations with an aggregate value of $261.7 million and received 241 purchase orders with an aggregate value of $56.7 million, representing conversion rates of approximately 31.4% by number of quotations and 21.7% by aggregate value.

The period from submission of a quotation to award of a contract has historically been approximately three months, followed by approximately one week from award to project mobilization. Our ability to participate in certain tenders depends on our satisfying applicable customer qualification requirements and maintaining approved-vendor status. Our results of operations in any period may be materially affected by the number and aggregate value of project awards we receive, and historical conversion rates are not necessarily indicative of future awards.

We compete for project awards on the basis of a limited number of reference projects and customer qualifications, and we may be unable to win new work on commercially acceptable terms.

We compete for work primarily on the basis of technical capability, demonstrated experience on comparable facilities, price, schedule certainty, safety and quality performance, and our ability to satisfy customer qualification and approved-vendor requirements. Our experience in high-specification production facilities is concentrated in a small number of recent projects, and customers procuring cleanroom, process utility and mechanical and electrical works typically require evidence of comparable completed work, financial capacity, guarantee or bonding support and relevant certifications before inviting a contractor to tender.

If we fail to maintain the qualifications, certifications and reference projects our customers require, if our execution, quality control or safety performance does not meet customer standards, or if competitors offer more attractive pricing, schedules or technical solutions, we may be excluded from tenders, lose approved-vendor status or be unable to win projects on acceptable terms. Because we bid predominantly on a fixed-price basis, we may also have to accept lower margins or greater performance risk in order to remain competitive, which would reduce our profitability.

Our inability to control construction costs, subcontractor expenses, material costs, staffing costs and administrative expenses could reduce our margins.

Our cost of revenues includes purchased construction, subcontractor expenses, materials, salaries and welfare, outsourcing expenses and other project execution costs. Our operating expenses include staffing costs, professional fees, insurance, office expenses and other administrative expenses. Increases in any of these costs, or our inability to pass such increases on to customers, could reduce gross margin and operating margin. Large projects may amplify the impact of cost overruns, inaccurate estimates, supplier delays, labor shortages or productivity issues. Our profitability therefore depends substantially on our ability to control project costs, staffing costs and administrative expenses while maintaining customer service quality and project execution standards, and our ability to attract and retain qualified employees, identify business opportunities, secure new customer contracts, control procurement costs, manage subcontractors and improve employee productivity affects our margins and operating results.

Our recent revenue growth may not be sustainable and should not be viewed as indicative of future periods.

Our revenue increased from $4.1 million in fiscal year 2025 to $67.3 million in fiscal year 2026, primarily due to increased project execution, including a significant project that was 95.53% complete as of June 30, 2026. A substantial portion of this growth may reflect the timing and progress of a limited number of large projects rather than recurring revenue. If similar projects are not awarded, if customers delay capital expenditures, or if project completion percentages decline in future periods, our revenue and profitability could decrease materially.

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We recognize revenue over time using the cost-to-cost method, and our results, contract balances and operating cash flows may vary significantly from period to period.

Revenue is recognized over time using the cost-to-cost method, whereby project progress is measured by comparing costs incurred to date against the estimated total contract costs. As a result, our revenue, gross profit, contract assets, deferred revenue, retention receivables and operating cash flows depend on project commencement, progress toward completion, customer approvals, billing milestones, collection timing, procurement timing and subcontractor payment terms, and our results may vary significantly from period to period. Our contracts are typically billed through progress claims based on the value of work completed and certified by the client’s consultant. Progress payments are generally subject to a 5% retention, with 50% of the retention sum released upon issuance of the Certificate of Practical Completion (CPC) and the remaining 50% released upon expiry of the Defects Liability Period (DLP), subject to the applicable contractual provisions. Certified progress claims are generally payable within 30 to 60 days from the date of certification, although actual payment timing may vary depending on the client’s internal certification and payment approval processes. During periods of rapid project growth, our revenue and net income may increase while our operating cash flow declines if contract assets, accounts receivable, project retention or fixed deposits increase faster than customer collections. Changes in estimated total contract costs, disputed or unapproved variation orders, delayed certifications or slower collections could therefore materially affect our reported results, liquidity and working capital.

Demand for our services depends substantially on industry capital expenditures, which are cyclical, difficult to predict and affected by customer investment decisions.

The Company’s revenue and growth prospects are closely linked to capital expenditure programs of semiconductor manufacturers, integrated device manufacturers, foundries, outsourced semiconductor assembly and test (OSAT) providers, memory manufacturers, advanced packaging companies and other technology customers. These customers periodically adjust facility-expansion, cleanroom, utility and infrastructure investments based on market demand, product pricing, inventory levels, profitability, financing conditions, technology roadmaps, geopolitical developments and macroeconomic conditions. A reduction, postponement or reprioritization of semiconductor capital expenditures could reduce bidding opportunities, delay contract awards, slow backlog conversion and adversely affect revenue, margins and cash flow.

Semiconductor capital spending may decline during memory market downturns, periods of excess capacity, inventory corrections or budget reductions. The memory market, including dynamic random access memory (DRAM), NAND flash memory and high-bandwidth memory (HBM), has historically experienced significant pricing and demand volatility. If memory manufacturers or other semiconductor customers experience weaker demand, lower selling prices, excess inventory or lower utilization rates, they may defer facility expansions, cleanroom upgrades, process utility investments, equipment installation projects or manufacturing support infrastructure. Even where projects are ultimately completed, delays may disrupt resource planning, increase project costs and reduce the Company’s ability to utilize personnel and subcontractors efficiently.

Our exposure to AI-related growth is indirect, and AI infrastructure investment may not result in revenue for us.

Any exposure to AI-related growth is indirect and depends on whether demand for AI applications and computing capacity leads customers to invest in semiconductor fabrication, advanced packaging, memory, testing, data-center-related manufacturing infrastructure and related cleanroom or process utility projects. Increased AI adoption does not assure that customers will award contracts to the Company, that projects will be undertaken in the Company’s markets or that any awarded projects will be profitable.

AI infrastructure investment is also subject to substantial timing and demand uncertainty. Hyperscale cloud providers, technology companies and data-center operators may reduce, delay or reprioritize capital expenditures based on profitability, utilization levels, return-on-investment expectations, financing conditions, power availability, regulatory constraints or changes in technology architecture. If AI adoption slows, customer spending becomes more disciplined or AI-related infrastructure buildout is reduced, semiconductor manufacturers and related customers may scale back expansion plans, which could reduce demand for the Company’s cleanroom, M&E, civil, structural and architectural (CSA), commissioning and facility-integration services.

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Demand related to graphics processing units (GPUs), HBM and advanced packaging may fluctuate and may not translate into project awards or sustained growth.

Demand for GPUs, HBM and advanced packaging may support long-term semiconductor infrastructure investment. However, these markets remain subject to technology transitions, customer capital allocation, manufacturing constraints, competitive dynamics, pricing pressure, inventory cycles and changes in computing architecture. Customers may satisfy demand through existing capacity, outsourcing, yield improvements, equipment upgrades or investments in regions or suppliers where the Company does not participate. If GPU, HBM or advanced packaging demand weakens, if expansion plans are delayed, or if customers choose competing contractors, the Company may not realize the anticipated benefits of these industry trends.

Advanced packaging also involves evolving technical requirements. As customers transition among chiplet architectures, 2.5D and 3D packaging, heterogeneous integration, wafer-level packaging, fan-out packaging, HBM integration and other technologies, facility requirements may change. The Company may need to invest in additional engineering resources, supplier relationships, qualification processes and project-management capabilities to remain competitive. Failure to keep pace with customer specifications or technology migration could reduce the Company’s ability to win projects in advanced packaging and related semiconductor infrastructure markets.

Semiconductor overcapacity could reduce customer spending, intensify competition and compress margins.

The semiconductor industry has historically experienced periods of rapid expansion followed by excess manufacturing capacity, inventory corrections and reduced capital expenditures. Overcapacity may arise when manufacturers, encouraged by AI-related demand, government incentives, supply-chain diversification initiatives or competitive pressures, add capacity faster than actual end-market demand develops. Excess capacity can reduce customer utilization, pricing power and profitability, causing customers to postpone expansion phases, defer new projects, reduce utility upgrades or prioritize operational efficiency over new facility investments.

During periods of reduced customer spending, competition among engineering, construction and infrastructure providers may intensify. A smaller pool of available projects may lead to more aggressive pricing, less favorable contract terms, greater customer demands and lower margins. Customers may also require stronger technical credentials, bonding capacity, financing support or contractual commitments. These conditions could adversely affect the Company’s ability to secure projects on commercially acceptable terms and maintain historical profitability.

Customer concentration, project concentration and non-recurring project revenue may cause significant volatility in our results.

The Company’s business is project-based and may depend on a limited number of large customers or significant projects in any fiscal period. Major semiconductor, advanced manufacturing, industrial and technology customers often undertake substantial but non-recurring capital projects. Completion of a major project does not assure follow-on work, and future projects depend on customer capital expenditure plans, qualification decisions, market conditions, procurement policies and competitive bidding. The loss of a significant customer, reduction in spending by a key customer or failure to replace completed projects could materially affect revenue, profitability, backlog and cash flow.

Large projects are also subject to suspension, postponement, scope reduction or cancellation due to changes in market conditions, semiconductor downturns, budget reductions, financing constraints, supply-chain disruptions, permitting delays, geopolitical developments, technology changes, corporate restructuring or strategic reprioritization. Even where contracts provide for reimbursement of certain costs, the Company may not recover all expected revenue, profit margins, overhead allocations, mobilization costs or business-development expenditures. Project cancellations or delays may also result in underutilized personnel, equipment, subcontractor commitments and other resources, increasing operating costs and reducing profitability.

We depend on a single customer, Chipbond Technology Malaysia Sdn. Bhd. (“Chipbond”), for a substantial majority of our revenue, and the completion, loss or reduction of the Chipbond contracts would materially and adversely affect our results of operations.

Our revenue is highly concentrated in one customer. For the year ended March 31, 2026, Chipbond contributed approximately 79.1% of our total revenue of $67,259,375. A single Chipbond project accounted for revenue of $52,024,368, or approximately 77.4% of our total revenue for the year ended March 31, 2026, generated gross profit of $6,341,627, representing a gross margin of approximately 12.20%, and was approximately 91.7% complete as of March 31, 2026. We completed two other Chipbond projects during the same fiscal year. For the three months ended June 30, 2026, Chipbond contributed to approximately 24.7% of our total revenue, while Coherent Malaysia Sdn. Bhd. contributed approximately 66.3%. Our work for Chipbond is awarded on a project-by-project basis, and the completion of a project does not assure us of follow-on work. Completion of the large Chipbond project and the need to obtain replacement awards may materially affect revenue, margins and working-capital requirements.

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Because the principal Chipbond project was substantially complete as of March 31, 2026, revenue attributable to that project will decline in subsequent periods, and our results for the year ended March 31, 2026 should not be regarded as indicative of our results for future periods unless we are able to secure replacement work of comparable size and margin. There can be no assurance that we will be awarded additional projects by Chipbond or that we will be able to diversify our customer base.

Our proposed CRaaS data-center infrastructure strategy is preliminary and may expose us to capital-intensive development, financing, leasing, utilization and operating risks that differ from our historical EPC business.

Management is evaluating a proposed CRaaS model under which we may seek to secure or prepare data-center sites, arrange power and network access, develop or co-develop high-specification controlled facilities, and lease or provide related infrastructure to customers. This strategy would require substantial upfront capital and may require land acquisition or land-use rights, power allocation, utility interconnection, zoning, permits, governmental approvals, network connectivity, project financing, customer commitments, construction execution and ongoing facility operations. If we implement our proposed CRaaS model and proceed with infrastructure build-out before definitive customer commitments, financing or approvals are obtained, we could incur significant costs without realizing expected revenue. A CRaaS project could also depend on one or a small number of anchor customers, and any customer delay, default, reduction in capacity requirements or renegotiation could materially reduce expected cash flow and return on invested capital. In addition, data-center facilities are sensitive to power availability, electricity tariffs, cooling performance, water availability, backup generation, technology obsolescence, utilization rates, market rental rates and regional competition. Because these risks are different from our traditional project-delivery business, any failure to manage the CRaaS strategy could adversely affect liquidity, profitability, leverage, management focus and reputation.

We may be liable for customer losses if our systems contribute to manufacturing yield loss, production downtime or contamination events.

Semiconductor and advanced packaging facilities operate under stringent contamination-control, environmental-stability and utility-reliability requirements. Failures in cleanroom, electrostatic discharge (ESD), temperature and humidity control, vibration isolation, specialty gas, ultrapure water (UPW), chemical delivery, clean dry air (CDA), exhaust, wastewater or electrical systems may contribute to yield loss, production downtime, contamination, customer claims or reputational harm. Our contracts may require us to indemnify customers for such losses, may provide for liquidated damages for delay or performance failures, and may not effectively limit our aggregate liability or exclude consequential damages such as lost production. Even where we are not solely responsible, we may be required to defend claims, incur remediation costs, forfeit retention amounts or suffer harm to customer relationships, and the amounts involved could exceed both the profit earned on the affected contract and our available insurance.

Our insurance coverage may be insufficient to cover project claims, professional liability, property loss or business interruption.

Cleanroom and process utility projects may give rise to claims involving design errors, defective workmanship, delays, customer production losses, contamination events, system failures, workplace accidents, environmental matters or business interruption. Insurance may be subject to exclusions, deductibles, limits, coverage disputes and premium increases. If our coverage is unavailable, inadequate in amount or scope, or more expensive than expected, we may bear these losses directly. Because we work predominantly under fixed-price contracts, a single uninsured or underinsured claim could exceed the profit earned on the affected project and materially affect our results of operations and liquidity.

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Our business may be adversely affected by shortages, wage inflation or productivity issues affecting subcontractors and site labor.

We rely on subcontractors and site labor for portions of installation, construction management, commissioning support and related project work. Labor shortages, wage increases, site access restrictions, safety incidents, subcontractor underperformance or disputes may increase costs and delay project completion. Because our projects are often subject to customer schedules and milestone requirements, labor disruptions may materially affect margins and customer relationships.

Our ability to execute projects depends on our ability to hire, retain and deploy qualified engineers, project managers and technical personnel.

Our projects require experienced personnel with knowledge of cleanroom design, process utilities, HVAC and M&E integration, specialty gas systems, commissioning and controlled-environment operations. Competition for qualified semiconductor infrastructure personnel may be significant. Our average employee workforce increased from approximately 33 employees in the twelve months ended March 31, 2025 to approximately 52 employees in the twelve months ended March 31, 2026, with period-end headcount increasing from 34 to 59 employees, primarily to support the execution of multiple concurrent projects, and we increased our reliance on subcontractors for specialized trades such as civil, mechanical, electrical, HVAC, cleanroom installation and piping works in order to meet project schedules. Project activity during the twelve months ended March 31, 2026 also required significant overtime, particularly for engineering, site supervision, safety, quality assurance and quality control and commercial personnel supporting fast-track projects, which increased our staffing costs for the period, and most technical and professional training programs were deferred to the twelve months ending March 31, 2027 as resources were prioritized for project execution. We expect to resume regular training as project workloads normalize, but if we cannot attract, retain, train or deploy qualified personnel, our ability to secure and execute projects, control costs, and maintain customer satisfaction and project quality may be adversely affected.

Our procurement and supply-chain activities may expose us to principal/agent, inventory, warranty and credit risks.

We frequently procure equipment and materials on behalf of our customers. Depending on whether we control those goods before they are transferred, we may be required to present the related revenue on a gross basis, as principal, or on a net basis, as agent. A change in that determination, or a revision to a prior determination, could significantly change our reported revenue and gross margin without any corresponding change in our underlying activity or cash flows. Procurement activities may also expose us to supplier defaults, customer credit risk, inventory or site risk, warranty claims, logistics delays, foreign-exchange exposure and disputes over specifications. If procurement risks are not properly managed, our margins, cash flow and financial reporting could be adversely affected.

Our contracts are generally fixed-price, and delays in the delivery of long-lead materials and equipment, or increases in their cost, may increase project costs and delay revenue recognition.

Our project costs and project schedules depend on the availability, delivery lead times and pricing of the specialized construction materials and mechanical and electrical equipment required for industrial and cleanroom projects. Our top five suppliers accounted for approximately 20% and 24% of total procurement expenditure in the twelve months ended March 31, 2026 and 2025, respectively. Long-lead items, including uninterruptible power supply (UPS) units, air volume control (AVC) units, vacuum pumps and fire roller shutters, typically require lead times ranging from 14 to 21 weeks, and during the periods under review we experienced extended waiting times for these items, which delayed the progress of certain projects. Our fixed-price contracts generally do not provide for automatic recovery of material price escalation, although we may submit variations and change orders for changes in client requirements or instructions, and we generally bear the risk of cost overruns arising from increases in labor, material, equipment or subcontractor costs within the agreed contractual scope. As of March 31, 2026, we had outstanding purchase commitments of approximately $4.2 million relating to piping and civil and structural works subcontractors. Because our contracts are generally fixed-price, increases in the price of materials or equipment, or delays in their delivery, may increase project costs, delay the timing of revenue recognition and reduce gross margin in the periods affected.

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Inflation, interest rate increases and foreign exchange movements may reduce margins and increase financing costs.

Our costs may be affected by inflation in materials, equipment, freight, subcontractor labor, insurance and professional fees. Interest expense may increase if bank loans, invoice financing or other credit facilities bear floating rates or are refinanced on less favorable terms. Foreign exchange movements may also affect procurement costs, project margins and reported results. We may not be able to pass all cost increases to customers, and adverse cost movements may reduce margins or cash flow.

Our bank loans and invoice financing obligations may limit financial flexibility.

As of June 30, 2026, we had bank loans totaling $6,056,543, comprising the $5,902,207 Multi-Option Loan and $154,336 Fixed Loan, and invoice financing of $6,506,252. Debt service obligations may reduce cash available for operations and growth. Our facilities may include covenants, security interests, guarantees, collateral requirements, dividend restrictions or events of default. If we cannot comply with financing terms or refinance on acceptable terms, our liquidity and operations could be adversely affected.

Related-party transactions may create conflicts of interest or governance concerns.

We have engaged, and may in the future engage, in transactions with related parties, including directors, officers, principal stockholders and entities they control. Related-party transactions may be entered into on terms that are not the result of arm’s-length negotiation, may not be documented by written agreements, and may not be subject to the same procedures, controls and documentation standards applied to transactions with unaffiliated third parties. Such transactions may give rise to actual or perceived conflicts of interest, complicate our financial reporting and internal control over financial reporting, and attract scrutiny from investors, auditors or regulators. Although related-party transactions are expected to be subject to review and approval by our audit committee in accordance with our related-party transaction policy, we cannot assure you that these procedures will identify all conflicts of interest, that any such transaction will be on terms as favorable as could be obtained from an unaffiliated third party, or that related-party transactions will not adversely affect our business, results of operations or reputation.

Material weaknesses or deficiencies in internal control may be identified.

We have operated as a private company and have not been required to maintain internal control over financial reporting, or disclosure controls and procedures, at the standard applicable to U.S.-listed public companies, and our finance function is small relative to the complexity of our project accounting. Areas that may require enhancement include revenue recognition, cost-to-cost estimates, contract modifications, procurement, related-party transactions, treasury, financial close, IT access controls, segregation of duties and disclosure controls. If we identify one or more material weaknesses and are unable to remediate them, we may be unable to report our results accurately or on a timely basis, we could be required to restate previously issued financial statements, we may fail to satisfy our reporting obligations or applicable listing requirements, and investor confidence and the market price of our securities could decline.

Our business plan depends on assumptions about future project awards and execution that are inherently uncertain, and our actual results may differ materially.

Our internal plans and growth assumptions rest on estimates of the number and value of project awards we will receive, average contract value, quotation conversion rates, backlog and customer pipeline, semiconductor capital expenditure trends and our historical execution performance. Each of these drivers is uncertain, is substantially outside our control and has varied significantly between the periods presented — our quotation conversion rate by aggregate value, for example, moved from approximately 21.7% for the twelve months ended March 31, 2025 to approximately 13.2% for the twelve months ended March 31, 2026. If our assumptions prove inaccurate, or if project awards, financing, customer demand or market conditions differ from our expectations, our actual results may differ materially from our plans, and you should not place undue reliance on any projection, estimate or growth assumption.

Regional supply-chain diversification and semiconductor localization may not produce material opportunities for us.

Supply-chain diversification and semiconductor localization initiatives may increase investment in Southeast Asia, and other regions. However, the timing, scale and geographic distribution of those investments are uncertain and depend on customer decisions, government incentives, infrastructure readiness, power availability, labor resources, regulatory approvals, financing conditions and broader industry cycles. Announced semiconductor investments may be delayed, modified, reduced or cancelled and may not result in projects within the Company’s target markets or service scope.

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All of our revenue is generated in Malaysia, and our planned expansion into other Southeast Asian markets may not succeed.

For the year ended March 31, 2026 and the three months ended June 30, 2026, all of our revenue was generated from projects in Malaysia, and we did not generate any revenue from outside Malaysia during these periods. We operate as one reportable segment, construction and maintenance services. Revenue generated from projects in Malaysia was $67,259,375, representing 100% of our total revenue for the twelve months ended March 31, 2026, compared with $4,062,207, also representing 100% of our total revenue for the twelve months ended March 31, 2025, and Malaysia was accordingly the only country representing 10% or more of our revenue, assets or project exposure during both periods. We do not currently expect our geographic concentration to change materially in the near term. We intend to expand our footprint into Singapore, Thailand, Vietnam and Indonesia, but our plans remain subject to market conditions, customer demand, regulatory requirements and other factors, and there can be no assurance that we will successfully establish a presence or generate material revenue from such markets. Expansion beyond Malaysia may also increase costs and operational complexity. Participation in new markets such as Singapore, Thailand, Vietnam and Indonesia may require local licensing, personnel, bonding capacity, customer qualification, tax and legal compliance, partnerships and management resources. The Company may not be able to establish market credibility, obtain required approvals, hire qualified personnel or compete effectively against local or international providers. Any unsuccessful expansion could increase expenses without generating expected revenue.

Export controls, trade restrictions and geopolitical developments could disrupt customer investment plans, procurement and project execution.

The semiconductor industry is affected by export controls, sanctions, investment restrictions, trade measures, licensing requirements and other regulatory actions involving advanced semiconductors, semiconductor manufacturing equipment, software, materials and related technologies. These measures may increase compliance costs, delay procurement, restrict technology transfers, disrupt equipment deliveries, alter customer capital expenditure plans or limit the Company’s ability to serve certain customers or projects. Because semiconductor infrastructure projects often depend on specialized equipment, components and international suppliers, trade restrictions or regulatory uncertainty could materially affect project timing, costs and margins.

Geopolitical developments, including tensions involving Taiwan, may also affect semiconductor supply chains and customer investment decisions. Taiwan plays a significant role in global semiconductor manufacturing, advanced packaging, foundry services and technology development. Any escalation of cross-strait tensions, military conflict, trade disruption, sanctions, export-control actions or changes in customer supply-chain strategy could affect semiconductor capital expenditures, regional investment patterns, equipment availability, customer confidence and the Company’s future opportunities. The Company cannot predict the timing or impact of these developments.

Risks Related to Operating in Malaysia

A severe or prolonged slowdown in the Malaysian or global economy could materially adversely affect our business.

Our business may be affected by economic conditions in Malaysia and globally. Economic downturns, geopolitical tensions, armed conflicts, inflation, financing constraints, reduced business investment or declines in customer confidence may cause customers to delay or reduce construction and maintenance projects. A deterioration in economic conditions could reduce demand for our services, create pricing pressure, increase collection risk, impair profitability and adversely affect our cash flows, financial condition and prospects.

Fluctuations in the value of the Malaysian ringgit against the U.S. dollar, and changes in Malaysian foreign exchange policy, could adversely affect our reported results and our ability to transfer funds.

Substantially all of our revenue and operating costs are denominated in Malaysian ringgit, while we report our financial results in U.S. dollars. Appreciation or depreciation of the ringgit against the U.S. dollar affects our reported revenue, expenses, earnings, assets and liabilities, as well as the U.S. dollar value of any dividends or other distributions. The ringgit appreciated significantly against the U.S. dollar during 2025 and 2026, and market commentators have cautioned that a sharp correction in either direction is possible. In addition, Bank Negara Malaysia administers foreign exchange policy rules governing borrowing, investment abroad and the conversion and repatriation of proceeds, and has in recent periods encouraged the repatriation and conversion of foreign earnings by Malaysian corporations. Changes in those rules, including as a result of currency policy understandings under discussion between the U.S. Department of the Treasury and Bank Negara Malaysia, could restrict our ability to move funds within our group, hedge our exposures or pay dividends. We do not currently maintain a comprehensive currency hedging program.

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Failure to comply with environmental, workplace safety, building, construction, tax, labor or licensing regulations could adversely affect our operations.

Our projects may involve wastewater treatment, air pollution control, process exhaust, chemical delivery, specialty gases, electrical systems, cleanroom environments, site construction and worker safety matters. We are subject to laws and regulations governing environmental protection, workplace safety, building approvals, construction practices, labor, tax, licensing and cross-border operations. Non-compliance may result in fines, project delays, work stoppages, remediation costs, reputational harm or loss of customer qualification.

U.S. tariff and trade measures affecting Malaysia could reduce customer capital spending and demand for our services.

Although we perform our services within Malaysia, our customers are largely export-oriented semiconductor, electronics and industrial manufacturers whose investment decisions depend on access to the U.S. market. In 2025, the United States imposed reciprocal tariffs on Malaysian goods, subsequently reduced to 19% under the U.S.-Malaysia Agreement on Reciprocal Trade, with exemptions for certain semiconductor and electrical and electronics products. A pending U.S. Section 232 investigation into semiconductor imports could result in additional duties that would directly affect back-end assembly, packaging and test operations in Malaysia, which are among the principal activities of the customers we serve. Reinstatement of higher reciprocal rates, withdrawal of existing exemptions, new export controls on semiconductor equipment or technology, or retaliatory measures by other jurisdictions could cause customers to cancel, delay or relocate facility expansions in Malaysia, reduce bidding opportunities and adversely affect our revenue and margins.

We may not be able to transfer cash or pay dividends when desired.

Our operating subsidiaries may generate cash in Malaysia or other jurisdictions, while public company expenses and stockholder obligations may arise at the holding-company level. Restrictions on dividends, intercompany loans, service fees or other transfers could limit our ability to use cash efficiently across the group. We paid dividends of $253,424 in fiscal year 2026, but there can be no assurance that dividends will be paid in the future.

We depend on foreign labor, and increases in levies, quotas or immigration restrictions could increase our costs or delay our projects.

Construction and installation work in Malaysia depends heavily on foreign workers. We utilize foreign labor through various arrangements, including foreign workers who perform work under our supervision and direction, as well as foreign workers engaged by our subcontractors or through third-party labor or outsourcing arrangements.

The employment and deployment of foreign workers in Malaysia are subject to quotas, source-country arrangements, permit approvals and annual levies administered by the relevant Malaysian authorities. The annual levy for foreign workers in the construction sector in Peninsular Malaysia is currently RM1,850 per worker, in addition to visa and processing fees. The Malaysian government has also implemented a multi-tier levy framework under which the levy payable by employers may vary based on their reliance on foreign labor. Employer contribution obligations for foreign workers under the Employees Provident Fund and social security regimes have also been extended in recent years.

Increases in levies, tightening of quotas, delays or suspensions in permit approvals and renewals, minimum wage revisions, changes in requirements applicable to foreign-worker arrangements, or the unavailability of workers from source countries could increase our direct or subcontracted labor costs, disrupt our access to foreign workers, delay project delivery, expose us to liquidated damages and reduce our margins.

Cybersecurity incidents could disrupt our operations or expose confidential project information.

We rely on information systems for engineering design, project management, procurement, financial reporting, customer communication and vendor coordination. Cyberattacks, ransomware, unauthorized access, data loss or system disruptions could delay projects, compromise confidential customer or supplier information, disrupt operations, increase costs and damage our reputation.

Allegations of forced labor or non-compliant recruitment practices, whether by us or our subcontractors, could result in enforcement action, loss of customers and reputational harm.

Malaysian employers of migrant workers have been subject to sustained scrutiny over recruitment fees, passport retention, wage deductions and worker accommodation, including U.S. import enforcement actions against Malaysian producers and findings published by the Office of the United States Trade Representative in June 2026 that named Malaysia among the economies whose prohibition and enforcement against goods produced with forced labor were considered inadequate. Multinational customers commonly impose responsible sourcing and labor standards audits on contractors and subcontractors working at their sites, and we may not be able to detect or prevent non-compliance by the labor suppliers and subcontractors we engage. Allegations or findings of forced labor or unlawful recruitment practices, whether or not substantiated and whether relating to us or to our subcontractors, could result in loss of customer qualification, contract termination, regulatory investigation, penalties, restrictions affecting our customers’ exports and significant reputational harm.

Changes in Malaysian government policy, taxation and licensing requirements could increase our costs or restrict our ability to bid for projects.

Our ability to operate depends on maintaining registration with the Construction Industry Development Board and other permits, approvals, licenses and contractor grades, which are subject to renewal, periodic audit and compliance requirements. Following the July 16, 2026 share swap, which placed CCISB under the ownership of a Cayman Islands company, CCISB terminated its CIDB registration as a Grade G7 local contractor on October 5, 2026 and has applied to CIDB for registration as a foreign contractor. That application remains pending. Any delay or refusal, or the grant of registration at a lower grade, in narrower categories or subject to restrictive conditions, could materially and adversely affect our ability to perform existing contracts, tender for new projects and generate revenue. Malaysian policy continues to evolve in areas that directly affect our cost base and project pipeline, including the scope of the sales and service tax, subsidy rationalization for fuel and electricity, minimum wage revisions, electronic invoicing requirements and incentive programs for the semiconductor sectors. Political developments, changes in administration, or shifts in policy toward foreign investment, local participation requirements or industrial incentives could reduce the volume of projects available to us, increase our compliance costs, or adversely affect the terms on which we compete.

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Item 2. Financial Information.

BRAC Management’s Discussion and Analysis of Financial Condition and Results of Operations

We are a blank check company formed under the laws of the State of Delaware on April 16, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar Business Combination with one or more businesses. We intend to effectuate our Business Combination using cash from the proceeds of the IPO and the sale of the private placement, our capital stock, debt or a combination of cash, stock and debt. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. No revenue has been generated by the Company since inception. It is unlikely the Company will have any revenues unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance. The Company’s plan of operation for the remainder of the fiscal year shall be to continue its efforts to locate suitable acquisition candidates.

Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports, and

(ii)	investigating, analyzing and consummating an acquisition.

We cannot assure you that our plans to raise capital or to complete our initial Business Combination will be successful.

All activity through June 30, 2026, relates to our formation and preparation of our IPO, which closed on January 13, 2022, and our search for an initial Business Combination and our pursuit of approval of the Business Combination pursuant to the Business Combination Agreement with Conwall.

In our IPO, we completed the sale of 10,000,000 units that consisted of one share of common stock, par value $0.000001 per share and one right, with each right entitling the holder thereof to receive one-tenth (1/10) of a share of common stock upon consummation of our Business Combination. Simultaneously with the closing of our IPO, we closed a private placement of an aggregate of 446,358 units at a price of $10.00 per private placement unit, generating total gross proceeds of $4,463,580. On February 9, 2022, the underwriters partially exercised the Over-Allotment Option and purchased an additional 159,069 Units generating $1,590,690, and the Company completed the private sale of 4,772 private units generating $47,720 for a total of $4,511,300 from the placement units. In connection with the closing and sale of the Over-Allotment Units and the additional private placement units, $1,606,597 in proceeds from the Over-Allotment Closing (including $31,814 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

As of December 31, 2025, we had cash held in the Trust Account for the benefit of the Company’s public stockholders of $1,257,251 (including $71,826 of interest earned during the year ended December 31, 2025). The trust fund account is invested in interest-bearing demand deposit account and the income earned on those cash is also for the benefit of our public stockholders.

On January 9, 2026, we held a Special Meeting of Stockholders at which our stockholders approved an amendment to the Company’s Charter, (a) to extend the date by which we have to consummate a business combination from January 13, 2026 (the “Termination Date”) by up to eighteen one-month extensions to July 13, 2027 and (b) to decrease the monthly extension fee to the Adjusted Monthly Extension Loan commencing on January 13, 2026. The Company filed the amendment to the Company’s Charter with the Office of the Secretary of State of Delaware.

We also amended the investment management trust agreement dated as of January 10, 2022, as amended on January 10, 2023, June 12, 2023, January 8, 2024 and January 13, 2025 between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to the Adjusted Monthly Extension Loan for each one-month extension beginning on January 13, 2026 until July 13, 2027, to extend the Termination Date for an additional eighteen (18) one-month extensions and to update certain defined terms in the Trust Agreement. Stockholders holding 94,247 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share of the funds in the Trust Account. As a result, approximately $1,170,652 was removed from the Trust Account to pay such holders. Following the redemption, 6,969 Public Shares remained outstanding and subject to redemption. As of June 30, 2026, the Company had cash held in trust of $87,208. The Company must deposit into the Trust Account $139.38 for each monthly extension period (commencing on January 13, 2026 and ending on July 13, 2027, unless the closing of the Company’s initial business combination shall have occurred).

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Our management has broad discretion with respect to the specific application of the net proceeds of IPO and the Private Placement, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities, those necessary to prepare for our Initial Public Offering and identifying a target company for our initial Business Combination. We do not expect to generate any operating revenues until after completion of our initial Business Combination. We generate non-operating income in the form of interest income on cash and cash equivalents held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective Business Combination candidates.

For the year ended December 31, 2025, we had a net loss of $949,536 consisting of general, administrative and operational costs of $655,503 and franchise tax of $19,491 and interest expenses of $346,368 offset by interest earned on cash held in Trust of $71,826. By comparison, for the year ended December 31, 2024, we had a net loss of $1,189,262 consisting of general, administrative and operational costs of $1,641,956 and franchise tax of $177,055 and interest expenses of $264,321 offset by interest earned on cash held in Trust of $894,070.

For the three months ended June 30, 2026, the Company reported a net loss of $260,043, comprising formation and operating costs of $164,992, franchise tax expense of $5,000 and interest expense of $90,585, partially offset by trust interest income of $534. For the comparable 2025 quarter, the net loss was $127,344, comprising formation and operating costs of $111,519 and interest expense of $87,164, partially offset by a $61,560 reversal of franchise tax and trust interest income of $9,779. The higher quarterly loss reflected higher operating costs and the absence of the prior-year franchise tax benefit.

For the six months ended June 30, 2026, the Company reported a net loss of $491,994, compared with $633,370 for the comparable 2025 period. Formation and operating costs decreased to $304,623 from $504,968; franchise tax expense decreased to $10,000 from $10,250; interest expense increased to $180,034 from $171,346; and trust interest income decreased to $2,663 from $53,194. The lower six-month loss primarily reflected lower operating costs, partly offset by reduced trust interest income.

Recent Developments

As previously reported by the Company on its Current Report on Form 8-K filed on January 24, 2023, on January 18, 2023, the Company entered into a definitive Agreement and Plan of Merger and Business Combination Agreement, as amended on August 1, 2023 and January 9, 2024 (the “Merger Agreement”) with Openmarkets Group Pty Ltd, an Australian proprietary limited company (“Openmarkets”), BMYG OMG Pty Ltd, an Australian proprietary limited company and Broad Capital LLC, solely in its capacity as the Company’s sponsor.

As previously reported by the Company on Form 8-K filed with the Securities and Exchange Commission on February 18, 2025, on February 12, 2025, the Company received a notice of termination from Openmarkets advising that they had terminated the Merger Agreement pursuant to Section 11.1(d)(i) of the Merger Agreement.

Liquidity and Capital Resources

As of June 30, 2026, the Company had $42,368 of cash outside the Trust Account, no restricted cash and $87,208 held in the Trust Account. Current liabilities were $10,022,598, and total liabilities including the $3,555,674 historical deferred underwriting commission were $13,578,272. The Trust Account is subject to its governing restrictions and is not unrestricted operating cash.

For the six months ended June 30, 2026, net cash used in operating activities was $160,024, compared with $327,329 in the comparable 2025 period. Net cash provided by investing activities was $1,172,706, primarily reflecting trust withdrawals for redemptions, compared with $19,339,252 in the comparable 2025 period. Net cash used in financing activities was $988,200, compared with $19,010,851 in the comparable 2025 period. The investing inflows and financing outflows principally offset the cash redemption of public shares and do not represent operating revenue. Cash and restricted cash increased by $24,482 to $42,368 during the six months ended June 30, 2026.

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The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover certain offering costs on the Company’s behalf in exchange for issuance of the insider shares. Following the Initial Public Offering on January 13, 2022, a total of $133,357 under the promissory note was repaid on January 19, 2022, and the Company’s liquidity was satisfied through the net proceeds from the Initial Public Offering and the Private Placement held outside the Trust Account. In addition, to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans. As of June 30, 2026, $2,134,116 was outstanding under the Working Capital Loans, compared with $1,831,630 as of December 31, 2025. Under the amended Business Combination Agreement, the actual outstanding covered working-capital and extension loans mandatorily convert into Holdco Ordinary Shares at Closing under the Loan Conversion Agreements to be entered into before Closing. During the six months ended June 30, 2026, the Company received $60,000 of transaction costs from Conwall, this amount was subsequently credited to additional paid-in capital.

Pursuant to the January 2023 Stockholder Meeting, the June 2023 Stockholder Meeting and January 2024 Stockholder Meeting, each to extend the Termination Date and to provide for the payment of extension payments to the Trust Account, monthly extension loan advances (the “Extension Loan”) have occurred on the Company’s behalf to fund the required payment by the Sponsor or its affiliate or designee into the Trust Account in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination. As of June 30, 2026, there was $3,506,664 outstanding under the Extension Loan and as of December 31, 2025, there was $3,506,664 outstanding under the Extension Loan.

During the fiscal year ended December 31, 2025, the Company withdrew $190,519 from the cash held in the Trust Account for the payment of taxes. During that period, the Company paid $57,114 of franchise taxes. During the six months ended June 30, 2026, the Company withdrew $18,211 from the cash held in the Trust Account and deposited those funds into the Company’s operating account for taxes. The Company paid $18,211 of franchise taxes, did not pay any other taxes, and had $827,098 of income taxes payable as of June 30, 2026. As of December 31, 2025, the Company had income taxes payable of $784,432. Under the terms of the Company’s Trust Agreement, amounts withdrawn from the Trust Account for the payment of taxes are required to be used directly and solely for the payment of taxes. Based on the Company’s consultation with legal counsel, the use of the funds to pay general operating expenses was not in accordance with the terms of the Trust Agreement. As of June 30, 2026 and the date of this report, the Company had not paid the income taxes for which those amounts were withdrawn.

The Company’s June 30, 2026 financial statements report $291,400 as the liability for cumulative excess Trust Account withdrawals, compared with $283,189 at December 31, 2025. These excess withdrawals were used for operating expenses rather than taxes. The Company remains responsible for satisfying its tax obligations, related penalties and interest and any required restoration of the Trust Account. At June 30, 2026, income tax payable was $827,098 and franchise tax payable was $10,000. Covered-loan conversion at Closing does not extinguish tax, trade, trust-restoration or other liabilities unless separately and validly settled. The subsequent payment/restoration status and committed funding are [●].

The Company intends to satisfy its outstanding tax obligations, including any applicable penalties and interest, using available cash, permitted withdrawals from the trust account, or other financing sources that may become available to the Company. There can be no assurance that the Company will have sufficient funds available to pay all outstanding tax obligations, penalties and interest when due, or to fund its working capital needs through the completion of an initial business combination. If the Company is unable to obtain additional financing or otherwise satisfy its obligations, it may be required to take additional actions to preserve liquidity, which could delay or adversely affect its ability to complete an initial business combination.

The Company expects to continue to incur significant costs in pursuing the Business Combination. Its $42,368 of cash outside the Trust Account at June 30, 2026 is insufficient to fund its working-capital needs through a Business Combination or the required wind-up without additional funding. There is substantial doubt about the Company’s ability to continue as a going concern. The proposed loan conversion is noncash and does not supply funds to pay taxes, restore the Trust Account or satisfy other cash obligations. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

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The Company’s Sponsor, officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing if needed. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses.

During the six months ended June 30, 2026, Conwall paid $60,000 of the Company’s transaction costs, which were credited to additional paid-in capital.

Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial business combination within the prescribed period of time from the closing of the Initial Public Offering, the requirement that the Company cease all operations, redeem the Public Shares and thereafter liquidate and dissolve raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management has determined that the Company does not have sufficient funds to fund the working capital needs of the Company until the consummation of an initial business combination or the winding up of the Company as stipulated in the Company’s amended and restated memorandum of association. The accompanying financial statement has been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern.

Internal Control Over Financial Reporting

In connection with the preparation and audit of the Company’s financial statements as of and for the year ended December 31, 2025, management identified material weaknesses in the Company’s internal control over financial reporting. The material weaknesses consisted of: (i) inadequate segregation of duties within accounting processes due to limited personnel; (ii) insufficient written policies and procedures for accounting, information technology, financial reporting and recordkeeping; (iii) a lack of controls over the financial reporting process that failed to recognize the accrual of penalties and interest on tax payables and resulted in the revision of previously issued financial statements; and (iv) a lack of controls to monitor compliance with the provisions of the Trust Agreement relating to the use of funds withdrawn from the Trust Account for payment of the Company’s tax liabilities.

These material weaknesses increase the risk that a material misstatement of the Company’s annual or interim financial statements may not be prevented, or detected and corrected, on a timely basis, and could result in additional revisions to the Company’s financial statements, additional penalties and interest on tax liabilities, or noncompliance with the Trust Agreement. The Company is an emerging growth company and is not required to have, and MaloneBailey, LLP was not engaged to perform, an audit of the effectiveness of the Company’s internal control over financial reporting. Accordingly, MaloneBailey, LLP did not express an opinion on the effectiveness of the Company’s internal control over financial reporting.

Material Weaknesses in Internal Control Over Financial Reporting

In connection with the preparation and audit of the Company’s financial statements as of and for the year ended December 31, 2025, management identified material weaknesses in the Company’s internal control over financial reporting. The material weaknesses related to inadequate segregation of duties within accounting processes due to limited personnel, insufficient written policies and procedures for accounting, information technology, financial reporting and recordkeeping, lack of controls over the financial reporting process that failed to recognize the accrual of penalties and interest on tax payables and resulted in revisions to previously issued financial statements, and lack of controls to monitor compliance with the provisions of the Trust Agreement related to the use of funds withdrawn from the Trust Account for payment of the Company’s tax liabilities.

As a result of these material weaknesses, there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements would not be prevented, or detected and corrected, on a timely basis. The Company has begun evaluating remediation measures, including enhancing review controls over financial reporting, tax accruals and Trust Account withdrawals, and developing additional accounting, information technology, financial reporting and recordkeeping policies and procedures. The material weaknesses will not be considered remediated until the applicable controls have been designed, implemented and operated for a sufficient period of time and management has concluded, through testing, that the controls are operating effectively.

Contractual Obligations

As of June 30, 2026, we do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of our Sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to the Company and deferred underwriting commission payable to the underwriter. We began incurring these fees on January 13, 2022 and will continue to incur these fees monthly until the earlier to occur of the completion of the initial Business Combination and the Company’s liquidation.

For the year ended December 31, 2025, $120,000 of expenses was recorded and included in General, administrative and operational costs in the statement of operations. By comparison, for the year ended December 31, 2024, $120,000 of expense was recorded and included in General, administrative and operational costs in the statement of operations.

For the six months ended June 30, 2026 and 2025, the Company incurred $60,000 of administrative support expenses in each period, including $30,000 in each June quarter. The accrued unpaid balance as of June 30, 2026 was $530,000. The monthly arrangement continues until completion of a Business Combination or liquidation; settlement of the accrued balance is separate from termination of future fees.

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As of June 30, 2026, the Company had recorded a deferred underwriting commission liability of $3,555,674 relating to its initial public offering. The Deferred Underwriting Fees are $1,500,000 and will be settled at Closing through the issuance of Holdco Ordinary Shares at a price per share equal to the higher of $0.50 and ten times the recent average trading price of the Company Rights, subject to a 9.9% ownership cap. The underwriter’s net proceeds from sales of those shares may not exceed $1,500,000, and any remaining shares must be returned to Holdco for no consideration. The 3,000,000-share figure is an illustration at the $0.50 floor before application of the variable price and ownership cap, not a fixed issuance. All settlement shares legally outstanding at Closing are included in Closing capitalization even if they may later be returned. The underwriting obligation is separate from the Covered Loan Amount and does not cap loan conversion. The pro forma accounting for this share settlement is preliminary as described in the notes to the unaudited pro forma financial information.

Deferred underwriting commission reconciliation

Measure	Amount or basis

Historical BRAC liability	$3,555,674

Contractual Closing settlement	$1,500,000, settled in Holdco shares under the amended agreement

Difference	$2,055,674; the preliminary pro forma credits this amount to additional paid-in capital, subject to final accounting

Price and illustrative share count	Higher of $0.50 and ten times the contractual recent average BRAC Rights price; $1,500,000 / $0.50 = 3,000,000 shares before applying the 9.9% cap

Legal capitalization	All settlement shares outstanding at Closing are included; possible later return does not eliminate their initial legal existence

Preliminary accounting limitation	The current pro forma retains a $1,500,000 liability and excludes settlement shares from its basic EPS denominator pending classification and returnability analysis. This does not establish cash settlement rights or final GAAP treatment.

The difference between the historical liability and the contractual settlement is not a $2,055,674 cash inflow. The $1.5 million settlement does not limit Covered Loan conversion or all transaction expenses. Final entries, fair value, any earnings effect, equity classification and basic and diluted EPS must be determined from the actual settlement instruments; the ownership table is a separate legal-share illustration.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting estimates.

Recent Accounting Pronouncements

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

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Conwall Management’s Discussion and Analysis of Financial Condition and Results of Operations

This subsection discusses Holdco and its consolidated subsidiary, CCISB, and supplements the preceding discussion of BRAC. References to “we,” “our,” “us” and “the Company” in this subsection mean Holdco and CCISB, as the context requires. Read this discussion together with Holdco’s and CCISB’s financial statements and the unaudited pro forma financial information included under Item 13.

You should read the following discussion and analysis of Conwall’s financial condition and results of operations together with Conwall’s audited consolidated financial statements for the twelve months ended March 31, 2026 and 2025 and Conwall’s unaudited condensed consolidated financial statements for the three months ended June 30, 2026 and 2025, and the related notes included elsewhere in this registration statement. This discussion contains forward-looking statements that involve risks and uncertainties. Conwall’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those described under “Risk Factors” and elsewhere in this registration statement.

Period comparisons and liquidity overview

U.S. dollars	FY2026	FY2025	June quarter 2026	June quarter 2025
Revenue	67,259,375	4,062,207	11,286,729	6,277,248
Cost of revenue	58,976,956	5,040,590	9,562,122	5,160,776
Gross profit (loss)	8,282,419	(978,383)	1,724,607	1,116,472
Gross margin	12.3%	(24.1)%	15.3%	17.8%
Operating expenses	2,773,120	1,859,056	938,820	520,320
Operating income (loss)	5,509,299	(2,837,439)	785,787	596,152
Net income (loss)	4,110,687	(3,103,389)	538,672	469,326
Operating cash flow	22,393,608	6,075,502	2,719,843	10,973,032
Investing cash flow	(5,391,317)	(2,440,546)	(25,387)	(1,276,440)
Financing cash flow	(20,628,072)	14,181	2,400,975	(2,759)

Fiscal 2026 revenue growth primarily reflected more and larger projects, including the major Chipbond project. Gross margin improved from a loss position as execution and the revenue base improved, while payroll and professional fees increased. The June 2026 quarter’s revenue rose 79.8% from the prior-year quarter; gross profit rose 54.5%, but gross margin declined by 2.5 percentage points and operating expenses rose 80.4%. Net income improved by $69,346, or approximately 14.8%. These different trends show why annual growth should not be extrapolated without considering project completion, mix and replacement awards.

At June 30, 2026, current assets of $26,700,776 less current liabilities of $19,231,752 produced working capital of $7,469,024. Only $7,016,296 of cash and cash equivalents was unrestricted; $4,793,377 of fixed deposits was pledged. Receivables, contract assets and retention balances require collection, certification or release and are not interchangeable with available cash. Bank principal comprised the $5,902,207 Multi-Option Loan and $154,336 Fixed Loan, totaling $6,056,543, plus $6,506,252 of invoice financing. The latter comprises $3,674,669 of receivables financing and $2,831,583 of payables financing and was repaid July 2.

The Multi-Option Loan’s contractual facility amount is RM26.6 million as stated in Note 10. Facility availability, amounts drawn, outstanding principal and translated U.S. dollar balances are separate measures. The detailed period analyses, cash-flow discussions, financing schedules, backlog rollforward, contractual commitments and known-trend disclosures follow.

Unless the context otherwise requires, references in this section to “Conwall,” “the Company,” “we,” “us,” or “our” are intended to mean the business and operations of Conwall Construction Industries Limited, a Cayman Islands exempted company (“Conwall”), and its wholly owned subsidiary, Conwall Construction Industries Sdn. Bhd., a company organized under the laws of Malaysia (“CCISB”).

Overview

Conwall is a Malaysia-based specialized high-technology facility infrastructure company focused on cleanroom engineering, process utility systems, controlled-environment construction, facility integration and related maintenance services for semiconductor, advanced manufacturing and other technology-oriented customers. Through CCISB, Conwall provides highly integrated, full package construction, maintenance, engineering, project delivery and facility infrastructure services for projects involving high-tech production facilities and controlled manufacturing environments. As of June 30, 2026, CCISB had completed a total of 53 construction and facility infrastructure projects, each with a contract price of at least $24,038 (RM100,000), since commencing operations in 2021, and had 12 additional projects in progress.

Conwall has experienced strong growth in recent years. Conwall’s total revenue increased by $63,197,168, or 1,555.7%, to $67,259,375 for the year ended March 31, 2026 from $4,062,207 for the year ended March 31, 2025, and increased by $5,009,481, or 79.8%, to $11,286,729 for the three months ended June 30, 2026 from $6,277,248 for the three months ended June 30, 2025.

Key Factors That Affect Our Results of Operations

The following factors have affected, and may continue to affect, our financial condition and results of operations. These factors should be read together with the risk factors and other information included elsewhere in this registration statement.

Our ability to secure new project awards

We secure projects through customer qualification, tender invitations, technical and commercial submissions, negotiations and formal purchase orders or contract awards. In the three months ended June 30, 2026, we submitted 212 quotations with an aggregate value of $3.9 million and received 61 purchase orders with an aggregate value of $0.8 million, representing conversion rates of approximately 28.8% by number of quotations and 20.0% by aggregate value. During the twelve months ended March 31, 2026, we submitted 705 quotations with an aggregate value of $211.6 million and received 205 purchase orders with an aggregate value of $27.9 million, representing conversion rates of approximately 29.1% by number of quotations and 13.2% by aggregate value. During the twelve months ended March 31, 2025, we submitted 768 quotations with an aggregate value of $261.7 million and received 241 purchase orders with an aggregate value of $56.7 million, representing conversion rates of approximately 31.4% by number of quotations and 21.7% by aggregate value. The period from submission of a quotation to award of a contract has historically been approximately three months, followed by approximately one week from award to project mobilization. Our ability to participate in certain tenders depends on our satisfying applicable customer qualification requirements and maintaining approved-vendor status. Our results of operations in any period may be materially affected by the number and aggregate value of project awards we receive, and historical conversion rates are not necessarily indicative of future awards.

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Our ability to procure materials and equipment on a timely and cost-effective basis

Our project costs and project schedules depend on the availability, delivery lead times and pricing of the specialized construction materials and equipment required for our projects. During the twelve months ended March 31, 2026 and 2025, our procurement activities were primarily affected by the availability and delivery timelines of specialized construction materials and mechanical and electrical equipment required for industrial and cleanroom projects. Our top five suppliers accounted for approximately 20% and 24% of total procurement expenditure in the twelve months ended March 31, 2026 and 2025, respectively. Long-lead items, including uninterruptible power supply (UPS) units, air volume control (AVC) units, vacuum pumps and fire roller shutters, typically required lead times ranging from 14 to 21 weeks. During the periods under review, we experienced extended waiting times for these items, which delayed the progress of certain projects. Our fixed-price contracts generally do not provide for automatic recovery of material price escalation, although we may submit variations and change orders for changes in client requirements or instructions. As of March 31, 2026, we had outstanding purchase commitments of approximately $4.2 million relating to piping and civil and structural works subcontractors. Because our contracts are generally fixed-price, increases in the price of materials or equipment, or delays in their delivery, may increase project costs, delay the timing of revenue recognition and reduce gross margin in the periods affected.

Our ability to attract, retain and deploy qualified personnel

Our ability to execute projects on schedule depends on our ability to attract, retain and deploy qualified engineering, project management and site personnel. Our average employee workforce increased from approximately 33 employees in the twelve months ended March 31, 2025 to approximately 52 employees in the twelve months ended March 31, 2026, with period-end headcount increasing from 34 to 59 employees, primarily to support the execution of multiple concurrent projects. We strengthened our engineering, project management, site supervision, safety and support functions while increasing our reliance on subcontractors for specialized trades such as civil, mechanical, electrical, HVAC, cleanroom installation and piping works in order to meet project schedules.

Project activity during the twelve months ended March 31, 2026 required significant overtime, particularly for engineering, site supervision, safety, quality assurance and quality control and commercial personnel supporting fast-track projects, which increased our staffing costs for the period. As resources were prioritized for project execution, most technical and professional training programs were deferred to the twelve months ending March 31, 2027. We expect to resume regular training as project workloads normalize.

Our ability to strengthen our competitive advantages

Our operating results depend in part on our ability to maintain and strengthen competitive advantages in providing construction and maintenance services for high-tech production facilities. Customers rely on us to support the construction and maintenance of production facilities that may require specialized project execution, technical coordination, quality control and compliance with customer specifications. Our ability to apply technical know-how, execute projects on schedule, meet customer performance requirements and maintain our reputation with customers directly affects our profitability and our ability to secure additional projects.

Our ability to control costs and improve operating efficiency

Our profitability depends substantially on our ability to control project costs, staffing costs and administrative expenses while maintaining customer service quality and project execution standards. Construction costs, including purchased construction, subcontractor expenses, materials, salaries and welfare, and outsourcing expenses, have a direct impact on profitability. In addition, staffing costs and administrative expenses affect profitability and operating leverage. Our ability to attract and retain qualified employees, identify business opportunities, secure new customer contracts, control procurement costs, manage subcontractors and improve employee productivity affects our margins and operating results.

Project timing, percentage-of-completion revenue recognition and working capital

Our results may vary significantly from period to period because revenue recognition, gross profit, contract assets, deferred revenue, retention receivables and operating cash flows depend on project commencement, progress toward completion, customer approvals, billing milestones, collection timing, procurement timing and subcontractor payment terms. During periods of rapid project growth, revenue and net income may increase while operating cash flow may decline if contract assets, accounts receivable, project retention or fixed deposits increase faster than customer collections.

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Results of Operations

Comparison of Results of Operations for the Three Months Ended June 30, 2026 and 2025

The following table summarizes Conwall’s operating results for the three months ended June 30, 2026 and 2025 and provides information regarding the dollar and percentage increase or decrease during such periods.

	For the Three Months Ended June 30,
	2026		2025		Variance
		% of		% of
	Amount	Revenues	Amount	Revenues	Amount	%

Revenues	$11,286,729	100.0%	$6,277,248	100.0%	$5,009,481	79.8%
Cost of revenues	9,562,122	84.7%	5,160,776	82.2%	4,401,346	85.3%
Gross profit	1,724,607	15.3%	1,116,472	17.8%	608,135	54.5%

Operating expenses:
Selling expenses	52,287	0.5%	6,471	0.1%	45,816	708.0%
General and administrative expenses	886,533	7.9%	505,220	8.0%	381,313	75.5%
Research and development expenses	-	-	8,629	0.1%	(8,629)	-100.0%
Total operating expenses	938,820	8.3%	520,320	8.3%	418,500	80.4%

Income (loss) from operations	785,787	7.0%	596,152	9.5%	189,635	31.8%

Other expenses	(77,008)	-0.7%	21,382	0.3%	(98,390)	-460.2%

Income (loss) before income tax expense (tax benefit)	708,779	6.3%	617,534	9.8%	91,245	14.8%

Income taxes expense (benefit)	170,107	1.5%	148,208	2.4%	21,899	14.8%

Net income (loss)	538,672	4.8%	469,326	7.5%	69,346	14.8%

Revenues

Total revenue increased by $5,009,481, or 79.8%, to $11,286,729 for the three months ended June 30, 2026, from $6,277,248 for the three months ended June 30, 2025. The increase was primarily attributable to the larger scale of the construction projects undertaken during the three months ended June 30, 2026, including projects for two significant customers.

During the three months ended June 30, 2026, we recognized revenue of $7,479,374 from Coherent Malaysia Sdn. Bhd. (“Coherent”), a significant customer, representing approximately 66.27% of our total revenue for the period. In addition, we recognized revenue of $2,785,205 from Chipbond Technology Malaysia Sdn. Bhd. (“Chipbond”), another significant customer, representing approximately 24.68% of our total revenue for the period.

Revenue is recognized over time using the cost-to-cost method, whereby project progress is measured by comparing costs incurred to date against the estimated total contract costs, which we consider to faithfully represent the transfer of control and performance under each contract. We generally bear the risk of cost overruns arising from increases in labor, material, equipment or subcontractor costs within the agreed contractual scope. However, where changes in project scope, additional works, or employer-instructed modifications occur, we are contractually entitled to seek reimbursement through approved variation orders in accordance with the respective contract terms. Our contracts are typically billed through progress claims based on the value of work completed and certified by the client’s consultant. Progress payments are generally subject to a 5% retention, with 50% of the retention sum released upon the issuance of the Certificate of Practical Completion (CPC) and the remaining 50% released upon expiry of the Defects Liability Period (DLP), subject to the contractual provisions. Certified progress claims are generally payable within 30 to 60 days from the date of certification, although the actual timing of payment may vary depending on the client’s internal certification and payment approval processes.

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We operate as one reportable segment, construction and maintenance services. All of our revenue was generated from projects in Malaysia. Revenue generated from Malaysia was $11,286,729, representing 100% of our total revenue for the three months ended June 30, 2026, compared with $6,277,248, also representing 100% of our total revenue for the three months ended June 30, 2025. Accordingly, Malaysia was the only country representing 10% or more of our revenue, assets or project exposure during both periods. There was no material change in our geographic concentration between the twelve months ended March 31, 2026 and 2025. We do not currently expect our geographic concentration to change materially in the near term.

Cost of Revenues

Total cost of revenues increased by $4,401,346, or 85.3%, to $9,562,122 for the three months ended June 30, 2026, from $5,160,776 for the three months ended June 30, 2025. The increase was primarily attributable to the commencement and execution of significant construction projects during the three months ended June 30, 2026, which were substantially larger in scale than the other projects undertaken during the period. The project required higher expenditures for materials and purchased equipment, subcontracted and outsourced construction work, as well as other project-related costs, including logistics, testing and commissioning, and site-related expenses.

Gross Profit and Gross Margin

Gross profit increased by $608,135, or 54.5%, to $1,724,607 for the three months ended June 30, 2026, from a gross profit of $1,116,472 for the three months ended June 30, 2025. The improvement was primarily attributable to a significant increase in revenue resulting from larger scale of construction projects undertaken during the three months ended June 30, 2026.

For the factors discussed above, our overall gross profit margin decreased by 2.5 percentage points to 15.3% for the three months ended June 30, 2026 from 17.8% for the three months ended June 30, 2025.

Operating Expenses

Operating expenses increased by $418,500, or 80.4%, to $938,820 for the three months ended June 30, 2026 from $520,320 for the three months ended June 30, 2025. The increase was primarily attributable to higher general and administrative expenses, including payroll and employee welfare expenses, and professional service fees, partially offset by lower research and development expenses.

	For the Three Months Ended June 30,
	2026		2025		Variance
		% of		% of
	Amount	Revenues	Amount	Revenues	Amount	% of

Operating expenses:
Selling expenses	52,287	0.5%	6,471	0.1%	45,816	708.0%
General and administrative expenses	886,533	7.9%	505,220	8.0%	381,313	75.5%
Research and development expenses	-	-	8,629	0.1%	(8,629)	-100.0%
Total operating expenses	$938,820	8.3%	$520,320	8.3%	$418,500	80.4%

Selling Expenses

Selling expenses primarily include advertising expenses and promotion expenses. Selling expenses increased by $45,816, or 708.0%, to $52,287 for the three months ended June 30, 2026 from $6,471 for the three months ended June 30, 2025.

	For the Three Months Ended June 30,
	2026		2025		Variance
	Amount	%	Amount	%	Amount	%

Selling expenses
Advertising expenses	$1,685	3.2%	$-	-	$1,685	n.m.
Promotion expenses	50,602	96.8%	6,471	100.0%	44,131	682.0%
Total selling expenses	$52,287	100.0%	$6,471	100.0%	$45,816	708.0%

n.m. means not meaningful because the comparative-period amount is zero.

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The increase was primarily attributable to a $44,131 increase in promotion expenses as we participated in more promotional exhibitions and marketing events to secure additional construction projects, and a $1,685 increase in advertising expenses as we expanded advertising efforts to promote our business and generate new customer opportunities. As a percentage of revenue, selling expenses increased to 0.5% for the three months ended June 30, 2026, from 0.1% for the three months ended June 30, 2025.

General and Administrative Expenses

General and administrative expenses primarily consist of employee salaries and welfare expenses, consulting and professional service fees, depreciation and amortization expenses, rent expense, office, utility and supply expenses, insurance expenses, and travel and entertainment expenses.

	For the Three Months Ended June 30,
	2026		2025		Variance
	Amount	%	Amount	%	Amount	%

General and administrative expenses
Salaries and welfare expenses	$454,722	51.3%	$276,558	54.7%	$178,164	64.4%
Consulting and professional service fees	283,195	31.9%	122,624	24.3%	160,571	130.9%
Depreciation and amortization expenses	14,880	1.7%	5,354	1.1%	9,526	177.9%
Rent expense	31,762	3.6%	26,751	5.3%	5,011	18.7%
Office, utility and supply expenses	66,402	7.5%	62,894	12.4%	3,508	5.6%
Insurance expenses	429	0.0%	-	-	429	n.m.
Travel and entertainment expenses	35,143	4.0%	11,039	2.2%	24,104	218.4%
Total general and administrative expenses	$886,533	100.0%	$505,220	100.0%	$381,313	75.5%

n.m. means not meaningful because the comparative-period amount is zero.

General and administrative expenses increased by $381,313, or 75.5%, to $886,533 for the three months ended June 30, 2026 from $505,220 for the three months ended June 30, 2025. The increase was primarily attributable to (i) a $178,164 increase in salaries and welfare expenses as Conwall hired additional personnel to support the expansion of construction projects during the period, (ii) a $160,571 increase in consulting and professional service fees, primarily related to payments made to securities advisory specialists in connection with proposed public company or other capital markets activities, and (iii) a $24,104 increase in travel and entertainment due to business expansion. As a percentage of revenue, general and administrative expenses decreased slightly as the revenue base expanded, from 8.0% for the three months ended June 30, 2025 to 7.9% for the three months ended June 30, 2026.

Research and Development Expenses

Research and development expenses primarily consist of outsourced software development aimed at improving the efficiency of our construction project management processes, as well as the development of a construction model to support project planning and execution. All R&D activities were outsourced to third-party developers. As a percentage of revenue, research and development expenses were 0.0% and 0.1% for the three months ended June 30, 2026 and 2025, respectively.

Other Income (Expenses), Net

Other income (expenses), net primarily includes interest income generated from bank deposits, interest expenses for bank loans and notes payable, gains or losses on foreign currency transactions, other income and other expenses. Total other income (expenses), net decreased by $98,390, or 460.2%, to other expenses, net of $77,008 for the three months ended June 30, 2026 from other income, net of $21,382 for the three months ended June 30, 2025. The decrease was primarily attributable to an increase of $105,191 in interest expenses resulting from higher outstanding balances of bank loans and invoice financing during the current period.

Income Tax Expense (Benefit)

Income tax expense was $170,107 for the three months ended June 30, 2026, compared to an income tax expense of $148,208 for the three months ended June 30, 2025, representing an increase of $21,899. The increase was primarily attributable to higher taxable income generated during the three months ended June 30, 2026.

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Net Income (Loss)

As a result of the foregoing, we reported net income of $538,672 for the three months ended June 30, 2026, representing a $69,346 improvement from a net income of $469,326 for the three months ended June 30, 2025. The improvement was primarily attributable to significantly higher revenue and improved gross profit, partially offset by higher general and administrative expenses, interest expense and income tax expense.

Comparison of Results of Operations for the Twelve Months Ended March 31, 2026 and 2025

The following table summarizes Conwall’s operating results for the twelve months ended March 31, 2026 and 2025 and provides information regarding the dollar and percentage increase or decrease during such periods.

	For the Years Ended March 31,
	2026		2025		Variance
		% of		% of
	Amount	Revenues	Amount	Revenues	Amount	%

Revenues	$67,259,375	100.0%	$4,062,207	100.0%	$63,197,168	1,555.7%
Cost of revenues	58,976,956	87.7%	5,040,590	124.1%	53,936,366	1,070.0%
Gross profit	8,282,419	12.3%	(978,383)	-24.1%	9,260,802	-946.5%

Operating expenses:
Selling expenses	47,624	0.1%	38,044	0.9%	9,580	25.2%
General and administrative expenses	2,720,097	4.0%	1,766,313	43.5%	953,784	54.0%
Research and development expenses	5,399	-	54,699	1.3%	(49,300)	-90.1%
Total operating expenses	2,773,120	4.1%	1,859,056	45.8%	914,064	49.2%

Income (loss) from operations	5,509,299	8.2%	(2,837,439)	-69.8%	8,346,738	-294.2%

Other expenses	(100,500)	-0.1%	(269,236)	-6.6%	168,736	-62.7%

Income (loss) before income tax expense (tax benefit)	5,408,799	8.0%	(3,106,675)	-76.5%	8,515,474	-274.1%

Income taxes expense (benefit)	1,298,112	1.9%	(3,286)	-0.1%	1,301,398	-39,604.3%

Net income (loss)	4,110,687	6.1%	(3,103,389)	-76.4%	7,214,076	-232.5%

Revenues

Total revenue increased by $63,197,168, or 1,555.7%, to $67,259,375 for the twelve months ended March 31, 2026 from $4,062,207 for the twelve months ended March 31, 2025. The increase was primarily attributable to an increase in both the number and size of the construction projects we undertook during the twelve months ended March 31, 2026, including one significant project for Chipbond Technology Malaysia Sdn. Bhd. (“Chipbond”). We had 30 construction projects in progress during the twelve months ended March 31, 2026, compared with 22 construction projects in progress during the twelve months ended March 31, 2025.

During the twelve months ended March 31, 2026, we recognized revenue of $52,024,368 from a significant project for Chipbond, representing approximately 77.4% of our total revenue for that twelve-month period. The project generated gross profit of $6,341,627, representing a gross margin of approximately 12.20%, and was 91.72% complete as of March 31, 2026. We also completed two other projects for Chipbond during the twelve months ended March 31, 2026. In the aggregate, Chipbond accounted for approximately 79.1% of our total revenue for the twelve months ended March 31, 2026. There was no outstanding accounts receivable balance due from Chipbond as of March 31, 2026. Because Chipbond accounted for approximately 79.1% of our revenue for the twelve months ended March 31, 2026, the loss of Chipbond as a customer, the completion of its projects without replacement work, or a significant reduction in the volume of work we perform for Chipbond in the future may have a material adverse effect on our revenue and results of operations.

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Cost of Revenues

Total cost of revenues increased by $53,936,366, or 1,070.0%, to $58,976,956 for the year ended March 31, 2026 from $5,040,590 for the year ended March 31, 2025. The increase was primarily attributable to the higher volume and larger scale of construction and maintenance projects undertaken during the year ended March 31, 2026.

The increase in cost of revenue of $53.9 million in the twelve months ended March 31, 2026, was primarily driven by the commencement and execution of a significant project during the year, which was substantially larger in scale compared with other projects. The significant project required higher levels of materials and purchased equipment, subcontractor and outsourced construction works, as well as other project-related costs including logistics, testing and commissioning and site-related expenses.

Gross Profit and Gross Margin

Gross profit increased by $9,260,802, or 946.5%, to $8,282,419 for the year ended March 31, 2026 from a gross loss of $978,383 for the year ended March 31, 2025. Gross margin improved by approximately 36.4 percentage points to 12.3% for the year ended March 31, 2026 from negative 24.1% for the year ended March 31, 2025. The improvement was primarily attributable to (i) a significant increase in revenue resulting from a higher number and larger scale of construction projects undertaken during the year ended March 31, 2026; and (ii) a reduction in cost of revenues as a percentage of revenue, which decreased to 87.7% in fiscal year 2026 from 124.1% in the year ended March 31, 2025, reflecting improved project execution and cost management.

Operating Expenses

Operating expenses increased by $914,064, or 49.2%, to $2,773,120 for the year ended March 31, 2026 from $1,859,056 for the year ended March 31, 2025. The increase was primarily attributable to higher general and administrative expenses, including payroll and employee welfare expenses, and professional service fees, partially offset by lower research and development expenses.

	For the Years Ended March 31,
	2026		2025		Variance
		% of		% of
	Amount	Revenues	Amount	Revenues	Amount	% of

Operating expenses:
Selling expenses	47,624	0.1%	38,044	0.9%	9,580	25.2%
General and administrative expenses	2,720,097	4.0%	1,766,313	43.5%	953,784	54.0%
Research and development expenses	5,399	0.0%	54,699	1.3%	(49,300)	-90.1%
Total operating expenses	$2,773,120	4.1%	$1,859,056	45.8%	$914,064	49.2%

Selling Expenses

Selling expenses primarily include advertising expenses and promotion expenses. Selling expenses increased by $9,580, or 25.2%, to $47,624 for the year ended March 31, 2026 from $38,044 for the year ended March 31, 2025.

	For the Years Ended March 31,
	2026		2025		Variance
	Amount	%	Amount	%	Amount	%

Selling expenses
Advertising expenses	$733	1.5%	$191	0.5%	$542	283.8%
Promotion expenses	46,891	98.5%	37,853	99.5%	9,038	23.9%
Total selling expenses	$47,624	100.0%	$38,044	100.0%	$9,580	25.2%

The increase in selling expenses was primarily attributable to increases in promotion and advertising expenses. As a percentage of revenue, selling expenses decreased to 0.1% for the year ended March 31, 2026 from 0.9% for the year ended March 31, 2025 because revenue increased at a substantially faster rate than selling expenses.

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General and Administrative Expenses

General and administrative expenses primarily consist of employee salaries and welfare expenses, consulting and professional service fees, depreciation and amortization expenses, rent expense, office, utility and supply expenses, insurance expenses, and travel and entertainment expenses.

	For the Years Ended March 31,
	2026		2025		Variance
	Amount	%	Amount	%	Amount	%

General and administrative expenses
Salaries and welfare expenses	$1,650,926	60.7%	$913,717	51.7%	$737,209	80.7%
Consulting and professional service fees	608,616	22.4%	503,712	28.5%	104,904	20.8%
Depreciation and amortization expenses	46,624	1.7%	33,998	1.9%	12,626	37.1%
Rent expense	111,519	4.1%	97,798	5.5%	13,721	14.0%
Office, utility and supply expenses	176,694	6.5%	102,754	5.8%	73,940	72.0%
Insurance expenses	45,149	1.7%	21,911	1.2%	23,238	106.1%
Travel and entertainment expenses	80,569	3.0%	92,423	5.2%	(11,854)	-12.8%
Total general and administrative expenses	$2,720,097	100.0%	$1,766,313	100.0%	$953,784	54.0%

General and administrative expenses increased by $953,784, or 54.0%, to $2,720,097 for the year ended March 31, 2026 from $1,766,313 for the year ended March 31, 2025. The increase was primarily attributable to (i) a $737,209 increase in salaries and welfare expenses as Conwall hired additional personnel to support the expansion of construction projects during the period, (ii) a $104,904 increase in consulting and professional service fees, primarily related to payments made to securities advisory specialists in connection with proposed public company or other capital markets activities, (iii) a $73,940 increase in office, utility and supply expenses due to business expansion. As a percentage of revenue, general and administrative expenses decreased as the revenue base expanded, from 43.5% for the year ended March 31, 2025 to 4.0% for the year ended March 31, 2026.

Research and Development Expenses

Research and development expenses primarily consist of outsourced development costs. As a percentage of revenue, research and development expenses were 0.0% and 1.3% for the years ended March 31, 2026 and 2025, respectively.

Other Income (Expenses), Net

Other income (expenses), net primarily includes interest income generated from bank deposits, interest expenses for bank loans and notes payable, gains or losses on foreign currency transactions, other income and other expenses. Total other expenses, net decreased by $168,736, or 62.7%, to other expenses, net of $100,500 for the year ended March 31, 2026 from other expenses, net of $269,236 for the year ended March 31, 2025. The decrease was primarily attributable to an increase of $349,678 in gains on foreign currency transactions, partially offset by an increase of $224,217 in interest expenses resulting from higher outstanding balances of bank loans and newly obtained accounts payable invoice financing during the year ended March 31, 2026.

Income Tax Expense (Benefit)

Income tax expense was $1,298,112 for the year ended March 31, 2026, compared to an income tax benefit of $3,286 for the year ended March 31, 2025, representing an increase of $1,301,398. The increase was primarily attributable to higher taxable income generated during the year ended March 31, 2026.

Net Income (Loss)

Conwall reported net income of $4,110,687 for the year ended March 31, 2026, representing a $7,214,076 improvement from a net loss of $3,103,389 for the year ended March 31, 2025. The improvement was primarily attributable to significantly higher revenue, improved gross profit and positive operating leverage, partially offset by higher general and administrative expenses, interest expense and income tax expense.

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Liquidity and Capital Resources

Our principal source of liquidity was cash generated from operating activities.

As of June 30, 2026, our reported working capital of $7.5 million includes $7.0 million of unrestricted cash and cash equivalents that are immediately available for general corporate purposes, while the $4.8 million of restricted fixed deposits with licensed banks are pledged as security deposits to guarantee project completion and will be released only upon project completion or customer approval. Accounts receivable of $6.1 million represent unconditional rights to payment, but conversion to cash depends on customer collection cycles, while the $5.8 million of contract assets and $1.4 million of project retention receivables are not available until customers approve progress billings or release holdbacks, and they should not be equated with immediately available cash. On the liability side, deferred revenue of $0.8 million and contract liabilities of $0.9 million, accounts payable of $8.1 million will require cash settlement with suppliers, project security deposits of $1.4 million are refundable to customers upon meeting contractual milestones, and the $6.5 million of invoice financing and $0.6 million of bank loan principal due within one year represent current debt obligations that must be serviced from operating cash flows. Of all these balances, only the unrestricted cash and cash equivalents are free for general use; all other asset balances depend on customer approval, billing, collection cycles, or release of security, and none of the contract assets, project retention, or pledged deposits should be viewed as readily available liquidity. Management therefore focuses on unrestricted cash and cash equivalents, together with monitoring contract asset realization and retention releases, as the primary sources for meeting immediate liquidity needs.

Cash Flows

The following table summarizes our cash flows for the three months ended June 30, 2026 and 2025 and the years ended March 31, 2026 and 2025:

	For the Three Months Ended June 30,		For the Years Ended March 31,
	2026	2025	2026	2025
Net cash flows provided by operating activities	$2,719,843	$10,973,032	$22,393,608	$6,075,502
Net cash flows used in investing activities	(25,387)	(1,276,440)	(5,391,317)	(2,440,546)
Net cash flows provided by (used in) financing activities	2,400,975	(2,759)	(20,628,072)	14,181
Effect of exchange rate changes	(85,325)	507,094	504,538	143,821
Net change in cash and cash equivalents	5,010,106	10,200,927	(3,121,243)	3,792,958
Cash and cash equivalents, beginning of the period	2,006,190	5,127,433	5,127,433	1,334,475
Cash and cash equivalents, end of the period	$7,016,296	$15,328,360	$2,006,190	$5,127,433

Working Capital

As of June 30, 2026 and 2025, our working capital was $7,469,024 and $6,032,710, respectively, and as of March 31, 2026 and 2025, our working capital was $7,138,240 and $6,127,389, respectively, as indicated in the table below. In assessing our liquidity, management monitors and analyzes our cash, our ability to generate sufficient revenues in the future, and our operating and capital expenditure commitments.

	As of June 30,		As of March 31,
	2026	2025	2026	2025
Current assets	$26,700,776	$30,869,399	$25,337,081	$8,386,005
Current liabilities	(19,231,752)	(24,836,689)	(18,198,841)	(2,258,616)
Working capital	$7,469,024	$6,032,710	$7,138,240	$6,127,389

Retained earnings	$12,375,516	$8,448,907	$11,836,844	$7,979,581

Our liquidity depends on unrestricted cash, collections of contract assets and receivables, customer payment timing and available committed borrowing capacity. Unrestricted cash is distinct from restricted deposits and from unbilled contract assets, which require further billing or customer approval before collection. At June 30, 2026, unrestricted cash was $7,016,296 and restricted deposits were $4,793,377. On July 2, 2026, we repaid $6,506,252 of invoice financing. That repayment does not by itself establish our subsequent cash balance because operating receipts, payments and other financing also affect liquidity. We monitor cash and near-term obligations through weekly forecasts. If collections or financing fall short of our requirements, we may need additional capital or changes to our payment and expenditure plans.

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Operating Activities

Three Months Ended June 30, 2026 and 2025

Net cash provided by operating activities was $2,719,843 for the three months ended June 30, 2026, primarily reflecting (i) net income of $538,672; (ii) an increase of $2,973,487 in accounts payable, excluding the effect of $2,339,978 of invoices settled through our accounts payable invoice financing program, primarily due to a greater number of the higher value of construction projects undertaken during the period, which resulted in higher project-related expenditures; and (iii) a decrease of $7,707,193 in contract assets, primarily due to increased billings as we sought to accelerate the collection of amounts due from customers to support the expansion of our business; partially offset by (iv) an increase of $3,728,519 in accounts receivable, primarily attributable to the increase in sales during the period; and (v) a decrease of $4,684,395 in deferred revenue, primarily because upfront payments received from customers were recognized as revenue as the related construction projects progressed.

Net cash provided by operating activities was $10,973,032 for the three months ended June 30, 2025, primarily reflecting (i) net income of $469,326; and (ii) an increase of $19,484,823 in deferred revenue, primarily resulting from upfront payments received from customers for construction projects undertaken during the period; partially offset by (iii) an increase of $5,053,900 in advances to suppliers, primarily due to the greater number and higher value of construction projects undertaken during the period, which required increased upfront payments to suppliers and subcontractors; and (iv) an increase of $5,598,787 in contract assets, primarily because our billing process lagged behind the recognition of revenue from construction projects during the period.

Years Ended March 31, 2026 and 2025

Net cash provided by operating activities was $22,393,608 for the year ended March 31, 2026, primarily consisting of (i) net income of $4,110,687 for the fiscal year, (ii) an increase of $27,040,946 in accounts payable, excluding the effect of $21,852,650 of invoices settled through our account payable invoice financing program, and an increase of $1,230,097 in project security deposits received from subcontractors, primarily due to a greater number of higher-value construction projects undertaken during the current period, (iii) an increase of $5,188,854 in deferred revenue as a result of upfront payments received for construction projects undertaken during the current period, offset by an increase of $1,934,347 in accounts receivable, an increase of $1,967,452 in advance payment, and (iv) an increase of $12,713,996 in contract assets, primarily attributed to a greater number of higher-value construction projects in the current period.

Net cash provided by operating activities was $6,075,502 for the year ended March 31, 2025, primarily consisting of net loss of $3,103,389 for the fiscal year, a decrease of $27,233,626 in accounts receivable as we collected payments from construction projects completed in the period, offset by an increase of $16,865,033 in contract assets, primarily attributable to the timing of billings, as certain completed work had not yet been invoiced to customers as of period end, and a decrease of $1,067,391 in accounts payable reflecting the timing of payments to vendors.

Investing Activities

Three Months Ended June 30, 2026 and 2025

Net cash used in investing activities amounted to $25,387 for the three months ended June 30, 2026, primarily attributable to (i) the acquisition of fixed assets of $4,619; and (ii) the placement of restricted fixed deposits of $4,664,396, partially offset by (iii) proceeds of $4,643,628 from the release of matured restricted fixed deposits.

Net cash used in investing activities amounted to $1,276,440 for the three months ended June 30, 2025, primarily consisting of (i) proceeds of $165,116 used to purchase fixed assets; and (ii) the placement of restricted fixed deposits of $2,991,156, partially offset by (iii) proceeds of $1,879,832 from the release of matured restricted fixed deposits.

Years Ended March 31, 2026 and 2025

Net cash used in investing activities amounted to $5,391,317 for the year ended March 31, 2026, primarily attributable to (i) the acquisition of fixed assets of $2,676,814; and (ii) the placement of restricted fixed deposits of $7,347,973, partially offset by (iii) proceeds of $4,633,470 from the release of matured restricted fixed deposits.

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Net cash used in investing activities amounted to $2,440,546 for the year ended March 31, 2025, primarily consisting of (i) proceeds of $854,844 used to purchase fixed assets; and (ii) the placement of restricted fixed deposits of $1,829,201, partially offset by (iii) proceeds of $243,499 from the release of matured restricted fixed deposits.

Financing Activities

Three Months Ended June 30, 2026 and 2025

Net cash provided by financing activities amounted to $2,400,975 for the three months ended June 30, 2026, primarily attributable to (i) proceeds of $3,713,861 from accounts receivable invoice financing; (ii) proceeds of $552,400 from accounts payable invoice financing; partially offset by (iii) repayments of $1,733,301 under the account payable invoice financing arrangement.

Net cash used in financing activities amounted to $2,759 for the three months ended June 30, 2025, consisting of repayments of $2,759 on a note payable related to the purchase of a motor vehicle.

Years Ended March 31, 2026 and 2025

Net cash used in financing activities amounted to $20,628,072 for the year ended March 31, 2026, primarily attributable to (i) repayments of $20,141,191 under the account payable invoice financing arrangement; and (ii) repayments of $4,941,688 under the account receivable invoice financing arrangement, partially offset by (iii) proceeds of $4,941,688 from the account receivable invoice financing arrangement.

Net cash provided by financing activities amounted to $14,181 for the year ended March 31, 2025, primarily consisting of (i) proceeds of $24,408 from repayment of advances made to directors, partially offset by (ii) repayments of $10,227 on a note payable related to the purchase of a motor vehicle.

Contractual Obligations

Lease Commitment

The Company has entered into operating leases for office space and employees’ accommodation with lease terms ranging from two to four years, and finance leases for office equipment and vehicles with terms of five years.

As of June 30, 2026, future minimum lease payments under the non-cancelable lease agreements are as follows:

Year Ended March 31,	Operating Leases
2027	$47,232
2028	44,096
Total lease payments	91,328
Less: imputed interest	(2,796)
Total lease liabilities	88,532
Less: current portion	(88,532)
Non-current lease liabilities	$-

Debts

Bank Loans

As of June 30, 2026, the Company had one material term loan facility. In August 2025, we obtained a term loan from a licensed financial institution with a maximum committed amount of RM26,600,000 (reported as $6,385,069 in Note 10). The loan is secured by the manufacturing facility being acquired under the Sale and Purchase Agreement, as well as other customary security documents. The loan bears interest at an annual rate of approximately 5% and is repayable in 54 monthly installments.

As of June 30, 2026, outstanding principal under the Multi-Option Loan was $5,902,207 after scheduled installments. The facility amount, cumulative drawdowns and outstanding principal are distinct measures. The remaining purchase consideration at June 30 was $469,460 (RM1,900,000). On September 22, 2026, Conwall paid that amount, settling the property purchase price in full. Conwall reports that the maximum facility amount of $6,385,069 (RM26,600,000) has been drawn and used for its intended purpose. The facility requires compliance with customary financial and nonfinancial covenants, including specified financial ratios and timely financial statements. Management believes that Conwall was in compliance with the applicable covenants as of June 30, 2026 and through the latest practicable date.

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As of June 30, 2026, future minimum principal payments for long-term debts are as follows:

Principal
Year Ended March 31,	Payment
2027	$392,941
2028	449,780
2029	449,780
2030	449,780
2031	4,159,926
Total	$5,902,207

Accounts Receivable Invoice Financing

Accounts receivable invoice financing is an arrangement under which the Company pledges eligible trade receivables as collateral to obtain short-term financing from financial institutions prior to the collection of the underlying receivables. The financial institutions generally deduct the applicable interest and bank fees from the financing proceeds and deposit the net proceeds into the Company’s bank account. On the maturity date, the Company is required to repay the full amount of the financing to the financial institutions. If the Company repays the financing before the maturity date, the financial institution generally does not refund any interest deducted from the financing proceeds at inception.

In May 2026, the Company pledged accounts receivable with a carrying amount of $5,433,214 as collateral for short-term financing of $3,753,566, which had an original maturity of 78 days and bore interest at an annual rate of 4.95%. The lender deducted interest of $39,705 from the financing proceeds at inception. As of June 30, 2026, the outstanding balance of the accounts receivable invoice financing arrangement was $3,674,669, which was fully repaid on July 2, 2026. The lender did not refund any portion of the interest deducted from the financing proceeds upon the early repayment.

Accounts Payable Invoice Financing

In August 2025, we established an accounts payable (AP) invoice financing arrangement with a financial institution to fund supplier payments on approved invoices. Under this arrangement, the lender pays qualifying supplier invoices on our behalf, and we subsequently repay the lender, typically within 90 days. Eligible invoices are subject to the lender’s credit approval and are limited to those supporting specific construction project costs.

The following table presents changes in accounts payable invoice financing for the three months ended June 30, 2026:

Three Months Ended June 30, 2026
Beginning balance of AP invoice financing liabilities	$1,711,459
AP invoices paid by the financial institution directly	2,339,978
Proceeds deposited to the Company by the financial institution	552,400
Payments made by the Company to the financial institution	(1,733,301)
Effects of exchange rate changes	(38,953)
Ending balance of AP invoice financing liabilities	$2,831,583

As of June 30, 2026, the outstanding balance under the accounts payable invoice financing was $2,831,583, which was subsequently paid off on July 2, 2026.

Contracted Backlog and Remaining Performance Obligations

Management’s backlog measure and U.S. GAAP remaining performance obligations may differ because of scope, contract enforceability, variable consideration and other recognition criteria. Historical quotation-to-award conversion rates are not assurances of future awards or revenue recognition.

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The following table presents a reconciliation and current rollforward.

	Contracted Backlog
Activity	No. of Projects with Contract Price Not Less Than $24,038 (RM100,000)	No. of Projects with Contract Price Less Than $24,038 (RM100,000)	Total No. of Projects	Amount	Award Rate – Projects	Award Rate – Amount	GAAP remaining performance obligation (RPO)
Opening balance @ April 1, 2024	4	-	4	$67,831			$67,831
Quotations submitted (not included in backlog)	117	651	768	$261,667,753
New binding awards and approved contract variations	24	217	241	$56,722,129	31.4%	21.7%	$56,722,129
Cancellations, scope changes and other adjustments	-	-	-	$(115,663)			$(115,663)
Completed projects / revenue recognized	(18)	(217)	(235)	$(4,062,207)			$(4,062,207)
Foreign-exchange translation				$835,797			$835,797
Closing balance @ March 31, 2025	10	-	10	$53,447,887			$53,447,887
Quotations submitted (not included in backlog)	129	576	705	$211,590,656
New binding awards and approved contract variations	20	185	205	$27,863,230	29.1%	13.2%	$27,863,230
Cancellations, scope changes and other adjustments	-	-	-	$(2,150)			$(2,150)
Completed projects / revenue recognized	(18)	(185)	(203)	$(67,259,375)			$(67,259,375)
Foreign-exchange translation				$4,012,898			$4,012,898
Closing balance @ March 31, 2026	12	-	12	$18,062,490			$18,062,490
Quotations submitted (not included in backlog)	26	186	212	$3,847,515
New binding awards and approved contract variations	5	56	61	$769,503	28.8%	20.0%	$769,503
Cancellations, scope changes and other adjustments			-	$(7,278)			$(7,278)
Completed projects / revenue recognized	(5)	(56)	(61)	$(11,286,729)			$(11,286,729)
Foreign-exchange translation				$67,229			$67,229
Closing balance @ June 30, 2026	12	-	12	$7,605,215			$7,605,215

Off-Balance Sheet Arrangements

None

Quantitative and Qualitative Disclosures About Market Risk

Currency exposure

The functional currency of our operating subsidiary, Conwall Malaysia, is the Malaysian Ringgit (MYR), while the reporting currency of our Cayman Islands holding company is the U.S. dollar (USD). As substantially all of our revenue, expenses, borrowings, and trade receivables and payables are denominated in MYR—the subsidiary’s functional currency—we do not hold material contracts, purchases, debt, or cash balances in a currency other than the functional currency of the respective entity. Consequently, we believe our net monetary exposure to foreign exchange fluctuations is limited.

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Our functional currency is MYR and our reporting currency is USD. Exchange-rate movements can affect translation of subsidiary net assets into USD, with the resulting translation adjustment generally recorded in other comprehensive income and equity rather than as transaction gains or losses in net income. That treatment does not mean there is no effect on comprehensive income. Foreign-currency monetary transactions require a separate exposure analysis. We did not use foreign-currency hedging instruments during the year ended March 31, 2026 or the three months ended June 30, 2026.

Interest-rate exposure

As of June 30, 2026, our outstanding borrowings totaled $12,562,795, comprising a Multi-Option Loan of $5,902,207, a Fixed Loan facility of $154,336, accounts payable invoice financing of $2,831,583 and accounts receivable invoice financing of $3,674,669. The Multi-Option Loan, Fixed Loan facility and accounts payable invoice financing bear floating interest rates linked to the applicable lender benchmarks. The accounts receivable financing was contracted at 4.95% per annum for an original term of 78 days, with interest deducted at inception. A parallel 100-basis-point increase or decrease in the applicable floating benchmark rates, applied to the June 30 floating-rate principal of $6,056,543, excluding the invoice financing liabilities paid off on July 2, 2026, would change annual pre-tax interest expense by approximately $60,565, assuming those balances remained outstanding for a full year. This sensitivity excludes the accounts receivable financing contracted for that fixed term. The accounts receivable and accounts payable invoice financing balances were subsequently repaid on July 2, 2026.

This sensitivity analysis assumes that the outstanding principal balance remains constant and does not consider any potential changes in borrowing levels or mitigating actions we might take in response to rate movements. We did not use any interest rate swaps, caps, or other hedging instruments to manage interest-rate risk during fiscal 2026 or the three months ended June 30, 2026.

Trend Information

The Company may benefit from long-term trends associated with AI-enabled semiconductor demand, advanced packaging growth, ASEAN supply-chain diversification, semiconductor localization and Malaysia’s established semiconductor ecosystem. Management also recognizes that future results may be negatively affected by industry cyclicality, labor-market constraints, geopolitical developments, regulatory changes, supply-chain disruptions and infrastructure limitations.

Our near-term results depend on replacing revenue from substantially completed projects, converting qualified opportunities into binding awards, mobilizing and delivering the new work, and collecting contract balances. The Chipbond project was approximately 91.72% complete at March 31, 2026. Remaining performance obligations at June 30, 2026 were approximately $7.605 million. Project mix, award timing, margins, financing and incremental public-company costs can cause material variation in results.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. An emerging growth company preparing U.S. GAAP financial statements may elect the extended transition period for new or revised accounting standards where private companies have a later compliance date. This permits delayed adoption where the election applies; it is not an exemption from accounting standards.

Critical Accounting Policies, Judgments and Estimates

Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results may differ from these estimates. We periodically review our estimates and assumptions based on available information.

The accounting policies that involve the most significant judgments and estimates, and that may materially affect our financial condition and results of operations, primarily relate to revenue recognition and project estimates, accounts receivable and other asset recoverability, long-lived assets, and contingent liabilities.

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Revenue Recognition and Project Estimates

We derive substantially all of our revenue from construction contracts. Revenue is generally recognized over time as we satisfy our performance obligations, with progress measured primarily using the cost-to-cost method. This method requires management to estimate total contract revenue and costs, including the effect of change orders, claims, incentives, penalties and other variable consideration.

Because these estimates may change as projects progress, revisions to estimated contract revenue or costs may result in cumulative catch-up adjustments to revenue and profit in the period of change. If estimated total contract costs exceed the transaction price, the expected loss is recognized immediately. Accordingly, the accuracy of our revenue and profit recognition depends significantly on the accuracy of our project estimates.

Accounts Receivable and Other Asset Recoverability

We assess the collectability of accounts receivable and other assets based on factors such as customers’ financial condition, historical collection experience, aging of balances and other relevant information. We record allowances when amounts are not expected to be fully recoverable.

Long-Lived Assets and Contingent Liabilities

We evaluate long-lived assets for impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable. We also assess potential contingent liabilities based on the facts and circumstances available at the reporting date and recognize provisions when required under applicable U.S. GAAP.

Foreign Currency Translation

Our reporting currency is the U.S. dollar, while our functional currency is the Malaysian Ringgit. Financial statement balances and transactions denominated in currencies other than the functional currency are translated in accordance with U.S. GAAP. Foreign currency movements may therefore affect reported results and shareholders’ equity.

The above policies involve significant management judgments and estimates and therefore may cause actual results to differ from those currently estimated.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Conwall Properties

The following properties relate to CCISB, the operating business proposed to be combined with BRAC.

Our current office arrangements include the lease from related party Keyone Property Development Sdn. Bhd. described under “Certain Transactions and Related Party Transactions.” In June 2025, we agreed to acquire a manufacturing facility identified in the financial statements as No.2 Lorong Valdor Jaya 4, Taman Perindustrian Valdor Jaya, 14200 Sungai Jawi, Pulau Pinang, Malaysia, with approximately 153,228 square feet of floor area, for RM38.0 million. As of June 30, 2026, cumulative payments were RM36.1 million and the remaining contractual purchase amount was RM1.9 million. A Certificate of Occupancy was issued on September 10, 2026. The remaining RM1.9 million was paid on September 22, settling the purchase price in full, and construction is complete; legal title transfer remains in process. The full RM26.6 million loan facility has been drawn. A third-party lease signed September 17 commences November 24, 2026. See “Liquidity and Capital Resources” and Conwall interim Notes 4, 10 and 15 for financing, subsequent events and the distinction between facility size and outstanding principal.

As of June 30, 2026, construction was incomplete, title had not transferred and payments were classified as construction in progress. The financial statements disclose that a Certificate of Occupancy was issued on September 10, 2026, while title remained pending. The facility was originally intended for prefabricated construction components; because manufacturing processes were not finalized, the Company entered into a third-party lease on September 17, 2026 commencing November 24, 2026.

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Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table presents beneficial ownership as of June 30, 2026, based on 2,997,866 shares of common stock outstanding, consisting of 2,990,897 nonredeemable shares and 6,969 public shares subject to possible redemption.

	Common Stock
Name and Address of Beneficial Owner(2)	Number of Shares Beneficially Owned	Approximate Percentage of Class
Directors and Executive Officers:
Johann Tse(1)	2,910,897	97.10%
Rita Jiang(1)	2,910,897	97.10%
Keith Adams	20,000	0.67%
Teck-Yong Heng	20,000	0.67%
Nicholas Shao	20,000	0.67%
Wayne Trimmer	20,000	0.67%
All six (6) executive officers and directors as a group (individuals)	2,990,897	99.77%

Five Percent (5%) Stockholders:
Broad Capital LLC(1)	2,910,897	97.10%

*	Represents less than one percent (1%) of outstanding common stock

(1) Broad Capital LLC, our sponsor, is the record holder of the securities reported herein. Johann Tse, our Chief Executive Officer, and Rita Jiang, our Chief Financial Officer are directors and the 50:50 owners of our sponsor. By virtue of this relationship, Mr. Tse and Ms. Jiang may be deemed to share beneficial ownership of the securities held of record by our sponsor. Mr. Tse and Ms. Jiang disclaim any such beneficial ownership except to the extent of their respective pecuniary interest. Unless otherwise indicated, the business address of each of these entities and individuals is 6208 Sandpebble Court, Dallas, TX 75254. Mr. Tse and Ms. Jiang have voting and dispositive power over the shares owned by Broad Capital LLC. Percentages reflect beneficial ownership and should not be aggregated because Mr. Tse and Ms. Jiang may each be deemed to share voting and dispositive power over the same securities held by Broad Capital LLC.

(2) Does not include beneficial ownership of any shares of common stock underlying outstanding placement rights as such shares are not issuable within 60 days of the date of this report.

Expected Holdco Ownership Following the Business Combination

Beneficial ownership on the complete illustrative capitalization

The following table uses the complete legal-share denominators in Item 1, including all 3,000,000 underwriting shares in the floor-price illustration. Identified holdings are based on the ordinary-share and existing-rights holdings disclosed for the Business Combination. It does not attribute unallocated creditor shares to a named person. No additional PIPE or compensatory issuance is assumed.

Holder	Identified shares	No / minimum %	Midpoint %	Maximum %
Ng Boon Teik	16,282,810	50.421%	50.426%	50.432%
Jingji Hu	4,934,185	15.279%	15.281%	15.282%
ENSP Limited / Mengxiang Hu	1,480,255	4.584%	4.584%	4.585%
HK Xingfu Capital Holding Limited	986,837	3.056%	3.056%	3.056%
Haibiao Deng	986,837	3.056%	3.056%	3.056%
Broad Capital LLC	2,956,010	9.153%	9.154%	9.155%
Johann Tse (shared Sponsor holding)	2,956,010	9.153%	9.154%	9.155%
Rita Jiang (shared Sponsor holding)	2,956,010	9.153%	9.154%	9.155%
Lim Chong Hin	0	—	—	—
Kam Lian Hooi	0	—	—	—
Dato’ Seri Wong Siew Hai	0	—	—	—
Triomphe Zheng Lin	0	—	—	—
Jingfang Chen	0	—	—	—
Arne Thompson	0	—	—	—
All nine Holdco directors and officers	20,719,075	64.158%	64.165%	64.172%

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The Sponsor-based 2,956,010 shares comprise 2,910,897 common shares and 45,113 rights-conversion shares. Johann Tse and Rita Jiang may share beneficial ownership of the same Sponsor holding; it is counted once, including in the management-group total. Mengxiang Hu controls ENSP Limited and is attributed its 1,480,255 shares. The group total of 20,719,075 equals Ng Boon Teik’s 16,282,810, ENSP’s 1,480,255 and the Sponsor-based 2,956,010.

Ng Boon Teik, Jingji Hu and the Sponsor-based holders exceed 5% in this illustration. ENSP and Mengxiang Hu fall below 5% after underwriting shares are included but remain shown because of management status. The aggregate 3,000,000-share underwriting block represents approximately 9.29%; whether any recipient is individually a 5% beneficial owner depends on allocation and attribution. The 564,078 loan-conversion shares are included in the denominator, but creditor identities and shared-control relationships must be established before finalizing the holder numerators. An unallocated category is not a certification that no other 5% holder exists.

Effect of redemptions on public ownership and per-share value

Measure	No / minimum	Midpoint	Maximum
Public common shares retained	6,969	3,485	0
Public common share ownership	0.0216%	0.0108%	0.0000%
Public share and public-right origins	3.1674%	3.1570%	3.1465%
Complete illustrative legal shares	32,293,888	32,290,404	32,286,919
Equity value needed for $10 per share	$322,938,880	$322,904,040	$322,869,190

The $10 reference is BRAC’s original IPO unit price, which included one common share and one right; it is not a current price or a guarantee of Holdco value. The last row is a capitalization sensitivity: total shares multiplied by $10. It does not value Conwall or promise that investors will recover their investment. Item 13 presents historical book value and preliminary pro forma per-share data and distinguishes the preliminary EPS subtotal from the legal Closing denominator.

The following table sets forth information regarding the expected beneficial ownership of Holdco Ordinary Shares immediately following the consummation of the Business Combination by:

● each person who is expected to beneficially own 5.0% or more of the outstanding Holdco Ordinary Shares;

● each executive officer and director nominee of Holdco; and

● all of those executive officers and director nominees of Holdco as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person.

The following table uses complete illustrative Closing denominators of 32,293,888 shares with no/minimum redemptions and 32,286,919 with maximum redemptions, including 3,000,000 underwriting settlement shares at the $0.50 floor and 564,078 loan shares at $10. The table above also shows midpoint redemptions. No PIPE or other additional issuance is assumed. Identified ordinary-share and existing-rights holdings are shown; unallocated creditor and settlement-recipient interests require final attribution. Shared Sponsor holdings are not aggregated twice. Actual ownership must use the complete final denominator and each person’s attributable interests across all categories.

The complete illustrated denominator is 24,670,924 target shares + 2,997,866 BRAC common shares + 1,061,020 existing-rights conversion shares + 564,078 illustrative loan shares + 3,000,000 illustrative underwriting shares = 32,293,888 shares with no additional redemptions. Deducting 3,484 or 6,969 redeemed public shares gives 32,290,404 or 32,286,919. The 10,159,069 figure refers only to public rights; adding 451,130 private rights gives 10,610,199 rights. Units, Sponsor rights already included in the rights category, and the September cancellation already reflected in target shares are not counted again.

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The Deferred Underwriting Fees are $1,500,000 and will be settled at Closing through the issuance of Holdco Ordinary Shares at a price per share equal to the higher of $0.50 and ten times the recent average trading price of BRAC Rights, subject to a 9.9% ownership cap. The underwriter’s net proceeds from sales of those shares may not exceed $1,500,000, and any remaining shares must be returned to Holdco for no consideration. The 3,000,000-share figure is an illustration at the $0.50 floor before application of the variable price and ownership cap, not a fixed issuance. All settlement shares legally outstanding at Closing are included in Closing capitalization even if they may later be returned. The underwriting obligation is separate from the Covered Loan Amount and does not cap loan conversion.

	Illustrative Holdco Ordinary Share Beneficial Ownership
	Including Illustrative Underwriting Settlement Shares
	No Redemption		Maximum Redemption
	Scenario		Scenario
	Number	%	Number	%
Principal Stockholder:
Ng Boon Teik	16,282,810	50.42	16,282,810	50.43
Jingji Hu	4,934,185	15.28	4,934,185	15.28
Ensp Limited	1,480,255	4.58	1,480,255	4.58
Broad Capital LLC(1)	2,956,010	9.15	2,956,010	9.16
Rita Jiang(1)	2,956,010	9.15	2,956,010	9.16

Directors and Executive Officers (nine individuals)(2)
Ng Boon Teik	16,282,810	50.42	16,282,810	50.43
Mengxiang Hu(3)	1,480,255	4.58	1,480,255	4.58
Johann Tse(1)	2,956,010	9.15	2,956,010	9.16
Lim Chong Hin	—	—	—	—
Kam Lian Hooi	—	—	—	—
Dato’ Seri Wong Siew Hai	—	—	—	—
Triomphe Zheng Lin	—	—	—	—
Jingfang Chen	—	—	—	—
Arne Thompson	—	—	—	—
All directors and executive officers as a group (nine individuals)	20,719,075	64.16	20,719,075	64.17

(1)	Broad Capital LLC, is the record holder of the securities reported herein. Johann Tse and Rita Jiang are directors and the 50:50 owners of Broad Capital LLC. The business address of Broad Capital LLC and Johann Tse and Rita Jiang is 6208 Sandpebble Court, Dallas, TX 75254. Mr. Tse and Ms. Jiang have voting and dispositive power over the shares owned by Broad Capital LLC. Percentages reflect beneficial ownership and should not be aggregated because Mr. Tse and Ms. Jiang may each be deemed to share voting and dispositive power over the same securities held by Broad Capital LLC. The illustrated Sponsor-based holding comprises 2,910,897 common shares and 45,113 shares attributable to existing Sponsor Rights, totaling 2,956,010 before any attributable loan-conversion or other shares. Those Rights shares are already included in the total Rights-conversion category and are not added again to the capitalization denominator. Shared holdings are counted once in the management-group total.
(2)	The business address for each director, director appointee and officer of Holdco will be No. 25 & 27, Lorong Valdor Jaya 3, Golden Gateway Perindustrian Valdor,14200 Pulau Pinang, Malaysia.
(3)	Mr. Mengxiang Hu beneficially owns 1,480,255 Holdco Ordinary Shares held by Ensp Limited, a Hong Kong Corporation solely owned and controlled by Mr. Mengxiang Hu.

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Item 5. Directors and Executive Officers.

(a)	Identification of Directors and Executive Officers.

Our officer and directors, and additional information concerning each of them, are as follows:

Name	Age	Position
Johann Tse	59	Chief Executive Officer; Director; and Member of our Nomination Committee
Rongrong “Rita” Jiang	47	Chief Financial Officer; Director
Nicholas Shao	54	Independent Director; Chair of our Nomination Committee; and Member of our Audit Committee
Wayne Trimmer	66	Independent Director; Chair of our Compensation Committee; and Member of our Audit Committee
Teck-Yong Heng	52	Independent Director; Chair of our Audit Committee; and Member of our Compensation Committee
Keith Adams	48	Independent Director; Member of our Nomination Committee; and Member of our Compensation Committee

Our management team is led by Johann Tse, Chief Executive Officer, who is the founder of Aquarian Capital, LLC, which advises corporate buyers and sellers worldwide on M&A transactions. Previously, Mr. Tse was the Director of International M&A with Yum! Brands where he led acquisitions, divestitures and franchising transactions across its quick service restaurants portfolio across many countries and previously created and managed the corporate venture capital program for Rohm and Haas Company focusing on new materials and material-enabled technologies, and helped broaden the Company’s avenues for growth, in addition to corporate strategic planning and M&A responsibilities. Our management team is also led by Rongrong (Rita) Jiang, CFA, our Chief Financial Officer, who brings an extensive background in domestic and international business focusing on accounting, finance, investment and management, as a Chartered Financial Analyst. Ms. Jiang brings significant experience conducting due diligence to potential target investment companies, negotiating investment terms and creating transaction structures working closely with portfolio companies, and providing value-add services such as introducing strategic partners, clients, industry investors, relevant government authorities. Moreover, we are led by four exceptional independent directors who bring exceptional experience, professionalism, knowledge that is integral to the Company and are committed to our success.

Johann Tse, our Chief Executive Officer, has more than 30 years of experience in the fields of corporate operation and management, venture capital, and multinational mergers and acquisitions and has served as an independent board member of several Chinese companies listed in the United States in sectors including tourism, media and restaurant supplies manufacturing and sales. As a pioneer, investor and cross-cultural entrepreneur, he brings deep insights and rich experience for the formulation and implementation of corporate development strategies for businesses in Asia, Europe and North America on a global scale. Mr. Tse founded Aquarian Capital, LLC in August 2005, which specializes in advising international mergers and acquisitions and investments. Aquarian Capital has founded and manages companies in several sectors, covering North America, Greater China, Israel, Asia, Europe and Latin America.

Aquarian Capital’s current initiatives include the development and financing of renewable energy projects, including overall planning of EPC and beyond. Projects include photovoltaic, wind energy and pumped-storage hydroelectricity in North America, Latin America, Asia, Africa and Europe. Aquarian Capital also develops and operates large-scale organic farms in Mexico that serves the US market. Aquarian Capital was an early-stage investor in Boston Heart Diagnostics, which was later sold to Eurofins Scientific.

Prior to founding Aquarian Capital, Mr. Tse was the director of international acquisitions and mergers of Yum! Brands from 2004 to 2005 where he acquired and sold a number of businesses in Asia, Western Europe, Russia and the Americas, including the successful acquisition of Russia’s largest fast-food chain. Prior to this, he was responsible for strategic planning, corporate mergers and acquisitions, and founded and managed the corporate venture capital department for Rohm and Haas (now part of Dow Chemical), a major U.S. specialty chemicals company, from 2000 to 2004, focusing on venture capital investment in material science companies in semiconductors, optoelectronics, nanotechnology, etc. during which he conducted in-depth investigation of more than 140 companies. Mr. Tse was an active advocate for corporate VC investments and collaboration to accelerate innovation and step-out growth.

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Mr. Tse previously served as the chief representative of the British/Hong Kong conglomerate Swire Group in Shanghai and Beijing from July 1990 to December 1998 where he was responsible for government relations, corporate development, and the formulation and implementation of its China strategy. During this time, Mr. Tse set up 13 joint ventures and wholly-owned enterprises across different industries in China for Swire. He also led a joint venture food company between Swire Group and Coca-Cola in Guangzhou, China, successfully established and operated a limousine business for Swire Group in Hong Kong, expanded Coca-Cola beverage sales channels, and developed markets for telecommunications and software products.

Mr. Tse was the founder and vice chairman of the Shanghai Hong Kong Chamber of Commerce, a board member of the British Chamber of Commerce in Shanghai, and an executive director of the Hong Kong Chamber of Commerce in China. He has been a mentor to MBA students at Southern Methodist University in Dallas, co-founder of the Dallas Business Club and 2009 president, and currently as board member of the Dallas Committee on Foreign Relations. He co-founded and served as director of the Texas-Israel Chamber of Commerce. He has been board member of the Circle Ten Council, Boy Scouts of America. He is a frequent speaker at various international conferences on venture capital, M&A, and renewable energy. Mr. Tse graduated with a Bachelor’s of Science in electronics engineering from the Chinese University of Hong Kong and an MBA from INSEAD, Fontainebleau, France. His early academic research included waveguides, integrated optics and digital video transmission, and published several papers in IEEE journals and at international conferences.

Rongrong (Rita) Jiang, CFA, our Chief Financial Officer, brings more than a decade’s worth of experience in entrepreneurship, senior executive management, corporate finance, management consulting and venture capital investment. Ms. Jiang is a founding partner of Ginger Capital LLC since April 2011 that provides comprehensive investment and strategic advisory services to companies on market expansion, cross-border merger and acquisition, private and public financial reporting, IPO preparation and strategic partnership planning, etc. Ginger Capital’s core team consists of well-known industry veterans, seasoned mergers and acquisitions specialists, investors and finance experts.

Ms. Jiang is also a founding partner of Whitestone Investment Management LLC since April 2015 that focuses on early-stage venture investment in technology companies around the world. Within Whitestone, Ms. Jiang is responsible for discovering new investments, growing the company’s network of shareholders and facilitating cross-border collaborations between companies and investors in the US and Asia. She mentors innovative, high-potential startups looking to scale up through strategic relationships with stakeholders in Whitestone’s network. Whitestone Investment Management, under her leadership, has invested in several tech companies involved in 3D, revenue management and collection of offline purchase data to gain insights on shopper behavior.

Prior to founding Ginger Capital LLC and Whitestone Investment Management, Ms. Jiang was a director of Woodlake Group from March 2011 to June 2013. Woodlake is a private investment firm specializing in technology transfer, cross-border M&A and raising private equity. Prior to that, she served as Executive Vice President of Finance of V Media Corp. (formerly China New Media Corp.) from February 2010 to December 2014, where she was in charge of the company’s overall public market activities including quarterly and annual financial filing, audit preparation, investor relations and corporate secretarial practices. She was Vice President of Hayden Communications International from May 2008 to July 2009.

Ms. Jiang has been a board member for a number of companies, such as Bionik (China) Medical Technology Co., Ltd, a joint venture in medical devices, and Jade International Financing and Leasing Co., Ltd., an alternative financing and equipment leasing firm focused on serving the business needs of middle market enterprises, and providing custom financing programs for equipment suppliers ranging from medical devices to energy related equipment and telecommunications gears, etc. Ms. Jiang is a CFA charter holder. She received a Bachelor of Science degree from University of Science and Technology, China, and a Master of Science degree in Chemistry from Northwestern University, Chicago.

Wayne Trimmer, Independent Director, Chair of our Compensation Committee, and Member of the Audit Committee, is Founder and President of IBS-Aquarian LLC, an international business development advisory firm. He brings extensive business development, sales and operations experience with focus on aerospace and defense industries. He has participated in public offerings, mergers and acquisitions, market entry, joint ventures and strategic partnerships. Mr. Trimmer’s functional focus includes business process outsourcing (BPO), aircraft maintenance, repair and overhaul (MRO) and system sustainment, business aviation, and telecommunication. His geographic coverage includes the Americas, Europe, Asia, Russia, and Middle East and North Africa (MENA) region. Mr. Trimmer provides client-centric project management for domestic and international clients. He has deep understanding of industry dynamics, extensive professional network with key executives and government officials, and strong cultural sensitivity.

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Mr. Trimmer’s previous aerospace industry roles include Senior Project Director at Lockheed Martin from 1993 to 1997, where he was responsible for providing global aerospace and defense logistics, training and supply chain services. He was previously Director of Contract and Commercial Management with Airbus Group (including EADS and Aérospatiale) from 1989 to 1993, where his responsibility included both domestic US and international business development and FAA certifications and compliance agreements for commercial, military, and paramilitary aircraft for law enforcement applications including spare parts supply chain and subcontractor certification as FAA repair stations. Prior to Airbus Group, he served as Director of Contracts at DynCorp International.

Mr. Trimmer served in the United States Marine Corps as aircrew flying the Douglas A-4M/OA-4M series “Skyhawk” light attack aircraft and led twenty-five Marines in a communication, navigation, fire control and electronics system division. He has been an active member of Dallas Committee on Foreign Relations, a member of World Affairs Council, a member of Business Executive for National Security (BENS). He also served as the President of the North Texas National Defense Industrial Association (NDIA), and the Chairman of the AirPower Council. Mr. Trimmer holds a Master’s of Science in Management from Boston University and a Bachelor’s degree in Aviation from Southern Illinois University.

Nicholas Shao, Independent Director, Chair of our Nomination Committee and Member of the Audit Committee, is the Founder of Ningfeng Capital, Ltd. in November 2015 and an angel investor with a portfolio of more than 10 companies. Ningfeng Capital invests in private companies of various stages in China and brings decades of deal sourcing and investment experience. Prior to founding Ningfeng Capital, from 2002-2014, Mr. Shao served as Deputy Head of Investment for China and Managing Director at Carlyle Asian Growth Partners in Shanghai with more than $2 billion assets under management, where he was a key member of The Carlyle Group’s China growth capital/venture capital fund. He performed deal sourcing, execution and post-investment management and monitoring of a large number of portfolio companies in China, Hong Kong and Taiwan.

Before Carlyle, from 2000-2002, Mr. Shao was an Equity Research Analyst at Credit Suisse First Boston, based in Hong Kong and Taipei, where he was member of #1 ranked technology equity research team in Asia. In this role, he provided detailed coverage of Taiwanese semiconductor memory/TFT-LCD sectors with ten companies under coverage.

Mr. Shao began his professional career at Digital Equipment Corporation where he was a senior software engineer and project manager and managed the consulting office at Microsoft. Mr. Shao coordinated more than thirty digital employees onsite, negotiated with Microsoft managers on cost sharing and technical issues and managed the team that translated Microsoft Internet software to run on Digital’s proprietary hardware. The resulting product contributed significantly to increased workstation sales. Mr. Shao received an MBA at Columbia Business School and has a Bachelor of Science in Computer Science from University of Washington.

Teck-Yong Heng, Independent Director, Chair of our Audit Committee and Member of our Compensation Committee, brings more than 20 years of private equity and M&A experience most recently as an independent Board Member, Audit Committee Chairman, and Compensation Committee Chairman for NASDAQ listed LiXiang Education Holding Co. Ltd. (NASDAQ: LXEH) from October 1, 2020 to August, 2026, an independent Board Member, Audit Committee Chairman, for NASDAQ listed WiMi Hologram Cloud Inc. (NASDAQ: WIMI) from May, 2021 through March, 2026, and the managing partner of C2 Partners (“C-Squared Partners”), a China focused consumer sector private equity fund since May 2018. Before founding C-Squared Partners, he was managing director in QianHai Fund of Funds (“Qianhai FoF”), a Shenzhen headquartered fund which was founded in 2016 with assets under management of approximately $4.5 billion, where Mr. Heng led and recommended public and private equity direct investments in addition to LP commitments into private equity/venture capital funds.

Prior to Qianhai FoF, Mr. Heng worked at Pavilion Capital (an affiliated entity of Temasek Holdings) from 2012 to 2016, Temasek Holdings from 2004 to 2012, Cambridge Associates from 2003 to 2004, Singapore Power International from 2001 to 2003, and Arthur Andersen from 1998 to 2001. During his career, he was involved in direct investments in venture capital, private equity and public equity investing, in addition to investment in private equity funds with the various institutions he worked in. Industries which he had specialized investment experience ranged from consumer and consumer internet, media and advertising, healthcare and life sciences, aviation and transportation, utilities, clean technology etc. Prior to his direct investments experience, Mr. Heng was an auditor with an international public accounting firm and also in investment research and consulting. During his career, Mr. Heng has been based in Singapore, Hong Kong, Beijing, Shenzhen and Shanghai.

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One of the largest transactions in his career included the concurrent sale of three natural gas power generation companies in Singapore with a total transaction value of $8 billion. This set of M&A transactions spanned 5 years of planning and execution and completed successfully in the midst of the 2007/2008 global financial crisis. The three transactions are (1) $3.1 billion divestment of Tuas Power to China Huaneng Group (March 2008); (2) $2.5 billion divestment of Senoko Power to LionPower (Consortium comprising Marubeni, GDF Suez, Kansai, Kyushu, JBIC); (September 2008); (3) $2.4 billion divestment of PowerSeraya to Sabre Energy Industries / Malaysia YTL Power (March 2009). The set of transactions were awarded a series of M&A and private equity awards from the industry media in 2009.

As a Singaporean, Teck-Yong served in the Singapore military from 1992-1995 as an instructor in the School of Military Medicine and later as a Platoon Sergeant in a Combat Support Hospital in the reservist unit. Mr. Heng graduated from Nanyang Technological University with a bachelor’s degree in Accountancy (with Honors) and is a graduate of Harvard Business School’s General Management Program. He is a Chartered Financial Analyst (CFA), Chartered Accountant (CA), Chartered International M&A Expert (IM&A) and a member of Singapore Institute of Directors.

Keith Adams, Independent Director, Member of our Compensation Committee, and a Member of our Nomination Committee, brings executive leadership and direction in the management and operation of all information systems and technology investment projects and is responsible for all aspects of strategic IT planning. Since January 2016, Mr. Adams has served as the Director of Operations and approves and leads China Century Capital’s private equity funds, IPOs and strategic partnership towards information technology and electronics products. The financial investments that Mr. Adams approves follow innovation initiatives and corporate organization in collaboration with business and technology leaders across the company. The partnership explores emerging technologies and assesses their impact on the company’s business, prototypes, and evaluates new concepts. Mr. Adams also recommends product improvements and safety features prior to seeking investors for products. Mr. Adams is also responsible for industry standards and technical writing.

Before joining China Century Capital, Mr. Adams served as a senior network engineer for design and distribution with Pennsylvania Power and Light (PPL) in the automation department from January 2015 to January 2016. While employed with PPL, he worked with the R&D team plus he engineered and designed network systems for cellular modems that utilized AT&T Mobility 3G and LTE networks to control the transmission and distribution of electricity from nuclear power plants, coal power plants and energy substations. While with PPL, Mr. Adams was awarded engineer of the year for 2015. Before his employment with PPL, Mr. Adams channeled his career with AT&T Mobility from 1999 to 2016 serving as a contract senior network engineer and eventually becoming an engineering project manager. During his career with AT&T Mobility, he conducted resource planning and analysis, engineered, personally lead turn-key projects, commissioned, programmed, and performed quality control audits towards the evolution of cellular telecommunications for TDMA, GSM, 3G, 4G and LTE networks.

At the height of his career with AT&T Mobility, Mr. Adams managed more than 80 engineers in several markets throughout the United States, which included the turf areas of Philadelphia, New York City, New England, Washington D.C., Baltimore, the Carolinas, Atlanta, Houston and Los Angeles. During his employment with AT&T Mobility, Mr. Adams was awarded employee of the year for all of the United States for 2011. He was also the recipient of several employee of the month awards during his employment with AT&T Mobility. Mr. Adams began his professional career with the United States Navy in 1996 where he proudly served as a cryptologist and maintained a top-secret security clearance while encrypting and deciphering unknown communication codes using state-of-the art equipment. While serving on board the ship, USS Mt. Hood AE-29, Mr. Adams was a recipient of the sailor of the month award.

Mr. Adams received his MBA degree in Innovation and Change Management at York St. John University, his Business Diploma in Business Administration with a focus in Management in Operations at International Business Management Institute, a Technical Degree in Network Systems and Telecommunications at Point to Point Technical Institute, and another Technical Degree in Cryptology and Military Intelligence at Naval Technical Training Center.

We believe that our management teams’ expertise and experience in structuring complex transactions, accessing the capital markets, and leading special purpose acquisition corporations, combined with our extensive relationships through a network of advisors and affiliates, will make us a partner of choice for potential business combination targets. We expect to also take advantage of our management teams’ extended network in Asia to identify and analyze potential business combination targets.

(b) Significant Employees.

None.

(c) Family Relationships.

None.

(d) Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

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Conwall Management and Proposed Holdco Board

BRAC’s current directors and officers are described above. The following disclosure concerns CCISB and the expected management and governance of Holdco following the Business Combination. References to “we,” “us” and “our” mean Holdco unless the discussion expressly refers to CCISB. Future appointments remain subject to completion of the Business Combination and applicable approvals.

Conwall Directors and Executive Officers Before the Business Combination

CCISB’s directors and executive officers are as follows as of the date of this registration statement.

Name	Age	Position
Directors and Executive Officers

Hu, Jingji	31	Company director
Ng Boon Teik	57	Company director and Chief Executive Officer
Lim Chong Hin	69	Chief Operating Officer
Kam Lian Hooi	68	Chief Financial Officer

Hu, Jingji, aged 31, has served as Director of Conwall Malaysia since October 2019, where he is responsible for construction operations, engineering coordination and project execution. Prior to joining Conwall Malaysia, he spent nearly ten years with Weixin Construction Co., Ltd., managing the delivery of large-scale industrial and cleanroom projects in the PRC for clients in the semiconductor, photovoltaic and advanced manufacturing industries. Since joining Conwall Malaysia, he has been involved in the delivery of the Chipbond Technology Malaysia semiconductor manufacturing facility and has overseen construction coordination for the Coherent Malaysia and TE Connectivity Malaysia projects. He holds a Bachelor’s Degree in Architectural Engineering Technology from Northwestern Polytechnical University.

Ng Boon Teik, aged 57, has served as Chief Executive Officer of Conwall Construction Industries Sdn. Bhd. since April 2023. Subject to the closing of the Business Combination and applicable board approval, Mr. Ng is expected to serve as Chief Executive Officer in the post-Business Combination management structure. Mr. Ng has more than three decades of experience in engineering, facilities management, industrial construction and business operations. From 1991 to 1996, he served as a Project Engineer with Rite-Rite (M) Sdn. Bhd. From 1996 to 1998, he served as Senior Superintendent for the Facility Department of Arkashic Kubota (Malaysia) Sdn. Bhd. From 2001 to 2018, he served as Executive Director of Oceantrax Engineering Sdn. Bhd., where he was involved in company operations, facility projects and maintenance operations. From 2018 until joining Conwall in April 2023, he served as Chief Operating Officer of MGI Construction Industries Sdn. Bhd. Mr. Ng also has experience in foreign direct investment-related business development, including promoting investment opportunities in Malaysia and supporting foreign investors evaluating manufacturing operations in Malaysia. He holds a Professional Master in Business Administration.

Lim Chong Hin, aged 69, joined Conwall Malaysia in March 2024 as General Manager and was promoted to Chief Operating Officer with effect from April 1, 2026. Subject to the closing of the Business Combination and applicable board approval, Mr. Lim is expected to serve as Chief Operating Officer in the post-Business Combination management structure. Mr. Lim has more than four decades of experience in engineering, industrial construction, project management and business operations. Prior to joining Conwall Malaysia, he served for approximately eight years as General Manager of Hexagon Tower Sdn. Bhd., a company under Hexagon Holdings Berhad, an engineering group listed on Bursa Malaysia. His experience includes project execution, operational management, engineering coordination, plant engineering, cleanroom facilities, environmental control systems and industrial process infrastructure. In his current role, Mr. Lim is responsible for operational execution, project delivery, engineering coordination and delivery risk management.

Kam Lian Hooi, aged 68, also known as Well Kam, has served as Chief Financial Officer of Conwall Malaysia since June 1, 2026 under a flexible working arrangement. Subject to the closing of the Business Combination and applicable board approval, Mr. Kam is expected to serve as Chief Financial Officer in the post-Business Combination management structure. Mr. Kam has more than 43 years of experience in financial auditing, corporate management, organisation development and business transformation. From 1983 to 1990, he worked in financial audit with firms of chartered accountants, including Ernst & Young International. From 1991 to 2000, he served as Group Accountant and Senior Corporate Development Manager of Malayan Electro-Chemical Industry Sdn. Bhd. Since 1997, he has served as Founder and Group Managing Director of the VA Partners group of companies. Mr. Kam holds a Master of Business Administration from the University of Portsmouth and a Diploma in Financial Accounting from Tunku Abdul Rahman College. He is a Chartered Accountant, a member of the Malaysian Institute of Accountants and holds the FCCA qualification.

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Holdco Directors and Executive Officers After the Business Combination

The following table describes Holdco’s proposed directors and executive officers. Appointments require the applicable corporate action and are subject to the effective dates and conditions stated below.

Post-Closing executive arrangements

Ng Boon Teik is expected to serve as Chief Executive Officer, Lim Chong Hin as Chief Operating Officer and Kam Lian Hooi as Chief Financial Officer, subject to Closing and applicable appointments. Their existing CCISB service dates and responsibilities are described above; the CFO has served since June 1, 2026 under a flexible working arrangement. Holdco officers serve at the discretion of its board, and the cross-referenced biographies and proposed director table below describe the intended governance structure.

Specific post-Closing compensation determinations have not yet been made. Accordingly, no salary, bonus, severance amount, change-in-control payment, equity award, guaranteed term or incremental benefit is assumed to have been approved merely because a person is named as a proposed officer or director. Ng Boon Teik’s April 1, 2023 CCISB employment agreement provides for compensation for loss of employment; no amount or formula is specified in the disclosure. CCISB has no employment agreement with Jingji Hu. These existing arrangements and the proposed independent-director appointment terms are described in Item 6; related-party and indemnification arrangements are described in Items 7 and 12. Any material new arrangement must be disclosed when established.

The proposed compensation committee comprises Jingfang Chen, Triomphe Zheng Lin and Dato’ Seri Wong Siew Hai, with Jingfang Chen as chair. It will review executive compensation and administer any adopted equity or incentive plans. The audit committee will oversee relevant financial-reporting and related-party matters; the nominating and corporate-governance committee will oversee board nominations and governance. Committee membership and applicable independence requirements are described below.

Name	Age	Position

Directors and Executive Officers
Mengxiang Hu	56	Director
Boon Teik Ng	57	Director; Chief Executive Officer
Chong Hin Lim	69	Chief Operating Officer
Lian Hooi Kam	68	Chief Financial Officer

Non-Executive Directors
Dato’ Seri Wong Siew Hai*	74	Independent Director
Triomphe Zheng Lin*	58	Independent Director
Jingfang Chen*	47	Independent Director
Arne Thompson*	68	Independent Director
Johann Tse*	59	Director

Note:

*	The identified individuals are proposed directors in connection with the Business Combination. Their appointments require the applicable Holdco corporate action. The agreed effective appointment date and any conditions are the date on which the registration statement on Form F-4 becomes effective and, where applicable, Holdco having obtained directors’ and officers’ liability insurance covering such director.

Mengxiang Hu, aged 56, currently serves as a director of Holdco and chairman of Weixin Construction Co., Ltd. (China). Mr. Hu has more than 25 years of experience in electromechanical engineering, cleanroom engineering and industrial construction, including corporate strategy, business development and operational leadership across the PRC and overseas markets. In these leadership roles, he provides strategic direction for the Group’s corporate governance, business development and international expansion, while overseeing the successful delivery of cleanroom and industrial engineering projects serving the semiconductor, electronics and pharmaceutical industries. Mr. Hu holds an Executive Master of Business Administration from the Cheung Kong Graduate School of Business and a Bachelor’s Degree in Mechatronics Engineering from Xiangtan University.

Ng Boon Teik, aged 57, has served as Chief Executive Officer of Conwall Construction Industries Sdn. Bhd. since April 2023. Subject to the closing of the Business Combination and applicable board approval, Mr. Ng is expected to serve as Chief Executive Officer in the post-Business Combination management structure. Mr. Ng has more than three decades of experience in engineering, facilities management, industrial construction and business operations. From 1991 to 1996, he served as a Project Engineer with Rite-Rite (M) Sdn. Bhd. From 1996 to 1998, he served as Senior Superintendent for the Facility Department of Arkashic Kubota (Malaysia) Sdn. Bhd. From 2001 to 2018, he served as Executive Director of Oceantrax Engineering Sdn. Bhd., where he was involved in company operations, facility projects and maintenance operations. From 2018 until joining Conwall in April 2023, he served as Chief Operating Officer of MGI Construction Industries Sdn. Bhd. Mr. Ng also has experience in foreign direct investment-related business development, including promoting investment opportunities in Malaysia and supporting foreign investors evaluating manufacturing operations in Malaysia. He holds a Professional Master in Business Administration.

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Lim Chong Hin, aged 69, joined Conwall Malaysia in March 2024 as General Manager and was promoted to Chief Operating Officer with effect from April 1, 2026. Subject to the closing of the Business Combination and applicable board approval, Mr. Lim is expected to serve as Chief Operating Officer in the post-Business Combination management structure. Mr. Lim has more than four decades of experience in engineering, industrial construction, project management and business operations. Prior to joining Conwall Malaysia, he served for approximately eight years as General Manager of Hexagon Tower Sdn. Bhd., a company under Hexagon Holdings Berhad, an engineering group listed on Bursa Malaysia. His experience includes project execution, operational management, engineering coordination, plant engineering, cleanroom facilities, environmental control systems and industrial process infrastructure. In his current role, Mr. Lim is responsible for operational execution, project delivery, engineering coordination and delivery risk management.

Kam Lian Hooi, aged 68, also known as Well Kam, has served as Chief Financial Officer of Conwall Malaysia since June 1, 2026 under a flexible working arrangement. Subject to the closing of the Business Combination and applicable board approval, Mr. Kam is expected to serve as Chief Financial Officer in the post-Business Combination management structure. Mr. Kam has more than 43 years of experience in financial auditing, corporate management, organisation development and business transformation. From 1983 to 1990, he worked in financial audit with firms of chartered accountants, including Ernst & Young International. From 1991 to 2000, he served as Group Accountant and Senior Corporate Development Manager of Malayan Electro-Chemical Industry Sdn. Bhd. Since 1997, he has served as Founder and Group Managing Director of the VA Partners group of companies. Mr. Kam holds a Master of Business Administration from the University of Portsmouth and a Diploma in Financial Accounting from Tunku Abdul Rahman College. He is a Chartered Accountant, a member of the Malaysian Institute of Accountants and holds the FCCA qualification.

Dato’ Seri Wong Siew Hai, aged 74, will serve as an independent director of Holdco upon consummation of the Business Combination. Dato’ Seri Wong has more than 28 years of experience in the electrical and electronics industry, with a focus on semiconductor and electronics manufacturing across the Asia Pacific and global regions. From 1976 to 1996, he held various positions with Intel Technology Sdn. Bhd., a manufacturer of semiconductor computer circuits, rising from Quality Assurance Engineer to General Manager of its 8-bit micro-controller business unit. From 1996 to 1998, he served as Vice President/Managing Director of the Asia Pacific Customer Centre of Dell Computer Corporation. He rejoined Intel in 1998 and, until his retirement in 2004, served in senior roles including Managing Director of Assembly Test Manufacturing in Malaysia, Vice President and Country Managing Director of Intel Malaysia and Vice President, Technology and Manufacturing Group and General Manager of Assembly Test Manufacturing, with responsibility for Intel’s assembly test factories worldwide. He subsequently served as a director of Invest-In-Penang Berhad from 2004 to 2008, as a board member of the Malaysia External Trade Development Corporation from 2005 to 2017 and as Chairman of the Malaysian American Electronics Industry from 2005 to 2021. He has served as President of the Malaysia Semiconductor Industry Association since 2021 and as Chairman of the Electrical and Electronics Productivity Nexus, and currently serves on the boards of directors of Nationgate Holdings Berhad and Skye Chip Berhad, each listed on Bursa Malaysia. Dato’ Seri Wong holds a Bachelor of Science in Mechanical Engineering from the University of Leeds, United Kingdom and a Master of Science in Management Science from Imperial College of Science and Technology, University of London, United Kingdom.

Triomphe Zheng Lin, aged 58, will serve as an independent director of Holdco upon consummation of the Business Combination. Mr. Lin has more than 30 years of commercial and professional experience in Australia and the PRC, with a focus on corporate finance, financial advisory, audit and IPO-related services across a range of industries. From July 2007 to January 2014, he served as International Business Director of BDO China Shu Lun Pan CPAs LLP, Fujian Office (formerly known as Lixin Zhonglian Mindu CPAs), an accounting firm in the PRC. Since February 2014, he has served as a founding member and Deputy Managing Partner of the Fujian Office of Moore Dahua CPAs LLP, an accounting firm in the PRC. Mr. Lin has served as a member of the supervisory board of ZhongDe Waste Technology AG, a company listed on the Frankfurt Stock Exchange (Stock Code: ZEF), since September 2016. He previously served as an independent non-executive director of Da Sen Holdings Group Limited, a company listed on the Stock Exchange of Hong Kong Limited (Stock Code: 1580), from November 2016 to November 2021, and he served with Cayman Golden Century Wheel Group Limited, a company listed on the Korea Exchange (Stock Code: 900280), from October 2016 to October 2018. Mr. Lin holds a Bachelor of Arts from Xiamen University in the PRC and a Bachelor of Commerce, majoring in accounting and finance, from Macquarie University, Australia. He was conferred the designation of Certified Practicing Accountant by CPA Australia in January 2000 and was admitted as a Certified Public Accountant by the Hong Kong Institute of Certified Public Accountants in February 2025. He was first appointed as a Justice of the Peace (New South Wales) by the Attorney General of New South Wales in December 2000.

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Jingfang Chen, aged 47, will serve as an independent director of the Holdco upon consummation of the Business Combination. Ms. Chen has more than 20 years of legal and advisory experience across the financial services and securities industries, including offshore private equity funds, cross-border investment and financing, financial regulatory compliance, corporate governance of listed companies, e-commerce and new retail, technology start-ups and PRC legal matters. Since 2012, she has served as Leading Partner of OPES LAW. From 2017 to 2021, she served as Legal Director of Pou Sheng International (Holdings) Limited and Shanghai Baowei E-commerce Co., Ltd. Since 2021, she has served as General Counsel and a director of Mask Network / Bonfire Union LP and as Senior Counsel of TSINGLAW. Prior to entering private practice, Ms. Chen worked at the Taiwan Stock Exchange and served as Chief Legal Officer of Jih Sun Securities and as Special Assistant to the Chairman, Chief Legal Officer and Spokesperson of EasyCard Corporation in Taiwan. She currently serves as Vice Chairperson of the Banking and Finance Law Committee of the Taipei Bar Association, as an arbitrator of the Shanghai Economic and Trade Arbitration Commission and as a director of the Chinese Fintech Industry Development Association. Ms. Chen holds a Bachelor of Laws from Fu Jen Catholic University in Taiwan, a Master of Laws from Soochow University in Taiwan and a doctoral degree in law, specializing in commercial law, from the School of Law of Tsinghua University in the PRC. She was admitted to practice law in Taiwan in 2008 and obtained a Patent Agent Certificate in Taiwan in 2008.

Arne Thompson, aged 68, will serve as an independent director of the Holdco upon consummation of the Business Combination. Mr. Thompson serves as the Managing Partner of AB Aero Partners LLC. AB Aero Partners LLC was founded in 2015 as an Innovation leader in composite production, design and sourcing for structural and non-structural composite technology. Since its inception, AB Aero and their strategic partners have secured multiple contracts in Interiors, structural components and tooling for commercial, military aviation and the drone sectors. Mr. Thompson has over 30 years of experience in C- and D-level positions in commercial aviation with the likes of top Fortune 50 companies including Boeing, Airbus, Honeywell and Zodiac (Safran). With the acceleration of the drone sector, he and partners have produced drone components for Boeing and other significant players in the space. His extensive network touches the manufacture and most notably the current certification efforts in the drone market. During his career, he has generated multiple seven figure contracts in aircraft interiors for crew rests, interior refits, structural components and drone production. Mr. Thompson is on the board of directors for the St Regis Solar H2 LLC (https://www.srsh2.com/), which was selected by the DOE last year as part of the PNW Hydrogen production hub which will bring $1B in investment toward H2 production in the PNW, https://pnwh2.com/. Mr. Thompson has a Bachelor of Aeronautical Engineering from the University of Washington and did Master’s work at University of St. Thomas for International Management. He is a licensed private pilot, Drone Part 107 pilot and 100-ton Captain. He currently resides in North Bend, WA.

Johann Tse, aged 59, has more than 30 years of experience in the fields of corporate operation and management, venture capital, and multinational mergers and acquisitions and has served as an independent board member of several Chinese companies listed in the United States in sectors including tourism, media and restaurant supplies manufacturing and sales. Mr. Tse founded Aquarian Capital, LLC in August 2005, which specializes in advising international mergers and acquisitions and investments. Aquarian Capital has founded and manages companies in several sectors, covering North America, Greater China, Israel, Asia, Europe and Latin America. Prior to founding Aquarian Capital, Mr. Tse was the director of international acquisitions and mergers of Yum! Brands from 2004 to 2005 where he acquired and sold a number of businesses in Asia, Western Europe, Russia and the Americas, including the successful acquisition of Russia’s largest fast-food chain. Prior to this, he was responsible for strategic planning, corporate mergers and acquisitions, and founded and managed the corporate venture capital department for Rohm and Haas (now part of Dow Chemical), a major U.S. specialty chemicals company, from 2000 to 2004, focusing on venture capital investment in material science companies in semiconductors, optoelectronics, nanotechnology, etc. during which he conducted in-depth investigation of more than 140 companies. Mr. Tse was an active advocate for corporate VC investments and collaboration to accelerate innovation and step-out growth. Mr. Tse graduated with a Bachelor’s of Science in electronics engineering from the Chinese University of Hong Kong and an MBA from INSEAD, Fontainebleau, France.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board Composition

The business and affairs of Holdco will be managed by or under the supervision of the Holdco board of directors (the “Holdco Board”) following completion of the Business Combination. Immediately after Closing, the Holdco Board will consist of seven directors: Mengxiang Hu, Boon Teik Ng, Dato’ Seri Wong Siew Hai, Triomphe Zheng Lin, Jingfang Chen, Arne Thompson and Johann Tse. The primary responsibilities of the Holdco Board will be to provide oversight, strategic guidance, counseling, and direction to Holdco’s management. The Holdco Board will meet on a regular basis and additionally as required.

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Foreign Private Issuer

Holdco intends to report under the Exchange Act as a foreign private issuer, subject to satisfying the applicable Rule 405 and Exchange Act Rule 3b-4 tests. The initial registration determination must use the permitted measurement date. Thereafter, status is tested annually on the last business day of the second fiscal quarter; for a March 31 fiscal year-end, that quarter ends September 30. The relevant initial measurement date, U.S. record ownership and management/asset/business contacts are [●]. For so long as Holdco qualifies, the following exemptions are available, subject to applicable conditions:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the applicable Section 16(b) short-swing profit recovery and Section 16(c) requirements, while officers and directors remain subject to applicable Section 16(a) reporting; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

Holdco will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information Holdco is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, after the Business Combination, Holdco stockholders will receive less or different information about Holdco than a stockholder of a U.S. domestic public company would receive. Nonetheless, Holdco intends to align itself with the practices adopted by Nasdaq-listed U.S. domestic companies to the best of its ability to provide its stockholders with enhanced transparency and protection.

As a foreign private issuer, Holdco may follow qualifying Cayman Islands home-country practices instead of certain Nasdaq corporate governance requirements, subject to disclosure and the required home-country counsel certification. Holdco currently intends to comply with Nasdaq’s majority-independent board and independent compensation and nominating committee standards and does not intend to rely on the controlled-company exemptions. It proposes a seven-member board with four independent directors and an audit committee of three independent directors, subject to the eligibility and appointment requirements described above. Any specific home-country practice Holdco ultimately elects to follow, and the Nasdaq rule from which it differs, will be identified before listing. The applicable audit committee requirements under Exchange Act Rule 10A-3 and Nasdaq Rule 5605(c), and the compensation recovery requirements under Nasdaq Rule 5608, must be satisfied notwithstanding general FPI or controlled-company status.

Holdco will adopt and administer a compensation recovery policy that complies with Exchange Act Rule 10D-1 and Nasdaq Rule 5608. The policy will address recovery of erroneously awarded incentive-based compensation from current and former executive officers following a qualifying accounting restatement and will be filed as an exhibit when required.

Upon consummation of the Business Combination, Holdco’s board of directors will consist of seven directors, including four independent directors. Additionally, Holdco will establish an audit committee (composed of the three independent directors), a nomination and corporate governance committee (composed of three independent directors), and a compensation committee (composed of three independent directors). These arrangements are in compliance with Nasdaq Rules. However, Holdco may follow the home-country practice for certain other corporate governance practices in the future, which may differ from the requirements applicable to a U.S. company listed on Nasdaq. In addition, pursuant to the Amended and Restated Memorandum and Articles of Association, Holdco may, but shall not (unless required by the law or the rules and regulations of Nasdaq or the SEC and/or any other competent regulatory authority or otherwise under applicable law) be obliged to, in each year hold a general meeting as an annual general meeting.

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Controlled Company Status

Under the no-redemption, $0.50 underwriting-price and $10 loan-conversion illustration, Mr. Ng Boon Teik would hold approximately 50.421% of Holdco’s voting power and Holdco would qualify as a “controlled company” under Nasdaq rules. Actual status will depend on final issuances, redemptions and cancellations; additional financing could reduce his holding to 50% or less. Under these corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Holdco currently does not intend to rely on these controlled-company exemptions, consistent with its proposed board and committee arrangements described above. Upon completion of the Business Combination, Holdco anticipates that the size of its board of directors will be seven directors, four of whom will qualify as independent directors as defined within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act. Accordingly, if Holdco subsequently elects not to comply with such corporate governance standards, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements.

Duties of Directors

Under Cayman Islands law, all of Holdco’s directors owe three types of duties to Holdco: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to Holdco, Holdco’s directors must ensure compliance with Holdco’s Amended and Restated Memorandum and Articles of Association. Holdco has the right to seek damages if a duty owed by any of its directors is breached.

The functions and powers of the Holdco Board include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of Holdco and mortgaging the property of Holdco; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of Holdco.

Terms of Directors and Executive Officers

The board of directors of Holdco consists of seven (7) persons. Any Holdco’s director whose term of office expires shall be eligible for re-election at a meeting of the Holdco stockholders or re-appointment by the board of directors of Holdco. A director may be removed by ordinary resolution of stockholders or by written notice signed by at least two-thirds of the directors then in office. Any vacancy on the board of Holdco may be filled by directors of Holdco. A remaining director may appoint a director even though there is not a quorum of directors. In addition, Holdco’s officers are elected by and serve at the discretion of the board of directors of the Holdco.

Committees of the Board of Directors

Upon consummation of the Business Combination, Holdco will establish a separately standing audit committee, nominating and corporate governance committee, and compensation committee. The Holdco Board will adopt a charter for each of these committees. Holdco intends to comply with future Nasdaq requirements to the extent they will be applicable to Holdco.

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Audit Committee

Upon the Closing, Holdco’s audit committee will be composed of Triomphe Zheng Lin, Jingfang Chen, and Dato’ Seri Wong Siew Hai, with Triomphe Zheng Lin serving as chairperson. The Holdco Board has determined that all such directors meet the independence requirements under the Nasdaq listing rules and under Rule 10A-3 of the Exchange Act. Each member of the audit committee is financially literate, in accordance with Nasdaq audit committee requirements, and possesses prior experience sitting in auditing committees of publicly-listed companies. In arriving at this determination, the Holdco Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Nomination and Corporate Governance Committee

Upon the Closing, Holdco’s nomination and corporate governance committee will be composed of Arne Thompson, Triomphe Zheng Lin, and Dato’ Seri Wong Siew Hai, with Arne Thompson serving as chairperson. The nomination and corporate governance committee is responsible for the assessment of the performance of the board, considering and making recommendations to the Holdco Board with respect to the nominations or elections of directors and other governance issues.

Compensation Committee

Upon the Closing, Holdco’s compensation committee will be composed of Jingfang Chen, Triomphe Zheng Lin, and Dato’ Seri Wong Siew Hai, with Jingfang Chen serving as chairperson. The compensation committee is responsible for reviewing and making recommendations to the Holdco Board regarding its compensation policies for its officers and all forms of compensation. The compensation committee will also administer Holdco’s equity-based and incentive compensation plans and make recommendations to the Holdco Board about amendments to such plans and the adoption of any new employee incentive compensation plans.

Code of Ethics

Holdco will adopt a code of ethics that applies to all of its employees, officers, and directors. This includes Holdco’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. Holdco intends to disclose on its website any future amendments of the code of ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or Holdco’s directors from provisions in the code of ethics.

Stockholder Communication with the Board of Directors

Stockholders and other interested parties may communicate with the board of directors, including non-management directors, by sending a letter to us at No. 25 & 27, Lorong Valdor Jaya 3, Golden Gateway Perindustrian Valdor. 14200 Pulau Pinang, Malaysia for submission to the board of directors or committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of Holdco. All communications received as set forth above will be opened by the Corporate Secretary or his or her designee for the sole purpose of determining whether the contents contain a message to one or more of Holdco’s directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the board of directors will be forwarded promptly to the chairman of the board of directors, the appropriate committee or the specific director, as applicable.

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Item 6. Executive Compensation.

The following table sets forth the cash and other compensation paid by the Company to its officer and directors since inception.

Name and Position	Period	Salary	Bonus	Option Awards	Other Comp	Total
Johann Tse, Chief Executive Officer and Director	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None

Rongrong “Rita” Jiang, Chief Financial Officer	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None

Nicholas Shao, Independent Director	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None

Wayne Trimmer, Independent Director	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None

Teck-Yong Heng, Independent Director	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None

Keith Adams, Independent Director	April 16, 2021 (inception) through December 31, 2025	None	None	None	None	None

(1)	Johann Tse was appointed to serve as a Chief Executive Officer and director on April 16, 2021.
(2)	Rongrong “Rita” Jiang was appointed to serve as Chief Financial Officer; Director on April 16, 2021.
(3)	Nicholas Shao was appointed as director on January 13, 2022 upon the pricing of our initial public offering.
(4)	Wayne Trimmer was appointed as director on January 13, 2022 upon the pricing of our initial public offering.
(5)	Teck-Yong Heng was appointed as director on January 13, 2022 upon the pricing of our initial public offering.
(6)	Keith Adams was appointed as director on January 13, 2022 upon the pricing of our initial public offering.

The compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company’s officer and directors have not received any cash or other compensation since inception through the date of this filing. No compensation of any nature has been paid for on account of services rendered by a director in such capacity. It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Except as otherwise disclosed herein, there are currently no understandings or agreements regarding compensation our management will receive after a business combination.

Compensation Committee and Insider Participation

The Company does not have a standing compensation committee or a committee performing similar functions.

Conwall Compensation and Employment Arrangements

The following disclosure relates to CCISB and Holdco and supplements the preceding disclosure concerning BRAC’s executive compensation.

Employment Arrangements

CCISB has not entered into any employment agreements with the company director, Hu, Jingji.

CCISB has entered into an employment agreement dated April 1, 2023, with the company director and chief executive officer, Ng Boon Teik.

The employment agreement also contains the following term relevant to the provision of benefit upon termination:

●	Compensation for loss of employment.

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Compensation of Directors and Executive Management

Total compensation paid and benefits in kind provided to our directors and executive officers for the fiscal year ended March 31, 2026 was approximately $133,944.87. The compensation for each of our directors and executive officers comprises the following:

Details	USD
Defined contribution plan	11,582.75
Employment insurance system	93.09
HRDF contribution	838.75
Salaries, overtime and allowance	121,152.95
Social security contributions	277.32
Total	133,944.87

Conwall’s Executive Compensation

The aggregate cash compensation paid by Holdco and its subsidiaries to director and executive officers who were employed by Holdco and its subsidiaries for the fiscal year ended March 31, 2026 was approximately $134,064.69. No non-cash compensation was paid by Holdco and its subsidiaries to director and executive officers who were employed by Holdco and its subsidiaries for the fiscal year ended March 31, 2026.

Executive Officer and Director Compensation Following the Business Combination

Following the Closing, Holdco intends to develop an executive compensation program that is consistent with existing compensation policies of Nasdaq-listed peer companies, which are designed to align the interest of executive officers with those of its stakeholders, while enabling Holdco to attract, motivate, and retain individuals who contribute to the long-term success of Holdco. Specific determinations with respect to director and executive compensation after the Business Combination will be determined by the compensation committee of the Holdco Board at the time.

Employment Agreements

Holdco is expected to enter into independent director appointment agreements (“Appointment Agreements”) with each of our Independent Directors. The proposed Appointment Agreements would appoint each independent director for an initial term of two years, which will be automatically extended for successive 1-year terms unless either party gives the other party one-month prior written notice to terminate.

Subject to the procedures set forth in the relevant laws, regulations, and the Holdco’s Amended and Restated Memorandum and Articles of Association, an Independent Director shall be terminated for cause when he or she (i) is convicted of a criminal offense (ii) is sanctioned by relevant securities regulatory authorities, or (iii) otherwise becomes ineligible to serve as a director or independent director under applicable laws, regulations, the Nasdaq rules, and the Holdco’s Amended and Restated Memorandum and Articles of Association. An Independent Director may also be terminated by the stockholders of Holdco in accordance with the terms of the Holdco’s Amended and Restated Memorandum and Articles of Association. If an Independent Director’s direct family members (including parents, spouse, children and their spouses, siblings, etc.) or other related parties become senior managers or related persons of Holdco, the Independent Director must promptly notify Holdco in writing and resign. If, for any reasons, Holdco cannot elect a new director before the termination or end of the Independent Director’s term, the Independent Directors shall continue to perform their duties until the new Independent Director(s) of the Holdco Board are elected. To the extent that an Independent Director is terminated or resigns without cause, Holdco will negotiate the termination terms with the Independent Director in good faith.

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Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

On May 7, 2021, our sponsor paid an aggregate of $25,000, or approximately $0.004 per unit, in exchange for the issuance of 2,875,000 insider shares, par value $0.000001. The number of insider shares issued was determined based on the expectation that such insider shares would represent 20% of the outstanding shares upon completion of this offering (excluding the placement units and underlying securities). Up to 375,000 insider shares held by our sponsor were subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. A portion of the insider shares (335,233 shares of common stock) were forfeited since the underwriters exercised the over-allotment option only in part.

The insider shares (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. In addition, our sponsor has transferred 80,000 insider shares of common stock among our four independent directors effective as of May 25, 2021.

On January 13, 2022, simultaneously with the closing of our initial public offering, our sponsor purchased an aggregate of 446,358 placement units at a purchase price of $10.00 per unit in a private placement for an aggregate purchase price of $4,463,580. There will be no redemption rights or liquidating distributions from the trust account with respect to the insider shares, placement shares or placement rights, which will expire worthless if we do not consummate a business combination by January 13, 2026, provided the Company deposits into the Trust Account $3,036 for each monthly extension period commencing on January 13, 2025 and ending on January 13, 2026 (unless the closing of the Company’s initial business combination shall have occurred). There will be no redemption rights or liquidating distributions from the trust account with respect to the insider shares, placement shares or placement rights, which will expire worthless if we do not consummate a business combination by January 13, 2026, unless otherwise extended by our stockholders.

On January 8, 2024, the Company amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 11, 2023 and June 12, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to $60,000 for each one-month extension beginning on January 13, 2024 until January 13, 2025, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2025, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement. As of December 31, 2025 and December 31, 2024, there were $3,506,664 and $3,503,628 outstanding under extension loans, respectively.

On January 13, 2025, the Company held a Special Meeting of Stockholders at which time, stockholders holding 1,616,447 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.96 per share of the funds in the Trust Account. As a result, approximately $19.3 million was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining Public Shares of common stock outstanding totaled 101,216 shares. The Company must deposit into the Trust Account $3,036 for each monthly extension period commencing on January 13, 2025 and ending on January 13, 2026.

On January 9, 2026, the Company held a Special Meeting of Stockholders at which time, the Company’s stockholders approved an amendment to the Company’s Charter as further amended on January 11, 2023, June 12, 2023, January 8, 2024 and January 13, 2025 (the “Charter Amendment Proposal”), (a) to extend the date by which we have to consummate a business combination from January 13, 2026 (the “Termination Date”) by up to eighteen (18) one-month extensions to July 13, 2027 (the “Extended Date”) and (b) to decrease the monthly extension fee (the “Monthly Extension Loan”) to the Adjusted Monthly Extension fee of $139.38 commencing on January 13, 2026. And stockholders holding 94,247 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share of the funds in the Trust Account. As of June 30, 2026 and December 31, 2025, there were $3,506,664 and $3,506,664 outstanding under extension loans, respectively.

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

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We do not expect to seek loans from parties other than our sponsor or an affiliate of our CEO as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. After our initial business combination, members of our management team who remain with us may be paid consulting, management, or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

The holders of the insider shares, representative shares, placement units, and units that may be issued upon conversion of working capital loans (and in each case holders of their component securities, as applicable) have (or will have) registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement signed on January 13, 2022. These holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders have “piggy-back” registration rights to include their securities in other registration statements filed by us.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification.

The Company currently uses the office space and equipment of its management at no cost.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Holdco and Conwall Related-Party Transactions

References to the Company in this subsection mean Conwall. BRAC’s related-party arrangements are described above.

The following is a description of transactions since April 1, 2024 to which Conwall Construction Industries Sdn. Bhd. (“CCISB”) or its subsidiaries has been a party and in which any of CCISB’s directors, executive officers or holders of more than 5% of CCISB’s voting securities, or an immediate family member of, or entity affiliated with, any of the foregoing, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under “Compensation of Directors and Executive Management” above.

Advances to Directors

Conwall Malaysia provided advances to certain directors of CCISB for the purpose of securing construction projects on the Company’s behalf. These advances were non-interest-bearing, unsecured, due on demand and were not supported by any written agreement. In February 2026, the director fully repaid the advances to CCISB upon completion of the recruitment activities.

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Design Services from Tai One (HK) Co., Limited

Tai One (HK) Co., Limited (“Tai One”) is a Hong Kong company wholly owned by Mr. Hu Jingji, a director of CCISB. Tai One provides design services to CCISB. The amounts payable to Tai One represent unpaid balances carried forward from prior periods and are included in accounts payable on CCISB’s consolidated balance sheets; management expects to settle these amounts within the next 12 months. The following table sets forth design services purchased from Tai One and amounts payable to Tai One for the fiscal years ended March 31, 2026 and 2025:

Year Ended March 31,	2026	2025
Design services purchased	$0	$445,420
Amounts payable	$1,725,591	$1,577,820

For the three months ended June 30, 2026, no design services were purchased from Tai One.

Transactions with Sigma Ecotech Sdn. Bhd.

Sigma Ecotech Sdn. Bhd. (“Sigma”) is a Malaysian company for which Mr. Ng Boon Teik, CCISB’s Chief Executive Officer, served as a director until his resignation on May 4, 2026. Sigma acts as a subcontractor and material supplier to CCISB, and CCISB has also entered into limited sales transactions with Sigma. The following table sets forth purchases from and sales to Sigma, and the related payable and receivable balances, for the fiscal years ended March 31, 2026 and 2025:

Year Ended / As of March 31,	2026	2025
Goods and services purchased	$41,368	$84,456
Amounts payable (included in accounts payable)	$42,553	$0
Sales to Sigma	$1,057	$2,991
Amounts due (included in other payables)	$2,960	$3,692

For the three months ended June 30, 2026, no goods, services or sales were recorded with Sigma.

The following table sets forth the aggregate amounts payable to related parties described above, which are included in accounts payable, as of March 31, 2026 and 2025 and June 30, 2026.

	As of March 31,		As of June 30,
	2026	2025	2026
Tai One (HK) Co., Limited	$1,725,591	$1,577,820	$1,714,846
Sigma Ecotech Sdn. Bhd.	42,553	0	0
Total	$1,768,144	$1,577,820	$1,714,846

Lease with Keyone Property Development Sdn. Bhd.

CCISB leases office space from Keyone Property Development Sdn. Bhd. (“Keyone”), a Malaysian company of which Mr. Ng Boon Teik, CCISB’s Chief Executive Officer, is a director. The initial lease term began July 1, 2023 and ended June 30, 2025, with an option for a further two years at RM30,000 per month. Subsequently, the parties agreed to exercise the option to extend the lease term for two more years up to June 30, 2027. The financial statements include the renewal period in the ASC 842 measurement based on the assessment that exercise is reasonably certain and classify the arrangement as an operating lease. This accounting assessment is distinct from confirmation that the renewal has been executed.

The following tables set forth the components of lease cost and other lease information, and the maturity of the related lease liability, with respect to this lease:

	Year Ended March 31,		Three Months Ended June 30,
	2026	2025	2026
Operating lease cost	$86,473	$79,880	$22,521
Weighted average remaining lease term – operating leases	1.25 years	2.25 years	1 year
Weighted average discount rate – operating leases	6.00%	6.00%	6.00%

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The following is a schedule, by years, of lease liabilities as of March 31, 2026 and June 30, 2026.

	Operating Leases
For the Years Ended March 31,	As of March 31, 2026	As of June 30, 2026
2027	88,950	66,144
2028	22,238	22,048
Total lease payment	111,188	88,192
Less: imputed interest	(4,213)	(2,728)
Total lease liabilities	106,975	85,464
Less: current portion	(84,952)	(85,464)
Non-current liabilities	$22,023	$—

Reorganization

On July 16, 2026, Holdco entered into share exchange agreements with the stockholders holding all 750,000 outstanding shares of common stock of CCISB. Pursuant to the share exchange agreements, Mr. Ng Boon Teik exchanged 525,000 shares of CCISB common stock for 21,000,000 shares of Holdco common stock, and Mr. Hu Jingji exchanged 225,000 shares of CCISB common stock for 9,000,000 shares of Holdco common stock. As a result of the share exchanges, Holdco became the sole stockholder of CCISB. The subsequent Holdco repurchases, cancellations and transfers are described under “Information Related to Holdco.”

Item 8. Legal Proceedings.

There are presently no pending legal proceedings to which the Company or any of its property is subject, or any material proceedings to which any director, officer or affiliate of the Registrant, any owner of record or beneficially of more than five percent of any class of voting securities is a party or has a material interest adverse to the Company, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Conwall Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceedings that, in the opinion of our management, are likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operation.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

Securities authorized for sale under Rule 144 of the Securities Act or that the Company has agreed to register under the Securities Act in the future; or Securities that are being, or is proposed to be, publicly offered by the company, the offering of which could have a material effect on the market price of its common equity.

None.

(b) Holders.

As of the latest practicable date, the number of record holders of all outstanding Common Stock is [●], subject to confirmation by the transfer agent. At June 30, 2026, 2,997,866 common shares were outstanding, including 2,990,897 nonredeemable shares and 6,969 redeemable public shares. Record-holder and beneficial-holder counts are not interchangeable.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

None.

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Item 11. Description of Registrant’s Securities to be Registered.

Comparison of BRAC stockholder and Holdco shareholder rights

After Closing, holders receiving Holdco Ordinary Shares will hold shares of a Cayman Islands company. The following summarizes selected differences under the documents described in the transaction disclosure. It is qualified by the operative BRAC charter and bylaws, the final Holdco memorandum and articles, and applicable law. A completed Malaysian share swap and the Delaware BRAC merger are different legal steps.

Matter	BRAC before Closing	Holdco after Closing
Voting and capital	Common shares generally carry one vote each; current authorized common and preferred classes are described above.	Single ordinary class, $0.0001 par, one vote per share; no cumulative voting or general pre-emptive subscription right.

Special meetings	Board, CEO or holders of at least 25% of voting shares may call a meeting under the disclosed documents.	Board may convene; holders of at least one-third of relevant voting rights may requisition.

Notice and quorum	Generally 10–60 days’ notice; a majority of voting shares constitutes quorum, subject to applicable law and documents.	Generally seven calendar days’ notice; holders representing at least one-third of votes constitute quorum under the proposed articles.

Written consent	Delaware law generally permits action by the requisite written consent unless the certificate provides otherwise; the current charter must control.	The proposed post-Closing articles require a duly convened meeting rather than shareholder written resolutions.

Amendments	Charter amendments generally require board action and the applicable outstanding-share vote, including any class or special charter requirements.	A special resolution generally requires at least two-thirds of votes cast, subject to class rights and law.

Director duties	Delaware duties of care and loyalty, with statutory and judicial standards, remedies and permitted limitations.	Statutory duties and common-law duties of care, skill and diligence and fiduciary obligations to act in the company’s interests, for proper purposes and without prohibited conflicts.

Derivative and direct actions	Stockholders may pursue qualifying direct or derivative claims subject to standing, demand and procedural requirements.	The company is normally the proper plaintiff; minority derivative relief is limited by common-law rules and exceptions, including fraud on the minority. Direct infringement of individual rights may support a direct claim.

Books and records	Inspection is available under DGCL Section 220 subject to statutory conditions and proper-purpose requirements.	No equivalent general inspection right is established by the proposed articles; register and other statutory or court-ordered rights may be available.

Appraisal or dissent	Any appraisal rights in the Delaware merger depend on DGCL Section 262, statutory exceptions and timely compliance; redemption is a separate contractual right.	Cayman statutory dissent provisions may apply to qualifying Cayman mergers subject to exceptions; they do not themselves govern BRAC’s Delaware merger.

Dividends and liquidation	Distributions are subject to lawful funds, capital restrictions, board action and preferred rights, if any.	Dividends require lawfully available funds and board action; liquidation assets are shared ratably after liabilities and applicable rights.

Transfers and restrictions	Existing securities are subject to applicable securities law and holder-specific Sponsor or insider agreements.	Articles, securities laws, lock-ups and registration rights govern. Shares issued on conversion are not automatically freely resalable or eligible for unrestricted public float.

Enforcement and information	A Delaware issuer is subject to U.S. domestic reporting and U.S. court processes.	Cayman governance and foreign operations may make remedies more difficult. Foreign-private-issuer reporting and permitted home-country practices may differ from domestic requirements.

93

The proposed Holdco board has seven members. Under the proposed Holdco articles described in the transaction disclosure, director removal is by shareholder ordinary resolution or written notice signed by at least two-thirds of directors then in office, subject to the operative articles. Investors should also review the material risks concerning foreign enforcement, forum provisions and minority protections in Item 1A.

(a) Capital Stock.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 101,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock and 1,000,000 are shares of Preferred Stock. As of the date of filing this Registration Statement, 2,997,866 shares of Common Stock, including 6,969 shares subject to possible redemption, and zero shares of Preferred Stock were issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Company’s board of directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or pre-emptive rights.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and Bylaws, copies of which are filed herewith as exhibits.

(b) Debt Securities.

None.

(c) Warrants and Rights.

Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination. The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

(d) Other Securities to Be Registered.

None.

94

Item 12. Indemnification of Directors and Officers.

BRAC’s directors’ and officers’ insurance has lapsed. In addition to the indemnification arrangements described below, the amended Business Combination Agreement requires prior-acts and go-forward directors’ and officers’ coverage at Closing, subject to its specified availability standards and waiver procedures. Management intends to secure full protection in connection with the de-SPAC. See Item 1A for the risks of the lapse and limitations of replacement coverage and Exhibit 2.3, Sections 6.7 and 9.2, for the contractual requirements.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13. Financial Statements and Supplementary Data.

BRAC’s audited financial statements as of and for the years ended December 31, 2025 and 2024 and unaudited interim financial statements as of June 30, 2026 and for the applicable periods ended June 30, 2026 and 2025, together with Conwall’s audited consolidated financial statements as of and for the years ended March 31, 2026 and 2025, Conwall’s unaudited interim consolidated financial statements, with balance sheets as of June 30, 2026, March 31, 2026 (audited) and June 30, 2025, and statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the three months ended June 30, 2026 and 2025, and the unaudited pro forma condensed combined financial information, appear following the signature page and are incorporated in this Item 13.

Both BRAC’s and Conwall’s financial statements included here are prepared in accordance with U.S. GAAP. Conwall has a March 31 fiscal year-end. The pro forma financial information illustrates the proposed Business Combination and should be read together with its assumptions, qualifications and explanatory notes.

95

KG CPA LLP’s report states that Conwall’s consolidated financial statements are prepared in conformity with U.S. GAAP and that the audits were conducted in accordance with PCAOB standards. Conwall’s annual and interim statements are presented in U.S. dollars; CCISB’s functional currency is the Malaysian ringgit. Both BRAC and Conwall use U.S. GAAP. Accordingly, no IFRS-to-U.S.-GAAP reconciliation or accounting-framework conversion adjustment is required for the financial statements presented here. Presentation reclassifications, period alignment and transaction accounting adjustments are described separately in the pro forma notes.

Conwall’s audited consolidated financial statements cover the years ended March 31, 2026 and 2025 and include the balance sheets, statements of operations and comprehensive income, changes in shareholders’ equity, cash flows and Notes 1–15. KG CPA LLP is identified in its report as PCAOB-registered, ID 6914. The report included here is signed and dated August 10, 2026, expresses an unqualified U.S. GAAP opinion and states that no critical audit matters were identified. It does not express an opinion on internal control over financial reporting.

Interim financial information and currency

Conwall’s interim information includes June 30, 2026 and comparative June 30, 2025 balance sheets, the March 31, 2026 audited balance sheet, and operations/comprehensive income, equity and cash-flow statements for the three months ended June 30, 2026 and 2025. BRAC’s interim information includes June 30, 2026 and December 31, 2025 balance sheets, comparative three- and six-month operations information, six-month cash flows and changes in equity, and related notes. Conwall and BRAC have different fiscal year-ends in their historical statements.

The unaudited interim statements supplement the annual statements with material changes and subsequent events. Conwall’s subsequent events include repayment of its invoice financing on July 2, 2026; the share-swap reorganization on July 16; the share repurchase and cancellation on September 8; issuance of the manufacturing facility’s Certificate of Occupancy on September 10; execution of a third-party lease on September 17, with a November 24, 2026 commencement date; and payment of the remaining property purchase price on September 22. The purchase price has been paid in full, while transfer of legal title remains in process. See Conwall’s interim Notes 4, 10 and 15.

Financial-statement age is assessed as of the applicable effectiveness or mailing date. Under the 135-day test in Rule 8-08 of Regulation S-X, where applicable, June 30, 2026 financial information reaches 135 days on November 12, 2026. September 30, 2026 financial information will therefore be needed for effectiveness or mailing when the June information no longer satisfies the applicable age requirement, absent applicable relief. An October 14, 2026 Form 10 filed under Section 12(g) ordinarily becomes effective 60 days later, on December 13, 2026, unless earlier effectiveness is requested and granted; the ordinary timetable would require the September update. Such an update would cover Conwall’s six months ended September 30, 2026 and 2025, reflecting its March 31 fiscal year-end, and BRAC’s nine months ended September 30, 2026 and 2025, with the required quarterly comparisons. Related MD&A, subsequent-event disclosure and pro forma information would be updated consistently.

Pro forma presentation and reconciliation

The pro forma balance sheet combines June 30, 2026 balances. The annual operations presentation aligns BRAC to the March 31 fiscal year by adding its March 2026 quarter to calendar 2025 and subtracting the March 2025 quarter; the interim statements cover April through June 2026 for both companies. Operations assume the transaction occurred April 1, 2025. The model treats Conwall as accounting acquirer in a reverse recapitalization of BRAC, a nonoperating shell, with no new goodwill or fair-value step-up. Both historical bases are U.S. GAAP.

96

The adjustment notes separately address trust liquidation, public redemptions, underwriting settlement, legal capital, trust interest, shares and EPS, September share repurchase and dividend, termination of future Sponsor fees, tax effects and Covered Loan conversion. The $530,000 accrued Sponsor fees and $291,400 trust over-withdrawal liability remain; they are not assumed waived. No uncommitted PIPE proceeds or optional synergies are included. Detailed face statements and notes follow the historical statements.

Reconciled pro forma measure	No / minimum	Midpoint	Maximum
Cash	$6,891,915	$6,848,317	$6,804,707
Total assets	$36,886,163	$36,842,565	$36,798,955
Total liabilities	$30,588,045	$30,588,045	$30,588,045
Shareholders’ equity	$6,298,118	$6,254,520	$6,210,910
Preliminary basic-share subtotal	29,293,888	29,290,404	29,286,919
Complete legal-share illustration	32,293,888	32,290,404	32,286,919
Annual pro forma net income	$3,876,321	$3,876,321	$3,876,321
Quarterly pro forma net income	$398,680	$398,680	$398,680

No/minimum and maximum match the preliminary face statements. The midpoint changes only the redemption amount, corresponding equity and share counts under otherwise identical assumptions; the redemption amount is rounded to $43,598. In every column, assets equal liabilities plus equity. Annual income equals $4,110,687 Conwall income less $675,461 aligned BRAC loss plus $441,095 adjustments; quarterly income equals $538,672 less $260,043 plus $120,051.

The pro forma transaction accounting is incomplete. The model retains a $1,500,000 underwriting settlement liability and excludes the illustrative settlement shares from its EPS denominator. Final instrument classification and measurement, the proceeds-cap/return provisions, basic and diluted EPS, creditor-specific Closing balances and prices, transaction-cost accruals and intercompany eliminations remain unresolved. The detailed pro forma introduction identifies the information required and quantifies available sensitivities. These matters may materially change assets, liabilities, equity, income and per-share amounts; the complete legal-share illustration is distinct from the preliminary accounting denominator.

Comparative book value and earnings per share

Historical book value below uses June 30, 2026 balance-sheet amounts. Conwall’s historical statements use 30,000,000 shares; the September cancellation is reflected only in the adjusted and pro forma presentations. BRAC’s permanent-equity measure excludes redeemable shares and the associated temporary equity; public shares’ separate redemption value is approximately $12.5137 each.

Historical measure	BRAC	Conwall
Permanent book equity / (deficit)	$(13,535,904)	$12,304,317
Shares used for historical book value	2,990,897	30,000,000
Historical book value per share	$(4.5257)	$0.4101
Annual income / (loss), aligned March year	$(675,461)	$4,110,687
Annual weighted-average shares	3,077,965	30,000,000
Annual income / (loss) per share	$(0.2195)	$0.1370
June-quarter income / (loss)	$(260,043)	$538,672
Quarter weighted-average shares	2,997,866	30,000,000
Quarter income / (loss) per share	$(0.0867)	$0.0180

97

Preliminary combined measure	No / minimum	Midpoint	Maximum
Preliminary basic-share subtotal	29,293,888	29,290,404	29,286,919
Preliminary book value per subtotal share	$0.2150	$0.2135	$0.2121
Preliminary annual basic EPS	$0.1323	$0.1323	$0.1324
Preliminary quarterly basic EPS	$0.0136	$0.0136	$0.0136
Full legal-share illustration	32,293,888	32,290,404	32,286,919
Unchanged preliminary equity / full legal shares	$0.1950	$0.1937	$0.1924
$10 less preceding mechanical book value	$9.8050	$9.8063	$9.8076

The four-decimal presentation makes the calculation visible; the face statements round EPS to cents. The last two rows merely spread the unchanged preliminary equity over all illustrative legal shares, while the preliminary model still retains its underwriting liability. They are mechanical dilution sensitivities, not final GAAP book value or EPS and not a measurement of market value. Settlement accounting and other final adjustments can change both the numerator and denominator. Combined diluted EPS remains subject to the analysis identified in the pro forma notes. The adjusted Conwall share count of 24,670,924 used in the pro forma comparative column is different from the historical 30,000,000-share basis above.

Preliminary SPAC-only dilution analysis. The table below excludes Conwall’s assets, equity and 24,670,924-share target block, while showing the identifiable BRAC-side effects of the proposed transaction. BRAC reports no intangible assets at June 30, 2026; its permanent-equity deficit is the starting tangible-book deficit. Selected redemption levels are zero, 3,484 shares and all 6,969 shares. The table reclassifies unredeemed temporary equity, converts the reported loans, reduces the underwriting obligation to the model’s retained $1,500,000 liability, and includes rights, illustrative loan shares and 3,000,000 illustrative settlement shares in the SPAC-side share count. It retains the $530,000 administrative-fee and $291,400 trust over-withdrawal liabilities. It does not import Conwall’s book value into the SPAC-only numerator. The $10 IPO Unit price is shown as a benchmark; each Unit included one common share and one right, and the table does not allocate that price between those components. The analysis is preliminary because final settlement accounting, creditor terms and additional transaction costs remain incomplete.

SPAC-only model (USD; actual shares)	No / minimum	Midpoint	Maximum
IPO Unit price benchmark	$10.00	$10.00	$10.00
BRAC permanent-equity / tangible-book deficit	$(13,535,904)	$(13,535,904)	$(13,535,904)
Unredeemed temporary equity reclassified	$87,208	$43,610	—
Reported loans converted to equity	$5,640,780	$5,640,780	$5,640,780
Preliminary underwriting reduction	$2,055,674	$2,055,674	$2,055,674
Preliminary SPAC-only tangible-book deficit	$(5,752,242)	$(5,795,840)	$(5,839,450)
BRAC common shares remaining	2,997,866	2,994,382	2,990,897
Rights conversion shares	1,061,020	1,061,020	1,061,020
Illustrative loan conversion shares	564,078	564,078	564,078
Illustrative underwriting shares	3,000,000	3,000,000	3,000,000
SPAC-side share illustration	7,622,964	7,619,480	7,615,995
Preliminary SPAC-only NTBV per illustrated share	$(0.7546)	$(0.7607)	$(0.7667)
$10 benchmark less preceding NTBV	$10.7546	$10.7607	$10.7667
Target equity-value threshold in sensitivity below	$328,691,122	$328,699,880	$328,708,640

For the final row only, the assumed equity value of the target immediately after its September distributions is added to the preceding SPAC-only tangible-book amount and divided by full combined legal shares of 32,293,888, 32,290,404 or 32,286,919. The value that makes that quotient $10 is $10 multiplied by the applicable full share count less the SPAC-only tangible-book amount. This is a valuation sensitivity, not a fairness conclusion, share-price forecast or estimate of Conwall’s market value. The thresholds are equity values; they are not directly comparable with the agreement’s $250,000,000 enterprise value, which requires the contractual net-indebtedness adjustment. Costs charged against equity would increase the threshold dollar for dollar; additional issuances would increase the share requirement. A reclassification of the retained $1,500,000 settlement liability wholly to equity, with no other effect, would increase the SPAC-only numerator by $1,500,000 and reduce each threshold by that amount. Final classification, measurement, offering-price allocation and share treatment must be resolved before this preliminary illustration is used as the finalized Item 1604(c) disclosure.

Audit reports and auditor-related exhibits

MaloneBailey, LLP, PCAOB ID 206, issued BRAC’s signed report dated August 12, 2026 on its December 31, 2025 and 2024 financial statements. The report includes a going-concern paragraph and an emphasis paragraph concerning use of trust withdrawals for operating expenses rather than corporate income taxes. KG CPA LLP, PCAOB ID 6914, issued the signed August 10, 2026 report on Conwall’s March 31, 2026 and 2025 statements. Neither report is an audit opinion on internal control; neither annual report supplies an audit opinion on the subsequent unaudited quarter or the pro forma information.

A separate Securities Act auditor consent is not required solely because a signed report is included in this Exchange Act Form 10, subject to any separate Securities Act incorporation or use that requires consent. The signed reports remain required. Consent and report-use requirements for Holdco’s Form F-4 must be evaluated separately. Auditor clearance of the precise statements and report reproduced, including subsequent events and any reissuance or dual dating, is distinct from filing a Securities Act consent. No unissued consent, clearance or interim review report is represented as obtained.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

98

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and unaudited pro forma financial information listed below are filed as part of this registration statement and appear following the signature page.

BRAC — report of MaloneBailey, LLP; balance sheets as of December 31, 2025 and 2024; statements of operations, changes in stockholders’ deficit and cash flows for the years then ended; and related notes.

BRAC — unaudited balance sheets as of June 30, 2026 and December 31, 2025; statements of operations for the three and six months ended June 30, 2026 and 2025; statements of changes in stockholders’ deficit and cash flows for the six months ended June 30, 2026 and 2025; and related notes.

Conwall — report of KG CPA LLP (PCAOB ID 6914); consolidated balance sheets as of March 31, 2026 and 2025; consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended; and related notes.

Conwall — unaudited consolidated balance sheets as of June 30, 2026, March 31, 2026 (audited) and June 30, 2025; consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the three months ended June 30, 2026 and 2025; and related notes.

Conwall’s separately labeled unaudited interim statements include the comparative periods, U.S. GAAP basis and subsequent events described in Item 13. See that Item for the financial-statement age test and September update required on the ordinary October Section 12(g) timetable; the update must also be reflected in MD&A and the pro forma information.

Unaudited pro forma condensed combined balance sheet as of June 30, 2026; statements of operations and comprehensive income for the year ended March 31, 2026 and the three months ended June 30, 2026; and explanatory notes, including per-share information.

(b) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 10, 2022, between the Company and Chardan Capital Markets, LLC(5)
2.1	Agreement and Plan of Merger and Business Combination Agreement dated as of January 18, 2023, by and between Broad Capital Acquisition Corp., a Delaware corporation, as Predecessor, Openmarkets Group Pty Ltd, an Australian corporation, as the Company, BMYG OMG Pty Ltd, as the Shareholder, and Broad Capital LLC, a Delaware limited liability company, as the Indemnified Party Representative (6)
2.2	Business Combination Agreement by and among Broad Capital Acquisition Corp, Conwall Construction Industries Limited, Conwall DE Sub Inc., and Conwall Construction Industries Sdn. Bhd.
2.3	Amended and Restated Business Combination Agreement, dated October 5, 2026, by and among Broad Capital Acquisition Corp., Conwall Construction Industries Limited, Conwall DE Sub Inc. and Conwall Construction Industries Sdn. Bhd.
3.1	First Amended and Restated Certificate of Incorporation(5)
3.2	Form of Amended and Restated Certificate of Incorporation(4)
3.3	Bylaws(1)
3.4	First Amendment to the Amended and Restated Certificate of Incorporation of Broad Capital Acquisition Corporation(7)
3.5	Second Amendment to the Amended and Restated Certificate of Incorporation of Broad Capital Acquisition Corporation(8)
3.6	Third Amendment to the Amended and Restated Certificate of Incorporation of Broad Capital Acquisition Corporation(9)
3.7	Fourth Amendment to the Amended and Restated Certificate of Incorporation of Broad Capital Acquisition Corporation(10)
3.8	Fifth Amendment to the Amended and Restated Certificate of Incorporation of Broad Capital Acquisition Corporation(11)
4.1	Specimen Unit Certificate(2)
4.2	Specimen common stock Certificate(2)
4.3	Specimen Rights Certificate(2)
4.4	Rights Agreement, dated as of January 10, 2022, between Continental Stock Transfer & Trust Company and the Company(5)
4.5	Description of Registered Securities(12)
10.1	Investment Management Trust Agreement, dated as of January 10, 2022, between Continental Stock Transfer & Trust Company and the Company(5)
10.2	Registration and Stockholder Rights Agreement, dated as of January 10, 2022, among the Company, Broad Capital LLC and certain directors of the Company(5)
10.3	Private Placement Unit Purchase Agreement, dated as of January 10, 2022, between the Company and Broad Capital LLC(5)
10.4	Form of Indemnity Agreement(2)
10.5	Promissory Note, dated as of April 16, 2021, issued to Broad Capital LLC(1)
10.6	Securities Subscription Agreement, dated May 7, 2021, between the Registrant and Broad Capital LLC(1)
10.7	Letter Agreement, dated as of January 10, 2022, among the Company, Broad Capital LLC and each of the officers and directors of the Company(5)
10.8	Administrative Services Agreement between the Company and Broad Capital LLC(5)
10.9	Amendment to Promissory Note(3)
14	Form of Code Ethics(1)
23.2	Not applicable solely by reason of this Exchange Act Form 10; any separately required Securities Act consent will be filed with the applicable Securities Act registration statement.

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Registration Statement (Draft), filed with the SEC on July 6, 2021.
(2)	Incorporated by reference to the Company’s Form S-1, filed with the SEC on August 19, 2021.
(3)	Incorporated by reference to the Company’s Form S-1, filed with the SEC on October 22, 2021
(4)	Incorporated by reference to the Company’s Form S-1, filed with the SEC on December 16, 2021
(5)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 14, 2022.
(6)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 24, 2023.
(7)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 17, 2023.
(8)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on June 17, 2023
(9)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 12, 2024
(10)	Incorporated by reference to the Company’s Form 8-K, filed with the SEC on January 17, 2025
(11)	Incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K, filed with the SEC on January 21, 2026
(12)	Incorporated by reference to Exhibit 4.5 to the Company’s annual report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025

99

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 15, 2026	BROAD CAPITAL ACQUISITION CORP

	By:	/s/ Johann Tse
	Name:	Johann Tse
	Title:	Chief Executive Officer

Date: October 15, 2026	By:	/s/ Rongrong Jiang
	Name:	Rongrong Jiang
	Title:	Chief Financial Officer

100

BROAD CAPITAL ACQUISITION CORP.

December 31, 2025

BRAC Audited Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Broad Capital Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Broad Capital Acquisition Corp. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans and the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of a Matter - Corporate Income Tax Withdrawals from Trust Account

As discussed in Note 3 to the financial statements, as of December 31, 2025, the Company withdrew $0.9 million of interest income earned in the Trust Account for payment of the Company’s corporate income tax liabilities as permitted by the terms of the Trust Agreement governing the Trust Account. Through December 31, 2025, the Company had not used those funds to pay its tax obligations; instead the funds were used to pay for general operating expenses which was not in accordance with the Trust Agreement.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2021.

Houston, Texas

August 12, 2026

F-2

BROAD CAPITAL ACQUISITION CORP

BALANCE SHEETS

	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash	$2,704	$585
Restricted cash	15,182	-
Total Current Assets	17,886	585

Cash held in trust account	1,257,251	20,521,640

Total Assets	$1,275,137	$20,522,225

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$2,261,890	$2,157,903
Accounts payable	871,286	718,392
Franchise tax payable	18,211	55,834
Income tax payable	784,432	701,549
Other liability	283,189	112,160
Extension loans	3,506,664	3,503,628
Working capital loans	1,831,630	1,267,408
Excise tax liability	-	895,904
Total Current Liabilities	9,557,302	9,412,778

Deferred underwriter commission	3,555,674	3,555,674
Total Liabilities	13,112,976	12,968,452

Commitments and Contingencies

Common Stock subject to possible redemption; 101,216 shares (at $12.42 per share) as of December 31, 2025 and 1,717,663 shares (at $11.95 per share) as of December 31, 2024	1,257,251	20,521,640

Stockholders’ Deficit
Preference Shares, $0.000001 par value; 1,000,000 shares authorized; none issued and outstanding as of December 31, 2025 and December 31, 2024	-	-
Common Stock, $0.000001 par value, 100,000,000 shares authorized; 2,990,897 issued and outstanding (excluding 101,216 shares and 1,717,663 shares subject to possible redemption as of December 31, 2025 and December 31, 2024 respectively)	3	3
Additional paid-in capital	-	-
Accumulated deficit	(13,095,093)	(12,967,870)
Total Stockholders’ Deficit	(13,095,090)	(12,967,867)
Total Liabilities and Stockholders’ Deficit	$1,275,137	$20,522,225

The accompanying notes are an integral part of these financial statements.

F-3

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024

General, administrative and operational costs	$(655,503)	$(1,641,956)
Franchise tax	(19,491)	(177,055)
Loss from Operations	(674,994)	(1,819,011)

Other Income (Expenses)
Interest expense	(346,368)	(264,321)
Interest earned on cash held in trust account	71,826	894,070
Net Loss Before Tax	(949,536)	(1,189,262)
Income tax	-	-
Net Loss	$(949,536)	$(1,189,262)

Weighted average shares outstanding of Common Stock	3,145,256	4,754,668
Basic and diluted net loss per share of Common Stock	$(0.30)	$(0.25)

The accompanying notes are an integral part of these financial statements.

F-4

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2025

AND

FOR THE YEAR ENDED DECEMBER 31, 2024

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2025	2,990,897	$3	$-	$(12,967,870)	$(12,967,867)
Additional amount deposited into trust	-	-	-	(21,255)	(21,255)
Remeasurement of common stock subject to redemption	-	-	-	118,693	118,693
Over withdrawal from trust account				(171,029)	(171,029)
Reversal of excise tax liability	-	-	-	895,904	895,904
Net loss	-	-	-	(949,536)	(949,536)
Balance – December 31, 2025	2,990,897	$3	$-	$(13,095,093)	$(13,095,090)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2024	2,990,897	$3	$-	$(9,740,663)	$(9,740,660)
Additional amount deposited into trust	-	-	-	(720,000)	(720,000)
Remeasurement of common stock subject to redemption	-	-	-	(893,912)	(893,912)
Over withdrawal from trust account				(112,160)	(112,160)
Excise tax	-	-	-	(311,873)	(311,873)
Net loss	-	-	-	(1,189,262)	(1,189,262)
Balance – December 31, 2024	2,990,897	$3	$-	$(12,967,870)	$(12,967,867)

The accompanying notes are an integral part of these financial statements.

F-5

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Cash flows from operating activities:
Net loss	$(949,536)	$(1,189,262)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash held in Trust Account	(71,826)	(894,070)
Changes in operating assets and liabilities:
Prepaid expenses	-	29,091
Account payables	152,894	(15,408)
Accrued expenses	450,355	1,168,892
Franchise tax payable	(37,623)	13,075
Income tax payable	82,883	66,675
Net cash used in operating activities	(372,853)	(821,007)

Cash flows from investing activities:
Cash withdrawn from Trust Account in connection with redemption	19,166,951	31,187,408
Interest withdraws from Trust Account for taxes	190,519	677,971
Investment of cash in Trust Account	(21,255)	(720,000)
Net cash provided by investing activities	19,336,215	31,145,379

Cash flows from financing activities:
Repayment of working capital loans	-	(545,140)
Redemption of Common Stock	(19,166,951)	(31,187,408)
Proceeds from Working capital loans	217,854	793,479
Proceeds from Extension loan	3,036	600,000
Net cash used in financing activities	(18,946,061)	(30,339,069)

Net change in cash and restricted cash	17,301	(14,697)
Cash and restricted cash at the beginning of the period	585	15,282
Cash and restricted cash at the end of the period	$17,886	$585

Supplemental disclosure of non-cash investing and financing activities:
Accrued interest classified as working capital loans	$346,368	$264,321
Extension Funds attributable to common stock subject to redemption	$21,255	$720,000
Remeasurement of Common Stock subject to redemption	$118,693	$893,912
Reversal of excise tax liability	$895,904	$-
Excise tax liability	$-	$311,873

The accompanying notes are an integral part of these financial statements.

F-6

BROAD CAPITAL ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS

Broad Capital Acquisition Corp. (the “Company”) is a blank check company incorporated in the State of Delaware on April 16, 2021. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (a “Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination.

The Financing

As of December 31, 2025, the Company had not commenced any operations. All activity from April 16, 2021 (inception) through December 31, 2025, relates to the Company’s formation, the Initial Public Offering (as defined below), and its pursuit of an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is Broad Capital LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on January 10, 2022. On January 13, 2022, the Company closed its Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000 (the “Initial Public Offering”), and incurring transaction costs of $6,917,226, of which $3,500,000 was for deferred underwriting commissions (see Note 7). The Company granted the underwriter a 45-day option to purchase up to 1,500,000 Units at the Initial Public Offering price to cover over-allotments, if any. On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option.

Simultaneously with the consummation of the closing of the Initial Public Offering, the Company consummated the private placement of an aggregate of 446,358 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Placement Unit, generating total gross proceeds of $4,463,580 (the “Private Placement”) (see Note 4). With the exercise of the Over-Allotment Units, the Company consummated the Private Placement of 4,772 Placement Units to the Sponsor generating gross proceeds of $47,720.

On February 9, 2022, the underwriters partially exercised the over-allotment option and purchased an additional 159,069 Units, generating gross proceeds of $1,590,690 and forfeited the remainder of the option, which is 335,233 shares of common stock. In connection with the closing and sale of the Over-Allotment Units and the additional Placement Units (together, the “Over-Allotment Closing”), a total of $1,606,597 in proceeds from the Over-Allotment Closing (which amount includes $31,814 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Following the closing of the Initial Public Offering on January 13, 2022, an amount of $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and a portion of the proceeds from the sale of the Placement Units was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

F-7

Trust Account

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the value of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.10 per Unit sold in the Initial Public Offering, including proceeds of the Placement Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Redemption Option

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer, will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination.

Stockholder Approval

If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Insider shares (as defined in Note 6) and any Public Shares purchased during or after the Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

F-8

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The holders of the Insider Shares have agreed (a) to waive their redemption rights with respect to the Insider Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Openmarkets Merger Agreement

On January 18, 2023, the Company entered into an Agreement and Plan of Merger and Business Combination Agreement (the “Openmarkets Merger Agreement” or “BCA”) with Openmarkets Group Pty Ltd., an Australian proprietary limited company (“Openmarkets” or the “Target”), BMYG OMG Pty Ltd., an Australian proprietary limited company and Broad Capital LLC, solely as the Company’s sponsor (collectively, the “Parties”). Pursuant to the Openmarkets Merger Agreement, prior to the closing (the “Closing”) of the contemplated transactions (collectively, the “Business Combination”), the Parties will cause the Company to move its domicile from the State of Delaware to Australia by merging a to-be-formed Delaware corporation (“Merger Sub”), which shall be wholly-owned by a to-be-formed Australian corporation (the “Purchaser”) with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “Redomestication Merger”).

Termination of Business Combination

On February 12, 2025, the Company received a notice of termination from Openmarkets Group Pty Ltd. advising that they had terminated the Merger Agreement pursuant to Section 11.1(d)(i) of the Merger Agreement in accordance with Section 11.3 of the Merger Agreement, at which point the Merger Agreement became null and void with no further force and effect (other than the provisions of Section 9.6 of the Merger Agreement, Article XIII of the Merger Agreement and Section 11.3 of the Merger Agreement, which survive the termination of the Merger Agreement).

Charter Amendment and Termination Date

On January 13, 2022, the Company consummated its initial public offering (the “Offering”). In connection therewith, the Company entered into an Investment Management Trust Agreement, dated January 10, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”). The form of the Trust Agreement was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-258943) for the Offering.

Pursuant to the Offering and the Trust Agreement, the Company had 12 months from the closing of the Offering to consummate its initial business combination, which expired on January 13, 2023 (the “Termination Date”). Prior to that, on January 10, 2023, the Company held a virtual special meeting of its stockholders, pursuant to due notice (the “January 2023 Stockholders Meeting”). At the January 2023 Stockholders Meeting, the Company’s stockholders entitled to vote cast their votes and approved a proposal to amend the Trust Agreement to extend the Termination Date for an additional nine one (1) month extensions until October 13, 2023 (the “First Trust Amendment”) by depositing into the Trust Account an additional $0.0625 per share for each one-month until October 13, 2023 unless the Closing of the Company’s initial business combination shall have occurred.

F-9

At January 2023 Stockholders Meeting, the Company’s stockholders holding 4,227,461 Public Shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.25 per share of the funds in the Trust Account. As a result, approximately $43.35 million cash was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 5,931,608 shares.

Also at the January 2023 Stockholders Meeting, the Company’s stockholders approved the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) to extend the Termination Date as amended in the amended Trust Agreement to extend the date by which the Company (i) may consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, which we refer to as a “business combination,” (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering (provided the Company funds the monthly extension payments to the Trust Account) unless extended, the Company will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On June 9, 2023, the Company held an additional Special Meeting of Stockholders (the “June 2023 Stockholders Meeting”). At the June 2023 Stockholders Meeting, the Company’s stockholders approved an amendment to the Company’s Charter (a) to extend the Termination Date again by which the Company has to consummate a business combination from October 13, 2023 by up to three (3) one-month extensions to January 13, 2024 (the “Extended Termination Date”) and (b) to decrease the monthly extension fee from $0.0625 per share for each Public Share outstanding after giving effect to redemptions (in the aggregate, the “Monthly Extension Loan”) to, in the aggregate, the “Adjusted Monthly Extension Loan,” as defined above, commencing on June 13, 2023. As amended, the required payment for each monthly extension period shall constitute the deposit by Broad Capital LLC (or its affiliates or permitted designees) into the Trust Account of $150,000 for each such one-month extension beginning on June 13, 2023 until January 13, 2024, unless the closing of the Company’s initial business combination shall have occurred (the “Adjusted Monthly Extension Loan”) in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination.

The Company also amended the Company’s Trust Agreement dated as of January 10, 2022, as amended on January 10, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company reduce the amount of the Monthly Extension Loan to $150,000 for each one-month extension beginning on June 13, 2023 until January 13, 2024, and to extend the Termination Date for an additional three (3) one-month extensions until January 13, 2024, and to update certain defined terms in the Trust Agreement (the “Second Amendment to the Trust Agreement” and such proposal the “Second Trust Amendment Proposal”).

At the June 2023 Stockholders Meeting, the Company’s stockholders holding 1,409,026 Public Shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.68 per share of the funds in the Trust Account. As a result, approximately $15,048,835 was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 4,522,582 shares.

Thereafter, the Company was required to deposit into the Trust Account $150,000 for each extension period exercised commencing June 13, 2023 and ending on January 13, 2024, unless the closing of the Company’s initial business combination shall have occurred.

F-10

On January 8, 2024, the Company held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Charter, as amended on January 11, 2023 and June 12, 2023 (the “Extension Amendment Proposal”), (a) to extend the date by which the Company had to consummate a business combination from January 13, 2024 (the “Termination Date”) by up to twelve (12) one-month extensions to January 13, 2025 (the “Extended Date”) and (b) to decrease the monthly extension fee from $150,000 (the “Monthly Extension Loan”) to the Adjusted Monthly Extension Loan commencing on January 13, 2024.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023 and June 12, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to $60,000 for each one-month extension beginning on January 13, 2024 until January 13, 2025, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2025, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement.

On January 8, 2024, stockholders holding 2,804,919 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.23 per share of the funds in the Trust Account. As a result, approximately $31.2 million will be removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 1,717,663 shares. The Company is required to deposit $60,000 into the Trust Account for each monthly extension exercised commencing on January 13, 2024 and ending on January 13, 2025.

On January 13, 2025, the Company held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Charter (the “Charter Amendment Proposal”), (a) to extend the date by which we have to consummate a business combination from January 13, 2025 (the “Termination Date”) by up to twelve (12) one-month extensions to January 13, 2026 (the “Extended Date”) and (b) to decrease the monthly extension fee from $60,000 (the “Monthly Extension Loan”) to the lesser of (x) $40,000 and (y) an aggregate amount equal to $0.03 multiplied by the number of Public Shares of the Company that are not redeemed in connection with the stockholder vote to approve the Charter Amendment Proposal for each such one-month extension until January 13, 2026, unless the closing of the Company’s initial business combination shall have occurred in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination compliance with the procedures relating to any such extension, as set forth in the Trust Agreement.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023, June 12, 2023 and January 8, 2024, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to the Adjusted Monthly Extension Loan for each one-month extension beginning on January 13, 2025 until January 13, 2026, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2026, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement.

On January 13, 2025, the Company held a Special Meeting of Stockholders at which time, stockholders holding 1,616,447 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.96 per share of the funds in the Trust Account. As a result, approximately $19.3 million was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining Public Shares of common stock outstanding totaled 101,216 shares. The Company must deposit into the Trust Account $3,036 for each monthly extension period commencing on January 13, 2025 and ending on January 13, 2026.

On January 9, 2026, the Company held a Special Meeting of Stockholders at which time the Company’s stockholders approved an amendment to the Company’s Charter, as further amended on January 11, 2023, June 12, 2023, January 8, 2024 and January 13, 2025 (the “Charter Amendment Proposal”), (a) to extend the date by which the Company had to consummate a business combination from January 13, 2026 (the “Termination Date”) by up to eighteen (18) one-month extensions to July 13, 2027 (the “Extended Date”) and (b) to decrease the monthly extension fee (the “Monthly Extension Loan”) to the Adjusted Monthly Extension Loan of $139.38 commencing on January 13, 2026. Stockholders holding 94,247 shares of Common Stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share from the Trust Account.

The holders of the Insider Shares have agreed to waive their liquidation rights with respect to the Insider shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Insider shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

F-11

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, if an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Capital Resources

As of December 31, 2025 and December 31, 2024, the Company had $2,704 and $585 of cash in its operating bank account respectively.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on the Company’s behalf in exchange for issuance of Insider shares (as defined in Note 6). Following the Initial Public Offering of the Company on January 13, 2022, a total of $133,357 under the promissory note was repaid on January 19, 2022. After the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, to finance transaction costs in connection with a Business Combination, the Sponsor, lenders affiliated and unaffiliated with the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 6). As of December 31, 2025 and 2024, there was $1,831,630 and $1,267,408 outstanding under Working Capital Loans and $3,506,664 and $3,503,628 outstanding under Extension Loans, respectively.

Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial business combination within the prescribed period of time from the closing of the Initial Public Offering, the requirement that the Company cease all operations, redeem the Public Shares and thereafter liquidate and dissolve raises substantial doubt about the ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to consummate an initial business combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plan in addressing this uncertainty is through the borrowing of Working Capital Loans, as defined below (see Note 6). The accompanying financial statement has been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.

NOTE 2. REVISIONS TO PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of the Company’s financial statements as of December 31, 2025, management determined it should revise its previously reported financial statements for the year ended December 31, 2024 due to identified immaterial errors. The Company previously accounted for all withdrawals from the Trust Account to pay taxes which were used to pay operating expenses as other liability instead of only amounts that were withdrawn in excess of income taxes due. Likewise, the Company did not accrue for the penalties and interest on unpaid income taxes. As a result, redemption was understated, the income tax payable was understated, general expenses were understated and accumulated deficit was understated. The impact of the error affects the balance sheet as of December 31, 2024 and the statements of operations and changes in stockholders’ deficit for the year ended December 31, 2024.

The revision had no impact on the Company’s cash position or amount held in the trust account.

The Company concluded that the impact of applying correction for these errors and misstatements on the aforementioned financial statements is not material.

The impact of the revision on the Company’s financial statements is reflected in the following tables:

As of December 31,2024
	As previously reported	As revised
Balance Sheet:
Other liabilities	$515,000	$112,160
Income tax payable	$634,874	$701,549
Total current liabilities	$9,748,943	$9,412,778
Total liabilities	$13,304,617	$12,968,452
Common Stock subject to possible redemption	$19,830,933	$20,521,640
Accumulated deficit	$(12,613,328)	$(12,967,870)
Total stockholders’ deficit	$(12,613,325)	$(12,967,867)

For the year ended December 31,2024
	As previously reported	As revised
Statement of Operations:
General, administrative and operational costs	$(1,575,281)	$(1,641,956)
Loss from operations	$(1,752,336)	$(1,819,011)
Net loss before tax	$(1,122,587)	$(1,189,262)
Net loss	$(1,122,587)	$(1,189,262)

Statement of Changes in Stockholders’ Deficit:
Remeasurement of common stock subject to redemption	$(203,205)	$(893,912)
Other liability – trust withdrawal	$(515,000)	$(112,160)
Net loss	$(1,122,587)	$(1,189,262)
Accumulated deficit	$(12,613,328)	$(12,967,870)
Total stockholders’ deficit	$(12,613,325)	$(12,967,867)

F-12

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2025 and December 31, 2024.

Restricted Cash

Cash that is encumbered or otherwise restricted as to its use is included in restricted cash. As of December 31, 2025 and December 31, 2024, the Company had restricted cash of $15,182 and $0, respectively. Restricted cash represents cash that was withdrawn from the Cash Account to pay extension deposit but is yet to be put into the Trust Account at the end of the period.

Cash Held in Trust Account

As of December 31, 2025 and December 31, 2024, substantially all of the assets held in the Trust Account were held in an interest-bearing demand deposit account. As of December 31, 2025 and December 31, 2024, the balance in the Trust Account was $1,257,251 and $20,521,640, respectively.

Tax Withdrawals from Trust Account

During the fiscal year December 31, 2025, $190,519 was withdrawn from the cash held in Trust and such funds were deposited into the Company’s operating account for taxes. The Company paid approximately $57,114 of Franchise taxes, and the Company did not pay any other tax payments and there is $784,432 of income payable as of December 31, 2025. During the fiscal year December 31, 2024, $677,971 was withdrawn from the cash held in Trust for taxes, the Company paid approximately $163,979 of Franchise taxes, and the Company did not pay any other tax payments as of December 31, 2024. Funds representing interest earned on the amounts held in the Trust Account are permitted to be withdrawn from the Trust Account for the payment of taxes under the Company’s Charter and the terms of the Trust Agreement.

The Company used approximately $134,000 and $515,000 during December 31, 2025 and 2024 respectively, of the withdrawn funds for the payment of general operating expenses. The Company determined that the use of funds was not in accordance with the Trust Agreement.

Upon reconciling the cumulative tax withdrawals against the permitted tax amounts, the Company determined that approximately $283,189 and $112,160 had been withdrawn from the Trust Account in excess of the permitted tax amounts as of December 31, 2025 and 2024, respectively. The excess amounts were deposited into the Company’s operating account and used to pay operating expenses rather than taxes. The Company determined that such withdrawals and use were not in accordance with the Trust Agreement.

The Company recorded the over-withdrawn amounts as other liability, with a corresponding adjustment to accumulated deficit, because the Company remains obligated to restore or otherwise satisfy such amounts. As of December 31, 2025, the over-withdrawn amounts had not been returned to the Trust Account.

F-13

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering have proved to be unsuccessful, these deferred costs, as well as additional expenses incurred, would have been charged to operations.

Franchise Tax

Delaware, where the Company is incorporated, imposes a franchise tax that applies to most business entities that are formed or qualified to do business, or which are otherwise doing business, in Delaware. Delaware franchise tax is based on authorized shares or on assumed par and non-par capital, whichever yields a lower result. Under the authorized shares method, each share is taxed at a graduated rate based on the number of authorized shares. During the years ended December 31, 2025 and 2024 the Company incurred $19,491 and $177,055 in Delaware franchise tax respectively.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements’ recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and the amounts accrued for interest and penalties as of December 31, 2025 and December 31, 2024 are $149,558 and $66,675, respectively. In 2025, the Company paid $0 to settle the Company’s prior years’ income taxes payable. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from tax positions taken. The Company is subject to income tax examinations by major taxing authorities since its inception.

The effective tax rate for the year ended December 31, 2025 and 2024 is 0% and 0%, respectively. The effective tax rate differs from the statutory tax rate of 21% ended December 31, 2025 and 2024, due to its net taxable loss and the valuation allowance on the deferred tax assets.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

The valuation allowance to reduce the deferred tax asset as of December 31, 2025 and 2024 was $926,814 and $865,067, respectively.

The income tax provision for the year ended December 31, 2025 and 2024 are $0 and $0, respectively. The income tax payable as of December 31, 2025 is $784,432 and the income tax payable as of December 31, 2024 is $701,549.

As of December 31, 2025 the net operating loss carryovers available to offset future taxable income, was $4,413,401.

F-14

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

On November 24, 2025, the Treasury and the Internal Revenue Service (“IRS”) issued final regulations under Internal Revenue Code (“IRC”) Section 4501 (Treasury Decision 10037). Under these final regulations, transition relief from the Excise Tax under Section 4501 is appropriate for certain types of stock issued prior to the date of enactment of the IRA if the covered corporation no longer has discretion as to whether to repurchase such stock after that date. These final regulations specifically incorporate transition relief for mandatorily redeemable stock and for stock subject by its terms to a unilateral put option of the holder, if such stock was outstanding prior to August 16, 2022.

While we previously believed that the Excise Tax may have applied to redemptions of our common stock in connection, based on the November 24, 2025, final regulations described above, we no longer believe the Excise Tax applies to the Company’s prior common stock redemptions, since those redemptions occurred solely with respect to redeemable stock issued by the Company in its original IPO in January 2022, such that those redemptions are not treated as stock repurchases for purposes of IRC Section 4501 because that stock was outstanding prior to August 16, 2022. Accordingly, as of December 31, 2025, the Company’s financial statements reflect the removal of the excise tax liability balance as of December 31, 2024 of $895,904 and the excise tax liability recognized during the quarter ended March 31, 2025 of $191,671.

Common Stock Subject to Redemption

As of December 31, 2025 and 2024, the common stock subject to possible redemption reflected in the balance sheets are reconciled in the following table:

Common Stock subject to possible redemption, December 31, 2023	$50,772,949
Redemption of common stock	(31,187,408)
Remeasurement of carrying value to redemption value – trust withdrawal for taxes	(677,971)
Remeasurement of carrying value to redemption value– interest income	894,070
Extension Funds attributable to common stock subject to redemption	720,000
Common Stock subject to possible redemption, December 31, 2024	$20,521,640
Redemption of common stock	(19,166,951)
Remeasurement of carrying value to redemption value– trust withdrawal for taxes	(190,519)
Remeasurement of carrying value to redemption value – interest income	71,826
Extension Funds attributable to common stock subject to redemption	21,255
Common Stock subject to possible redemption, December 31, 2025	$1,257,251

All of the common stocks sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable common stocks (including common stocks that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the income and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus public shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable shares of common stock to equal the redemption value ($10.15 per share) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of December 31, 2025 and December 31, 2024, 101,216 and 1,717,663 shares of Common Stock remain outstanding and are subject to possible redemption, respectively. The Common Stock subject to redemption is reconciled in the following table:

Common Stock subject to redemption as of December 31, 2023	4,522,582
Shares redeemed	(2,804,919)
Common Stock subject to redemption as of December 31, 2024	1,717,663
Shares redeemed	(1,616,447)
Common Stock subject to redemption as of December 31, 2025	101,216

F-15

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding common stock subject to forfeiture. For the year ended December 31, 2025 and December 31, 2024, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of December 31, 2025 and December 31, 2024, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2025 and December 31, 2024:

	Level	December 31, 2025	December 31, 2024
Assets:
Cash held in trust account	1	$1,257,251	$20,521,640

Recent Accounting Standards

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires additional disclosures reconciling the rates of different categories of income tax (i.e. federal, state, foreign, etc.) and a disaggregation of taxes paid and refunded. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, and for interim periods in fiscal years beginning after December 15, 2025, although early adoption is permitted. The Company adopted this standard at the effective date and it did not have material impact.

In November 2024, the FASB issued Accounting Standards Update (“ASU”) 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses”, requiring public entities to disclose additional information about specific expense categories in the notes to the financial statements on an interim and annual basis. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting ASU 2024-03.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

F-16

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies.

Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

NOTE 4. INITIAL PUBLIC OFFERING

On January 13, 2022, the Company closed its Initial Public Offering of 10,000,000 Units at $10.00 per Unit, generating gross proceeds of $100,000,000.

Each Unit consists of one share of common stock and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination.

As of January 13, 2022, the Company closed its Initial Public Offering and incurred transaction costs of approximately $6,917,226, of which $3,500,000 was for deferred underwriting commissions.

On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option.

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 446,358 Placement Units at a price of $10.00 per Placement Unit ($4,463,580 in the aggregate).

The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Units will expire worthless.

Simultaneously with the closing of the Over-Allotment, the Company completed the private sale of an additional 4,772 placement units at a purchase price of $10.00 per placement unit, to the Company’s sponsor, Broad Capital LLC, generating additional gross proceeds to the Company of $47,720.

In connection with the closing and sale of the Over-Allotment Units and the additional placement units (together, the “Over-Allotment Closing”), a total of $1,606,597 in proceeds from the Over-Allotment Closing was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

NOTE 6. RELATED PARTY TRANSACTIONS

Insider shares

On May 7, 2021, the Sponsor purchased 2,875,000 insider shares for an aggregate purchase price of $25,000. The number of insider shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding shares of Common Stock after the Initial Public Offering.

On May 25, 2021, the Sponsor transferred 80,000 insider shares of Common Stock among our four independent directors, leaving 2,795,000 insider shares held by our Sponsor.

Due to the over-allotment option being partially exercised by the underwriter on February 10, 2022 (see note 7), the Sponsor forfeited 335,233 insider shares. As of December 31, 2025 and December 31, 2024, there were 2,539,767 insider shares issued and outstanding and no further insider shares are subject to forfeiture.

F-17

The initial stockholders have agreed not to transfer, assign or sell any of the Common Stock (except to certain permitted transferees as disclosed herein) until, with respect to any of the Common Stock, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, or earlier, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property.

Promissory Note – Related Party

On April 16, 2021, the Sponsor issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, to be used for payment of costs related to the Initial Public Offering. The note is non-interest bearing and payable on the earlier of (i) March 31, 2022, or (ii) the consummation of the Initial Public Offering pursuant to an Amendment to Promissory Note effective September 30, 2021. The Company had borrowed $133,357 under the promissory note with the Sponsor. Following the closing of the Initial Public Offering on January 13, 2022, the Company repaid a total of $133,357 under the promissory note on January 19, 2022. The Company has not drawn additional funds on the promissory note as of December 31, 2025 and December 31, 2024.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, lenders affiliated or unaffiliated with the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, with interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Placement Units. If a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2025 and December 31, 2024, there were $1,831,630 and $1,267,408 outstanding under working capital loans, respectively.

Extension Loans

On January 11, 2023, the Company approved the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) and approved the proposal to amend the Company’s Trust Agreement with Continental. The Charter Amendment allows the Company to extend the Termination Date by up to nine (9) one-month extensions to October 13, 2023 provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account an additional $0.0625 per share or approximately $370,726 for each month until October 13, 2023. On June 9, 2023, the Company held a Special Meeting of Stockholders and approved an amendment to the Company’s Charter, as further amended on January 11, 2023 to extend the date by which they have to consummate a business combination from October 13, 2023 by up to three (3) one-month extensions to January 13, 2024 and to decrease the monthly extension fee from $370,726 to $150,000 per month. On January 8, 2024, the Company amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 11, 2023 and June 12, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to $60,000 for each one-month extension beginning on January 13, 2024 until January 13, 2025, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2025, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement. As of December 31, 2025 and December 31, 2024, there was $3,506,664 and $3,503,628 outstanding under extension loans, respectively.

F-18

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Administrative Services Arrangement

Commencing on the date the Units were first listed on the Nasdaq, the Company agreed to pay the Sponsor $10,000 per month for office space, utilities and secretarial and administrative support for up to 18 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2025 and the year ended December 31, 2024, the Company incurred $120,000 and $120,000, respectively, in fees related to this service. As of December 31, 2025 and December 31, 2024, all expenses associated with this service is included in Accrued Expenses and none has been paid. Total amount due as of December 31, 2025 and December 31, 2024 are $470,000 and $350,000, respectively.

NOTE 7. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the insider shares and Placement Units that may be issued upon conversion of Working Capital Loans (and any shares of Common Stock issuable upon the exercise of the Placement Units or units issued upon conversion of the Working Capital Loans and upon conversion of the Insider shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option, less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Initial Public Offering. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriters’ over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On February 10, 2022, the underwriters purchased an additional 159,069 Option Units pursuant to the exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $1,590,690.

F-19

NOTE 8. STOCKHOLDERS’ DEFICIT

Common Stock — Our Certificate of Incorporation authorizes the Company to issue 100,000,000 shares of common stock with a par value of $0.000001 per share. Holders of the Company’s common stock are entitled to one vote for each share. As of December 31, 2025 and December 31, 2024, there were 2,990,897 (excluding 101,216 shares and 1,717,663 shares subject to possible redemption as of December 31, 2025 and December 31, 2024, respectively) shares of common stock issued and outstanding.

Preferred Shares — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.000001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of December 31, 2025 and December 31, 2024, there were no preferred shares issued or outstanding.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

NOTE 9. INCOME TAX

The Company’s net deferred tax assets and liabilities are as follows:

	December 31,	December 31,
	2025	2024
Deferred tax asset
Net Operating Loss Carryovers	$926,814	$865,067
Total deferred tax asset	926,814	865,067
Valuation allowance	(926,814)	(865,067)
Deferred tax asset, net of allowance	$-	$-

The income tax provision for the years ended December 31, 2025 and 2024 consists of the following:

	December 31,	December 31,
	2025	2024
Income tax provision	$-	$-

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2025 and 2024, the change in the valuation allowance were $61,747 and $865,067, respectively.

F-20

A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:

	December 31,		December 31,
	2025		2024
Statutory federal income tax rate	$(199,403)	21.0%	$(249,745)	21.0%
Penalties and interests on income taxes	17,406	(1.8)%	14,002	(1.2)%
Non-taxable or non-deductible items	120,250	(12.7)%	11,992	(1.0)%
Merger & acquisitions related costs	-	-%	(641,316)	53.9%
Change in valuation allowance	61,747	(6.5)%	865,067	(72.7)%
Income tax provision	$-	-%	$-	-%

As of December 31, 2025 and 2024, the Company reported a net deferred tax liability of $0, and the deferred tax asset of $926,814 and $865,067, respectively, was fully offset by a valuation allowance. The Company’s effective tax rate was 0% for the years ended December 31, 2025 and 2024, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2025 and 2024, due to the valuation allowance on the deferred tax assets related to net operating loss carryovers. As of December 31, 2025, the Company has net operating loss carryovers of $4,413,401.

Total income taxes paid for the years ended December 31, 2025 and 2024 are presented below:

	December 31,	December 31,
	2025	2024
Federal	$-	$-
Total income taxes paid	$-	$-

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company has no foreign operations and therefore no foreign tax disclosures are required.

NOTE 10. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer and Chief Finance Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, general, administrative and operational costs and interest income earned on investment held in Trust Account which include the accompanying statement of operations.

The CODM reviews interest earned on investment held in Trust Account to measure and monitor shareholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. General, administrative and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews general, administrative and operational costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. The CODM also specifically reviews professional service fees in connection with the business combination, which are a significant segment expense as these represent significant costs affecting the Company’s consummation of the business combination. For the year ended 2025 and 2024, all the Company’s general, administrative and operational costs are related to the Business Combination and expenses related to being public company.

F-21

NOTE 11. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the financial statements were issued. Based upon this review, the Company identified the following subsequent events:

On January 9, 2026, the Company held a Special Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an amendment to the Company’s Charter, as further amended on January 11, 2023, June 12, 2023, January 8, 2024 and January 13, 2025 (the “Charter Amendment Proposal”), (a) to extend the date by which the Company had to consummate a business combination from January 13, 2026 (the “Termination Date”) by up to eighteen (18) one-month extensions to July 13, 2027 (the “Extended Date”) and (b) to decrease the monthly extension fee (the “Monthly Extension Loan”) to the Adjusted Monthly Extension Loan commencing on January 13, 2026.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023, June 12, 2023, January 8, 2024 and January 13, 2025, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to the Adjusted Monthly Extension Loan for each one-month extension beginning on January 13, 2026 until July 13, 2027, to extend the Termination Date for an additional eighteen (18) one-month extensions and to update certain defined terms in the Trust Agreement.

Stockholders holding 94,247 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share of the funds in the Trust Account. As a result, approximately $1.17 million was removed from the Trust Account to pay such holders. Following the redemption, the Company has 6,969 public shares of common stock remaining outstanding. The Company must deposit into the Trust Account $139.38 for each monthly extension period commencing on January 13, 2026 and ending on July 13, 2027.

Subsequent to December 31, 2025, the Company withdrew $18,211 from Trust account to pay the Company’s franchise tax expense.

Subsequent to December 31, 2025, the Company deposited an aggregate of $836.28 ($139.38 monthly) into the Company’s trust account to extend the period of time it has to consummate its initial business combination to July 13, 2026.

Subsequent to December 31, 2025, the Company received additional related party loans of $122,452 to fund its operations.

Continental Stock Transfer & Trust Company (“CST”) serves as the Company’s transfer agent and trustee. As of December 31, 2025, the Company had recorded CST’s billed, unpaid service-provider amounts in accounts payable. Subsequent to March 31, 2026, CST informed the Company that the Company’s outstanding balance exceeded $150,000 and that CST had suspended transfer agency and trustee services pending a progress payment. The Company has limited cash outside the Trust Account and may not be able to promptly pay CST absent additional funding. Suspension of CST services may delay the Company’s ability to process corporate actions or other matters requiring CST’s services.

F-22

BROAD CAPITAL ACQUISITION CORP.

June 30, 2026

BRAC Unaudited Interim Financial Statements

F-23

BROAD CAPITAL ACQUISITION CORP

BALANCE SHEETS

(UNAUDITED)

	June 30, 2026	December 31, 2025
ASSETS
Current Assets
Cash	$42,368	$2,704
Restricted cash	-	15,182
Total Current Assets	42,368	17,886

Cash held in trust account	87,208	1,257,251

Total Assets	$129,576	$1,275,137

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$2,288,585	$2,261,890
Accounts payable	964,735	871,286
Franchise tax payable	10,000	18,211
Income tax payable	827,098	784,432
Other liability	291,400	283,189
Extension loans	3,506,664	3,506,664
Working capital loans	2,134,116	1,831,630
Total Current Liabilities	10,022,598	9,557,302

Deferred underwriter commission	3,555,674	3,555,674
Total Liabilities	13,578,272	13,112,976

Commitments and Contingencies

Common Stock subject to possible redemption; 6,969 shares (at $12.51 per share) as of June 30, 2026 and 101,216 shares (at $12.42 per share) as of December 31, 2025	87,208	1,257,251

Stockholders’ Deficit
Preference Shares, $0.000001 par value; 1,000,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025	-	-
Common Stock, $0.000001 par value, 100,000,000 shares authorized; 2,990,897 issued and outstanding (excluding 6,969 shares and 101,216 shares subject to possible redemption as of June 30, 2026 and December 31, 2025 respectively)	3	3
Additional Paid-In Capital	60,000	-
Accumulated deficit	(13,595,907)	(13,095,093)
Total Stockholders’ Deficit	(13,535,904)	(13,095,090)
Total Liabilities and Stockholders’ Deficit	$129,576	$1,275,137

The accompanying notes are an integral part of these unaudited financial statements.

F-24

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30, 2026	For the Six Months Ended June 30, 2026	For the Three Months Ended June 30, 2025	For the Six Months Ended June 30, 2025

Formation and operating costs	$(164,992)	$(304,623)	$(111,519)	$(504,968)
Franchise tax	(5,000)	(10,000)	61,560	(10,250)
Loss from Operations	(169,992)	(314,623)	(49,959)	(515,218)

Other Income (Expenses)
Interest expense	(90,585)	(180,034)	(87,164)	(171,346)
Interest earned on cash held in trust account	534	2,663	9,779	53,194
Net Loss Before Tax	(260,043)	(491,994)	(127,344)	(633,370)
Income tax	-	-	-	-
Net Loss	$(260,043)	$(491,994)	$(127,344)	$(633,370)

Weighted average shares outstanding of Common Stock	2,997,866	3,007,814	3,092,113	3,190,896
Basic and diluted net loss per share of Common Stock	$(0.09)	$(0.16)	$(0.04)	$(0.20)

The accompanying notes are an integral part of these unaudited financial statements.

F-25

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2026

AND

FOR THE SIX MONTHS ENDED JUNE 30, 2025

(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2025	2,990,897	$3	$-	$(13,095,093)	$(13,095,090)
Additional amount deposited into trust	-	-	-	(15,600)	(15,600)
Remeasurement of common stock subject to redemption	-	-	-	16,082	16,082
Over withdrawal from trust account				(13,211)	(13,211)
Net loss	-	-	-	(231,951)	(231,951)
Balance – March 31, 2026	2,990,897	$3	$-	$(13,339,773)	$(13,339,770)
Transaction costs paid on behalf of the Company	-	-	60,000	-	60,000
Additional amount deposited into trust	-	-	-	(557)	(557)
Remeasurement of common stock subject to redemption	-	-	-	(534)	(534)
Reversal of over-withdrawal from trust account	-	-	-	5,000	5,000
Net loss	-	-	-	(260,043)	(260,043)
Balance – June 30, 2026	2,990,897	$3	$60,000	$(13,595,907)	$(13,535,904)

	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2024	2,990,897	$3	$-	$(12,967,870)	$(12,967,867)
Additional amount deposited into trust	-	-	-	(9,109)	(9,109)
Remeasurement of common stock subject to redemption	-	-	-	147,105	147,105
Over withdrawal from trust account				(118,709)	(118,709)
Excise tax liability	-	-	-	(191,671)	(191,671)
Net loss	-	-	-	(506,026)	(506,026)
Balance – March 31, 2025	2,990,897	$3	$-	$(13,646,280)	$(13,646,277)
Additional amount deposited into trust	-	-	-	(9,110)	(9,110)
Remeasurement of common stock subject to redemption	-	-	-	(9,779)	(9,779)
Over withdrawal from trust account				(61,560)	(61,560)
Net loss	-	-	-	(127,344)	(127,344)
Balance – June 30, 2025	2,990,897	$3	$-	$(13,854,073)	$(13,854,070)

The accompanying notes are an integral part of these unaudited financial statements.

F-26

BROAD CAPITAL ACQUISITION CORP

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30, 2026	For the Six Months Ended June 30, 2025
Cash flows from operating activities:
Net loss	$(491,994)	$(633,370)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on cash held in Trust Account	(2,663)	(53,194)
Changes in operating assets and liabilities:
Account payables	93,449	151,425
Accrued expenses	206,729	213,602
Income tax payable	42,666	41,042
Franchise tax payable	(8,211)	(46,834)
Net cash used in operating activities	(160,024)	(327,329)

Cash flows from investing activities:
Cash withdrawn from Trust Account in connection with redemption	1,170,652	19,166,951
Interest withdrawn from Trust Account for taxes	18,211	190,520
Investment of cash in Trust Account	(16,157)	(18,219)
Net cash provided by investing activities	1,172,706	19,339,252

Cash flows from financing activities:
Transaction costs paid on behalf of the Company	60,000	-
Redemption of Common Stock	(1,170,652)	(19,166,951)
Proceeds from Working capital loans	122,452	153,064
Proceeds from Extension loan	-	3,036
Net cash used in financing activities	(988,200)	(19,010,851)

Net change in cash and restricted cash	24,482	1,072
Cash and restricted cash at the beginning of the period	17,886	585
Cash and restricted cash at the end of the period	$42,368	$1,657

Supplemental disclosure of non-cash investing and financing activities:
Excise tax liability	$-	$191,671
Accrued interest classified as working capital loans	$180,034	$171,346
Extension Funds attributable to common stock subject to redemption	$16,157	$18,219
Remeasurement of Common Stock subject to redemption	$15,548	$137,326

The accompanying notes are an integral part of these unaudited financial statements.

F-27

BROAD CAPITAL ACQUISITION CORP

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS

Broad Capital Acquisition Corp (the “Company”) is a blank check company incorporated in the State of Delaware on April 16, 2021. The Company was formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination.

The Financing

As of June 30, 2026, the Company had not commenced any operations. All activity from April 16, 2021 (inception) through June 30, 2026, relates to the Company’s formation, the Initial Public Offering (as defined below), and its pursuit of an initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s sponsor is Broad Capital LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on January 10, 2022. On January 13, 2022, the Company closed its Initial Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000 (the “Initial Public Offering”), and incurring transaction costs of $6,917,226, of which $3,500,000 was for deferred underwriting commissions (see Note 6). The Company granted the underwriter a 45-day option to purchase up to 1,500,000 Units at the Initial Public Offering price to cover over-allotments, if any. On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option.

Simultaneously with the consummation of the closing of the Initial Public Offering, the Company consummated the private placement of an aggregate of 446,358 units (the “Placement Units”) to the Sponsor at a price of $10.00 per Placement Unit, generating total gross proceeds of $4,463,580 (the “Private Placement”) (see Note 4). With the exercise of the Over-Allotment Units, the Company consummated the Private Placement of 4,772 Placement Units to the Sponsor generating gross proceeds of $47,720.

F-28

On February 9, 2022, the underwriters partially exercised the over-allotment option and purchased an additional 159,069 Units, generating gross proceeds of $1,590,690 and forfeited the remainder of the option, which is 335,233 shares of common stock. In connection with the closing and sale of the Over-Allotment Units and the additional Placement Units (together, the “Over-Allotment Closing”), a total of $1,606,597 in proceeds from the Over-Allotment Closing (which amount includes $31,814 of the Underwriters’ deferred discount) was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee. The trustee’s trust administration services for this account have been suspended during the three months period ended June 30, 2026 due to the lack of payment.

Following the closing of the Initial Public Offering on January 13, 2022, an amount of $101,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and a portion of the proceeds from the sale of the Placement Units was placed in a trust account (the “Trust Account”), located in the United States and held as cash items or may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

Trust Account

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the value of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Upon the closing of the Initial Public Offering, management has agreed that an amount equal to at least $10.10 per Unit sold in the Initial Public Offering, including proceeds of the Placement Units, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Redemption Option

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer in connection with the Business Combination. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer, will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity”.

F-29

The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination. If the Company seeks stockholder approval of the Business Combination, the Company will proceed with a Business Combination if a majority of the outstanding shares voted are voted in favor of the Business Combination, or such other vote as required by law or stock exchange rule. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its second amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination.

Stockholder Approval

If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Insider shares (as defined in Note 5) and any Public Shares purchased during or after the Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the Public Shares, without the prior consent of the Company.

The holders of the Insider Shares have agreed (a) to waive their redemption rights with respect to the Insider Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

Openmarkets Merger Agreement

On January 18, 2023, the Company entered into an Agreement and Plan of Merger and Business Combination Agreement (the “Openmarkets Merger Agreement” or “BCA”) with Openmarkets Group Pty Ltd., an Australian proprietary limited company (“Openmarkets” or the “Target”), BMYG OMG Pty Ltd., an Australian proprietary limited company and Broad Capital LLC, solely as the Company’s sponsor (collectively, the “Parties”). Pursuant to the Openmarkets Merger Agreement, prior to the closing of the contemplated transactions, the Parties will cause the Company to move its domicile from the State of Delaware to Australia by merging a to-be-formed Delaware corporation, which shall be wholly-owned by a to-be-formed Australian corporation (the “Purchaser”) with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of the Purchaser (the “Redomestication Merger”).

Termination of Business Combination

On February 12, 2025, the Company received a notice of termination from Openmarkets Group Pty Ltd. advising that they had terminated the Merger Agreement pursuant to Section 11.1(d)(i) of the Merger Agreement in accordance with Section 11.3 of the Merger Agreement, at which point the Merger Agreement became null and void with no further force and effect (other than the provisions of Section 9.6 of the Merger Agreement, Article XIII of the Merger Agreement and Section 11.3 of the Merger Agreement, which survive the termination of the Merger Agreement).

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Charter Amendment and Termination Date

On January 13, 2022, the “Company consummated its initial public offering (the “Offering”). In connection therewith, the Company entered into an Investment Management Trust Agreement, dated January 10, 2022 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”). The form of the Trust Agreement was initially filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-258943) for the Offering.

Pursuant to the Offering and the Trust Agreement, the Company had 12 months from the closing of the Offering to consummate its initial business combination, which expired on January 13, 2023 (the “Termination Date”). Prior to that, on January 10, 2023, the Company held a virtual special meeting of its stockholders, pursuant to due notice (the “January 2023 Stockholders Meeting”). At the January 2023 Stockholders Meeting, the Company’s stockholders entitled to vote cast their votes and approved a proposal to amend the Trust Agreement to extend the Termination Date for an additional nine one (1) month extensions until October 13, 2023 (the “First Trust Amendment”) by depositing into the Trust Account an additional $0.0625 per share for each one-month until October 13, 2023 unless the Closing of the Company’s initial business combination shall have occurred.

At January 2023 Stockholders Meeting, the Company’s stockholders holding 4,227,461 Public Shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.25 per share of the funds in the Trust Account. As a result, approximately $43.35 million cash was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 5,931,608 shares.

Also at the January 2023 Stockholders Meeting, the Company’s stockholders approved the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) to extend the Termination Date as amended in the amended Trust Agreement to extend the date by which the Company (i) may consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the Company and one or more businesses, which we refer to as a “business combination,” (ii) cease its operations if it fails to complete such business combination, and (iii) redeem or repurchase 100% of the Company’s common stock included as part of the units sold in the Company’s initial public offering (provided the Company funds the monthly extension payments to the Trust Account) unless extended, the Company will (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On June 9, 2023, the Company held an additional Special Meeting of Stockholders (the “June 2023 Stockholders Meeting”). At the June 2023 Stockholders Meeting, the Company’s stockholders approved an amendment to the Company’s Charter (a) to extend the Termination Date again by which the Company has to consummate a business combination from October 13, 2023 by up to three (3) one-month extensions to January 13, 2024 (the “Extended Termination Date”) and (b) to decrease the monthly extension fee from $0.0625 per share for each Public Share outstanding after giving effect to redemptions (in the aggregate, the “Monthly Extension Loan”) to, in the aggregate, the “Adjusted Monthly Extension Loan,” as defined above, commencing on June 13, 2023. As amended, the required payment for each monthly extension period shall constitute the deposit by Broad Capital LLC (or its affiliates or permitted designees) into the Trust Account of $150,000 for each such one-month extension beginning on June 13, 2023 until January 13, 2024, unless the closing of the Company’s initial business combination shall have occurred (the “Adjusted Monthly Extension Loan”) in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination.

The Company also amended the Company’s Trust Agreement dated as of January 10, 2022, as amended on January 10, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company reduce the amount of the Monthly Extension Loan to $150,000 for each one-month extension beginning on June 13, 2023 until January 13, 2024, and to extend the Termination Date for an additional three (3) one-month extensions until January 13, 2024, and to update certain defined terms in the Trust Agreement (the “Second Amendment to the Trust Agreement” and such proposal the “Second Trust Amendment Proposal”).

F-31

At the June 2023 Stockholders Meeting, the Company’s stockholders holding 1,409,026 Public Shares of common stock exercised their right to redeem their shares for cash at an approximate price of $10.68 per share of the funds in the Trust Account. As a result, approximately $15,048,835 was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 4,522,582 shares.

Thereafter, the Company was required to deposit into the Trust Account $150,000 for each extension period exercised commencing June 13, 2023 and ending on January 13, 2024, unless the closing of the Company’s initial business combination shall have occurred.

On January 8, 2024, the Company held a Special Meeting of Stockholders. At the meeting, the Company’s stockholders approved an amendment to the Company’s Charter, as amended on January 11, 2023 and June 12, 2023 (the “Extension Amendment Proposal”), (a) to extend the date by which the Company have to consummate a business combination from January 13, 2024 by up to twelve (12) one-month extensions to January 13, 2025 and (b) to decrease the monthly extension fee from $150,000 to the Adjusted Monthly Extension Loan commencing on January 13, 2024.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023 and June 12, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to $60,000 for each one-month extension beginning on January 13, 2024 until January 13, 2025, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2025, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement.

On January 8, 2024, stockholders holding 2,804,919 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.23 per share of the funds in the Trust Account. As a result, approximately $31.2 million will be removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining common stock subject to redemption outstanding were 1,717,663 shares. The Company is required to deposit $60,000 into the Trust Account for each monthly extension exercised commencing on January 13, 2024 and ending on January 13, 2025.

On January 13, 2025, the Company held a Special Meeting of Stockholders. At the meeting, the Company’s stockholders approved an amendment to the Company’s Charter (the “Charter Amendment Proposal”), (a) to extend the date by which we have to consummate a business combination from January 13, 2025 by up to twelve (12) one-month extensions to January 13, 2026 and (b) to decrease the monthly extension fee from $60,000 to the lesser of (x) $40,000 and (y) an aggregate amount equal to $0.03 multiplied by the number of Public Shares of the Company that are not redeemed in connection with the stockholder vote to approve the Charter Amendment Proposal for each such one-month extension until January 13, 2026, unless the closing of the Company’s initial business combination shall have occurred in exchange for a non-interest bearing, unsecured promissory note payable upon consummation of a business combination compliance with the procedures relating to any such extension, as set forth in the Trust Agreement.

The Company also amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 10, 2023, June 12, 2023 and January 8, 2024, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to the Adjusted Monthly Extension Loan for each one-month extension beginning on January 13, 2025 until January 13, 2026, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2026, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement.

On January 13, 2025, the Company held a Special Meeting of Stockholders at which time, stockholders holding 1,616,447 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $11.96 per share of the funds in the Trust Account. As a result, approximately $19.3 million was removed from the Trust Account to pay such holders. Following the redemption, the Company’s remaining Public Shares of common stock outstanding was 101,216 shares. The Company must deposit into the Trust Account $3,036 for each monthly extension period commencing on January 13, 2025 and ending on January 13, 2026.

F-32

On January 9, 2026, the Company held a Special Meeting of Stockholders at which time, the Company’s stockholders approved an amendment to the Company’s Charter as further amended on January 11, 2023, June 12, 2023, January 8, 2024 and January 13, 2025, (a) to extend the date by which we have to consummate a business combination from January 13, 2026 (the “Termination Date”) by up to eighteen (18) one-month extensions to July 13, 2027 and (b) to decrease the Monthly Extension Loan to the Adjusted Monthly Extension fee of $139.38 commencing on January 13, 2026. And stockholders holding 94,247 shares of common stock exercised their right to redeem their shares for cash at an approximate price of $12.42 per share of the funds in the Trust Account.

The holders of the Insider Shares have agreed to waive their liquidation rights with respect to the Insider shares if the Company fails to complete a Business Combination within the Combination Period. However, if the holders of Insider shares acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per Public Share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, if an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Conwall Merger Agreement

On August 12, 2026, we entered into a Business Combination Agreement (the “Conwall Business Combination Agreement”) with Conwall Construction Industries Limited, a Cayman Islands exempted company (“Holdco”), Conwall DE Sub Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”), and Conwall Construction Industries Sdn. Bhd., a Malaysian company (“CCISB”). On July 16, 2026, the share-swap reorganization made CCISB a wholly owned subsidiary of Holdco (the “Reorganization”). At the Closing, following the completed Reorganization and subject to the terms and conditions of the Conwall Business Combination Agreement, as amended and restated by the Amended and Restated Business Combination Agreement, dated as of October 5, 2026, Merger Sub will merge with and into the Company in accordance with the Delaware General Corporation Law (the “SPAC Merger”), the separate existence of Merger Sub will cease, and the Company will be the surviving corporation of the SPAC Merger and a direct wholly owned subsidiary of Holdco.

Liquidity and Capital Resources

As of June 30, 2026 and December 31, 2025, the Company had $42,368 and $2,704 of cash in its operating bank account respectively.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on the Company’s behalf in exchange for issuance of Insider shares (as described in Note 7). Following the Initial Public Offering of the Company on January 13, 2022, a total of $133,357 under the promissory note was repaid on January 19, 2022. After the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, to finance transaction costs in connection with a Business Combination, the Sponsor, lenders affiliated or unaffiliated with the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (as defined in Note 5). As of June 30, 2026 and December 31, 2025, there was $2,134,116 and $1,831,630 outstanding under Working Capital Loans and $3,506,664 and $3,506,664 outstanding under Extension Loans, respectively. The outstanding working capital and extension loans were provided by the Sponsor and a group of lenders affiliated and unaffiliated with the Sponsor; the aggregate balances are not solely amounts owed to the Sponsor.

F-33

Going Concern Consideration

The Company expects to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unsuccessful in consummating an initial business combination within the prescribed period of time from the closing of the Initial Public Offering, the requirement that the Company cease all operations, redeem the Public Shares and thereafter liquidate and dissolve raises substantial doubt about the ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to consummate an initial business combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plan in addressing this uncertainty is through the borrowing of Working Capital Loans, as defined below (see Note 5). The accompanying financial statement has been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, as set forth by the Financial Accounting Standards Board (“FASB”), and pursuant to the rules and regulations of the SEC. The unaudited interim financial statements should be read in conjunction with the audited December 31, 2025 financial statements included in this Form 10. In the opinion of management, the unaudited financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. The interim results for the six months ended June 30, 2026 are not necessarily indicative of the results that may be expected through December 31, 2026 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F-34

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of six months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2026 and December 31, 2025.

Cash Held in Trust Account

As of June 30, 2026 and December 31, 2025, substantially all of the assets held in the Trust Account were held in an interest-bearing demand deposit account. As of June 30, 2026 and December 31, 2025, the balance in the Trust Account was $87,208 and $1,257,251, respectively.

Tax Withdrawals from Trust Account

During the six months ended June 30, 2026, $18,211 was withdrawn from the cash held in the Trust Account and deposited into the Company’s operating account for taxes. The Company paid $18,211 of franchise taxes, did not pay any other taxes and had $827,098 of income taxes payable as of June 30, 2026. During the six months ended June 30, 2025, $190,520 was withdrawn from the cash held in the Trust Account for taxes; the Company paid $57,084 of franchise taxes, did not pay any other taxes as of June 30, 2025 and had $742,591 of income taxes payable as of June 30, 2025. Funds representing interest earned on amounts held in the Trust Account are permitted to be withdrawn for the payment of taxes under the Company’s Charter and the terms of the Trust Agreement.

The Company used approximately $0 and $133,000 during six months ended June 30, 2026 and 2025, respectively, of the withdrawn funds for the payment of general operating expenses. The Company determined that the use of funds was not in accordance with the Trust Agreement.

The Company determined that approximately $291,400 and $283,189 had been withdrawn from the Trust Account in excess of the permitted tax amounts as of June 30, 2026 and December 31, 2025, respectively. The excess amounts were used to pay operating expenses rather than taxes and had not been returned to the Trust Account as of June 30, 2026. The Company recorded the over-withdrawn amount as other liability, with a corresponding adjustment to accumulated deficit because the Company remains obligated to restore or otherwise satisfy such amounts.

Deferred offering costs

Deferred offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering. Should the Proposed Offering have proved to be unsuccessful, these deferred costs, as well as additional expenses incurred, would have been charged to operations.

Franchise Tax

Delaware, where the Company is incorporated, imposes a franchise tax that applies to most business entities that are formed or qualified to do business, or which are otherwise doing business, in Delaware. Delaware franchise tax is based on authorized shares or on assumed par and non-par capital, whichever yields a lower result. Under the authorized shares method, each share is taxed at a graduated rate based on the number of authorized shares. During the six months ended June 30, 2026 and 2025 the Company incurred $10,000 and $10,250 in Delaware franchise tax respectively.

F-35

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statements’ recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and the amounts accrued for interest and penalties as of June 30, 2026 and June 30, 2025 are $192,224 and $107,718, respectively. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from tax positions taken. The Company is subject to income tax examinations by major taxing authorities since its inception.

The effective tax rate for the three and six months ended June 30, 2026 and 2025 was 0%. The effective tax rate differs from the statutory tax rate of 21% for the periods ended June 30, 2026 and 2025 due to the Company’s net taxable loss and the valuation allowance on its deferred tax assets.

The income tax provision for the three and six months ended June 30, 2026 and 2025 was $0. Income taxes payable as of June 30, 2026 were $827,098, and income taxes payable as of December 31, 2025 were $784,432.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

F-36

On November 24, 2025, the Treasury and the Internal Revenue Service (“IRS”) issued final regulations under Internal Revenue Code (“IRC”) Section 4501 (Treasury Decision 10037). Under these final regulations, transition relief from the Excise Tax under Section 4501 is appropriate for certain types of stock issued prior to the date of enactment of the IRA if the covered corporation no longer has discretion as to whether to repurchase such stock after that date. These final regulations specifically incorporate transition relief for mandatorily redeemable stock and for stock subject by its terms to a unilateral put option of the holder, if such stock was outstanding prior to August 16, 2022.

While we previously believed that the Excise Tax may have applied to redemptions of our common stock in connection, based on the November 24, 2025, final regulations described above, we no longer believe the Excise Tax applies to the Company’s prior common stock redemptions, since those redemptions occurred solely with respect to redeemable stock issued by the Company in its original IPO in January 2022, such that those redemptions are not treated as stock repurchases for purposes of IRC Section 4501 because that stock was outstanding prior to August 16, 2022. Accordingly, as of December 31, 2025, the Company’s financial statements reflect the removal of the Excise Tax liability of $895,904.

Common Stock Subject to Redemption

As of June 30, 2026 and December 31, 2025, the common stock subject to possible redemption reflected in the balance sheets are reconciled in the following table:

Common Stock subject to possible redemption, December 31, 2024	$20,521,640
Redemption of common stock	(19,166,951)
Remeasurement of carrying value to redemption value– trust withdrawal for taxes	(190,519)
Remeasurement of carrying value to redemption value – interest income	71,826
Extension Funds attributable to common stock subject to redemption	21,255
Common Stock subject to possible redemption, December 31, 2025	$1,257,251
Redemption of common stock	(1,170,652)
Remeasurement of carrying value to redemption value– trust withdrawal for taxes	(18,211)
Remeasurement of carrying value to redemption value – interest income	2,663
Extension Funds attributable to common stock subject to redemption	16,157
Common Stock subject to possible redemption, June 30, 2026	$87,208

All of the common stock sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the income and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus public shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable shares of common stock to equal the redemption value ($10.15 per share) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

As of June 30, 2026 and December 31, 2025, 6,969 and 101,216 shares of Common Stock subject to redemption is reconciled in the following table:

Common Stock subject to redemption as of December 31, 2024	1,717,663
Shares redeemed	(1,616,447)
Common Stock subject to redemption as of December 31, 2025	101,216
Shares redeemed	(94,247)
Common Stock subject to redemption as of June 30, 2026	6,969

F-37

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding common stock subject to forfeiture. For the three months and six months ended June 30, 2026 and 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. As of June 30, 2026 and June 30, 2025, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of June 30, 2026 and December 31, 2025:

	Level	June 30, 2026	December 31, 2025
Assets:
Cash held in trust account	1	$87,208	$1,257,251

Recent Accounting Standards

Management evaluates newly issued accounting standards on an ongoing basis to determine their potential impact on the Company’s financial statements.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), requiring public entities to disclose additional information about specified expense categories on an annual and interim basis. ASU 2024-03 is effective for annual periods beginning after December 15, 2026 and for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is evaluating the impact of adoption.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies.

F-38

Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyberattacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above-mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

NOTE 3. INITIAL PUBLIC OFFERING

On January 13, 2022, the Company closed its Initial Public Offering of 10,000,000 Units at $10.00 per Unit, generating gross proceeds of $100,000,000.

Each Unit consists of one share of common stock and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination.

As of January 13, 2022, the Company closed its Initial Public Offering and incurred transaction costs of approximately $6,917,226, of which $3,500,000 was for deferred underwriting commissions.

On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 446,358 Placement Units at a price of $10.00 per Placement Unit ($4,463,580 in the aggregate).

The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. The Placement Units are identical to the Units sold in the Initial Public Offering. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Units will expire worthless.

Simultaneously with the closing of the Over-Allotment, the Company completed the private sale of an additional 4,772 placement units at a purchase price of $10.00 per placement unit, to the Company’s sponsor, Broad Capital LLC, generating additional gross proceeds to the Company of $47,720.

In connection with the closing and sale of the Over-Allotment Units and the additional placement units (together, the “Over-Allotment Closing”), a total of $1,606,597 in proceeds from the Over-Allotment Closing was placed in a U.S.-based trust account established for the benefit of the Company’s public stockholders, maintained by Continental Stock Transfer & Trust Company, acting as trustee.

F-39

NOTE 5. RELATED PARTY TRANSACTIONS

Insider shares

On May 7, 2021, the Sponsor purchased 2,875,000 insider shares for an aggregate purchase price of $25,000. The number of insider shares will equal, on an as-converted basis, approximately 20% of the Company’s issued and outstanding shares of Common Stock after the Initial Public Offering.

On May 25, 2021, the Sponsor transferred 80,000 insider shares of Common Stock among our four independent directors, leaving 2,795,000 insider shares held by our Sponsor.

Due to the over-allotment option being partially exercised by the underwriter on February 10, 2022 (see note 6), the Sponsor forfeited 335,233 insider shares. As of June 30, 2026 and December 31, 2025, there were 2,539,767 insider shares issued and outstanding and no further insider shares are subject to forfeiture.

The initial stockholders have agreed not to transfer, assign or sell any of the Common Stock (except to certain permitted transferees as disclosed herein) until, with respect to any of the Common Stock, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for share subdivisions, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, or earlier, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Common Stock for cash, securities or other property.

Promissory Note – Related Party

On April 16, 2021, the Sponsor issued an unsecured promissory note to the Company, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000, to be used for payment of costs related to the Initial Public Offering. The note is non-interest bearing and payable on the earlier of (i) March 31, 2022, or (ii) the consummation of the Initial Public Offering pursuant to an Amendment to Promissory Note effective September 30, 2021. The Company had borrowed $133,357 under the promissory note with the Sponsor. Following the closing of the Initial Public Offering on January 13, 2022, the Company repaid a total of $133,357 under the promissory note on January 19, 2022. The Company has not drawn additional funds on the promissory note as of June 30, 2026.

Working Capital Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, lenders affiliated or unaffiliated with the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, with interest, or, at the lender’s discretion, up to $1,500,000 of the notes may be converted upon completion of a Business Combination into units at a price of $10.00 per unit. Such units would be identical to the Placement Units. If a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of June 30, 2026 and December 31, 2025, there were $2,134,116 and $1,831,630 outstanding under working capital loans, respectively. The outstanding working capital and extension loans were provided by the Sponsor and a group of lenders affiliated and unaffiliated with the Sponsor; the aggregate balances are not solely amounts owed to the Sponsor.

Extension Loans

On January 11, 2023, the Company approved the First Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) and approved the proposal to amend the Company’s Trust Agreement with Continental. The Charter Amendment allows the Company to extend the Termination Date by up to nine (9) one-month extensions to October 13, 2023 provided that the Sponsor (or its affiliates or permitted designees) will deposit into the Trust Account an additional $0.0625 per share or approximately $370,726 for each month until October 13, 2023. On June 9, 2023, the Company held a Special Meeting of Stockholders and approved an amendment to the Company’s Charter, as further amended on January 11, 2023 to extend the date by which they have to consummate a business combination from October 13, 2023 by up to three (3) one-month extensions to January 13, 2024 and to decrease the monthly extension fee from $370,726 to $150,000 per month. On January 8, 2024, the Company amended the Company’s investment management trust agreement (the “Trust Agreement”), dated as of January 10, 2022, as amended on January 11, 2023 and June 12, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to reduce the amount of the Monthly Extension Loan to $60,000 for each one-month extension beginning on January 13, 2024 until January 13, 2025, to extend the Termination Date for an additional twelve (12) one-month extensions until January 13, 2025, to require Continental Stock Transfer & Trust Company to invest funds in an interest-bearing demand deposit account, and to update certain defined terms in the Trust Agreement. As of June 30, 2026 and December 31, 2025, there was $3,506,664 and $3,506,664 outstanding under extension loans, respectively.

F-40

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers or directors or any affiliate of our sponsor, officers or directors prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Administrative Services Arrangement

Commencing on the date the Units were first listed on Nasdaq, the Company agreed to pay the Sponsor $10,000 per month for office space, utilities and secretarial and administrative support for up to 18 months. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three months and six months ended June 30, 2026 and 2025, the Company incurred $30,000, $60,000, $30,000 and $60,000, respectively, in fees related to this service. As of June 30, 2026 and December 31, 2025, all expenses associated with this service were included in Accrued Expenses and none had been paid. Total amounts due as of June 30, 2026 and December 31, 2025 were $530,000 and $470,000, respectively.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the insider shares and Placement Units that may be issued upon conversion of Working Capital Loans (and any shares of Common Stock issuable upon the exercise of the Placement Units or units issued upon conversion of the Working Capital Loans and upon conversion of the Insider shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of Initial Public Offering requiring the Company to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, so that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not be required to effect or permit any registration or cause any registration statement to become effective until the securities covered thereby are released from their lock-up restrictions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

On February 9, 2022, the Underwriters partially exercised the over-allotment option and on February 10, 2022, purchased an additional 159,069 Units from the Company (the “Over-Allotment Units”), generating gross proceeds of $1,590,690, and forfeited the remainder of the option, less the underwriting discounts and commissions.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $2,000,000 in the aggregate (or $2,300,000 in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Initial Public Offering. In addition, the underwriters were entitled to a deferred fee of $0.35 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriters’ over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On February 10, 2022, the underwriters purchased an additional 159,069 Option Units pursuant to the exercise of the over-allotment option. The Option Units were sold at an offering price of $10.00 per Unit, generating additional gross proceeds to the Company of $1,590,690.

F-41

NOTE 7. STOCKHOLDERS’ DEFICIT

Common Stock — Our Certificate of Incorporation authorizes the Company to issue 100,000,000 shares of common stock with a par value of $0.000001 per share. Holders of the Company’s common stock are entitled to one vote for each share. As of June 30, 2026 and December 31, 2025, there were 2,990,897 (excluding 6,969 and 101,216 shares respectively subject to possible redemption) shares of common stock issued and outstanding.

Preferred Shares — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.000001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. As of June 30, 2026 and December 31, 2025, there were no preferred shares issued or outstanding.

Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination.

Other — Transaction Costs Paid on Behalf of the Company

Pursuant to the Business Combination Agreement, Conwall paid transaction-related expenses on the Company’s behalf totaling $60,000 during the three months ended June 30, 2026. Because the Company has no obligation to repay these amounts, they were recorded as capital contributions with a credit to additional paid-in capital.

NOTE 8. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer and Chief Finance Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews key metrics, general, administrative and operational costs and interest income earned on investment held in Trust Account which include the accompanying statement of operations.

The CODM reviews interest earned on investments held in the Trust Account to measure and monitor shareholder value and determine the most effective investment strategy while maintaining compliance with the Trust Agreement. General, administrative and operational costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Business Combination within the business combination period. The CODM also reviews general, administrative and operational costs to manage, maintain and enforce all contractual agreements and to ensure that costs are aligned with all agreements and the budget. The CODM specifically reviews professional service fees in connection with the Business Combination, which represent a significant segment expense because they materially affect the Company’s ability to consummate the Business Combination. For the six months ended June 30, 2026 and 2025, all of the Company’s general, administrative and operational costs related to the Business Combination and expenses associated with being a public company.

NOTE 9. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred up to the date the financial statements were issued. Based upon this review, the Company identified the following subsequent events:

Subsequent to June 30, 2026, the Company deposited $278.76 in monthly extension payments through August and made an additional $139.38 payment in early September, extending the period to complete its initial business combination to October 13, 2026. The aggregate of those payments is $418.14.

Subsequent to June 30, 2026, the Company received additional related party loans of $80,298 to fund its operations.

Continental Stock Transfer & Trust Company (“CST”) serves as the Company’s transfer agent and trustee. As of June 30, 2026, the Company had recorded CST’s billed, unpaid service-provider amounts in accounts payable. Subsequent to March 31, 2026, CST informed the Company that the Company’s outstanding balance exceeded $150,000 and that CST had suspended transfer agency and trustee services pending a progress payment. The Company has limited cash outside the Trust Account and may not be able to promptly pay CST absent additional funding. Suspension of CST services may delay the Company’s ability to process corporate actions or other matters requiring CST’s services.

F-42

Conwall Construction Industries Limited and Subsidiary — Audited Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of:

Conwall Construction Industries Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Conwall Construction Industries Limited and subsidiary (the “Company”) as of March 31, 2026 and 2025, and the related consolidated statements of operation and comprehensive income, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2026, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of March 31, 2026 and 2025, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/S/ KG CPA LLP
KG CPA LLP
PCAOB ID 6914
We have served as the Company’s auditor since 2026
New York, NY
August 10, 2026

F-43

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2026	2025
ASSETS
Current Assets:
Cash and cash equivalents	$2,006,190	$5,127,433
Accounts receivable, net (Note 3)	2,456,890	426,137
Others receivable	94,862	124,765
Advance payments	2,160,267	124,478
Project retention	391,966	2,859
Prepaid taxes	-	398,769
Contract assets	13,412,819	305,230
Restricted fixed deposits	4,814,087	1,844,405
Due from directors (Note 7)	-	31,929
Total current assets	25,337,081	8,386,005

Non-current assets:
Property, plant and equipment, net (Note 4)	9,133,530	1,018,058
Operating lease right of use asset, net (Note 6)	110,710	177,621
Refundable insurance premium	247,161	-
Total non-current assets	9,491,401	1,195,679

Total Assets	$34,828,482	$9,581,684

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,564,748	$1,909,247
Invoice financing liabilities (Note 9)	1,711,459	-
Others payable	28,430	1,238
Accrued expenses (Note 5)	226,382	81,078
Project security deposits	1,274,862	8,163
Deferred revenue	5,398,792	52,523
Contract liabilities	491,566	119,241
Notes payable-current portion (Note 8)	3,076	10,906
Bank loan - Multi-Option Loan-current portion (Note 10)	434,125	-
Bank loan - Fixed Loan-current portion (Note 11)	133,426	-
Service tax payable	239,708	-
Income tax payable	603,091	-
Operating lease liabilities – current (Note 6)	89,176	76,220
Total Current Liabilities	18,198,841	2,258,616

Non-current liabilities:
Notes payable (Note 8)	-	2,807
Bank loan - Multi-Option Loan (Note 10)	4,673,801	-
Bank loan - Fixed Loan (Note 11)	55,594	-
Operating lease liabilities – noncurrent (Note 6)	22,023	101,442
Total non-current liabilities	4,751,418	104,249

Total Liabilities	22,950,259	2,362,865

Commitments and Contingencies (Note 14)	-	-

Shareholders’ Equity:
Ordinary share, par value $0.0001 per share, 500,000,000 shares authorized, 30,000,000 shares issued and outstanding	3,000	3,000
Additional paid-in capital	177,941	177,941
Retained Earnings	11,836,844	7,979,581
Accumulated other comprehensive income (loss)	(139,562)	(941,703)
Total Shareholders’ Equity	11,878,223	7,218,819
Total Liabilities and Shareholders’ Equity	$34,828,482	$9,581,684

The accompanying notes are an integral part of these consolidated financial statements.

F-44

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Year Ended
	March 31,	March 31,
	2026	2025

Revenue
Revenue	$67,259,375	$4,062,207
Costs	58,976,956	5,040,590
Gross Profit (Loss)	8,282,419	(978,383)

Operating Expenses

General and administrative expenses
Selling expenses	47,624	38,044
Payroll and employee welfare	1,650,926	913,717
Depreciation expenses	46,624	33,998
Office and supply expenses	83,237	71,649
Repair & maintenance	37,779	30,065
Rental expenses	111,519	97,798
Bank charges	55,678	1,040
Research and development expenses	5,399	54,699
Professional fees	466,895	361,515
Consultant fees	141,721	142,197
Insurance	45,149	21,911
Vehicle and transportation expenses	34,368	38,538
Travel and entertainment	46,201	53,885
Total general and administrative expenses	2,773,120	1,859,056

Total Operating Expenses	2,773,120	1,859,056

Income (Loss) from Operation	5,509,299	(2,837,439)

Other Income (Expenses)
Interest income	133,059	68,864
Interest expense	(225,127)	(910)
Gain (loss) on foreign currency transaction	(22,550)	(372,228)
Rental income	3,459	533
Other income	10,659	34,505
Total Other Income (Expenses)	(100,500)	(269,236)

Income (loss) before Provision for Income Tax	5,408,799	(3,106,675)

Provision for Income Tax	1,298,112	(3,286)

Net Income (Loss)	$4,110,687	(3,103,389)

Other comprehensive income (loss)
Effects of foreign currency conversion	802,141	578,993
Total comprehensive income (loss)	$4,912,828	(2,524,396)

Basic and Fully Diluted Income (Loss) per Share	$0.14	$(0.10)

Weighted average shares outstanding	30,000,000	30,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-45

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

					Accumulated
	Ordinary Shares		Additional		Other	Total
	Par Value $0.0001 per share		Paid-in	Retained	Comprehensive	Shareholders’
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity

Balance at April 1, 2024	30,000,000	$3,000	$177,941	$11,082,970	$(1,520,696)	$9,743,215

Net loss	-	-	-	(3,103,389)	-	(3,103,389)

Foreign currency translation adjustment	-	-	-	-	578,993	578,993

Balances at March 31, 2025	30,000,000	$3,000	$177,941	$7,979,581	$(941,703)	$7,218,819

Net income	-	-	-	4,110,687	-	4,110,687

Dividend paid	-	-	-	(253,424)	-	(253,424)

Foreign currency translation adjustment	-	-	-	-	802,141	802,141

Balances at March 31, 2026	30,000,000	$3,000	$177,941	$11,836,844	$(139,562)	$11,878,223

The accompanying notes are an integral part of these consolidated financial statements.

F-46

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	March 31,	March 31,
	2026	2025

Cash Flows from Operating Activities

Net Income (loss)	$4,110,687	$(3,103,389)
Adjustments to reconcile net income (loss) provided (used) by operating activities:
Depreciation	46,624	33,998
Amortization of operating lease right-of-use assets	81,658	67,898
Changes in assets and liabilities
Accounts receivable	(1,934,347)	27,233,626
Others receivable	40,737	35,288
Advance payment	(1,967,452)	(19,207)
Project retention	(378,003)	(1,047)
Contract assets	(12,713,996)	(16,865,033)
Prepaid taxes	424,952	(113,278)
Accounts payable (exclude the effect of invoices settled through the Account Payable invoice financing program)	27,040,946	(1,067,391)
Others payable	26,234	(22,911)
Accrued expenses	128,106	2,659
Project security deposit	1,230,097	(139,078)
Contract liabilities	342,614	117,383
Deferred revenue	5,188,854	(16,118)
Service tax payable	233,032	-
Income tax payable	586,295	-
Operating lease liabilities	(93,430)	(67,898)
Net cash provided by operating activities	22,393,608	6,075,502

Cash Flows from Investing Activities
Purchase of property and equipment	(2,676,814)	(854,844)
Placement of restricted fixed deposits	(7,347,973)	(1,829,201)
Proceeds from maturity/release of restricted fixed deposits	4,633,470	243,499
Net cash provided by (used in) investing activities	(5,391,317)	(2,440,546)

Cash Flows from Financing Activities
Repayments of Bank loan - Multi-Option Loan	(198,396)	-
Repayment of Bank loan - Fixed Loan	(56,521)	-
Proceeds from Account Receivable invoice financing	4,941,688	-
Repayments to Account Receivable invoice financing	(4,941,688)	-
Repayments to Account Payable invoice financing	(20,141,191)	-
Payback of note	(12,565)	(10,227)
Payback of advance to a director	34,025	24,408
Dividend paid	(253,424)	-
Net cash provided by (used in) financing activities	(20,628,072)	14,181

Effect on changes in foreign exchange rate	504,538	143,821
Increase (decrease) in cash	(3,121,243)	3,792,958
Cash at beginning of period	5,127,433	1,334,475
Cash at end of period	$2,006,190	$5,127,433

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$190,533	$910
Income tax	$431,969	$113,278

Non-cash investing and financing activities:

Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$-	$6,814
Purchase of property and equipment	$5,164,064	$-
Purchase of refundable insurance premium	$240,277	$-
Noncash settlement of accounts payable through supplier finance arrangements	$21,852,650	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-47

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1-	ORGANIZATION

Conwall Construction Industries Limited (the “Company” or “Conwall”) was incorporated on February 12, 2026, under the laws of the Cayman Islands as an exempted company. Conwall was incorporated as a holding company for the purpose of acquiring operating companies. On July 16, 2026, the Company completed the share exchange described below and became the holding company of Conwall Construction Industries Sdn. Bhd.

On July 16, 2026, the Company entered into a Share Swap Agreement (the “Share Swap Agreement”) with the shareholders holding all 750,000 issued and outstanding ordinary shares of Conwall Construction Industries Sdn. Bhd. (“Conwall Malaysia”). Conwall Malaysia was incorporated in Malaysia on October 8, 2019, as a private company limited by shares under the Companies Act 2016 and is engaged in the business of providing construction and maintenance services.

Pursuant to the Share Swap Agreement, the Company issued an aggregate of 30,000,000 shares of its common stock to the shareholders of Conwall Malaysia in exchange for all of the issued and outstanding ordinary shares of Conwall Malaysia. Specifically, the Company issued 21,000,000 shares of its common stock to Mr. Ng Boon Teik in exchange for his 525,000 ordinary shares of Conwall Malaysia, and 9,000,000 shares of its common stock to Mr. Hu Jingji in exchange for his 225,000 ordinary shares of Conwall Malaysia. Upon completion of the share exchange, Conwall Malaysia became a wholly owned subsidiary of the Company.

The share exchanges have been accounted for as a recapitalization of entities under common control because the same controlling shareholders controlled both entities before and after the transaction. Accordingly, the consolidation of the Company and its subsidiary has been accounted for at historical cost, and the accompanying consolidated financial statements have been prepared as if the transaction had occurred at the beginning of the earliest period presented.

The Company, through its wholly owned subsidiary, Conwall Malaysia, is engaged in the business of providing construction and maintenance services. The Company and its subsidiary are collectively referred to as the “Group” or the “Company”. Where appropriate, the terms “we,” “our,” and “us” refer collectively to Conwall and its subsidiary.

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

F-48

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollar (“USD”), which is the reporting currency of the Company. The functional currency of Conwall is USD. The functional currency of Conwall Malaysia is Malaysian Ringgit (“MYR”).

The Company maintains the books and record in the functional currency. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“USD”), and the accompanying consolidated financial statements have been expressed in USD. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into USD, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of changes in shareholders’ equity (deficit).

The exchange rates used for foreign currency translation were as follows:

USD$1 = MYR
Period Covered	Balance Sheet Date Rates	Average Rates

Year ended March 31, 2026	4.4365	4.5067
Year ended March 31, 2025	4.7225	4.6409

Statements of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

F-49

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts. These estimates are based on information available through the date of the issuance of the financial statements. Therefore, actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available. The three levels are defined as follow:

Level 1:	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:	Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all other highly liquid instruments with original maturities of three months or less.

Restricted Fixed Deposits

Certain customers occasionally require the Company to place fixed deposits with licensed financial institutions as security deposits to guarantee the completion of construction projects. The Company places such fixed deposits with reputable banks for terms generally ranging from six to twelve months. These deposits are typically withdrawn upon completion of the related construction projects or upon customer approval. At that time, the principal and accrued interest are released to the Company and become available for working capital purposes. The Company recognizes interest income on these fixed deposits over the term of the deposit.

F-50

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable, net

Accounts receivable, net represent amounts for which the Company has an unconditional right to consideration and are stated at the invoiced amount, net of an allowance for expected credit losses.

The Company evaluates the collectability of its accounts receivable on a recurring basis and maintains adequate allowance for expected credit losses based on management’s estimate of lifetime expected credit losses. In estimating the allowance, the Company considers historical collection experience, the aging of receivable balances, customers’ financial condition and creditworthiness, current economic conditions, reasonable and supportable forecasts, and other relevant factors that may affect customers’ ability to pay.

Accounts receivable are written off against the allowance when management determines that collection is not probable. Subsequent recoveries of amounts previously written off are recorded by reversing the allowance and reducing bad debt expense in the period received.

Advance Payments

Advance payments represent amounts paid to material suppliers and subcontractors in accordance with the terms of purchase contracts and subcontract agreements. These payments are applied against future billings from the respective suppliers and subcontractors as materials are delivered or services are performed.

Advance payments are classified as current or non-current assets based on the Company’s expectation of when the related goods or services will be received and the advances will be applied. Amounts expected to be applied within one year after the balance sheet date are classified as current assets, while amounts expected to be applied after one year are classified as non-current assets.

Project Retention

Project retention represents the portion of the contract price withheld by customers from progress payments on completed construction projects. These retentions serve as security for the satisfactory performance of the Company’s contractual obligations, including any defects or warranty claims.

Retained amounts are generally released to the Company in accordance with the terms of the respective contracts, typically within one to two years after project completion upon the expiry of the warranty or defect liability period. Project retentions are classified as current or non-current, depending on the expected release date, and are stated at their original amount less any allowance for doubtful accounts, if required.

The Company periodically reviews the collectability of project retentions and recognizes an allowance when there is objective evidence that the amounts may not be fully recoverable. Write-offs and recoveries are accounted for in the same manner as accounts receivable.

F-51

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, plant and equipment

Property and equipment primarily consist of office renovation and furniture, and office equipment, which are stated at cost less accumulated depreciation, and less any provision required for impairment in value. Depreciation is computed using the straight-line method based on the estimated useful lives as follows:

Office furniture	10 years
Office equipment	2.5 years
Leasehold improvements	5 years or lease term, whichever is shorter

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statement of operations and comprehensive income.

Refundable Insurance Premium

On August 7, 2025, the Company purchased a five-year key person life insurance policy covering one of its executive officers. The policy provides a death benefit of $370,627 (RM1,500,000) and a total and permanent disability benefit of $370,627 (RM1,500,000) through August 6, 2030.

The Company paid a single premium of $247,161 (RM1,000,311) (exclusive of applicable taxes) upon issuance of the policy. The premium was financed through a bank loan, with the loan proceeds disbursed directly by the lending institution to the insurer, as more fully disclosed in Note 11 – Bank Loan – Fixed Loan. The policy does not provide any cash surrender value during its five-year coverage term. Under the terms of the policy, if no death or total and permanent disability claim is made during the coverage period and the policy remains in force through its maturity date, the insurer is contractually obligated to refund 100% of the single premium paid to the Company upon maturity.

Because the policy has no cash surrender value and the premium is contractually refundable only upon maturity, the Company records the refundable premium as a noncurrent asset in the consolidated balance sheets. The Company evaluates the recoverability of this asset at each reporting date and records an allowance for credit losses or impairment when collection of the refundable premium is no longer considered probable.

The Company does not recognize the $370,627 (RM1,500,000) death benefit or total and permanent disability benefit as an asset because the receipt of such benefits is contingent upon future insured events. Any proceeds received under the policy in excess of the carrying amount of the refundable premium will be recognized in earnings when realized.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the years ended March 31, 2026 and 2025.

F-52

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Project Security Deposits

Project security deposits represent amounts received from subcontractors as security for the satisfactory performance of their contractual obligations. These deposits are refundable upon the completion of the related projects and the expiration of the applicable warranty period, provided the subcontractors have fulfilled all contractual requirements.

Project security deposits are classified as current or non-current liabilities based on the Company’s expectation of when the related deposits will become refundable. Deposits expected to be refunded within one year after the balance sheet date are classified as current liabilities, while those expected to be refunded after one year are classified as non-current liabilities.

Lease

The Company leases are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets incurred in the years ended March 31, 2026 and 2025.

Concentration of Credit Risk

Financial instruments the Company holds that are subject to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company maintains cash balances with high-credit-quality financial institutions that periodically exceed insured limits. As of March 31, 2026 and 2025, substantially all of the Company’s cash deposits were held with financial institutions in Malaysia, and certain balances exceeded the applicable deposit insurance limits. Management regularly monitors the creditworthiness of these institutions. The Company has not experienced any losses on such deposits and believes it is not exposed to any significant credit risk on its cash balances.

For the years ended March 31, 2026 and 2025, two customers and four customers, respectively, accounted for more than 10% of the Company’s total sales.

For the years ended March 31, 2026 and 2025, two vendors and one vendor, respectively, accounted for more than 10% of the Company’s total purchases.

F-53

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company adopted ASC 606 upon inception. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company derives its revenue primarily from construction contracts with customers. Revenue is recognized in accordance with ASC 606 when control of the promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Construction contracts generally contain a single performance obligation because the individual services provided under the contract are not separately identifiable and are integrated into a single combined output, which is the completed construction project.

Revenue from construction contracts is recognized over time, as the Company’s performance creates or enhances an asset that the customer controls as the asset is constructed. Progress toward completion is measured using the cost-to-cost input method, under which the percentage of completion is determined by comparing costs incurred to date with total estimated contract costs. Revenue recognized to date is calculated by applying the percentage of completion to the total transaction price of the contract. Revenue recognized in the current period represents the cumulative revenue recognized to date less amounts recognized in prior periods.

Costs incurred include direct materials, direct labor, subcontractor costs, and other costs directly attributable to the contract. Management periodically reviews and updates estimates of total contract costs. Changes in estimated costs or contract value are recognized as cumulative catch-up adjustments to revenue in the period the estimates change.

Timing differences between revenue recognized and amounts billed to customers result in contract assets or contract liabilities. A contract asset is recorded when revenue recognized exceeds billings to the customer, while a contract liability is recorded when billings exceed revenue recognized. The Company expects substantially all contract assets outstanding as of March 31, 2026 to be billed and collected within one year. The Company also expects substantially all contract liabilities outstanding as of March 31, 2026 to be recognized as revenue within one year.

If at any time the estimated total costs of a contract exceed the transaction price, the Company recognizes the entire estimated loss immediately in the period in which the loss becomes probable.

F-54

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

For certain sundry construction projects with a total contract price of less than $24,020 (RM100,000) or an expected duration of less than three months, the Company does not apply the cost-to-cost input method to measure progress toward completion. Due to the short-term nature and immaterial size of these contracts, revenue is recognized by matching revenue with the related costs incurred within the same reporting period. Management has concluded that this approach does not result in a material difference from the revenue that would have been recognized using the cost-to-cost input method.

The Company generally provides limited warranties for work performed under its contracts. These warranties are assurance-type warranties that provide customers with assurance that the completed work complies with agreed-upon specifications and do not represent separate performance obligations. Historically, warranty claims have not resulted in material costs incurred. Any estimated warranty costs are included in the individual project cost estimates used in accounting for long-term contracts.

Project Estimates

Due to the nature of our industry, there is significant complexity in our estimation of total expected revenue and cost, for which we must make significant judgments. Our contracts with our customers may contain several types of variable consideration, including claims, unpriced change orders, award and incentive fees, liquidated damages and penalties or other provisions that can either increase or decrease the contract price to arrive at estimated revenue. Certain variable consideration, such as award and incentive fees, generally are earned upon achievement of certain performance metrics, program milestones or cost targets and can be based upon customer discretion. We estimate variable consideration at the most likely amount to which we expect to be entitled upon completion of a project. We include estimated amounts in the transaction price to the extent it is probable we will realize that amount. Our estimates of variable consideration and our determination of its inclusion in project revenue are based on an assessment of our anticipated performance and other information that may be available to us.

At a project level, we have specific practices and procedures to review our estimate of total revenue and cost. Each project team reviews the progress and execution of our performance obligations, which impact the project’s accounting outcome. As part of this process, the project team reviews information such as any outstanding key contract matters, progress towards completion and the related program schedule and identified risks and opportunities. The accuracy of our revenue and profit recognition in a given period depends on the accuracy of our project estimates, which can change from period to period due to a variety of factors including:

●	Complexity in original design;
●	Extent of changes from original design;
●	Different site conditions than assumed in our bid;
●	Length of time to complete the project;
●	Availability and cost of equipment and materials;
●	Subcontractor performance;
●	Our ability to recover for additional contract costs.

We recognize changes in contract estimates on a cumulative catch-up basis in the period in which the changes are identified. Such changes in contract estimates can result in the recognition of revenue in a current period for performance obligations which were satisfied or partially satisfied in prior periods. Changes in contract estimates may also result in the reversal of previously recognized revenue if the current estimate adversely differs from the previous estimate.

F-55

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Remaining Performance Obligations

The Company’s remaining performance obligations as of March 31, 2026 represent a measure of the total dollar value of work to be performed on contracts awarded and in progress. The Company had approximately $18,062,490 in remaining performance obligations as of March 31, 2026. The Company expects to recognize 100% of our remaining performance obligations within the next twelve months.

Although remaining performance obligations reflect business that is considered to be firm, cancellations, scope adjustments, foreign currency exchange fluctuations or project deferrals may occur that impact their volume or the expected timing of their recognition. Remaining performance obligations are adjusted to reflect any known project.

Comprehensive Income (Loss)

ASC 220 “Comprehensive Income” established standards for reporting and display of comprehensive income/loss, its components and accumulated balances. Components of comprehensive income/loss include net income/loss and foreign currency translation adjustments. The component of accumulated other comprehensive income (loss) consisted of foreign currency translation adjustments.

Earnings per share

Basic earnings per ordinary share is computed by dividing net earnings attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per share is computed by dividing net income attributable to ordinary shareholders by the sum of the weighted average number of ordinary share outstanding and of potential ordinary share (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted earnings per share. For the years ended March 31, 2026 and 2025, the Company had no dilutive stocks.

Segment Reporting

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute one reportable segment in accordance with ASC 280, construction and maintenance services.

F-56

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(1)	Income tax of Cayman Islands

Conwall was incorporated in the Cayman Islands as an exempted company and is governed by the tax laws of the Cayman Islands. Under the current laws of the Cayman Islands, Conwall is not subject to income taxes or capital gains taxes. In addition, upon payment of dividends by Conwall to its shareholders, no Cayman Islands withholding tax will be imposed.

(2)	Income tax of Malaysia

Conwall Malaysia was incorporated in Malaysia, and accordingly are governed by the income tax laws of Malaysia. The income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations, and practices. Under the Income Tax Act of Malaysia, enterprises incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while prefer, tax holidays, and tax exemptions may be granted on a case-by-case basis. The tax rate for small and medium sized companies (generally companies incorporated in Malaysia with paid-in capital of $617,711 (RM2,500,000) or less, and gross income of not more than $12,010,280 (RM50,000,000) is 15% on the first $36,030 (RM150,000) of taxable income and 17% on taxable income from $36,031 (RM150,001) to $144,123 (RM600,000), with any remaining taxable income taxed at the standard rate of 24%.

The local tax authority conducts periodic and ad hoc tax filing reviews on business enterprises after those enterprises complete their relevant tax filings. Therefore, the Company’s tax filings are subject to examination. It is therefore uncertain as to whether the local tax authority may take different views about the Company’s tax filings, which may lead to additional tax liabilities. As of March 31, 2026 and 2025, all of the Company’s tax returns remain open for statutory examination by relevant tax authorities.

Conwall Malaysia evaluates its uncertain tax positions in accordance with applicable accounting guidance. The Company recognizes interest and penalties related to uncertain tax positions, if any, as a component of income tax expense. As of March 31, 2026, the Company did not have any significant uncertain tax positions requiring recognition or disclosure in the accompanying consolidated financial statements.

F-57

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Service taxes

Service tax is a consumption tax levied by Malaysian tax authorities and is charged on any taxable service income provided in Malaysia by a registered company in carrying on their business. Conwall Malaysia is engaged in the business of construction services, which became subject to certain construction-related service tax on July 1, 2025. Conwall registered with the local tax authorities in August 2025 and commenced filing service tax returns and remitting service tax beginning in September 2025.

For construction-related services, the applicable service tax rates are 6% ad valorem for construction work and 8% ad valorem for maintenance or repair work. A company is required to register for service tax purposes if the total value of its taxable services over a rolling 12-month period exceeds, or is expected to exceed, the prescribed registration threshold of $370,627 (RM1,500,000) for construction service providers.

Service tax collected is not an expense of the Company and is recorded as a liability until remitted to the Malaysian tax authorities. The Company presents revenue net of service tax collected.

Payroll Taxes and Statutory Contributions

Under Malaysian income tax regulations, employers are required to withhold employee income taxes under the Monthly Tax Deduction (“MTD”), also known as Potongan Cukai Bulanan (“PCB”), system administered by the Inland Revenue Board of Malaysia. The Company withholds the required amounts from employees’ salaries and remits them to the Malaysian tax authorities on a monthly basis. As the Company acts solely as a withholding agent, amounts withheld from employees’ compensation are not recognized as an expense of the Company and are recorded as payroll tax payable until remitted.

In addition to employee income tax withholdings, the Company is required to make statutory employer contributions to employee benefit programs, including the Employees Provident Fund (“EPF”), the Social Security Organization (“SOCSO”), the Employment Insurance System (“EIS”), and, where applicable, the Human Resource Development Corporation (“HRD Corp”). Employer contributions are recognized as employee benefit expense in the period in which the related services are rendered. Amounts due but not yet remitted are included in accrued payroll-related liabilities.

HRD Corp administers Malaysia’s Human Resources Development Fund, which is financed through a statutory levy paid by eligible employers. Employers subject to the levy may apply for grants or reimbursements for qualifying employee training and workforce development programs. Levies paid to HRD Corp are recognized as employee benefit expense, while reimbursements received for approved training programs are recognized as a reduction of the related training expense or as other operating income, as appropriate, when realization is probable.

F-58

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2-	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Related Parties Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered as a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts of related party transactions due to their related party nature.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued Accounting Standards Update (“ASU”) No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requiring public companies to disclose additional information about specific expense categories in the notes to the consolidated financial statements on an annual and interim basis. ASU No. 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its unaudited consolidated financial statements and related disclosures.

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies the guidance in Topic 270 to improve the consistency of interim financial reporting. The ASU provides a comprehensive list of required interim disclosures and introduces a disclosure principle requiring entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. ASU No. 2025-11 is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its unaudited interim consolidated financial statements and related disclosures.

F-59

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3-	ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

	March 31,	March 31,
	2026	2025

Accounts receivable	$2,456,890	$426,137
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$2,456,890	$426,137

Bad debt expense charged to operations was $0 for the years ended March 31, 2026 and 2025.

Note 4-	PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	March 31,	March 31,
	2026	2025

(1) Land	$673,561	$614,456
(2) Manufacture facility under construction	7,980,826	-
Office furniture	12,659	10,923
Office equipment	175,145	142,657
Machinery and equipment	27,498	15,460
Motor vehicle	224,753	158,649
Leasehold improvements	144,803	128,600
Total	9,239,245	1,070,745
Less: Accumulated depreciation	(105,715)	(52,687)
Total property, plant and equipment, net	$9,133,530	$1,018,058

Depreciation expense charged to operations was $46,624 and $33,998 for the year ended March 31, 2026 and 2025, respectively.

(1)	Land

In January 2025, the Company acquired a parcel of land located at Lot No. 1061, Mukim 04, Tempat Sungai Baong, Daerah Seberang Perai Selatan, Pulau Pinang, Malaysia, with an area of approximately 160,355 square meters, for a purchase price of $673,561 (RM2,726,035). The Company does not depreciate land as it is considered to have an indefinite useful life in accordance with ASC 360, Property, Plant, and Equipment.

On February 1, 2025, the Company entered into a lease agreement with an individual to lease this land for a term ending January 31, 2028. The lease provides for monthly rental payments of $268 (RM1,200).

The Company has determined that the lease is an operating lease under ASC 842, Leases, with the Company acting as the lessor. Lease income is recognized on a straight-line basis over the lease term. Because the lease provides for fixed monthly rental payments throughout the lease term, straight-line lease income equals the contractual rental payments, and no lease receivable, deferred rent asset, or deferred rent liability was recognized.

F-60

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 4-	PROPERTY, PLANT AND EQUIPMENT (continued)

(2)	Manufacturing Facility Under Construction

In June 2025, the Company entered into a Sale and Purchase Agreement (the “Agreement”) to acquire a manufacturing facility for a total purchase price of $9,389,207 (RM38,000,000). The property is located at No.2 Lorong Valdor Jaya 4, Taman Perindustrian Valdor Jaya, 14200 Sungai Jawi, Pulau Pinang, Malaysia, and has a total floor area of approximately 153,228 square feet.

Under the terms of the Agreement, the purchase price is payable in instalments based on specified construction milestones. As of March 31, 2026, the Company had made cumulative payments of $7,980,826 (RM32,800,000), of which $5,164,064 (RM20,900,000) was financed through a Multi-Option Loan with a financial institution, with the loan proceeds disbursed directly by the lending institution to the seller, as more fully described in Note 10 Bank Loan-Multi-Option Loan. The Company intends to finance the remaining purchase price of $1,408,381 (RM 5,700,000) using the same loan facility, subject to the terms and availability of the financing arrangement.

As of March 31, 2026, construction of the manufacturing facility had not been completed, and a Certificate of Occupancy had not yet been issued. Accordingly, legal title to the building had not yet been transferred to the Company.

As of March 31, 2026, amounts paid under the Agreement were classified as construction in progress within property, plant and equipment. No depreciation was recognized because the facility was not yet placed into service.

Note 5-	ACCRUED EXPENSES

Accrued expenses consist of the following:

	March 31,	March 31,
	2026	2025

Accrued payroll and employee welfare	$173,998	$66,540
Accrued interest expenses	34,594	-
Accrued consultant expenses	17,790	14,538
Total	$226,382	$81,078

F-61

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6-	LEASE

The Company has operating leases for corporate offices and employees’ accommodation. These leases have lease terms ranging from two to four years. The Company has elected to not recognize lease assets and liabilities for leases with a term less than twelve months.

The Operating lease right-of-use assets and corresponding liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rates for these leases based primarily on lease terms were 6%.

The components of lease costs, lease term and discount rate with respect of corporate offices and employees’ accommodation leases with an initial term of more than 12 months are as follows:

	Year Ended	Year Ended
	March 31,	March 31,
	2026	2025

Operating lease cost	$90,566	$80,196

Weighted Average Remaining Lease Term - Operating leases	1.24 years	2.24 years

Weighted Average Discount Rate - Operating leases	6.00%	6.00%

The following is a schedule, by years, of maturities of corporate offices and employees’ accommodation lease liabilities as of March 31, 2026:

For the years ended March 31,	Operating Leases

2027	$93,299
2028	22,238
Total lease payment	115,537
Less: imputed interest	(4,338)
Total lease liabilities	111,199
Less: current portion	(89,176)
Non-current liabilities	$22,023

F-62

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7-	RELATED PARTY TRANSACTION

Due from Directors

The Company provided advances to directors of Conwall Malaysia for the purpose of securing construction projects on the Company’s behalf. These advances are non-interest-bearing, unsecured, due on demand, and were not supported by any written agreement. In February 2026, the director fully repaid the advances to Conwall Malaysia upon completion of the recruitment activities.

Due to a Related Party

(1)	Tai One (HK) Co., Limited is a Hong Kong company wholly owned by Mr. Hu Jingji, a director of Conwall Malaysia. Tai One (HK) Co., Limited provides design services to the Company.

For the years ended March 31, 2026 and 2025, the Company purchased design services from Tai One (HK) Co., Limited totaling $0 and $445,420, respectively. As of March 31, 2026 and 2025, amounts payable to Tai One (HK) Co., Limited were $1,725,591 and $1,577,820, respectively. These balances represent unpaid amounts carried forward from prior periods and are included in accounts payable in the consolidated balance sheets, as management expects to settle these amounts within the next 12 months.

(2)	Sigma Ecotech Sdn. Bhd. (“Sigma”) is a Malaysian company for which the Company’s Chief Executive Officer, Mr. Ng Boon Teik, served as a director until his resignation on 4 May, 2026. Sigma acts as a subcontractor and material supplier to Conwall Malaysia. In addition to purchasing goods and services from Sigma, the Company also entered into limited sales transactions with Sigma.

For the years ended March 31, 2026 and 2025, the Company purchased goods and services totaling $41,368 and $84,456, respectively, from Sigma. As of March 31, 2026 and 2025, amounts payable to Sigma were $42,553 and $0, respectively, and were included in accounts payable.

For the years ended March 31, 2026 and 2025, the Company recognized sales to Sigma of $1,057 and $2,991, respectively. As of March 31, 2026 and 2025, amounts due to Sigma were $2,960 and $3,692, respectively, and were included in other payables.

Lease from a Related Party

The Company leases office space from Keyone Property Development Sdn. Bhd., a Malaysian company of which the Company’s Chief Executive Officer, Mr. Ng Boon Teik, is a director. The lease commenced on July 1, 2023 and expires on June 30, 2025. The lease includes an option to renew for an additional two-year term at a monthly rental of $7,206 (RM30,000).

The Company has concluded that it is reasonably certain to exercise the renewal option. Accordingly, the renewal period has been included in the lease term in accordance with ASC 842. The lease is classified as an operating lease.

F-63

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7-	RELATED PARTY TRANSACTION (continued)

Lease from a Related Party (continued)

The Operating lease right-of-use assets and corresponding liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rates for these leases based primarily on lease terms were 6%.

The components of lease costs, lease term and discount rate with respect of corporate offices are as follows:

	Year Ended	Year Ended
	March 31,	March 31,
	2026	2025

Operating lease cost	$86,473	$79,880

Weighted Average Remaining Lease Term - Operating leases	1.25 years	2.25 years

Weighted Average Discount Rate - Operating leases	6.00%	6.00%

The following is a schedule, by years, of maturities of corporate offices and employees’ accommodation lease liabilities as of March 31, 2026:

For the years ended March 31,	Operating Leases

2027	$88,950
2028	22,238
Total lease payment	111,188
Less: imputed interest	(4,213)
Total lease liabilities	106,975
Less: current portion	(84,952)
Non-current liabilities	$22,023

Note 8-	NOTE PAYABLE

In July 2023, the Company entered into a vehicle financing agreement and borrowed $33,400 (RM140,000) to finance the acquisition of a motor vehicle. The loan is repayable in 35 monthly installments of $1,005 (RM4,183) each, followed by a final installment of $1,004 (RM4,179). Total interest expenses over the term of the loan amount to $2,542 (RM10,584), and the loan bears an effective interest rate of 4.79%.

As of March 31, 2026 and March 31, 2025, the outstanding principal balance of the loan was $3,076 (RM12,450) and $13,713 (RM60,834), respectively. Interest expense recognized in connection with the loan amounted to $435 (RM1,812) and $910 (RM4,100) for the years ended March 31, 2026 and 2025, respectively.

The loan is scheduled to mature during the year ending March 31, 2027. The remaining contractual payments total $3,099 (RM12,545), consisting of $3,076 (RM12,450) of principal and $23 (RM95) of interest.

F-64

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9-	INVOICE FINANCING LIABILITIES

The Company participates in accounts receivable (“AR”) and accounts payable (“AP”) invoice financing arrangements with financial institutions to manage working capital and enhance liquidity.

(1)	Accounts Receivable Invoice Financing

Accounts receivable invoice financing is an arrangement under which the Company pledges eligible trade receivables as collateral to obtain short-term financing from financial institutions prior to customer collection. The Company retains ownership of the underlying receivables and continues to recognize such receivables in its consolidated balance sheets. Accordingly, the arrangement is accounted for as a secured borrowing.

In November 2025, the Company pledged accounts receivable with a carrying amount of $11,118,798 (RM45,000,000) as collateral to obtain a 27-day loan of $4,941,688 (RM20,000,000). The financing bore interest at an annual rate of 4.6%, and the Company incurred interest expense of $16,347 (RM68,055).

The loan was repaid in full upon its maturity in December 2025, and the related customer collections were received during the same period. Accordingly, as of March 31, 2026, the Company had no outstanding accounts receivable invoice financing arrangements. For the year ended March 31, 2026, the Company recognized $16,347 (RM68,055) of interest expense related to accounts receivable invoice financing.

The Company’s accounts receivable invoice financing arrangement is accounted for as a secured borrowing. Accordingly, cash proceeds received from the financing arrangement and repayments of principal are presented as cash flows from financing activities in the consolidated statements of cash flows. Cash collections of the underlying trade accounts receivable are presented as operating activities, consistent with the Company’s normal cash receipts for accounts receivable from customers. Interest paid is included in cash flows from operating activities.

(2)	Accounts Payable invoice financing

Accounts payable invoice financing is a supplier finance arrangement under which a financial institution settles eligible supplier invoices on behalf of the Company, and the Company repays the financial institution at a later date in accordance with the agreed terms.

Beginning in August 2025, the Company entered into an Account Payable invoice financing arrangement with a financial institution to facilitate settlement of eligible supplier invoices. Under the arrangement, the Company may obtain financing of up to $9,883,376 (RM40,000,000) in outstanding principal at any time, with individual financing terms of up to 90 days. Amounts financed bear interest at a rate of 1.5% per annum above the financial institution’s prevailing Effective Cost of Funds. Accordingly, the effective interest rate fluctuates based on changes in the underlying benchmark rate.

The repayment obligations under the Account Payable invoice financing facility are guaranteed by the directors of Conwall Construction Industries Sdn. Bhd., Mr. Hu Jingji and Mr. Ng Boon Teik, up to the maximum facility amount of $9,883,376 (RM40,000,000).

F-65

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9-	INVOICE FINANCING LIABILITIES (continued)

(2)	Accounts Payable invoice financing (continued)

From time to time, the Company submits eligible supplier invoices to the financial institution, which pays the suppliers directly on the Company’s behalf. Upon payment by the financial institution, the Company’s obligation to the supplier is satisfied and a corresponding obligation to the financial institution is recognized. The Company subsequently repays the financial institution at maturity or earlier, together with accrued interest and bank charges.

Upon repayment of the outstanding financing, the Company may submit additional eligible supplier invoices to the financial institution for financing, provided that the aggregate outstanding financing balance does not exceed the maximum financing facility of $9,883,376 (RM40,000,000).

The Company accounts for the arrangement as a financing obligation. Accordingly, amounts outstanding under the arrangement are presented separately from trade accounts payable in the consolidated balance sheets as Invoice Financing Liabilities. At the time the financial institution settles eligible supplier invoices on the Company’s behalf, the payments made directly to the suppliers are considered non-cash financing activities and, accordingly, are excluded from changes in accounts payable in the consolidated statements of cash flows. Subsequent repayments of principal to the financial institution are presented as cash flows from financing activities, while interest paid is presented as cash flows from operating activities.

In the year ended March 31, 2026, the Company recognized $73,967 (RM307,932) of interest expense related to the accounts payable invoice financing arrangement. The effective interest rate applicable to amounts financed under the arrangements ranged from 4.60% to 4.88% per annum. As of March 31, 2026, the outstanding balance under the arrangement was $1,711,459 (RM6,926,617).

The following table presents changes in accounts payable invoice financing:

	March 31,	March 31,
	2026	2025

Beginning balance	$-	$-
New invoices added	21,852,650	-
Payments made	(20,141,191)	-
Ending balance	$1,711,459	$-

F-66

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10-	BANK LOAN - MULTI-OPTION LOAN

In August 2025, the Company had a Multi-Option Loan (“MOL”) facility with a financial institution providing a maximum principal amount of $6,385,069 (RM26,600,000) to finance the acquisition of the manufacturing facility, as more fully described in Note 4 – Property, Plant and Equipment. In October 2025, the Company drew $5,164,064 (RM20,900,000) under the facility to fund a portion of the purchase price of the manufacturing facility, with the loan proceeds disbursed directly by the lending institution to the seller. The Company intends to utilize the remaining available loan proceeds of $1,408,381 (RM 5,700,000) to finance the balance of the purchase price, subject to the terms and conditions of the loan facility.

The loan facility is guaranteed by the directors of Conwall Malaysia, Mr. Hu Jingji and Mr. Ng Boon Teik.

The loan bears interest at a variable rate equal to 1.50% per annum above the lending institution’s prevailing one-month Effective Cost of Funds, with interest calculated on monthly rests. Accordingly, the interest rate fluctuates with changes in the underlying benchmark rate.

The loan is repayable over a period of 54 months. The Company is required to make 53 monthly installments of $37,804 (RM153,000), each consisting of principal and accrued interest, followed by payment of the remaining outstanding principal together with any accrued interest in the 54th month. Interest is payable monthly in arrears.

The financial institution will review the facility prior to maturity to determine whether to renew or extend the remaining amortization period beyond the initial 54-month term, subject to satisfactory account performance, the Company’s financial condition, and the continued satisfaction of the financial institution’s credit requirements. However, the financial institution is under no obligation to renew or extend the facility.

The loan may not be prepaid without the prior written consent of the financial institution. If prepayment is approved, the Company may be required to pay a prepayment fee equal to 2.0% of the amount prepaid, together with any funding losses incurred by the financial institution as a result of the prepayment.

The Company paid interest of $39,788 (RM 165,643) in the three months ended December 31, 2025. The Company commenced making monthly installment of $37,804 (RM 153,000) in January 2026. For the year ended March 31, 2026, the Company recognized interest expense of $111,915 (RM465,915) related to the loan, and the effective interest rate ranged from 4.15% to 5.05%. As of March 31, 2026, the outstanding principal balance of the loan was $5,107,926 (RM 20,672,797).

As disclosed in Note 15 – Subsequent Events, the Company drew loan proceeds of $469,460 (RM1,900,000) in April 2026 and an additional $469,460 (RM1,900,000) in May 2026, for total additional borrowings of $938,920 (RM3,800,000). In May 2026, the financial institution revised the repayment schedule and notified the Company that, effective May 2026, the required monthly installment would be $37,804 (RM153,000) plus accrued interest.

F-67

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10-	BANK LOAN - MULTI-OPTION LOAN (continued)

Scheduled principal maturities of the loan as of March 31, 2026, after giving effect to the revised monthly installment effective May 2026, are as follows:

As of March 31, 2026, future minimum principal payments for the term loan are as following:

Year Ended March 31,	Principal Payment

2027	$434,125
2028	453,647
2029	453,647
2030	453,647
2031	3,312,860
Total	$5,107,926

Note 11-	BANK LOAN - FIXED LOAN

In August 2025, the Company entered into a Fixed Loan (“FL”) facility with a financial institution providing a maximum borrowing capacity of $266,851 (RM1,080,000) to finance the single-premium payment of $247,161 (RM1,000,311) for a five-year key person life insurance policy, with the loan proceeds disbursed directly by the lending institution to the insurer, as more fully disclosed in the “Refundable Insurance Premium” section of Note 2.

The loan facility is guaranteed by the directors of Conwall Malaysia., Mr. Hu Jingji and Mr. Ng Boon Teik.

The loan bears interest at a floating rate equal to 1.00% per annum above the financial institution’s prevailing one-month Effective Cost of Funds (“ECOF”), with interest calculated on the outstanding principal balance using monthly rests. Accordingly, the interest rate fluctuates with changes in the underlying benchmark rate.

The loan is repayable over a period of 24 months. Principal is repayable in fixed monthly installments of $11,119 (RM45,000), with accrued interest payable monthly in arrears. Monthly principal repayments commenced in September 2025.

Under the terms of the loan agreement, the Company may not prepay the loan without the prior written consent of the financial institution. If prepayment is approved, the Company may be required to pay a prepayment fee equal to 2.0% of the amount prepaid, together with any funding losses incurred by the lender as a result of the prepayment.

For the year ended March 31, 2026, the Company recognized interest expense of $5,822 (RM24,236) related to the loan, and the effective interest rate ranged from 3.68% to 4.23%. As of March 31, 2026, the outstanding principal balance was $189,020 (RM765,000).

Scheduled principal maturities of the loan as of March 31, 2026, are as follows:

Year Ended March 31,	Principal Payment

2027	$133,426
2028	55,594
Total	$189,020

F-68

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12-	EQUITY CAPITAL

Authorized Capital

On the date of incorporation, the Company is authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share.

Issuance of Common Stock

As more fully described in Note 1, on July 16, 2026, the Company completed a share exchange transaction by issuing an aggregate of 30,000,000 shares of its common stock to the two shareholders of Conwall Malaysia in exchange for all 750,000 issued and outstanding ordinary shares of Conwall Malaysia. Following the transaction, Conwall Malaysia became a wholly owned subsidiary of the Company.

Dividend paid

In August 2025, Conwall Malaysia paid dividend of $253,424.

Note 13-	INCOME TAXES

The income tax payable were as follows:

	March 31,	March 31,
	2026	2025

Malaysia-Conwall Malaysia	$603,091	$-
	$603,091	$-

The components of the income tax provision were as follows:

	For the Year ended
	March 31,	March 31,
	2026	2025

Malaysia-Conwall Malaysia	$1,298,112	$(3,286)
	1,298,112	(3,286)

F-69

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14-	CONTINGENCIES, RISKS AND UNCERTAINTIES

Foreign operation

The Company’s operations are substantially carried out in Malaysia. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments therein. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation among other factors.

Liquidity risk

The Company is exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

Other risk

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, such as the COVID-19 outbreak and spread, which could significantly disrupt the Company’s operations.

Note 15-	SUBSEQUENT EVENTS

Subsequent Modification of Monthly Repayment of Multi-Option Loan

As more fully disclosed in Note 10, in August 2025, the Company entered into a Multi-Option Loan (“MOL”) facility with a financial institution with a maximum principal amount of $6,385,069 (RM26,600,000) to finance the acquisition of a manufacturing facility. Under the original loan agreement, the loan was repayable over a 54-month term through 53 monthly installments of $37,804 (RM153,000), with each installment consisting of principal and accrued interest, followed by a final payment in the 54th month of the remaining outstanding principal together with any accrued interest.

In October 2025, the Company drew $5,164,064 (RM20,900,000) under the facility to fund a portion of the purchase price of the manufacturing facility.

Subsequent to March 31, 2026, the Company drew an additional $469,460 (RM1,900,000) in April 2026 and $469,460 (RM1,900,000) in May 2026, for total additional borrowings of $938,920 (RM3,800,000).

Also in May 2026, the financial institution modified the repayment terms of the loan. Effective May 2026, the required monthly payment consists of a fixed principal installment of $37,804 (RM153,000), plus accrued interest for the applicable month. The modification changed only the composition of the monthly payments and did not affect the maximum principal amount available under the facility or the contractual maturity date of the loan.

F-70

Conwall Construction Industries Limited and Subsidiary — Unaudited Interim Consolidated Financial Statements

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	March 31,	June 30,
	2026	2026 (audited)	2025
ASSETS
Current Assets:
Cash and cash equivalents	$7,016,296	2,006,190	$15,328,360
Accounts receivable, net (Note 3)	6,086,093	2,456,890	628,723
Others receivable	93,760	94,862	125,540
Advance payments	1,578,066	2,160,267	5,304,135
Project retention	1,379,907	391,966	30,979
Prepaid taxes	-	-	283,733
Contract assets	5,753,277	13,412,819	6,052,402
Restricted fixed deposits	4,793,377	4,814,087	3,081,867
Due from directors (Note 7)	-	-	33,660
Total current assets	26,700,776	25,337,081	30,869,399
Non-current assets:
Property, plant and equipment, net (Note 4)	9,976,535	9,133,530	1,976,137
Operating lease right of use asset, net (Note 6)	88,179	110,710	167,490
Refundable insurance premium	245,054	247,161	-
Total non-current assets	10,309,768	9,491,401	2,143,627
Total Assets	$37,010,544	34,828,482	$33,013,026
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,120,450	7,564,748	$3,835,897
Invoice financing liabilities (Note 9)	6,506,252	1,711,459	-
Others payable	8,843	28,430	729,292
Accrued expenses (Note 5)	155,254	226,382	111,916
Project security deposits	1,380,137	1,274,862	67,140
Deferred revenue	766,833	5,398,792	19,999,024
Contract liabilities	881,268	491,566	-
Notes payable-current portion (Note 8)	-	3,076	11,632
Bank loan - Multi-Option Loan-current portion (Note 10)	449,780	434,125	-
Bank loan - Fixed Loan-current portion (Note 11)	132,288	133,426	-
Service tax payable	464,881	239,708	-
Income tax payable	277,234	603,091	-
Operating lease liabilities – current (Note 6)	88,532	89,176	81,788
Total Current Liabilities	19,231,752	18,198,841	24,836,689
Non-current liabilities:
Bank loan - Multi-Option Loan (Note 10)	5,452,427	4,673,801	-
Bank loan - Fixed Loan (Note 11)	22,048	55,594	-
Operating lease liabilities – noncurrent (Note 6)	-	22,023	85,873
Total non-current liabilities	5,474,475	4,751,418	85,873
Total Liabilities	24,706,227	22,950,259	24,922,562
Commitments and Contingencies (Note 14)	-	-	-
Shareholders’ Equity:
Ordinary share, par value $0.0001 per share, 500,000,000 shares authorized 30,000,000 shares issued and outstanding	3,000	3,000	3,000
Additional paid-in capital	177,941	177,941	177,941
Retained Earnings	12,375,516	11,836,844	8,448,907
Accumulated other comprehensive income	(252,140)	(139,562)	(539,384)
Total Shareholders’ Equity	12,304,317	11,878,223	8,090,464
Total Liabilities and Shareholders’ Equity	$37,010,544	34,828,482	$33,013,026

The accompanying notes are an integral part of these consolidated financial statements.

F-71

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended
	June 30,	June 30,
	2026	2025
Revenue
Revenue	$11,286,729	$6,277,248
Costs	9,562,122	5,160,776
Gross Profit (Loss)	1,724,607	1,116,472
Operating Expenses
General and administrative expenses
Selling expenses	52,287	6,471
Payroll and employee welfare	454,722	276,558
Depreciation expenses	14,880	5,354
Office and supply expenses	27,490	19,519
Repair & maintenance	22,186	5,971
Rental expenses	31,762	26,751
Bank charges	16,726	37,404
Research and development expenses	-	8,629
Professional fees	261,925	91,284
Consultant fees	21,270	31,340
Insurance	429	-
Vehicle and transportation expenses	13,982	2,845
Travel and entertainment	21,161	8,194
Total general and administrative expenses	938,820	520,320
Total Operating Expenses	938,820	520,320
Income (Loss) from Operation	785,787	596,152
Other Income (Expenses)
Interest income	23,385	23,010
Interest expense	(105,346)	(155)
Gain (loss) on foreign currency transaction	(2,604)	(4,998)
Rental income	901	836
Other income	6,656	2,689
Total Other Income (Expenses)	(77,008)	21,382
Income (loss) before Provision for Income Tax	708,779	617,534
Provision for Income Tax	170,107	148,208
Net Income (Loss)	$538,672	469,326
Other comprehensive income (loss)
Effects of foreign currency conversion	(112,578)	402,319
Total comprehensive income (loss)	$426,094	871,645
Basic and Fully Diluted Income (Loss) per Share	$0.02	$0.02
Weighted average shares outstanding	30,000,000	30,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-72

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Unaudited)

	Ordinary Shares Par Value $0.0001 per share Shares	Amount	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance at April 1, 2025	30,000,000	$3,000	$177,941	$7,979,581	$(941,703)	$7,218,819
Net Income	-	-	-	469,326	-	469,326
Foreign currency translation adjustment	-	-	-	-	402,319	402,319
Balances at June 30, 2025	30,000,000	$3,000	$177,941	$8,448,907	$(539,384)	$8,090,464
Balance at April 1, 2026	30,000,000	$3,000	$177,941	$11,836,844	$(139,562)	$11,878,223
Net income	-	-	-	538,672	-	538,672
Foreign currency translation adjustment	-	-	-	-	(112,578)	(112,578)
Balances at June 30, 2026	30,000,000	$3,000	$177,941	$12,375,516	$(252,140)	$12,304,317

The accompanying notes are an integral part of these consolidated financial statements.

F-73

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	June 30,	June 30,
	2026	2025
Cash Flows from Operating Activities
Net Income (loss)	$538,672	$469,326
Adjustments to reconcile net income (loss) provided (used) by operating activities:
Depreciation	14,880	5,354
Amortization of operating lease right-of-use assets	22,050	18,415
Changes in assets and liabilities
Accounts receivable	(3,728,519)	(175,360)
Others receivable	300	5,850
Advance payment	575,889	(5,053,900)
Project retention	(1,012,566)	(27,322)
Contract assets	7,707,193	(5,598,787)
Prepaid taxes	-	133,506
Accounts payable (exclude the effect of invoices settled through the AP invoice financing program)	2,973,487	1,781,222
Others payable	(19,760)	(11,126)
Accrued expenses	(70,684)	25,835
Project security deposit	118,637	57,188
Contract liabilities	402,350	(122,812)
Deferred revenue	(4,684,395)	19,484,823
Service tax payable	232,095	-
Income tax payable	(327,601)	-
Operating lease liabilities	(22,185)	(19,180)
Net cash provided by operating activities	2,719,843	10,973,032
Cash Flows from Investing Activities
Purchase of property and equipment	(4,619)	(165,116)
Placement of restricted fixed deposits	(4,664,396)	(2,991,156)
Proceeds from maturity/release of restricted fixed deposits	4,643,628	1,879,832
Net cash provided (used) by investing activities	(25,387)	(1,276,440)
Cash Flows from Financing Activities
Repayments of Bank loan - Multi-Option Loan	(95,087)	-
Repayment of Bank loan - Fixed Loan	(33,783)	-
Proceeds from AR invoice financing	3,713,861	-
Proceeds from AP invoice financing	552,400	-
Repayments to AP invoice financing	(1,733,301)	-
Payback of note	(3,115)	(2,759)
Net cash provided (used) by financing activities	2,400,975	(2,759)
Effect on changes in foreign exchange rate	(85,325)	507,094
Increase (decrease) in cash	5,010,106	10,200,927
Cash at beginning of period	2,006,190	5,127,433
Cash at end of period	$7,016,296	$15,328,360
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$87,902	$155
Income tax	$497,708	$14,703
Non-cash investing and financing activities:
Purchase of property and equipment	$950,903	$-
Noncash settlement of accounts payable through supplier finance arrangements	$2,339,978	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-74

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1- ORGANIZATION

Conwall Construction Industries Limited (the “Company” or “Conwall”) was incorporated on February 12, 2026, under the laws of the Cayman Islands as an exempted company. Conwall was incorporated as a holding company for the purpose of acquiring operating companies. On July 16, 2026, the Company completed the share exchange described below and became the holding company of Conwall Construction Industries Sdn. Bhd.

On July 16, 2026, the Company entered into a Share Swap Agreement (the “Share Swap Agreement”) with the shareholders holding all 750,000 issued and outstanding ordinary shares of Conwall Construction Industries Sdn. Bhd. (“Conwall Malaysia”). Conwall Malaysia was incorporated in Malaysia on October 8, 2019, as a private company limited by shares under the Companies Act 2016 and is engaged in the business of providing construction and maintenance services.

Pursuant to the Share Swap Agreement, the Company issued an aggregate of 30,000,000 shares of its common stock to the shareholders of Conwall Malaysia in exchange for all of the issued and outstanding ordinary shares of Conwall Malaysia. Specifically, the Company issued 21,000,000 shares of its common stock to Mr. Ng Boon Teik in exchange for his 525,000 ordinary shares of Conwall Malaysia, and 9,000,000 shares of its common stock to Mr. Hu Jingji in exchange for his 225,000 ordinary shares of Conwall Malaysia. Upon completion of the share exchange, the Company became the sole shareholder of Conwall Malaysia.

The share exchanges have been accounted for as a recapitalization of entities under common control because the same controlling shareholders controlled both entities before and after the transaction. Accordingly, the consolidation of the Company and its subsidiary has been accounted for at historical cost, and the accompanying consolidated financial statements have been prepared as if the transaction had occurred at the beginning of the earliest period presented.

The Company, through its wholly owned subsidiary, Conwall Malaysia, is engaged in the business of providing construction and maintenance services. The Company and its subsidiary are collectively referred to as the “Group” or the “Company”. Where appropriate, the terms “we,” “our,” and “us” refer collectively to Conwall and its subsidiary.

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

F-75

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Interim Financial Statements

The interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required for audited annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the condensed consolidated financial statements not misleading have been included.

The interim financial statements should be read in conjunction with the audited consolidated financial statements and the notes for the year ended March 31, 2025 and 2026. The results of operations for the three months ended June 30, 2026, are not necessarily indicative of the results to be expected for the full year.

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollar (“USD”), which is the reporting currency of the Company. The functional currency of Conwall is USD. The functional currency of Conwall Malaysia is Malaysian Ringgit (“MYR”).

The Company maintains the books and record in the functional currency. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“USD”), and the accompanying consolidated financial statements have been expressed in USD. In accordance with ASC Topic 830- 30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into USD, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive gain (loss) within the statements of changes in shareholders’ equity (deficit).

The exchange rates used for foreign currency translation were as follows:

USD$1 = MYR
Period Covered	Balance Sheet Date Rates	Average Rates
Three months ended June 30, 2026	4.0820	3.9962
Three months ended June 30, 2025	4.2084	4.3075

Statements of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

F-76

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts. These estimates are based on information available through the date of the issuance of the financial statements. Therefore, actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available. The three levels are defined as follow:

Level 1:

Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:

Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3:

Inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all other highly liquid instruments with original maturities of three months or less.

Restricted Fixed Deposits

Certain customers occasionally require the Company to place fixed deposits with licensed financial institutions as security deposits to guarantee the completion of construction projects. The Company places such fixed deposits with reputable banks for terms generally ranging from six to twelve months. These deposits are typically withdrawn upon completion of the related construction projects or upon customer approval. At that time, the principal and accrued interest are released to the Company and become available for working capital purposes. The Company recognizes interest income on these fixed deposits over the term of the deposit.

F-77

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable, net

Accounts receivable, net represent amounts for which the Company has an unconditional right to consideration and are stated at the invoiced amount, net of an allowance for expected credit losses.

The Company evaluates the collectability of its accounts receivable on a recurring basis and maintains adequate allowance for expected credit losses based on management’s estimate of lifetime expected credit losses. In estimating the allowance, the Company considers historical collection experience, the aging of receivable balances, customers’ financial condition and creditworthiness, current economic conditions, reasonable and supportable forecasts, and other relevant factors that may affect customers’ ability to pay.

Accounts receivable are written off against the allowance when management determines that collection is not probable. Subsequent recoveries of amounts previously written off are recorded by reversing the allowance and reducing bad debt expense in the period received.

Advance Payments

Advance payments represent amounts paid to material suppliers and subcontractors in accordance with the terms of purchase contracts and subcontract agreements. These payments are applied against future billings from the respective suppliers and subcontractors as materials are delivered or services are performed.

Advance payments are classified as current or non-current assets based on the Company’s expectation of when the related goods or services will be received and the advances will be applied. Amounts expected to be applied within one year after the balance sheet date are classified as current assets, while amounts expected to be applied after one year are classified as non-current assets.

Project Retention

Project retention represents the portion of the contract price withheld by customers from progress payments on completed construction projects. These retentions serve as security for the satisfactory performance of the Company’s contractual obligations, including any defects or warranty claims.

Retained amounts are generally released to the Company in accordance with the terms of the respective contracts, typically within one to two years after project completion upon the expiry of the warranty or defect liability period. Project retentions are classified as current or non-current, depending on the expected release date, and are stated at their original amount less any allowance for doubtful accounts, if required.

The Company periodically reviews the collectability of project retentions and recognizes an allowance when there is objective evidence that the amounts may not be fully recoverable. Write- offs and recoveries are accounted for in the same manner as accounts receivable.

F-78

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property, plant and equipment

Property and equipment primarily consist of office renovation and furniture, and office equipment, which are stated at cost less accumulated depreciation, and less any provision required for impairment in value. Depreciation is computed using the straight-line method based on the estimated useful lives as follows:

Office furniture	10 years
Office equipment	2.5 years
Leasehold improvements	5 years or lease term, whichever is shorter

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statement of operations and comprehensive income.

Refundable Insurance Premium

On August 7, 2025, the Company purchased a five-year key person life insurance policy covering one of its executive officers. The policy provides a death benefit of $370,627 (RM1,500,000) and a total and permanent disability benefit of $370,627 (RM1,500,000) through August 6, 2030.

The Company paid a single premium of $247,161 (RM1,000,311) (exclusive of applicable taxes) upon issuance of the policy. The premium was financed through a bank loan, with the loan proceeds disbursed directly by the lending institution to the insurer, as more fully disclosed in Note 11 – Bank Loan – Fixed Loan. The policy does not provide any cash surrender value during its five-year coverage term. Under the terms of the policy, if no death or total and permanent disability claim is made during the coverage period and the policy remains in force through its maturity date, the insurer is contractually obligated to refund 100% of the single premium paid to the Company upon maturity.

Because the policy has no cash surrender value and the premium is contractually refundable only upon maturity, the Company records the refundable premium as a noncurrent asset in the consolidated balance sheets. The Company evaluates the recoverability of this asset at each reporting date and records an allowance for credit losses or impairment when collection of the refundable premium is no longer considered probable.

The Company does not recognize the $370,627 (RM1,500,000) death benefit or total and permanent disability benefit as an asset because the receipt of such benefits is contingent upon future insured events. Any proceeds received under the policy in excess of the carrying amount of the refundable premium will be recognized in earnings when realized.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the three months ended June 30, 2026 and 2025.

F-79

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Project Security Deposits

Project security deposits represent amounts received from subcontractors as security for the satisfactory performance of their contractual obligations. These deposits are refundable upon the completion of the related projects and the expiration of the applicable warranty period, provided the subcontractors have fulfilled all contractual requirements.

Project security deposits are classified as current or non-current liabilities based on the Company’s expectation of when the related deposits will become refundable. Deposits expected to be refunded within one year after the balance sheet date are classified as current liabilities, while those expected to be refunded after one year are classified as non-current liabilities.

Lease

The Company leases are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets incurred in the three months ended June 30, 2026 and 2025.

Concentration of Credit Risk

Financial instruments the Company holds that are subject to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company maintains cash balances with high-credit-quality financial institutions that periodically exceed insured limits. As of June 30, 2026 and 2025, substantially all of the Company’s cash deposits were held with financial institutions in Malaysia, and certain balances exceeded the applicable deposit insurance limits. Management regularly monitors the creditworthiness of these institutions. The Company has not experienced any losses on such deposits and believes it is not exposed to any significant credit risk on its cash balances.

For the three months ended June 30, 2026 and 2025, two customers and one customer, respectively, accounted for more than 10% of the Company’s total sales.

For the three months ended June 30, 2026 and 2025, two vendors and three vendors, respectively, accounted for more than 10% of the Company’s total purchases.

F-80

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company adopted ASC 606 upon inception. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company derives its revenue primarily from construction contracts with customers. Revenue is recognized in accordance with ASC 606 when control of the promised goods or services is transferred to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Construction contracts generally contain a single performance obligation because the individual services provided under the contract are not separately identifiable and are integrated into a single combined output, which is the completed construction project.

Revenue from construction contracts is recognized over time, as the Company’s performance creates or enhances an asset that the customer controls as the asset is constructed. Progress toward completion is measured using the cost-to-cost input method, under which the percentage of completion is determined by comparing costs incurred to date with total estimated contract costs. Revenue recognized to date is calculated by applying the percentage of completion to the total transaction price of the contract. Revenue recognized in the current period represents the cumulative revenue recognized to date less amounts recognized in prior periods.

Costs incurred include direct materials, direct labor, subcontractor costs, and other costs directly attributable to the contract. Management periodically reviews and updates estimates of total contract costs. Changes in estimated costs or contract value are recognized as cumulative catch-up adjustments to revenue in the period the estimates change.

Timing differences between revenue recognized and amounts billed to customers result in contract assets or contract liabilities. A contract asset is recorded when revenue recognized exceeds billings to the customer, while a contract liability is recorded when billings exceed revenue recognized. The Company expects substantially all contract assets outstanding as of June 30, 2026 to be billed and collected within one year. The Company also expects substantially all contract liabilities outstanding as of June 30, 2026 to be recognized as revenue within one year.

If at any time the estimated total costs of a contract exceed the transaction price, the Company recognizes the entire estimated loss immediately in the period in which the loss becomes probable.

F-81

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

For certain sundry construction projects with a total contract price of less than $24,020 (RM100,000) or an expected duration of less than three months, the Company does not apply the cost-to-cost input method to measure progress toward completion. Due to the short-term nature and immaterial size of these contracts, revenue is recognized by matching revenue with the related costs incurred within the same reporting period. Management has concluded that this approach does not result in a material difference from the revenue that would have been recognized using the cost-to-cost input method.

The Company generally provides limited warranties for work performed under its contracts. These warranties are assurance-type warranties that provide customers with assurance that the completed work complies with agreed-upon specifications and do not represent separate performance obligations. Historically, warranty claims have not resulted in material costs incurred. Any estimated warranty costs are included in the individual project cost estimates used in accounting for long-term contracts.

Project Estimates

Due to the nature of our industry, there is significant complexity in our estimation of total expected revenue and cost, for which we must make significant judgments. Our contracts with our customers may contain several types of variable consideration, including claims, unpriced change orders, award and incentive fees, liquidated damages and penalties or other provisions that can either increase or decrease the contract price to arrive at estimated revenue. Certain variable consideration, such as award and incentive fees, generally are earned upon achievement of certain performance metrics, program milestones or cost targets and can be based upon customer discretion. We estimate variable consideration at the most likely amount to which we expect to be entitled upon completion of a project. We include estimated amounts in the transaction price to the extent it is probable we will realize that amount. Our estimates of variable consideration and our determination of its inclusion in project revenue are based on an assessment of our anticipated performance and other information that may be available to us.

At a project level, we have specific practices and procedures to review our estimate of total revenue and cost. Each project team reviews the progress and execution of our performance obligations, which impact the project’s accounting outcome. As part of this process, the project team reviews information such as any outstanding key contract matters, progress towards completion and the related program schedule and identified risks and opportunities. The accuracy of our revenue and profit recognition in a given period depends on the accuracy of our project estimates, which can change from period to period due to a variety of factors including:

●	Complexity in original design;
●	Extent of changes from original design;
●	Different site conditions than assumed in our bid;
●	Length of time to complete the project;
●	Availability and cost of equipment and materials;
●	Subcontractor performance;
●	Our ability to recover for additional contract costs.

We recognize changes in contract estimates on a cumulative catch-up basis in the period in which the changes are identified. Such changes in contract estimates can result in the recognition of revenue in a current period for performance obligations which were satisfied or partially satisfied in prior periods. Changes in contract estimates may also result in the reversal of previously recognized revenue if the current estimate adversely differs from the previous estimate.

F-82

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Remaining Performance Obligations

The Company’s remaining performance obligations as of June 30, 2026 represent a measure of the total dollar value of work to be performed on contracts awarded and in progress. The Company had approximately $7,605,215 in remaining performance obligations as of June 30, 2026. The Company expects to recognize 100% of our remaining performance obligations within the next twelve months.

Although remaining performance obligations reflect business that is considered to be firm, cancellations, scope adjustments, foreign currency exchange fluctuations or project deferrals may occur that impact their volume or the expected timing of their recognition. Remaining performance obligations are adjusted to reflect any known project.

Comprehensive Income (Loss)

ASC 220 “Comprehensive Income” established standards for reporting and display of comprehensive income/loss, its components and accumulated balances. Components of comprehensive income/loss include net income/loss and foreign currency translation adjustments. The component of accumulated other comprehensive income (loss) consisted of foreign currency translation adjustments.

Earnings per share

Basic earnings per ordinary share is computed by dividing net earnings attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per ordinary share is computed by dividing net income attributable to ordinary shareholders by the sum of the weighted-average number of ordinary shares outstanding and potential ordinary shares, such as convertible securities, options and warrants, as if they had been converted at the beginning of the periods presented or on the issuance date, if later. Potential ordinary shares that have an anti-dilutive effect, meaning those that increase income per share or decrease loss per share, are excluded from the calculation of diluted earnings per share. For the three months ended June 30, 2026 and 2025, the Company had no dilutive securities.

Segment Reporting

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute one reportable segment in accordance with ASC 280, construction and maintenance services.

F-83

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

The Company accounts for income taxes in interim periods in accordance with FASB ASC 740-270, “Interim Reporting.” The Company has determined an estimated annual effective tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company’s fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year- to-date ordinary income (or loss) at the end of the interim period.

(1) Income tax of Cayman Islands

Conwall was incorporated in the Cayman Islands as an exempted company and is governed by the tax laws of the Cayman Islands. Under the current laws of the Cayman Islands, Conwall is not subject to income taxes or capital gains taxes. In addition, upon payment of dividends by Conwall to its shareholders, no Cayman Islands withholding tax will be imposed.

(2) Income tax of Malaysia

Conwall Malaysia was incorporated in Malaysia, and accordingly are governed by the income tax laws of Malaysia. The income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations, and practices. Under the Income Tax Act of Malaysia, enterprises incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while prefer, tax holidays, and tax exemptions may be granted on a case-by-case basis. The tax rate for small and medium sized companies (generally companies incorporated in Malaysia with paid-in capital of $617,711 (RM2,500,000) or less, and gross income of not more than $12,010,280 (RM50,000,000) is 15% on the first $36,030 (RM150,000) of taxable income and 17% on taxable income from $36,031 (RM150,001) to $144,123 (RM600,000), with any remaining taxable income taxed at the standard rate of 24%.

The local tax authority conducts periodic and ad hoc tax filing reviews on business enterprises after those enterprises complete their relevant tax filings. Therefore, the Company’s tax filings are subject to examination. It is therefore uncertain as to whether the local tax authority may take different views about the Company’s tax filings, which may lead to additional tax liabilities. As of June 30, 2026 and 2025, all of the Company’s tax returns remain open for statutory examination by relevant tax authorities.

F-84

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

(2) Income tax of Malaysia (continued)

Conwall Malaysia evaluates its uncertain tax positions in accordance with applicable accounting guidance. The Company recognizes interest and penalties related to uncertain tax positions, if any, as a component of income tax expense. As of June 30, 2026, the Company did not have any significant uncertain tax positions requiring recognition or disclosure in the accompanying consolidated financial statements.

Service taxes

Service tax is a consumption tax levied by Malaysian tax authorities and is charged on any taxable service income provided in Malaysia by a registered company in carrying on their business. Conwall Malaysia is engaged in the business of construction services, which became subject to certain construction-related service tax on July 1, 2025. Conwall registered with the local tax authorities in August 2025 and commenced filing service tax returns and remitting service tax beginning in September 2025.

For construction-related services, the applicable service tax rates are 6% ad valorem for construction work and 8% ad valorem for maintenance or repair work. A company is required to register for service tax purposes if the total value of its taxable services over a rolling 12-month period exceeds, or is expected to exceed, the prescribed registration threshold of $370,627 (RM1,500,000) for construction service providers.

Service tax collected is not an expense of the Company and is recorded as a liability until remitted to the Malaysian tax authorities. The Company presents revenue net of service tax collected.

Payroll Taxes and Statutory Contributions

Under Malaysian income tax regulations, employers are required to withhold employee income taxes under the Monthly Tax Deduction (“MTD”), also known as Potongan Cukai Bulanan (“PCB”), system administered by the Inland Revenue Board of Malaysia. The Company withholds the required amounts from employees’ salaries and remits them to the Malaysian tax authorities on a monthly basis. As the Company acts solely as a withholding agent, amounts withheld from employees’ compensation are not recognized as an expense of the Company and are recorded as payroll tax payable until remitted.

In addition to employee income tax withholdings, the Company is required to make statutory employer contributions to employee benefit programs, including the Employees Provident Fund (“EPF”), the Social Security Organization (“SOCSO”), the Employment Insurance System (“EIS”), and, where applicable, the Human Resource Development Corporation (“HRD Corp”). Employer contributions are recognized as employee benefit expense in the period in which the related services are rendered. Amounts due but not yet remitted are included in accrued payroll-related liabilities.

F-85

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Payroll Taxes and Statutory Contributions (continued)

HRD Corp administers Malaysia’s Human Resources Development Fund, which is financed through a statutory levy paid by eligible employers. Employers subject to the levy may apply for grants or reimbursements for qualifying employee training and workforce development programs. Levies paid to HRD Corp are recognized as employee benefit expense, while reimbursements received for approved training programs are recognized as a reduction of the related training expense or as other operating income, as appropriate, when realization is probable.

Related Parties Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered as a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts of related party transactions due to their related party nature.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued Accounting Standards Update (“ASU”) No. 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220- 40): Disaggregation of Income Statement Expenses, requiring public companies to disclose additional information about specific expense categories in the notes to the consolidated financial statements on an annual and interim basis. ASU No. 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its unaudited consolidated financial statements and related disclosures.

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow- Scope Improvements, which clarifies the guidance in Topic 270 to improve the consistency of interim financial reporting. The ASU provides a comprehensive list of required interim disclosures and introduces a disclosure principle requiring entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. ASU No. 2025-11 is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its unaudited interim consolidated financial statements and related disclosures.

F-86

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 3- ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

	June 30,	June 30,
	2026	2025
Accounts receivable	$6,086,093	$628,723
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$6,086,093	$628,723

Bad debt expense charged to operations was $0 for the three months ended June 30, 2026 and 2025.

Note 4- PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	June 30,	June 30,
	2026	2025
(1) Land	$667,818	$647,760
(2) Manufacture facility under construction	8,843,704	902,956
Office furniture	12,551	12,174
Office equipment	178,172	152,802
Machinery and equipment	27,263	17,890
Motor vehicle	222,838	167,247
Leasehold improvements	143,569	136,331
Total	10,095,915	2,037,160
Less: Accumulated depreciation	(119,380)	(61,023)
Total property, plant and equipment, net	$9,976,535	$1,976,137

Depreciation expense charged to operations was $14,880 and $5,354 for the three months ended June 30, 2026 and 2025, respectively.

(1) Land

In January 2025, the Company acquired a parcel of land located at Lot No. 1061, Mukim 04, Tempat Sungai Baong, Daerah Seberang Perai Selatan, Pulau Pinang, Malaysia, with an area of approximately 160,355 square meters, for a purchase price of $673,561 (RM2,726,035). The Company does not depreciate land as it is considered to have an indefinite useful life in accordance with ASC 360, Property, Plant, and Equipment.

On February 1, 2025, the Company entered into a lease agreement with an individual to lease this land for a term ending January 31, 2028. The lease provides for monthly rental payments of $268 (RM1,200).

The Company has determined that the lease is an operating lease under ASC 842, Leases, with the Company acting as the lessor. Lease income is recognized on a straight-line basis over the lease term. Because the lease provides for fixed monthly rental payments throughout the lease term, straight-line lease income equals the contractual rental payments, and no lease receivable, deferred rent asset, or deferred rent liability was recognized.

F-87

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 4- PROPERTY, PLANT AND EQUIPMENT (continued)

(2) Manufacturing Facility Under Construction

In June 2025, the Company entered into a Sale and Purchase Agreement (the “Agreement”) to acquire a manufacturing facility for a total purchase price of $9,389,207 (RM38,000,000). The property is located at No.2 Lorong Valdor Jaya 4, Taman Perindustrian Valdor Jaya, 14200 Sungai Jawi, Pulau Pinang, Malaysia, and has a total floor area of approximately 153,228 square feet.

Under the terms of the Agreement, the purchase price is payable in installments based on specified construction milestones. As of June 30, 2026, the Company had made cumulative payments of $8,843,704 (RM36,100,000), of which $6,102,984 (RM24,700,000) was financed through a Multi-Option Loan with a financial institution, with the loan proceeds disbursed directly by the lending institution to the seller, as more fully described in Note 10 Bank Loan-Multi-Option Loan.

As of June 30, 2026, construction of the manufacturing facility had not been completed, and a Certificate of Occupancy had not yet been issued. Accordingly, legal title to the building had not yet been transferred to the Company.

As of June 30, 2026, amounts paid under the Agreement were classified as construction in progress within property, plant and equipment. No depreciation was recognized because the facility was not yet placed into service.

As more fully disclosed in Note 15, Subsequent Events, construction of the building was completed, and a Certificate of Occupancy for the building was issued on September 10, 2026. On September 22, 2026, the Company paid the remaining purchase price of $469,460 (RM1,900,000), thereby settling the purchase price in full. However, the transfer of legal title to the building to the Company is still in process.

On September 17, 2026, the Company entered into a three-year lease agreement with a third party to lease the building, with the lease term commencing on November 24, 2026. The Company originally intended to use the building as a manufacturing facility to produce prefabricated components for its construction projects. However, because the Company has not yet finalized its manufacturing processes, it has elected to lease the building to a third party on a temporary basis pending the commencement of its planned manufacturing operations.

Note 5- ACCRUED EXPENSES

Accrued expenses consist of the following:

	June 30,	June 30,
	2026	2025
Accrued payroll and employee welfare	$139,563	$92,906
Accrued interest expenses	12,506	-
Accrued consultant expenses	3,185	19,010
Total	$155,254	$111,916

F-88

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 6- LEASE

The Company has operating leases for corporate offices and employees’ accommodation. These leases have lease terms ranging from two to four years. The Company has elected to not recognize lease assets and liabilities for leases with a term less than twelve months.

The Operating lease right-of-use assets and corresponding liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rates for these leases based primarily on lease terms were 6%.

The components of lease costs, lease term and discount rate with respect of corporate offices and employees’ accommodation leases with an initial term of more than 12 months are as follows:

	For the Three Months Ended
	June 30,	June 30,
	2026	2025
Operating lease cost	$23,587	$21,883
Weighted Average Remaining Lease Term - Operating leases	0.99 years	1.99	years
Weighted Average Discount Rate - Operating leases	6.00%	6.00%

The following is a schedule, by years, of maturities of corporate offices and employees’ accommodation lease liabilities as of June 30, 2026:

For the years ended March 31,	Operating Leases
2027	$69,280
2028	22,048
Total lease payment	91,328
Less: imputed interest	(2,796)
Total lease liabilities	88,532
Less: current portion	(88,532)
Non-current liabilities	$-

F-89

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 7- RELATED PARTY TRANSACTION

Due from Directors

The Company provided advances to directors of Conwall Malaysia for the purpose of securing construction projects on the Company’s behalf. These advances are non-interest-bearing, unsecured, due on demand, and were not supported by any written agreement. In February 2026, the director fully repaid the advances to Conwall Malaysia upon completion of the recruitment activities.

Due to a Related Party

(1)

Tai One (HK) Co., Limited is a Hong Kong company wholly owned by Mr. Hu Jingji, a director of Conwall Malaysia. Tai One (HK) Co., Limited provides design services to the Company.

For the three months ended June 30, 2026 and 2025, the Company did not purchase any design services from Tai One (HK) Co., Limited. As of June 30, 2026 and 2025, amounts payable to Tai One (HK) Co., Limited were $1,714,846 and $1,663,340, respectively. These balances were carried forward from prior periods and are included in accounts payable in the consolidated balance sheets, as management expects to settle them within the next 12 months as funds become available.

(2)

Sigma Ecotech Sdn. Bhd. (“Sigma”) is a Malaysian company for which the Company’s Chief Executive Officer, Mr. Ng Boon Teik, serves as a director. Sigma acts as a subcontractor and material supplier to Conwall Malaysia. In addition to purchasing goods and services from Sigma, the Company also entered into limited sales transactions with Sigma.

For the three months ended June 30, 2026 and 2025, the Company did not purchase any goods and services from Sigma. As of June 30, 2026 and 2025, amounts payable to Sigma were $0.

For the three months ended June 30, 2026 and 2025, the Company did not recognize sales to Sigma. As of June 30, 2026 and 2025, amounts due to Sigma were $2,935 and $3,892, respectively. These balances were carried forward from prior periods and are included in other payables in the consolidated balance sheets.

Sigma was considered a related party through May 4, 2026 because the Company’s Chief Executive Officer served as a director of Sigma. On May 4, 2026, the Chief Executive Officer resigned as a director of Sigma, and the entity ceased to be a related party of the Company as of that date.

Lease from a Related Party

The Company leases office space from Keyone Property Development Sdn. Bhd., a Malaysian company of which the Company’s Chief Executive Officer, Mr. Ng Boon Teik, is a director. The lease commenced on July 1, 2023 and expires on June 30, 2025. The lease includes an option to renew for an additional two-year term at a monthly rental of $7,206 (RM30,000).

The Company has concluded that it is reasonably certain to exercise the renewal option. Accordingly, the renewal period has been included in the lease term in accordance with ASC 842. The lease is classified as an operating lease.

F-90

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 7- RELATED PARTY TRANSACTION (continued)

Lease from a Related Party (continued)

The Operating lease right-of-use assets and corresponding liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rates for these leases based primarily on lease terms were 6%.

The components of lease costs, lease term and discount rate with respect of corporate offices are as follows:

	For the Three Months Ended
	June 30,	June 30,
	2026	2025
Operating lease cost	$22,521	$20,894
Weighted Average Remaining Lease Term - Operating leases	1 year	2 years
Weighted Average Discount Rate - Operating leases	6.00%	6.00%

The following is a schedule, by years, of maturities of corporate offices and employees’ accommodation lease liabilities as of June 30, 2026:

For the years ended March 31,	Operating Leases
2027	$66,144
2028	22,048
Total lease payment	88,192
Less: imputed interest	(2,728)
Total lease liabilities	85,464
Less: current portion	(85,464)
Non-current liabilities	$-

Note 8- NOTE PAYABLE

In July 2023, the Company entered into a vehicle financing agreement and borrowed $33,400 (RM140,000) to finance the acquisition of a motor vehicle. The loan is repayable in 35 monthly installments of $1,005 (RM4,183) each, followed by a final installment of $1,004 (RM4,179). Total interest expenses over the term of the loan amount to $2,542 (RM10,584), and the loan bears an effective interest rate of 4.79%.

The loan was fully repaid in June 2026. For the three months ended June 30, 2026 and 2025, interest expense recognized in connection with the loan amounted to $23 (RM95) and $155 (RM667), respectively.

F-91

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 9- INVOICE FINANCING LIABILITIES

The Company participates in accounts receivable (“AR”) and accounts payable (“AP”) invoice financing arrangements with financial institutions to manage working capital and enhance liquidity.

(1) Accounts Receivable Invoice Financing

Accounts receivable invoice financing is an arrangement under which the Company pledges eligible trade receivables as collateral to obtain short-term financing from financial institutions prior to the collection of the underlying receivables. The financial institutions generally deduct the applicable interest and bank fees from the financing proceeds and deposit the net proceeds into the Company’s bank account. On the maturity date, the Company is required to repay the full amount of the financing to the financial institutions. If the Company repays the financing before the maturity date, the financial institution generally does not refund any interest deducted from the financing proceeds at inception.

The Company retains ownership of the underlying receivables and continues to recognize such receivables in its consolidated balance sheets. Accordingly, the arrangement is accounted for as a secured borrowing. Cash proceeds received from the financing arrangement and repayments of principal are presented as cash flows from financing activities in the consolidated statements of cash flows. Cash collections of the underlying trade accounts receivable are presented as operating activities, consistent with the Company’s normal cash receipts for accounts receivable from customers. Interest paid is included in cash flows from operating activities.

In May 2026, the Company pledged accounts receivable with a carrying amount of $5,433,214 (RM22,178,380) as collateral for a short-term financing of $3,753,566 (RM15,000,000), which had an original maturity of 78 days and bore interest at an annual rate of 4.95%. The lender deducted interest of $39,705 (RM158,671) from the financing proceeds at inception. The Company fully repaid the financing on July 2, 2026, as more fully disclosed in Note 15 Subsequent Events. The lender did not refund any portion of the interest deducted from the financing proceeds upon early repayment.

The related customer collections were received in June 2026. As of June 30, 2026, the outstanding accounts receivable invoice financing arrangements were $3,674,669 (RM15,000,000 ), which was included in Invoice Financing Liabilities in the consolidated balance sheets and subsequently paid off on July 2, 2026, as more fully disclosed in Note 15, Subsequent Events. For the three months ended June 30, 2026, the Company recognized interest expense of $19,344 (RM77,301) related to accounts receivable invoice financing.

(2) Accounts Payable invoice financing

Accounts payable invoice financing is a supplier finance arrangement under which a financial institution settles eligible supplier invoices on behalf of the Company, and the Company repays the financial institution at a later date in accordance with the agreed terms.

Beginning in August 2025, the Company entered into an AP invoice financing arrangement with a financial institution to facilitate settlement of eligible supplier invoices. Under the arrangement, the Company may obtain financing of up to $9,883,376 (RM40,000,000) in outstanding principal at any time, with individual financing terms of up to 90 days. Amounts financed bear interest at a rate of 1.5% per annum above the financial institution’s prevailing Effective Cost of Funds. Accordingly, the effective interest rate fluctuates based on changes in the underlying benchmark rate.

F-92

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 9- INVOICE FINANCING LIABILITIES (continued)

(2) Accounts Payable invoice financing (continued)

The repayment obligations under the AP invoice financing facility are guaranteed by the directors of Conwall Construction Industries Sdn. Bhd., Mr. Hu Jingji and Mr. Ng Boon Teik, up to the maximum facility amount of $9,883,376 (RM40,000,000).

From time to time, the Company submits eligible supplier invoices to the financial institution, which pays the suppliers directly on the Company’s behalf. Upon payment by the financial institution, the Company’s obligation to the supplier is satisfied and a corresponding obligation to the financial institution is recognized. The Company subsequently repays the financial institution at maturity or earlier, together with accrued interest and bank charges.

Upon repayment of the outstanding financing, the Company may submit additional eligible supplier invoices to the financial institution for financing, provided that the aggregate outstanding financing balance does not exceed the maximum financing facility of $9,883,376 (RM40,000,000).

The Company accounts for the arrangement as a financing obligation. Accordingly, amounts outstanding under the arrangement are presented separately from trade accounts payable in the consolidated balance sheets as Invoice Financing Liabilities. At the time the financial institution settles eligible supplier invoices on the Company’s behalf, the payments made directly to the suppliers are considered non-cash financing activities and, accordingly, are excluded from changes in accounts payable in the consolidated statements of cash flows. Subsequent repayments of principal to the financial institution are presented as cash flows from financing activities, while interest paid is presented as cash flows from operating activities.

In the three months ended June 30, 2026, the Company recognized interest expenses of $19,302 (RM77,137) related to the accounts payable invoice financing arrangement. The effective interest rate applicable to amounts financed under the arrangements ranged from 4.85% to 5.05% per annum. As of June 30, 2026, the outstanding balance under the arrangement was $2,831,583 (RM11,558,522), which was paid off on July 2, 2026 as more fully disclosed in Note 15, Subsequent Events.

The following table presents changes in accounts payable invoice financing:

	June 30,	June 30,
	2026	2025
Beginning balance of AP invoice financing liabilities	$1,711,459	$-
AP invoices paid by the financial institution directly	2,339,978	-
* Proceeds deposited to the Company by the financial institution	552,400
Payments made by the Company to the financial institution	(1,733,301)	-
Effects of exchange rate changes	(38,953)	-
Ending balance of AP invoice financing liabilities	$2,831,583	$-
Plus: ending balance of AR invoice financing liabilities	3,674,669	-
Total Invoice Financing Liabilities	$6,506,252	$-

*	Generally, the financial institution pays the suppliers directly on behalf of the Company. However, during the three months ended June 30, 2026, the financial institution, on certain occasions, deposited aggregate proceeds of $552,400 (RM 2,207,500) into the Company’s bank account, which the Company subsequently used to settle its accounts payable to the suppliers.

F-93

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 10- BANK LOAN - MULTI-OPTION LOAN

In August 2025, the Company had a Multi-Option Loan (“MOL”) facility with a financial institution providing a maximum principal amount of $6,385,069 (RM26,600,000) to finance the acquisition of the manufacturing facility, as more fully described in Note 4 – Property, Plant and Equipment. The loan proceeds would be disbursed directly by the lending institution to the seller. In October 2025, the Company drew $5,164,064 (RM20,900,000) under the facility to fund a portion of the purchase price of the manufacturing facility.

The loan facility is guaranteed by the directors of Conwall Malaysia, Mr. Hu Jingji and Mr. Ng Boon Teik.

The loan bears interest at a variable rate equal to 1.50% per annum above the lending institution’s prevailing one-month Effective Cost of Funds, with interest calculated on monthly rests. Accordingly, the interest rate fluctuates with changes in the underlying benchmark rate.

The loan is repayable over a period of 54 months. The Company is required to make 53 monthly installments of $37,804 (RM153,000), each consisting of principal and accrued interest, followed by payment of the remaining outstanding principal together with any accrued interest in the 54th month. Interest is payable monthly in arrears.

The financial institution will review the facility prior to maturity to determine whether to renew or extend the remaining amortization period beyond the initial 54-month term, subject to satisfactory account performance, the Company’s financial condition, and the continued satisfaction of the financial institution’s credit requirements. However, the financial institution is under no obligation to renew or extend the facility.

The loan may not be prepaid without the prior written consent of the financial institution. If prepayment is approved, the Company may be required to pay a prepayment fee equal to 2.0% of the amount prepaid, together with any funding losses incurred by the financial institution as a result of the prepayment.

The Company paid interest of $39,788 (RM 165,643) in the three months ended December 31, 2025. The Company commenced making monthly installment of $37,804 (RM 153,000) in January 2026. For the year ended March 31, 2026, the Company recognized interest expense of $111,915 (RM465,915) related to the loan, and the effective interest rate ranged from 4.15% to 5.05%. As of March 31, 2026, the outstanding principal balance of the loan was $5,107,926 (RM 20,672,797).

The Company drew loan proceeds of $469,460 (RM1,900,000) in April 2026 and an additional $469,460 (RM1,900,000) in May 2026, resulting in total additional borrowings of $938,920 (RM3,800,000). As more fully disclosed in Note 15, Subsequent Events, on September 22, 2026, the Company paid the remaining purchase price of $469,460 (RM1,900,000 ), thereby settling the purchase price in full. Accordingly, the Company has drawn down the maximum facility amount of $6,385,069 (RM26,600,000), and the proceeds have been used for their intended purpose.

In May 2026, the financial institution revised the repayment schedule and notified the Company that, effective May 2026, the required monthly installment would be $37,804 (RM153,000) plus accrued interest.

In the three months ended June 30, 2026, the Company recognized interest expense of $64,968 (RM259,626) related to the loan, and the effective interest rate ranged from 4.59% to 4.72%. As of June 30, 2026, the outstanding principal balance of the loan was $5,902,207 (RM 24,092,807).

F-94

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 10- BANK LOAN - MULTI-OPTION LOAN (continued)

Scheduled principal maturities of the loan as of June 30, 2026, after giving effect to the revised monthly installment effective May 2026, are as follows:

As of June 30, 2026, future minimum principal payments for the term loan are as following:

Year Ended March 31,	Principal Payment
2027	$392,941
2028	449,780
2029	449,780
2030	449,780
2031	4,159,926
Total	$5,902,207

Note 11- BANK LOAN - FIXED LOAN

In August 2025, the Company entered into a Fixed Loan (“FL”) facility with a financial institution providing a maximum borrowing capacity of $266,851 (RM1,080,000) to finance the single-premium payment of $247,161 (RM1,000,311) for a five-year key person life insurance policy, with the loan proceeds disbursed directly by the lending institution to the insurer, as more fully disclosed in the “Refundable Insurance Premium” section of Note 2.

The loan facility is guaranteed by the directors of Conwall Malaysia., Mr. Hu Jingji and Mr. Ng Boon Teik.

The loan bears interest at a floating rate equal to 1.00% per annum above the financial institution’s prevailing one-month Effective Cost of Funds (“ECOF”), with interest calculated on the outstanding principal balance using monthly rests. Accordingly, the interest rate fluctuates with changes in the underlying benchmark rate.

The loan is repayable over a period of 24 months. Principal is repayable in fixed monthly installments of $11,119 (RM45,000), with accrued interest payable monthly in arrears. Monthly principal repayments commenced in September 2025.

Under the terms of the loan agreement, the Company may not prepay the loan without the prior written consent of the financial institution. If prepayment is approved, the Company may be required to pay a prepayment fee equal to 2.0% of the amount prepaid, together with any funding losses incurred by the lender as a result of the prepayment.

For the three months ended June 30, 2026, the Company recognized interest expense of $1,708 (RM6,825) related to the loan, and the effective interest rate ranged from 4.08% to 4.72%. As of June 30, 2026, the outstanding principal balance was $154,336 (RM630,000).

Scheduled principal maturities of the loan as of June 30, 2026, are as follows:

Year Ended March 31,	Principal Payment
2027	$99,216
2028	55,120
Total	$154,336

F-95

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 12- EQUITY CAPITAL

Authorized Capital

On the date of incorporation, the Company is authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share.

Issuance of Common Stock

As more fully described in Note 1, on July 16, 2026, the Company completed a share exchange transaction by issuing an aggregate of 30,000,000 shares of its common stock to the two shareholders of Conwall Malaysia in exchange for all 750,000 issued and outstanding ordinary shares of Conwall Malaysia. Following the transaction, Conwall Malaysia became a wholly owned subsidiary of the Company.

Repurchase and Cancellation of Common Stock

On September 8, 2026, the Company repurchased 5,329,076 shares of its common stock at a par value of $0.0001 per share for an aggregate purchase price of $533. The repurchased shares were subsequently canceled. Following the completion of the share repurchase and cancellation, the Company had 24,670,924 shares of common stock issued and outstanding.

Dividend paid

In August 2025, Conwall Malaysia paid dividend of $253,424.

Note 13- INCOME TAXES

The income tax payable were as follows:

	June 30,	June 30,
	2026	2025
Malaysia-Conwall Malaysia	$277,234	$-
	$277,234	$-

The components of the income tax provision were as follows:

	For the Three Months Ended
	June 30,	June 30,
	2026	2025
Malaysia-Conwall Malaysia	$170,107	$148,208
	170,107	148,208

F-96

CONWALL CONSTRUCTION INDUSTRIES LIMITED AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 14- CONTINGENCIES, RISKS AND UNCERTAINTIES

Foreign operation

The Company’s operations are substantially carried out in Malaysia. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments therein. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation among other factors.

Liquidity risk

The Company is exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

Other risk

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, such as the COVID-19 outbreak and spread, which could significantly disrupt the Company’s operations.

Note 15- SUBSEQUENT EVENTS

Manufacturing Facility

As more fully disclosed in Note 4, Property, Plant, and Equipment, in June 2025, the Company entered into a Sale and Purchase Agreement (the “Agreement”) to acquire a manufacturing facility for a total purchase price of $9,389,207 (RM38,000,000). The property is located at No.2 Lorong Valdor Jaya 4, Taman Perindustrian Valdor Jaya, 14200 Sungai Jawi, Pulau Pinang, Malaysia, and has a total floor area of approximately 153,228 square feet.

As more fully disclosed in Note 10 Bank Loan-Multi-option loan, in August 2025, the Company had a Multi-Option Loan (“MOL”) facility with a financial institution providing a maximum principal amount of $6,385,069 (RM26,600,000) to finance the acquisition of the manufacturing facility. The loan proceeds would be disbursed directly by the lending institution to the seller.

On September 22, 2026, the Company paid the remaining purchase price of $469,460 (RM1,900,000), thereby settling the purchase price in full. Accordingly, the Company has drawn down the maximum facility amount of $6,385,069 (RM26,600,000), and the proceeds have been used for their intended purpose.

Construction of the building was completed, and a Certificate of Occupancy for the building was issued on September 10, 2026. However, the transfer of legal title to the building to the Company is still in process.

On September 17, 2026, the Company entered into a three-year lease agreement with a third party to lease the building, with the lease term commencing on November 24, 2026. The Company originally intended to use the building as a manufacturing facility to produce prefabricated components for its construction projects. However, because the Company has not yet finalized its manufacturing processes, it has elected to lease the building to a third party on a temporary basis pending the commencement of its planned manufacturing operations.

Repurchase and Cancellation of Common Stock

On September 8, 2026, the Company repurchased 5,329,076 shares of its common stock at a par value of $0.0001 per share for an aggregate purchase price of $533. The repurchased shares were subsequently canceled. Following the completion of the share repurchase and cancellation, the Company had 24,670,924 shares of common stock issued and outstanding.

Payoff of Invoice Financing Liabilities

As more fully disclosed in Note 9, “Invoice Financing Liabilities,” the Company had outstanding invoice financing liabilities of $6,506,252 (RM 26,558,522) as of June 30, 2026. The outstanding financing liabilities were subsequently paid in full on July 2, 2026.

F-97

Unaudited Pro Forma Condensed Combined Financial Information

Defined terms included below have the same meanings as terms defined and included elsewhere in this registration statement.

Introduction, Transaction Description and Basis of Presentation

The following unaudited pro forma condensed combined financial information presents the combination of the historical financial information of Conwall Construction Industries Limited and its consolidated subsidiaries (collectively, “Conwall” or the “Company”) and Broad Capital Acquisition Corp. (“BRAC”), after giving effect to the Reorganization, the BRAC Merger and the related transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”). Following Closing, Holdco will be the parent of CCISB and BRAC and is referred to in this section as the “Combined Company,” subject to the listing conditions and other qualifications described herein.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended. It reflects the application of transaction accounting adjustments that are necessary to depict the accounting for the Business Combination. The Combined Company has elected not to present Management’s Adjustments, including projected synergies, cost savings, integration effects or other forward-looking operating adjustments.

Description of the Business Combination

Pursuant to the Business Combination Agreement, the Business Combination is being effected through a two-step process. First, on July 16, 2026, the share-swap Reorganization made CCISB a wholly owned subsidiary of Holdco. At the Closing, following the completed Reorganization, Conwall DE Sub Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”), will merge with and into BRAC, with BRAC surviving the merger as a wholly owned subsidiary of Holdco.

At the BRAC Merger Effective Time, each issued and outstanding share of BRAC Common Stock that is not redeemed or otherwise cancelled will be converted into the right to receive one newly issued Holdco Ordinary Share. In addition, every ten BRAC Rights issued and outstanding immediately prior to the BRAC Merger Effective Time will be cancelled and converted into one newly issued Holdco Ordinary Share. The fixed existing Conwall equity-holder block is 24,670,924 shares. For the other Closing issuances, 2,910,897 Holdco Ordinary Shares are expected to be received by the BRAC Sponsor and 80,000 by BRAC’s four independent directors, up to 6,969 Holdco Ordinary Shares are expected to be received by BRAC public shareholders that do not redeem, and 1,061,020 Holdco Ordinary Shares are expected to be issued upon conversion of the BRAC Rights. In addition, the actual Loan Conversion Shares and all underwriting settlement and other shares then outstanding are included in Closing capitalization. Completed Company-share issuances are credited without duplication.

Under the Business Combination Agreement, as amended, the Company Reorganization Consideration is the fixed net block of 24,670,924 Holdco Ordinary Shares allocated among Ng Boon Teik, Jingji Hu, ENSP Limited, HK Xingfu Capital Holding Limited and Haibiao Deng in Schedule A to the Business Combination Agreement, after giving effect once to the cancellation of 5,329,076 of the original 30,000,000 shares and the identified transfers. Completed issuances, transfers and cancellations are credited in full and will not be repeated. The retained Company Equity Value definition does not recalculate this fixed block. The Payment Spreadsheet reflects its allocation, and the final closing capitalization schedule separately reflects the other Closing issuances.

Accounting Treatment of the Business Combination

The Business Combination is expected to be accounted for as a capital reorganization, with Conwall treated as the accounting acquirer and BRAC treated as the accounting acquiree. BRAC is a special purpose acquisition company and does not meet the definition of a business for purposes of the expected accounting treatment. Accordingly, the Business Combination is expected to be treated as a reverse recapitalization rather than as a business combination accounted for under the acquisition method. No goodwill or other intangible assets are expected to be recognized as a result of the BRAC Merger.

F-98

Under this accounting treatment, the historical financial statements of Conwall are treated as the historical financial statements of the Combined Company. The net assets and liabilities of BRAC are combined with those of Conwall at historical carrying amounts, subject to the transaction accounting adjustments described below, and the equity structure is recast to reflect the legal capital structure of Holdco following the Closing.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Conwall and BRAC as of June 30, 2026 and gives effect to the Business Combination and the other transactions described in the accompanying notes as if they had occurred on June 30, 2026. The unaudited pro forma condensed combined statements of operations and comprehensive income for the year ended March 31, 2026 and the three months ended June 30, 2026 give effect to those transactions as if they had occurred on April 1, 2025. BRAC’s historical results for the year ended March 31, 2026 are derived from its year ended December 31, 2025, plus the three months ended March 31, 2026, less the three months ended March 31, 2025. The June quarterly pro forma statement uses BRAC’s results for the three months ended June 30, 2026.

The historical financial statements of both Conwall and BRAC are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Accordingly, no accounting-framework conversion adjustment is reflected. Certain historical captions have been reclassified solely to conform presentation; such reclassifications do not affect historical total assets, total liabilities, shareholders’ equity or net income.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been achieved had the Business Combination occurred on the dates indicated, nor is it indicative of the future financial position or results of operations of the Combined Company. The pro forma adjustments are based on information currently available and on assumptions that management believes are reasonable and factually supportable. The pro forma financial information will require updating if the final financing, loan settlement, transaction expense or other Closing arrangements differ materially from the assumptions described herein.

Redemption Scenarios and Financing Assumptions

The unaudited pro forma condensed combined financial information presents two redemption scenarios:

●	Minimum Redemption Scenario. This scenario assumes that none of the 6,969 remaining BRAC public shares are redeemed in connection with the Business Combination. The approximately $87,208 held in the Trust Account as of June 30, 2026 is reclassified to cash and cash equivalents and is available to the Combined Company, subject to the other Closing uses described herein.

●	Maximum Redemption Scenario. This scenario assumes that all 6,969 remaining BRAC public shares are redeemed for the approximately $87,208 held in the Trust Account as of June 30, 2026. Accordingly, the Trust Account is eliminated and the related cash is used to satisfy the redemptions.

As of the date of this registration statement, the parties have not entered into any definitive PIPE investment or other third-party financing agreement. Accordingly, the unaudited pro forma condensed combined financial information does not give effect to any uncommitted PIPE or other financing. Although Section 6.11 of the Business Combination Agreement contemplates that the Company will use commercially reasonable efforts to arrange financing of approximately $3.0 million to $5.0 million, the parties have acknowledged that such financing is a non-binding target and that neither the consummation of such financing nor the receipt of any minimum amount of financing proceeds is a condition to the Closing unless added pursuant to a written amendment to the Business Combination Agreement executed by BRAC, the Company and Holdco. The Business Combination Agreement also permits the Conwall Companies to receive up to $10.0 million in aggregate proceeds from the sale of Conwall Company Interests during the Interim Period as the Post-Signing Investment Amount, subject to the terms of the Business Combination Agreement. No such financing proceeds are reflected in the unaudited pro forma condensed combined financial information unless and until the applicable financing becomes factually supportable.

BRAC’s June 30, 2026 working-capital loans of $2,134,116 and extension loans of $3,506,664 total $5,640,780. They were provided by the Sponsor and a group of affiliated and unaffiliated lenders. The amended Business Combination Agreement requires conversion at Closing of the entire actual Covered Loan Amount, including contractually convertible interest and subsequent permitted advances, net of repayments, credits and effective waivers. No Loan Conversion Agreements have been executed; creditor-specific prices and fractional-share terms will be set before Closing. The assumed $10 price and 564,078 shares are illustrative. The amended agreement provides no $1.5 million conversion cap or election to receive cash, BRAC Units or BRAC Rights; existing rights convert separately. See note (j) for the accounting, reported interest elimination and unfinalized Closing schedule.

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Underwriter Settlement Obligation (Historical Deferred Underwriting Commission)

BRAC’s historical $3,555,674 deferred underwriting obligation is reduced in the preliminary model to the $1,500,000 contractual settlement, with a $2,055,674 credit to additional paid-in capital. Settlement is in Holdco shares at the higher of $0.50 and ten times the contractual recent average BRAC Rights price, subject to the 9.9% cap and return of unsold excess shares after the $1,500,000 net-proceeds limit is reached. The 3,000,000-share illustration uses the floor price before application of the cap; it is not a fixed award or part of Covered Loan conversion. The model retains a $1,500,000 liability and excludes those shares from preliminary EPS pending classification and returnability analysis. All legally outstanding settlement shares are included in the legal capitalization illustration. See note (c) for the full settlement terms and the incomplete accounting, and “Incomplete transaction accounting and sensitivities” below for its potential magnitude.

Incomplete transaction accounting and sensitivities. The accounting depicted is preliminary. Finalization requires the settlement instruments and relevant share-price inputs; an analysis of the net-proceeds cap and return provisions; creditor names, balances, convertible interest, prices and rounding terms; invoices and estimates for legal, audit, advisory, listing and other transaction costs; and matching records for the $60,000 of BRAC costs paid by Conwall. Classification and measurement may affect settlement liabilities, additional paid-in capital or earnings. Cost allocation may affect expenses, equity issuance costs or liability instruments, and intercompany reconciliation may affect receivables, payables and equity. The affected face statements, adjustment notes, capitalization and per-share data must be updated together. No final Closing date or more specific accounting-completion date is provided. Finalization depends on obtaining and reviewing these inputs before the relevant effectiveness or mailing date.

Arithmetic sensitivity only	No / minimum	Midpoint	Maximum
Illustrative full legal shares	32,293,888	32,290,404	32,286,919
Annual income / full legal shares	$0.1200	$0.1200	$0.1201
Quarterly income / full legal shares	$0.0123	$0.0123	$0.0123
Equity if retained $1.5m liability were reclassified to equity	$7,798,118	$7,754,520	$7,710,910
Preceding equity / full legal shares	$0.2415	$0.2401	$0.2388
$1m reduction in equity / full legal shares	$0.0310	$0.0310	$0.0310

These sensitivities assume the 3,000,000 settlement-share illustration at the $0.50 floor and hold all other inputs fixed. The first earnings calculations spread unchanged preliminary annual income of $3,876,321 and quarterly income of $398,680 over full legal shares; they are neither final basic nor diluted EPS. The equity-classification illustration assumes reclassification of the retained $1,500,000 liability entirely to equity without an additional fair-value, expense or tax adjustment; that treatment has not been determined. The $1,000,000 unit sensitivity is not an estimate of unrecorded costs: if that amount were charged against equity, equity per full legal share would fall by the stated amount, and a cash-paid cost would also reduce cash by $1,000,000. No reasonable range of additional transaction costs is supplied because invoices, estimates and allocation information are incomplete. The existing $60,000 is separately subject to intercompany reconciliation and is not added again as a new expense.

Ownership

The following table illustrates the sources of Holdco Ordinary Shares under the June 30 loan-conversion illustration in Schedule A to the Business Combination Agreement and the stated redemption scenarios. Its subtotals and percentages exclude underwriting settlement shares, PIPE financing and other additional issuances. It presents issuance categories, not separate beneficial owners, and is not a complete Closing capitalization. Actual Closing capitalization includes all shares then outstanding under the applicable transaction terms.

	Assuming Minimum Redemption		Assuming Mid-point Redemption		Assuming Maximum Redemption
	Shares	%	Shares	%	Shares	%
Conwall equity holders (1)	24,670,924	84.22%	24,670,924	84.23%	24,670,924	84.24%
Ng Boon Teik	16,282,810	55.58%	16,282,810	55.59%	16,282,810	55.60%
Jingji Hu	4,934,185	16.84%	4,934,185	16.85%	4,934,185	16.85%
ENSP Limited	1,480,255	5.05%	1,480,255	5.05%	1,480,255	5.05%
HK Xingfu Capital Holding Limited	986,837	3.37%	986,837	3.37%	986,837	3.37%
Haibiao Deng	986,837	3.37%	986,837	3.37%	986,837	3.37%
BRAC Sponsor and director common shares (2)	2,990,897	10.21%	2,990,897	10.21%	2,990,897	10.21%
BRAC public stockholders (3)	6,969	0.02%	3,485	0.01%	0	0.00%
Shares issuable upon conversion of Rights (4)	1,061,020	3.62%	1,061,020	3.62%	1,061,020	3.62%
Illustrative loan conversion shares (5)	564,078	1.93%	564,078	1.93%	564,078	1.93%
Illustrative subtotal	29,293,888	100.00%	29,290,404	100.00%	29,286,919	100.00%

(1) The fixed Conwall equity-holder block is 24,670,924 Holdco Ordinary Shares, already net of the 5,329,076-share cancellation. It reflects transfers of (i) 1,480,255 shares to ENSP Limited by Jingji Hu, (ii) 986,837 shares to HK Xingfu Capital Holding Limited by Ng Boon Teik, and (iii) 986,837 shares to Haibiao Deng by Jingji Hu. Completed issuances, transfers and cancellations are not repeated. The five indented holder rows are components of the Conwall total, not additional shares. Percentages use the illustrative subtotal shown, excluding underwriting and other additional issuances.

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(2) The BRAC Sponsor and director common-share category comprises 2,910,897 shares held by the Sponsor and 80,000 shares held by BRAC’s independent directors, consisting in aggregate of 2,539,767 founder shares and 451,130 private-placement shares. Rights-conversion and loan-conversion shares are separate issuance categories. Beneficial ownership aggregates each holder’s attributable shares across categories. The Sponsor has agreed to vote its BRAC Common Stock in favor of the Business Combination and waive its anti-dilution rights under the BRAC Charter. The expense-cap-based forfeiture is removed; other agreed restrictions remain effective.

(3) Assumes 6,969, 3,485 and zero BRAC public shares remain outstanding under minimum, mid-point and maximum redemptions, respectively. Each non-redeemed share is exchanged for one Holdco Ordinary Share.

(4) BRAC Rights convert at ten rights for one Holdco Ordinary Share. The 1,061,020 shares comprise 1,015,907 shares attributable to public rights and 45,113 shares attributable to sponsor rights. Rights conversion shares are included in each redemption scenario.

(5) For illustration, $5,640,780 of reported working-capital and extension loans provided by the Sponsor and a group of lenders affiliated and unaffiliated with the Sponsor as of June 30, 2026 divided by an assumed $10 per share produces 564,078 Holdco Ordinary Shares. The entire actual Covered Loan Amount at Closing, including contractually convertible interest and subsequent permitted advances net of repayments, credits and waivers, converts under the creditor-specific conversion prices and rounding terms to be set forth in Loan Conversion Agreements to be entered into in due course and amended as necessary before Closing. The illustration fixes neither the Closing amount nor the conversion price. Loan shares are not counted in the other issuance categories. Conversion does not itself establish unrestricted status or eligibility for non-affiliate public float.

(6) The subtotals and percentages exclude PIPE financing, underwriting settlement shares and other additional issuances and are not final Closing figures. The Deferred Underwriting Fees are $1,500,000 and will be settled at Closing through the issuance of Holdco Ordinary Shares at a price per share equal to the higher of $0.50 and ten times the recent average trading price of BRAC Rights, subject to a 9.9% ownership cap. The underwriter’s net proceeds from sales of those shares may not exceed $1,500,000, and any remaining shares must be returned to Holdco for no consideration. The 3,000,000-share figure is an illustration at the $0.50 floor before application of the variable price and ownership cap, not a fixed issuance. All settlement shares legally outstanding at Closing are included in Closing capitalization even if they may later be returned. The underwriting obligation is separate from the Covered Loan Amount and does not cap loan conversion. Shares held across categories are aggregated separately for beneficial-ownership disclosure. Percentages are rounded independently. Including 3,000,000 underwriting settlement shares at the $0.50 floor, the complete illustrative legal Closing totals are 32,293,888, 32,290,404 and 32,286,919 shares under no/minimum, midpoint and maximum redemptions, respectively; the fixed Conwall holder block represents approximately 76.40%, 76.40% and 76.41%. These full legal-share totals are distinct from the preliminary EPS subtotals and assume no PIPE or other additional issuance.

No Minimum Cash or Net Tangible Assets Closing Condition

The Business Combination Agreement does not require Holdco, the Company or BRAC to satisfy any minimum cash or minimum net tangible assets threshold as a condition to Closing. Any independently applicable charter limitation, including the Section 9.2(a) net-tangible-asset restriction unless validly removed, must separately be satisfied or amended. Accordingly, the Minimum Redemption Scenario and Maximum Redemption Scenario presented in this unaudited pro forma condensed combined financial information are illustrative Article 11 presentation scenarios only; they do not represent contractual minimum cash, net tangible assets or maximum redemption conditions to Closing. Redemptions by BRAC public shareholders will reduce the cash available from the Trust Account and will change the relative ownership percentages of the post-Closing shareholders, but redemptions, standing alone, will not prevent consummation of the Business Combination solely because the Trust Account balance or pro forma net tangible assets fall below a specified threshold under the Business Combination Agreement.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2026

(in U.S. dollars, except share and per-share amounts)

	Historical	Historical	Minimum redemption			Maximum redemption
	Conwall	BRAC	Adjustments		Combined	Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	7,016,296	42,368	(166,749)		6,891,915	(253,957)		6,804,707
Accounts receivable, net	6,086,093	—	—		6,086,093	—		6,086,093
Others receivable	93,760	—	—		93,760	—		93,760
Advance payments	1,578,066	—	—		1,578,066	—		1,578,066
Project retention	1,379,907	—	—		1,379,907	—		1,379,907
Contract assets	5,753,277	—	—		5,753,277	—		5,753,277
Restricted fixed deposits	4,793,377	—	—		4,793,377	—		4,793,377
Total current assets	26,700,776	42,368	(166,749)		26,576,395	(253,957)		26,489,187
Non-current assets
Property, plant and equipment, net	9,976,535	—	—		9,976,535	—		9,976,535
Operating lease right of use asset, net	88,179	—	—		88,179	—		88,179
Refundable insurance premium	245,054	—	—		245,054	—		245,054
Cash held in the trust account	—	87,208	(87,208	)(a)	—	(87,208	)(a)	—
Total non-current assets	10,309,768	87,208	(87,208)		10,309,768	(87,208)		10,309,768
Total Assets	37,010,544	129,576	(253,957)		36,886,163	(341,165)		36,798,955
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	8,120,450	964,735	—		9,085,185	—		9,085,185
Invoice financing liabilities	6,506,252	—	—		6,506,252	—		6,506,252
Others payable	8,843	—	—		8,843	—		8,843
Accrued expenses	155,254	2,288,585	—		2,443,839	—		2,443,839
Project security deposits	1,380,137	—	—		1,380,137	—		1,380,137
Deferred revenue	766,833	—	—		766,833	—		766,833
Contract liabilities	881,268	—	—		881,268	—		881,268
Bank loan - Multi-Option Loan-current portion	449,780	—	—		449,780	—		449,780
Bank loan - Fixed Loan-current portion	132,288	—	—		132,288	—		132,288
Working capital loan	—	2,134,116	(2,134,116	)(j)	—	(2,134,116	)(j)	—
Extension loan	—	3,506,664	(3,506,664	)(j)	—	(3,506,664	)(j)	—
Service tax payable	464,881	—	—		464,881	—		464,881
Franchise tax payable	—	10,000	—		10,000	—		10,000
Income tax payable	277,234	827,098	—		1,104,332	—		1,104,332
Operating lease liabilities – current	88,532	—	—		88,532	—		88,532
Other liability — BRAC trust over-withdrawal	—	291,400	—		291,400	—		291,400
Underwriter settlement liability	—	—	1,500,000	(c)	1,500,000	1,500,000	(c)	1,500,000
Total Current Liabilities	19,231,752	10,022,598	(4,140,780)		25,113,570	(4,140,780)		25,113,570
Non-current liabilities
Bank loan - Multi-Option Loan	5,452,427	—	—		5,452,427	—		5,452,427
Bank loan - Fixed Loan	22,048	—	—		22,048	—		22,048
Deferred underwriting commission	—	3,555,674	(3,555,674	)(c)	—	(3,555,674	)(c)	—
Total non-current liabilities	5,474,475	3,555,674	(3,555,674)		5,474,475	(3,555,674)		5,474,475
Total Liabilities	24,706,227	13,578,272	(7,696,454)		30,588,045	(7,696,454)		30,588,045
BRAC common stock subject to redemption — 6,969 shares	—	87,208	(87,208	)(b)	—	(87,208	)(b)	—
Shareholders’ equity
Holdco ordinary shares, $0.0001 par; 500,000,000 authorized	3,000	—	(71	)(d),(g),(j)	2,929	(71	)(d),(g),(j)	2,929
BRAC historical common stock (eliminated)	—	3	(3	)(d)	—	(3	)(d)	—
Additional paid-in capital	177,941	60,000	(5,812,704	)(c),(d),(g),(j)	(5,574,763)	(5,899,912	)(c),(d),(g),(j)	(5,661,971)
Conwall retained earnings	12,375,516	—	(253,424	)(g)	12,122,092	(253,424	)(g)	12,122,092
BRAC historical accumulated deficit (eliminated)	—	(13,595,907)	13,595,907	(d)	—	13,595,907	(d)	—
Accumulated other comprehensive income	(252,140)	—	—		(252,140)	—		(252,140)
Total Shareholders’ Equity (Deficit)	12,304,317	(13,535,904)	7,529,705		6,298,118	7,442,497		6,210,910
Total Liabilities and Shareholders’ Equity	37,010,544	129,576	(253,957)		36,886,163	(341,165)		36,798,955

See accompanying notes to the unaudited pro forma condensed combined financial information. Amounts are presented in whole U.S. dollars; share counts and per-share amounts are shown separately. Totals and adjustments are reconciled in whole dollars.

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEAR ENDED MARCH 31, 2026

(in U.S. dollars, except share and per-share amounts)

	Historical / adjusted (f)	Historical	Minimum redemption			Maximum redemption
	Conwall	BRAC	Adjustments		Combined	Adjustments		Combined
Revenue	67,259,375	—	—		67,259,375	—		67,259,375
Cost of revenues	58,976,956	—	—		58,976,956	—		58,976,956
Gross Profit	8,282,419	—	—		8,282,419	—		8,282,419
Operating expenses
Selling expenses	47,624	—	—		47,624	—		47,624
Payroll and employee welfare	1,650,926	—	—		1,650,926	—		1,650,926
Depreciation expenses	46,624	—	—		46,624	—		46,624
Office and supply expenses	83,237	—	—		83,237	—		83,237
Repair & maintenance	37,779	—	—		37,779	—		37,779
Rental expenses	111,519	—	—		111,519	—		111,519
Bank charges	55,678	—	—		55,678	—		55,678
Research and development expenses	5,399	—	—		5,399	—		5,399
Professional fees	466,895	—	—		466,895	—		466,895
Consultant fees	141,721	—	—		141,721	—		141,721
Insurance	45,149	—	—		45,149	—		45,149
Vehicle and transportation expenses	34,368	—	—		34,368	—		34,368
Travel and entertainment	46,201	—	—		46,201	—		46,201
Formation and operating costs	—	401,685	(120,000	)(h)	281,685	(120,000	)(h)	281,685
Franchise tax	—	(47,319)	—		(47,319)	—		(47,319)
Total operating expenses	2,773,120	354,366	(120,000)		3,007,486	(120,000)		3,007,486
Income (Loss) from Operation	5,509,299	(354,366)	120,000		5,274,933	120,000		5,274,933
Other income (expenses)
Interest income from bank deposits	133,059	—	—		133,059	—		133,059
Interest earned on BRAC trust account	—	30,540	(30,540	)(e)	—	(30,540	)(e)	—
Interest expense	(225,127)	(351,635)	351,635	(j)	(225,127)	351,635	(j)	(225,127)
Gain (loss) on foreign currency transaction	(22,550)	—	—		(22,550)	—		(22,550)
Rental income	3,459	—	—		3,459	—		3,459
Other income	10,659	—	—		10,659	—		10,659
Total Other Income (Expenses)	(100,500)	(321,095)	321,095		(100,500)	321,095		(100,500)
Income (loss) before income tax	5,408,799	(675,461)	441,095		5,174,433	441,095		5,174,433
Provision for Income Tax	1,298,112	—	—	(i)	1,298,112	—	(i)	1,298,112
Net income from continuing operations attributable to Holdco	4,110,687	(675,461)	441,095		3,876,321	441,095		3,876,321
Other comprehensive income (loss)
Effects of foreign currency conversion	802,141	—	—		802,141	—		802,141
Total comprehensive income (loss)	4,912,828	(675,461)	441,095		4,678,462	441,095		4,678,462
Basic net income per ordinary share	0.17	(0.22)	(f)		0.13	(f)		0.13
Diluted net income per ordinary share	0.17	(0.22)			n.a.			n.a.
Weighted-average ordinary shares — basic	24,670,924	3,077,965			29,293,888			29,286,919
Weighted-average ordinary shares — diluted	24,670,924	3,077,965			n.a.			n.a.

See accompanying notes to the unaudited pro forma condensed combined financial information. Amounts are presented in whole U.S. dollars; share counts and per-share amounts are shown separately. Totals and adjustments are reconciled in whole dollars.

(f) Conwall share and per-share amounts reflect 24,670,924 shares after the cancellation, assumed outstanding throughout both periods. Combined diluted amounts are subject to final instrument-classification and EPS analysis; see note (f).

BRAC historical annual results comprise the year ended December 31, 2025 plus the quarter ended March 31, 2026 less the quarter ended March 31, 2025.

F-103

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2026

(in U.S. dollars, except share and per-share amounts)

	Historical / adjusted (f)	Historical	Minimum redemption			Maximum redemption
	Conwall	BRAC	Adjustments		Combined	Adjustments		Combined
Revenue	11,286,729	—	—		11,286,729	—		11,286,729
Cost of revenues	9,562,122	—	—		9,562,122	—		9,562,122
Gross Profit	1,724,607	—	—		1,724,607	—		1,724,607
Operating expenses
Selling expenses	52,287	—	—		52,287	—		52,287
Payroll and employee welfare	454,722	—	—		454,722	—		454,722
Depreciation expenses	14,880	—	—		14,880	—		14,880
Office and supply expenses	27,490	—	—		27,490	—		27,490
Repair & maintenance	22,186	—	—		22,186	—		22,186
Rental expenses	31,762	—	—		31,762	—		31,762
Bank charges	16,726	—	—		16,726	—		16,726
Research and development expenses	—	—	—		—	—		—
Professional fees	261,925	—	—		261,925	—		261,925
Consultant fees	21,270	—	—		21,270	—		21,270
Insurance	429	—	—		429	—		429
Vehicle and transportation expenses	13,982	—	—		13,982	—		13,982
Travel and entertainment	21,161	—	—		21,161	—		21,161
Formation and operating costs	—	164,992	(30,000	)(h)	134,992	(30,000	)(h)	134,992
Franchise tax	—	5,000	—		5,000	—		5,000
Total operating expenses	938,820	169,992	(30,000)		1,078,812	(30,000)		1,078,812
Income (Loss) from Operation	785,787	(169,992)	30,000		645,795	30,000		645,795
Other income (expenses)
Interest income from bank deposits	23,385	—	—		23,385	—		23,385
Interest earned on BRAC trust account	—	534	(534	)(e)	—	(534	)(e)	—
Interest expense	(105,346)	(90,585)	90,585	(j)	(105,346)	90,585	(j)	(105,346)
Gain (loss) on foreign currency transaction	(2,604)	—	—		(2,604)	—		(2,604)
Rental income	901	—	—		901	—		901
Other income	6,656	—	—		6,656	—		6,656
Total Other Income (Expenses)	(77,008)	(90,051)	90,051		(77,008)	90,051		(77,008)
Income (loss) before income tax	708,779	(260,043)	120,051		568,787	120,051		568,787
Provision for Income Tax	170,107	—	—	(i)	170,107	—	(i)	170,107
Net income from continuing operations attributable to Holdco	538,672	(260,043)	120,051		398,680	120,051		398,680
Other comprehensive income (loss)
Effects of foreign currency conversion	(112,578)	—	—		(112,578)	—		(112,578)
Total comprehensive income (loss)	426,094	(260,043)	120,051		286,102	120,051		286,102
Basic net income per ordinary share	0.02	(0.09)	(f)		0.01	(f)		0.01
Diluted net income per ordinary share	0.02	(0.09)			n.a.			n.a.
Weighted-average ordinary shares — basic	24,670,924	2,997,866			29,293,888			29,286,919
Weighted-average ordinary shares — diluted	24,670,924	2,997,866			n.a.			n.a.

See accompanying notes to the unaudited pro forma condensed combined financial information. Amounts are presented in whole U.S. dollars; share counts and per-share amounts are shown separately. Totals and adjustments are reconciled in whole dollars.

Based on the preliminary capitalization described in notes (c), (f) and (j), pro forma book value per ordinary share is $0.2150 under minimum redemption and $0.2121 under maximum redemption, calculated from equity of $6,298,118 and $6,210,910 divided by 29,293,888 and 29,286,919 shares, respectively. These amounts use the preliminary accounting denominator, which excludes settlement shares pending classification. The comparative per-share tables in Item 13 and the sensitivity table in the pro forma introduction separately illustrate full legal shares and a conditional liability-to-equity reclassification. None of those sensitivities establishes final GAAP book value or EPS.

(f) Conwall share and per-share amounts reflect 24,670,924 shares after the cancellation, assumed outstanding throughout both periods. Combined diluted amounts are subject to final instrument-classification and EPS analysis; see note (f).

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Transaction and purpose

The unaudited pro forma condensed combined financial information gives effect to the proposed business combination in which Conwall DE Sub Inc. merges with and into Broad Capital Acquisition Corp. (BRAC), with BRAC surviving as a subsidiary of Conwall Construction Industries Limited (Holdco). It also reflects the September share cancellation and dividend described in note (g). The information is for illustrative purposes and does not represent the results that would necessarily have occurred had the transactions taken place on the assumed dates or predict future financial position or results.

2. Basis and periods

The historical financial information of Conwall and BRAC is prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined balance sheet assumes the transactions occurred on June 30, 2026. The annual and interim statements of operations assume the transactions occurred on April 1, 2025. The presentation assumes a March 31 fiscal year. BRAC annual results comprise the year ended December 31, 2025 plus the quarter ended March 31, 2026 less the quarter ended March 31, 2025. Both interim historical columns cover April through June 2026. Face statements are in U.S. dollars, except share and per-share amounts. Amounts in these notes and supplemental schedules are in U.S. dollars unless otherwise indicated. Minimum redemption assumes no additional redemptions; maximum redemption assumes redemption of all 6,969 remaining public shares.

3. Accounting treatment and estimates

The pro forma information assumes that Conwall is the accounting acquirer and that the business combination is a reverse recapitalization of a nonoperating shell. BRAC net assets and liabilities are included at historical carrying amounts, with no goodwill or acquisition-related fair-value step-up. This assumption reflects Conwall’s operating business and approximately 84% of the illustrative share subtotal before underwriting and other additional issuances. The accounting for settlement instruments, transaction costs, intercompany balances, dilution and tax effects is preliminary. Final accounting and closing amounts may differ materially from this presentation. The accounting for underwriting share settlement and the related EPS effects is incomplete, as described in notes (c) and (f); the illustrated capitalization subtotal excludes those shares.

(a) Trust liquidation

The adjustments eliminate BRAC’s $87,208 trust asset. Under minimum redemption, the balance is transferred to unrestricted cash. Under maximum redemption, it is distributed to holders of all 6,969 remaining public shares. No additional trust earnings are assumed. The separate $291,400 trust over-withdrawal liability is retained and is neither netted against the trust balance nor assumed to be forgiven.

(b) Redemption and temporary equity

The adjustments eliminate $87,208 of common stock subject to possible redemption. Under minimum redemption, the amount is reclassified to permanent equity. Under maximum redemption, it is eliminated against the trust cash distributed. The illustrative redemption price equals $87,208 divided by 6,969 shares, or approximately $12.51 per share. The scenarios do not establish that all closing or listing conditions will be satisfied. No incremental redemption excise-tax adjustment is included.

(c) Underwriter settlement

The Deferred Underwriting Fees are $1,500,000 and will be settled at Closing through the issuance of Holdco Ordinary Shares at a price per share equal to the higher of $0.50 and ten times the recent average trading price of BRAC Rights, subject to a 9.9% ownership cap. The underwriter’s net proceeds from sales of those shares may not exceed $1,500,000, and any remaining shares must be returned to Holdco for no consideration. The 3,000,000-share figure is an illustration at the $0.50 floor before application of the variable price and ownership cap, not a fixed issuance. All settlement shares legally outstanding at Closing are included in Closing capitalization even if they may later be returned. The underwriting obligation is separate from the Covered Loan Amount and does not cap loan conversion. The pro forma accounting for the share settlement is incomplete. The preliminary presentation retains a $1,500,000 settlement liability and a $2,055,674 credit to additional paid-in capital from reducing the historical $3,555,674 obligation. Those preliminary entries do not establish that cash settlement is permitted or that the settlement obligation remains payable after the contractual Closing share issuance. Classification, measurement, the related equity or earnings effects and basic and diluted EPS depend on the issued instrument’s terms and the applicable accounting for the proceeds cap and return provisions. The complete Closing capitalization includes all settlement shares legally outstanding, while their EPS treatment is assessed separately. These accounting determinations and the share-price inputs may materially change the preliminary figures presented.

(d) Reverse recapitalization and legal capital

Pro forma basic shares comprise 24,670,924 Conwall shares, 2,990,897 nonredeemable BRAC shares, 1,061,020 shares issued upon conversion of BRAC rights, 564,078 loan-conversion shares, and either 6,969 or zero remaining public shares. The totals are 29,293,888 shares under minimum redemption and 29,286,919 shares under maximum redemption. Holdco ordinary shares have a par value of $0.0001. BRAC historical common stock and accumulated deficit are eliminated through recapitalization. Conwall retained earnings and accumulated other comprehensive income are preserved, apart from the dividend in note (g). The loan-conversion adjustment reclassifies the carrying amount of the loans to share capital and additional paid-in capital as described in note (j).

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Balance sheet adjustments

Amounts in U.S. dollars

Component	Other transactions	Minimum merger	Maximum merger	Minimum total	Maximum total
Cash and cash equivalents	(253,957)	87,208	—	(166,749)	(253,957)
Cash held in the trust account	—	(87,208)	(87,208)	(87,208)	(87,208)
Working capital loan	—	(2,134,116)	(2,134,116)	(2,134,116)	(2,134,116)
Extension loan	—	(3,506,664)	(3,506,664)	(3,506,664)	(3,506,664)
Underwriter settlement liability	—	1,500,000	1,500,000	1,500,000	1,500,000
Deferred underwriting commission	—	(3,555,674)	(3,555,674)	(3,555,674)	(3,555,674)
BRAC common stock subject to redemption — 6,969 shares	—	(87,208)	(87,208)	(87,208)	(87,208)
Holdco ordinary shares, $0.0001 par; 500,000,000 authorized	(533)	462	462	(71)	(71)
BRAC historical common stock (eliminated)	—	(3)	(3)	(3)	(3)
Additional paid-in capital	—	(5,812,704)	(5,899,912)	(5,812,704)	(5,899,912)
Conwall retained earnings	(253,424)	—	—	(253,424)	(253,424)
BRAC historical accumulated deficit (eliminated)	—	13,595,907	13,595,907	13,595,907	13,595,907

Additional paid in capital adjustment

Component	Minimum	Maximum
Eliminate BRAC accumulated deficit	(13,595,907)	(13,595,907)
Eliminate BRAC historical common stock	3	3
Legal Holdco par-capital adjustment	(462)	(462)
Underwriting obligation reduction	2,055,674	2,055,674
Temporary equity reclassified (no redemptions)	87,208	—
Reviewed loan balances reclassified to equity	5,640,780	5,640,780
Total merger APIC adjustment	(5,812,704)	(5,899,912)

(e) Trust interest

The adjustments eliminate BRAC trust interest of $30,540 for the annual period and $534 for the June quarter because the trust is liquidated at consummation. Note (j) describes the elimination of interest on the converted BRAC loans. Conwall historical interest expense is unchanged.

(f) Shares and earnings per share

Pro forma basic earnings per share is calculated using income from continuing operations attributable to Holdco and the shares assumed outstanding from April 1, 2025. Conwall basic and diluted share and per-share rows reflect 24,670,924 shares after the cancellation of 5,329,076 shares, assumed effective from April 1, 2025. The historical financial statements used 30,000,000 shares; this adjusted presentation does not restate those statements. Conwall annual and quarterly earnings per share are $0.17 and $0.02, respectively. BRAC historical earnings per share and weighted-average shares are presented separately; annual weighted-average shares are derived using the corresponding annual and quarterly share-days. Loan-conversion shares are included in basic shares and are not added again for diluted shares. The preliminary basic denominator excludes underwriting settlement shares pending the accounting assessment of the return provisions; this exclusion is not a conclusion that legally outstanding shares may be omitted from Closing capitalization. Combined diluted earnings per share and diluted weighted-average shares are subject to final instrument-classification and EPS analysis because the treatment of contingent and returnable shares and related earnings adjustments remains incomplete. The designation “n.a.” in those combined columns means subject to final instrument-classification and EPS analysis, rather than not applicable.

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Reconciliation of basic shares

Component	Minimum	Maximum
Conwall shares after September cancellation	24,670,924	24,670,924
September cancellation (already included)	—	—
BRAC nonredeemable shares exchanged	2,990,897	2,990,897
BRAC public shares exchanged	6,969	—
Shares issued upon rights conversion	1,061,020	1,061,020
Shares issued to loan creditors	564,078	564,078
Pro forma weighted-average basic shares	29,293,888	29,286,919

Shares are actual counts. The reconciliation begins with 24,670,924 Conwall shares following the cancellation of 5,329,076 shares. The cancellation is reflected once. Combined basic shares include 564,078 loan-conversion shares at an illustrative $10 per share. Notes (c), (f) and (j) describe the settlement, dilution and conversion assumptions.

(g) Other transactions

The adjustments include Conwall’s September 8 repurchase and cancellation of 5,329,076 shares for $533 and its September dividend of $253,424, assumed paid to pre-combination shareholders. Cash decreases by $253,957, share capital decreases by $532.9076, and the $0.0924 cash-versus-par difference reduces additional paid-in capital. Retained earnings decrease by the dividend. These distributions do not affect operating income. Conwall’s July 2 repayment of $6,506,252 of invoice financing is treated as an ordinary-course subsequent event and is not included as an additional transaction adjustment. The June 30, 2026 accounts-receivable financing carrying amount of $3,674,669 is included in the $6,506,252 balance subsequently repaid.

(h) Sponsor administrative agreement

The adjustments eliminate sponsor administrative fees of $120,000 for the annual period and $30,000 for the June quarter, reflecting termination of the $10,000 monthly agreement upon the business combination. The annual adjustment assumes the agreement operated throughout the twelve-month period. The historical accrued unpaid balance of $530,000 remains a liability. No replacement administrative agreement is assumed.

(i) Tax effects

The U.S. federal tax effect of the trust-interest, administrative-fee and converted-loan-interest adjustments is calculated at 21%. An equal valuation-allowance offset is assumed, based on BRAC’s reported net losses and full valuation allowance, resulting in no net tax adjustment. Conwall’s Malaysian tax expense is unchanged. No additional settlement, state, cross-border or redemption excise-tax effect is included. Final transaction tax consequences may differ from these assumptions.

(j) Full loan-and-interest conversion into ordinary shares

Both scenarios assume conversion of BRAC’s June 30 working-capital loans of $2,134,116 and extension loans of $3,506,664, totaling $5,640,780, without cash repayment. At an illustrative conversion price of $10 per ordinary share, the conversion results in 564,078 shares. The $10 direct-share conversion price is an illustrative assumption. No Loan Conversion Agreements have been executed as of the date of this registration statement. The agreements will be entered into in due course and amended as necessary before Closing to set out each creditor’s conversion price and fractional-share treatment. No incremental rights are assumed. The adjustment eliminates the reported loan liabilities and credits share capital at $0.0001 per share and additional paid-in capital for the remainder. It also eliminates reported BRAC loan interest expense of $351,635 for the annual period and $90,585 for the June quarter. No additional estimated interest, debt remeasurement or post-June interest is included. Conversion does not, by itself, establish that the shares are freely tradable. The entire actual Covered Loan Amount at Closing, including contractually convertible accrued interest and subsequent permitted advances net of repayments, credits and effective waivers, converts under the amended Business Combination Agreement. The June 30 illustration is not a cap and does not exclude such amounts from the contractual conversion.

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Covered-loan conversion schedule

The June 30, 2026 working-capital and extension-loan balances are $2,134,116 and $3,506,664, respectively. The schedule below shows the known balances and the categories that must be determined for Closing; it is not a completed creditor-by-creditor Closing reconciliation. The $10 price is illustrative. No Loan Conversion Agreements have been executed, and each creditor’s final covered amount, price and fractional-share treatment will be established in its agreement before Closing.

Creditor / balance category	June 30 balance	Closing covered amount	Illustrative price / shares
Working-capital loan creditors	$2,134,116	Not finalized	$10; 213,411.6 before rounding
Extension-loan creditors	$3,506,664	Not finalized	$10; 350,666.4 before rounding
Subsequent covered advances / interest	—	Not finalized	Not finalized
Repayments, credits and waivers	—	Not finalized	—
Total without double counting	$5,640,780	Not finalized	$10; 564,078 illustrative shares

Operating adjustments

Component	Annual USD	Quarter USD	Note
Formation and operating costs	(120,000)	(30,000)	(h)
Interest earned on BRAC trust account	(30,540)	(534)	(e)
Interest expense	351,635	90,585	(j)
Provision for Income Tax	—	—	(i)

4. Transaction costs and intercompany balances

Historical expenses include $60,000 of BRAC transaction costs paid by Conwall and credited to BRAC additional paid-in capital. A corresponding intercompany elimination is not reflected. Matching payment and ledger records are needed to determine whether any receivable, payable, expense or capital contribution must be eliminated or reclassified; the $60,000 is not assumed to be a second incremental Closing expense. Additional legal, audit, advisory, underwriting, listing and other Closing costs have not been quantified. Final invoices and estimates and the applicable accounting classification are needed to allocate them among expenses, equity issuance costs and liability instruments. Cash payment would reduce liquidity; expensed or equity-charged amounts would reduce earnings or equity as applicable. The preliminary figures do not establish a zero balance for these costs. See “Incomplete transaction accounting and sensitivities” for the available magnitude illustration and completion dependencies.

5. Nonrecurring items

Historical transaction expenses are retained, including the $60,000 in note 4. No additional nonrecurring Closing expense, settlement gain or related tax effect has been quantified; their exclusion reflects incomplete inputs rather than a conclusion that such items are absent. Transaction Accounting Adjustments are required to depict the applicable accounting effects even when an expense or gain is nonrecurring; material items that will not recur beyond twelve months must be identified separately in the final notes. No optional Management’s Adjustments for anticipated synergies or dis-synergies, and no Autonomous Entity Adjustments, are included.

6. Financing, consideration and liquidity

The presentation assumes conversion of $5,640,780 of reported loans into equity without a cash outflow. No uncommitted financing proceeds are included. Pro forma cash reflects the assumed June 30 transactions and is not a projection of cash available at closing. Actual liquidity will depend on redemptions, operating cash flows, transaction costs and final financing and settlement terms.

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